As filed with the Securities and Exchange Commission on October 3, 2022
No. 333-267477

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUALTEK SERVICES INC.
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	1623 (Primary Standard Industrial Classification Code Number)	83-3584928 (I.R.S. Employer Identification No.)
475 Sentry Parkway E, Suite 200
Blue Bell, PA 19422
(484) 804-4585
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher S. Hisey
Chief Executive Officer
475 Sentry Parkway E, Suite 200
Blue Bell, PA 19422
(484) 804-4585
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Timothy Cruickshank, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Erin Fogarty K&L Gates LLP Southeast Financial Center 200 S. Biscayne Boulevard, Suite 3900 Miami, Florida 33131 (305) 539-3385
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
Schedule A
Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
QualTek LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	46-0777008
QualTek Wireline LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	46-1348019
QualSat, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	36-4768660
AdvanTek Electrical Construction, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-4076159
QualTek Wireless LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-2496529
Site Safe, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-2667698
QualTek Recovery Logistics LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	83-2037301
QualTek Fulfillment LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	83-2527795
QualTek Renewables LLC	TX	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	05-0529922
QualTek Buyer, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	83-0962442
QualTek MidCo, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	30-0834354
QualTek Management, LLC	DE	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	32-0443933
NX Utilities ULC	BC	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	98-1437498
Concurrent Group LLC	FL	475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422	1623	82-1840870

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 3, 2022
PRELIMINARY PROSPECTUS
QUALTEK SERVICES INC.
3,589,000 Shares of Class A Common Stock
306,000 warrants by the Selling Stockholders
Senior Convertible Notes due 2027 by the Selling Noteholders
Up to 31,104,034 Shares of Class A Common Stock Underlying 2027 Convertible Notes
This prospectus relates to (a) the resale from time to time of (i) up to 3,589,000 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), consisting of 3,283,000 shares of Class A Common Stock and 306,000 shares of Class A Common Stock issuable upon the exercise of Private Placement Warrants (as defined below), each exercisable for one share of Class A Common Stock at a price of $11.50 per share (“warrants”) and (ii) 306,000 warrants by the selling security holders named in this prospectus (each a “Selling Stockholder,” and, collectively, the “Selling Stockholders”), (b) the resale from time to time of up to $124,685,000 in aggregate principal amount of senior convertible notes due 2027 (the “2027 Convertible Notes”) by the selling holders named in this prospectus (the “Selling Noteholders” and, together with the Selling Stockholders, the “Selling Securityholders”) and (c) the resale from time to time of up to 31,104,034 shares of our Class A Common Stock issuable upon conversion of the 2027 Convertible Notes by the Selling Noteholders.
On February 14, 2022, we consummated the business combination (the “Business Combination”) pursuant to that certain business combination agreement dated as of June 16, 2021 (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among (i) Roth CH Acquisition III Co., a Delaware corporation (“ROCR”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH Acquisition III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Company Merger Sub”), (v) QualTek HoldCo, LLC (f/k/a BCP QualTek HoldCo, LLC), a Delaware limited liability company (“QualTek HoldCo”) and (vi) BCP QualTek, LLC, a Delaware limited liability, solely in its capacity as representative of the Blocker’s equityholders and QualTek HoldCo’s equityholders (“BCP QualTek”), pursuant to which (i) the Blocker Merger Sub was merged with and into the Blocker, with the Blocker as the surviving company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker was merged with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, the Company Merger Sub was merged with and into ROCR, with ROCR as the surviving company (the “QualTek Merger”). In connection with the closing of the Business Combination, on February 14, 2022, ROCR changed its name from Roth CH Acquisition III Co. to QualTek Services Inc. (the “Company” or “QualTek”).
We will bear all costs, expenses and fees in connection with the registration of the Class A Common Stock, warrants and 2027 Convertible Notes and will not receive any proceeds from the sale of such securities. The Selling Noteholders will bear all commissions and discounts, if any, attributable to their respective sales of the 2027 Convertible Notes and Class A Common Stock underlying the 2027 Convertible Notes.
Our Class A Common Stock and warrants are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbols “QTEK” and “QTEKW,” respectively. The 2027 Convertible Notes will not be listed on any securities exchange. On September 30, 2022, the closing sale price of our Class A Common Stock and warrants were $2.01 and $0.27, respectively.
Investing in our Class A Common Stock, warrants and 2027 Convertible Notes involves risks that are described in the “Risk Factors” section beginning on page 17 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any warrants and the conversion of 2027 Convertible Notes. We will not receive any proceeds from the sale of shares of Class A Common Stock underlying the warrants or 2027 Convertible Notes pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On February 14, 2022, we consummated the Business Combination contemplated by the Business Combination Agreement, by and among ROCR, Blocker Merger Sub, Blocker, Company Merger Sub, QualTek HoldCo and BCP QualTek, pursuant to which (i) the Blocker Merger Sub was merged with and into the Blocker, with the Blocker as the surviving company in the Blocker Merger, (ii) immediately after the Blocker Merger, the Blocker was merged with and into ROCR, with ROCR as the surviving company in the Buyer Merger, and (iii) immediately after the Buyer Merger, the Company Merger Sub was merged with and into ROCR, with ROCR as the surviving company in the QualTek Merger. In connection with the closing of the Business Combination, on February 14, 2022, ROCR changed its name from Roth CH Acquisition III Co. to QualTek Services Inc.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or “QualTek” refer to QualTek Services Inc., a Delaware corporation. In addition, in this prospectus:
“Amended and Restated Bylaws” means the Amended and Restated Bylaws of QualTek, as amended, supplemented and otherwise modified from time to time.
“Board” means the board of directors of QualTek.
“Brightstar” means Brightstar Capital Partners, L.P. and its affiliates.
“Business Combination” means the business combination pursuant to the Business Combination Agreement, which was consummated on February 14, 2022.
“Class A Common Stock” means the Class A common stock, $0.0001 par value, of QualTek.
“Class B Common Stock” means the Class B common stock, $0.0001 par value, of QualTek.
“Common Stock” means the Class A Common Stock and Class B Common Stock of QualTek.
“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of QualTek, as amended, restated and otherwise modified from time to time.
“2027 Convertible Notes” means the Convertible Senior Notes due 2027 that are convertible into shares of Class A Common Stock at an initial conversion price of $10.00 per share (subject to adjustment).
“Convertible Note Investment” means the private placement pursuant to which the Convertible Note Investors subscribed for 2027 Convertible Notes.
“Convertible Note Investors” means certain institutional investors that invested in the Convertible Note Investment.
“Convertible Note Shares” means the shares of Class A Common Stock to be issued upon conversion of the 2027 Convertible Notes, in accordance with the terms and subject to the conditions of the Indenture.
“Convertible Note Subscription Agreements” means, collectively, those certain subscription agreements entered into between QualTek and the Convertible Note Investors, pursuant to which such Convertible Note Investors agreed to purchase up to $124,685,000 in aggregate principal amount of 2027 Convertible Notes in the Convertible Note Investment.
“DGCL” means the Delaware General Corporation Law, as amended.
“Indenture” means the indenture entered into in connection with the closing of the Business Combination, dated as of February 14, 2022, by and among QualTek, the guarantors party thereto and the Indenture Trustee, in its capacity as trustee thereunder, as amended, supplemented and otherwise modified from time to time.
“Indenture Trustee” means Wilmington Trust, National Association, a national banking association.
“Initial Stockholders” means the holders of ROCR shares prior to the ROCR IPO.
“Investor Rights Agreement” means the investor rights agreement entered in connection with the closing of the Business Combination, dated as of February 14, 2022, by and between QualTek, certain Sellers as set forth therein, BCP QualTek, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein), as amended, supplemented and otherwise modified from time to time.
“Nasdaq” refers to the Nasdaq Capital Market.
“Private Placement Shares” means the shares of our Class A Common Stock included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the ROCR IPO.

“Private Placement Units” means the units, consisting of one share of Class A Common Stock and one-quarter of one warrant to purchase one share of Class A Common Stock, issued to the Initial Stockholders in a private placement that closed prior to the ROCR IPO.
“Private Placement Warrants” means the warrants included in the Private Placement Units issued to the Initial Stockholders in a private placement that closed prior to the ROCR IPO, each of which is exercisable for one share of Class A Common Stock, in accordance with its terms.
“QualTek Equityholders” refers to the Company Equityholders (as defined in the Business Combination Agreement).
“QualTek Common Units” refers to the Common Units as defined in the Third Amended and Restated LLCA.
“Reorganization Transactions” refers to the Reorganization Transactions as defined in the Tax Receivable Agreement.
“ROCR” means Roth CH Acquisition III Co.
“ROCR IPO” means the initial public offering of ROCR, consummated on March 5, 2021.
“SEC” means the United States Securities and Exchange Commission.
“Tax Receivable Agreement” refers to that certain Tax Receivable Agreement entered into in connection with the closing of the Business Combination, dated as of February 14, 2022.
“Third Amended and Restated LLCA” refers to that certain Third Amended and Restated Limited Liability Company Operating Agreement of QualTek.
“TRA Holder Representative” refers to the TRA Holder Representative as defined in the Tax Receivable Agreement.
“TRA Holders” refers to the TRA Holders as defined in the Tax Receivable Agreement.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the heading “Risk Factors.”
Company Overview
We are a technology-driven, leading provider of communications infrastructure service, power grid modernization, and renewables solutions to the North American telecommunications and utilities industries. We provide a variety of mission-critical services across the telecom and renewable energy value chain, including wireline and fiber optic terminations, wireless, fiber-to-the-home (“FTTH”) and customer fulfillment activities. Our experienced management team has leveraged our technical expertise, rigorous quality and safety standards, and execution track record to establish and maintain long-standing relationships with blue-chip customers.
We operate out of two business segments: Telecom and Renewables & Recovery Logistics. Telecom consists of wireless, wireline, and power, which represents 81% of our revenues for the fiscal year ending December 31, 2021. We entered the renewable infrastructure sector with our acquisition of Fiber Network Solutions, LLC, now known as QualTek Renewables LLC (“Renewables”) in January 2021, which represents 5% of our revenues for the fiscal year ending December 31, 2021. Recovery Logistics represents 14% of our revenues for the fiscal year ending December 31, 2021.
Telecommunications
We provide a full suite of services to the telecom sector across both the wireless and wireline markets, from site acquisition and permitting to initial engineering and design to installation, maintenance, program management and fulfillment. Our core offerings consist of:
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Engineering and construction services including the design and construction of aerial and underground fiber optic and coaxial systems for homes, businesses, cell towers, and small cells.

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Installation services including the placement and splicing of fiber and coaxial cable, in addition to upgrades and new site builds for cellular towers.

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Site acquisition services to determine the location for new sites prior to new site builds.

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We also provide cable and satellite fulfillment services for residential and commercial customers. These services are provided for telecom companies in connection with the maintenance or expansion of new and existing networks.

While the telecommunications industry is naturally concentrated, we maintain customer diversification across our business segments. We have numerous long-established relationships with telephone companies, wireless carriers, multiple cable system operators and electric utilities companies, which have been built upon and cultivated through numerous Master Service Agreements (“MSAs”) that extend for periods of one or more years (majority are for three or more years, some of which have auto-renewal provisions). Blue-chip, investment grade customers including AT&T, Verizon, COX Communications, T-Mobile, Spectrum, and Comcast comprise a substantial portion of our revenue.
Within our Telecommunications segment we also provide electrical contracting, and utility construction and maintenance services. We construct and maintain overhead and underground distribution systems for municipalities, electric membership cooperatives, and electric-utility companies.
Renewables and Recovery Logistics
We entered the renewable infrastructure sector with our acquisition of Renewables in January 2021. Renewables is a full-service provider of fiber optic and electrical services, focusing primarily on renewable energy projects. Our capabilities in the space include expertise in wind and solar farm fiber, installation, and testing, optical ground wire (“OPGW”) & all-dielectric self-supporting (“ADSS”) aerial transmission line installation, and large-scale data com solutions and installation.
In serving our customers, we provide fiber optic terminations, optical time domain reflectometer (“OTDR”) and power meter testing, fusion splicing, fiber placement, extensive fiber optic and copper infrastructure installation, cable jetting, boring and trenching, industry specific maintenance and material procurement.
We also provide business continuity and disaster relief services to telecommunications and power utility companies, as well as business-as-usual (“BAU”) services such as generator storage and repair and cell maintenance services.
Geographic Presence
Our consolidated business has a national footprint with approximately 80 service locations across the U.S., strategically located in close proximity to major customers and growing markets. Our geographic footprint has grown to its present state both organically and through strategic acquisitions. QualTek serves markets locally through a dedicated in-house employee base of approximately 1,900 employees and a workforce of over 5,000 individuals (inclusive of in-house employees). Ultimately, we are a technology-driven provider of communications infrastructure services and solutions to the North American telecommunications and utilities industries, and we believe we are well-positioned for continued growth.
Industry Overview
Telecommunications
Significant advances in technology and rapid innovation in service offerings to data consumers have substantially increased demand for faster and more reliable wireless and wireline/fiber communications network services. Cisco’s 2020 Annual Internet Report (the “2020 CISCO Report”) predicts that by 2023, North Americans will have 5 billion networked devices/connections, up from 3 billion in 2018, with a nearly tripling of broadband and wireless speeds (measured in Mbps) over the same time period.
With the proliferation of mobile devices, advancements in the “internet of things,” or IoT, and segments of the workforce permanently shifting to remote work post-COVID-19, network traffic is at an all-time high and is expected to continue to grow, generating demand for both wired and wireless connectivity. Increased data usage is driven by two key dynamics: i) an increase in the number of internet-enabled devices per capita and ii) an increase in connection speed. The 2020 Cisco Report provides that devices and connections are growing faster (10% CAGR) than both the population (1% CAGR) and internet users (6% CAGR). As a result, devices and connections per household and per capita in North America are expected to grow 63%, up from 8.2 in 2018 to 13.4 by 2023.
COVID-19 has further catalyzed network traffic growth by creating permanent shifts away from the office and into the home. Per a 2020 Gartner report, 75% of companies are planning to permanently shift to remote work post COVID-19, which will continue to drive consumer demand for high-speed home office connectivity.
Low levels of fiber penetration and the nascent state of North American 5G deployment currently present significant opportunities for sustained growth for businesses such as QualTek:
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Wireless:   Major carriers have continued to expand wireless network capacity and density with accelerated development and planned implementation of 5G wireless technologies. The increased speed and capacity that will result from deployment of 5G technology will require additional and improved tower capacity with higher data frequencies, as well as deployment of numerous higher bandwidth small cells to “densify” network performance. Wireless technology will need to be supported by fiber backbone and as a result, many carriers have committed to investing in the fiber infrastructure buildout.

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Wired:   Telecommunication companies have also deployed capital and initiatives to improve fiber connectivity. Only about 10-15% of total broadband connections in the U.S. are provisioned by fiber, as compared to over 50% in other developed countries such as South Korea, Sweden and Finland. Importantly, with only about 47 million U.S. homes (about 37% as per the Fiber Broadband Association) passed with fiber in 2019, over 100 million U.S. homes represent opportunities for fiber passing over the next several years, indicating a massive investment cycle that is still in early stages.

Renewable and Recovery Logistics
In 2017 and 2018, solar PV and onshore wind consolidated their dominance in the renewable energy market, representing on average 77% of total finance commitments in renewable energy. The highly modular nature of these technologies, their short project development lead times, increasing competitiveness driven by technology and manufacturing improvements, and government regulations play an important role in explaining these technologies’ large share of global renewable energy investment.
Investment in offshore wind has picked up, attracting, on average, $21 billion a year globally between 2013 and 2018, and representing 8% of the total renewable capacity addition in 2018. According to the International Renewable Energy Agency (“IRENA”), offshore wind holds considerable growth potential and will have a key role to play in achieving a level of deployment to support a decarbonized growth trajectory.
The Biden administration is expected to amplify this increase in spending for renewable power projects. For example, since his first day in office, President Biden has rejoined the 2015 Paris Agreement, committed to investing $400 billion in the next ten years in clean energy and innovation, and set a goal to achieve a carbon pollution-free power sector by 2035. We believe that this will translate into significant government spending in renewables to meet this goal, and also government regulations and policies that promote spending in the renewables space across various sectors of the economy. We believe that the Biden administration’s commitment to renewable energy will create ripple effects across the nation and ultimately lead to more opportunities for us to expand our business with customers.
Competitive Strengths
Culture of Operational Excellence that Resonates with Established Blue-Chip Customer Base
QualTek analyzes and evaluates key performance metrics, from customer satisfaction to technical issues in the field, hiring processes and working capital management. We have fostered a culture of continuous improvement and our operational excellence is reflected in our ability to take market share. Our decentralized operations create multiple points of contact with our customers, including Fortune 500 companies such as AT&T, Verizon, Comcast, Blattner Energy, Kiewit, and Dish thereby generating numerous individual relationships and contract opportunities per customer.
Highly Scalable Shared Services Platform Driven by Tech-Enabled Capabilities
QualTek provides full turnkey services to its customers. Our significant investment over the years to optimize our platform and technology has created a highly scalable business ready to support continued growth. For example, a centralized shared services system provides us with a competitive advantage for operational execution of customer services, process consistency and cross division sharing of “best practices,” resulting in enhanced efficiency and scalability. To maintain this operational excellence, we conduct disciplined measuring of key performance indicators (“KPIs”) with quality control for every division to ensure industry-leading execution capabilities.
Significant Revenue and Backlog Visibility
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.
Our long-standing relationships with blue-chip, investment grade customers enable us to understand our customers’ needs and expand our backlog. Our backlog provides long-term visibility into a recurring and growing revenue base. QualTek has significant revenue visibility given our estimated $2.1 billion two‑year backlog of which $2.0 billion relates to our Telecom segment and $0.1 billion relates to our Renewables & Recovery Logistics segment.
Backlog is not a measure defined by United States generally accepted accounting principles (“GAAP”) and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.
Proven Acquisition Strategy with Successful Integration Process
Our management team has demonstrated the success of its unique M&A strategy through the successful identification and integration of nine add-ons in the last three-and-a-half years, including four during 2021. QualTek’s successful M&A history demonstrates our extensive experience in identifying synergistic targets and successfully integrating them into our platform. QualTek enables a quick and seamless integration process by onboarding the target business onto QualTek’s supporting IT infrastructure, leveraging our QVision platform to standardize performance within the target business to meet the standard of quality that QualTek delivers.
Our M&A activity has also successfully diversified our revenue base across a number of high quality customers in both the telecommunication and renewable energy sectors, with continued emphasis on providing complementary service offerings to drive cross-sell and capture market share and we expect to continue acquiring target companies at accretive multiples.
World-Class Talent and Management Team
QualTek is led by highly experienced management team that is positioned to drive market share capture and capitalize on sector momentum. Our senior management team has an average of 25+ years of individual industry experience and has worked together for a considerable period of time. Our team is well suited to establish and maintain long-standing relationships with blue-chip customers as a result of our technical expertise, rigorous quality and safety standards, and execution track record.
Strategic Regional Presence across the U.S.
QualTek has a national footprint with approximately 80 strategically located service locations across the U.S. in close proximity to our major customers, allowing us to respond to customer demand swiftly and efficiently. Our presence in multiple regions gives us valuable insight into local market drivers and customer demand, thereby enabling us to provide bespoke services in each market. Due to this presence, QualTek has also built deep relationships with local customers that help drive business development, project execution, and cross-sell opportunities. QualTek serves markets locally through a dedicated in-house employee base of approximately 1,900 employees and its activities provide work for over 5,000 people through the use of subcontracting firms to access a deeper and more flexible labor pool to efficiently deliver on engagements across the region.
Growth Strategy
Expand Service Offerings & Solutions while Leveraging Contract Opportunities
QualTek’s complementary service offering creates an opportunity for us to grow our business with customers in two core ways: by winning more contracts and cross-selling services. We anticipate growth in our Telecom business as spectrum continues to become available. Additionally, we plan to cross-sell our full-suite of wireless services to our existing customer base.
In our Renewables & Recovery Logistics segment, we see significant opportunity to leverage existing customers and footprint for incremental projects. We also expect the Biden administration to promote more spending in renewables, not only through government contracts, but also in other sectors and businesses that will in turn reinvest in renewable energy solutions.
Scaled Growth Leader in the Early Stage of a Multi-Year Telecom and Renewables Infrastructure Spend Cycle
We believe that QualTek is poised to capitalize on attractive industry dynamics and tailwinds. Increasing data consumption across multiple platforms, continued growth of mobile data demand, increasing popularity of video streaming services, and continued expansion of fiber networks are all drivers of carrier demand for network infrastructure. This exponential increase in data traffic will require an upgraded network infrastructure and deeper fiber penetration to serve as the foundation for 5G wireless technology moving forward. Every major carrier, including Verizon and AT&T, has publicly committed to investing in the fiber and 5G build-out.
Continued Value Creation Through Strategic M&A
Since 2012, QualTek has successfully leveraged the experience and track record of our seasoned management team to identify and integrate tuck-in opportunities, which have aided in our growth both organically and inorganically. In the past three-and-a-half years, we have successfully acquired and integrated nine targets. Our origination process is largely centered on management’s deep relationships across the industry, which enable us to actively identify strategic targets in attractive markets or with complementary, value-added service capabilities. Thus, we have a continually evolving platform of high quality potential targets.
QualTek also has a successful history of integrating tuck-ins and providing a conducive environment for target management to achieve earnouts. We are able to leverage our proprietary technology-driven and highly scalable shared services platform to seamlessly integrate and grow the acquisition targets. Over time, we often see a reduction in our acquisition multiple (between pre-acquisition EBITDA multiple and post-acquisition EBITDA multiple) as QualTek realizes significant growth synergies and expands its business with customers.
Our Services and Solutions
We are a leading, one-stop infrastructure solutions provider at the epicenter of the 5G and renewables buildout. To serve our customers, we operate in two distinct segments: Telecom, which includes our wireless and wireline engineering and construction services along with our electrical construction and maintenance services, and Renewables & Recovery Logistics.
Telecommunications
Our Telecom segment helps our clients build and maintain better, more reliable networks across the United States. We are able to provide technology-driven, field-based critical services across every stage of the network life-cycle for the telecommunications industry and power utility industry. This segment is composed of three sub-segments of services: wireless, wireline and power.
Wireless
This sub-segment operates under the brand QualTek Wireless as a turnkey provider of installation, project management, maintenance, real estate, and site acquisition to major wireless carriers. Some other services offered include:
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Architecture and Engineering

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Permitting

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Program and Construction Management

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Construction and Integration

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Site Acquisition

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Real Estate

Wireline
This sub-segment provides fiber optic aerial and underground installation, fiber optic splicing, termination & testing, new installation, engineering, and fulfillment services to major telecommunication companies. Other wireline services include:
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Fiber Backhaul

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Aerial Installation

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Pole Upgrades

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Fiber / Copper Splicing

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Direction Drilling

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Missile Boring

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Trenching

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OTDR Test / Certification

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MDU Retro-Fits

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MTU Builds

QualTek’s ability to implement smarter designs, increase utilization rates, and improve network performance all help lower operating expenses and increase profits for our customers. In the Wireless and Wireline sub-segments, QualTek has long-standing relationships with AT&T, Verizon, T-Mobile, Dish, Comcast, Altice, amongst many other blue-chip names.
Power
This sub-segment provides electrical contracting, and utility construction and maintenance services to municipalities, electric membership cooperatives, and electric-utility companies, including the construction and maintenance of overhead and underground distribution systems. We provide comprehensive power line services including:
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New-build Distribution Line Construction

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Maintenance

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Pole Replacements

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Live-line Maintenance

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Hardening and Reliability Services

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Directional Boring

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Underground Structures

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Duct Bank Projects

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Direct-Bury Conduit

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Greenfield Residential Distribution

QualTek has the experience and the resources necessary to reliably deliver quality work for even the most complex and demanding overhead and underground ventures.
Renewables & Recovery Logistics
Our Renewables & Recovery Logistics segment provides end-to-end services for clients in the renewable energy sector and supports business continuity and disaster relief for clients in the telecommunications, power utility, and renewable energy industries.

Renewables
This sub-segment operates under the brand QualTek Renewables and provides installation, testing, and maintenance for wind farms, solar farms, and fiber optic grids. Other QualTek Renewables services include:
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Fiber Optic Terminations

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OTDR and Power Meter Testing

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Fusion Splicing

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Fiber Replacement

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Fiber Optic and Copper Infrastructure Installation

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Cable Jetting

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Boring & Trenching

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Wind and Solar Farm fiber, installation, and testing

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Large scale data communications solutions and installation

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OPGW & ADSS Aerial transmission line installation

Our wind business comprises a majority of the revenue for our Renewables sub-segment for the fiscal year ending December 31, 2021. Advanced wind turbines include a large number of sensors whose signals are prone to contamination from electrical interference from lightning strikes. It is increasingly common to use fiber optics to galvanically isolate such interfaces, which is more difficult and costly with copper wires. This not only limits the damage of any lightning strikes but also can help reduce the effects of power line noise on sensitive sensor readings. Fiber optics are used for both galvanic isolation purposes and data communications. In addition, offshore turbines are often situated five plus miles from the control center on land, making routine maintenance difficult and costly. As a result, wind turbine operators increasingly rely on complex sensors to monitor efficiently and schedule routine maintenance. Fiber optic cables are the preferred choice from a reliability and ease of maintenance perspective, especially at scale.
Our solar business services help support solar power generation by ensuring that our clients’ farms are running safely and efficiently. In a solar farm power generation system, large amounts of current are generated from the heat of the sun. In order to protect the equipment from current leakage, galvanic insulation becomes important to ensure the power system’s quality and reliability. Fiber optics offer insulation protection from high-voltage/current glitches and unwanted signals into power equipment controls and communication. In addition, fiber optic communication can cover longer link distance connections compared to copper wire. As the solar farms grow in size, monitoring and controlling all the solar panels requires long link distance connections, which is only possible with fiber optic cable.
Recovery Logistics
This sub-segment operates under the brand QualTek Recovery Logistics and provides business continuity, restoration, and disaster relief services to its clients, including AT&T, Verizon, Duke Energy, Gulf Power, and Entergy, amongst others. QualTek Recovery Logistics is able to deploy recovery teams from any one of QualTek’s approximately 80 locations, enabling rapid responses across North America. Some other services offered include:
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Recovery Management

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Transport Logistics

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Temporary Shelter

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Network Recovery

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Fleet Services

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Energy Resources

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Catering

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Sanitation

Through our 2018 acquisition of Recovery Logistics, LLC (“RLI”), we transformed our recovery logistics sub-segment from a regional player with concentration in the Southeast to a fully national presence with a diversified customer base which can be served out of approximately 80 locations. RLI is a leading provider of business continuity and disaster recovery operations for the telecommunications and power utility sectors. RLI helps businesses recover from unplanned events, including hurricanes, winter storms and floods.
QualTek’s recent entry into the renewable energy space positions it to capitalize on sector tailwinds. Within Renewables, there is also significant opportunity for the Company to leverage existing customer relationships, as well as its footprint, to gain traction and win incremental projects. This also applies to QualTek’s Recovery Logistics sub-segment, as the Company may be able to cross-sell recurring maintenance and recovery services to capture incremental revenue and deepen penetration with existing customer relationships. Providing recovery logistics capabilities offers another touchpoint for the Company to deliver high value-added services, underlining QualTek’s extensive repertoire of end-to-end services.
We believe that revenue will continue to be propelled by the government’s focus and spending in the Renewables space, as well as QualTek’s commitment to expanding its service offerings and customer base, specifically in its Recovery Logistics sub-segment.
Contract Overview
QualTek has numerous MSAs with blue chip customers that extend for periods of one or more years, with a majority for three or more years, some of which have automatic renewals, providing meaningful revenue visibility. Generally, the Company maintains multiple agreements with each customer as different geographies and scopes of work are individually priced. Pricing is generally based on a fixed price per unit basis with up to hundreds of units priced in a single contract. Many contracts specify discrete billing milestones for each job to be performed. As an agreed-upon milestone is achieved, QualTek may bill for the work performed. Purchase orders for discrete projects are generally issued under an MSA. This allows for quantity adjustments for the number of tasks/units that are performed with respect to a project. There are also other adjustments such as “rock adders” that accommodate changes in scope versus original engineering plans. As these adjustments are billed continuously throughout the job, they are known and often accepted by the customer as the work proceeds, substantially reducing QualTek’s risk of having cost overruns. MSAs have historically been renewed creating sticky revenue.
QualTek utilizes a disciplined approach when bidding on new contracts and will decline to bid if management believes QualTek cannot deliver the quality that meets Company standards while achieving return targets. The Company’s approach in submitting a bid that meets target returns is based on a number of factors, including, but not limited to its:
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Experience in understanding the true scope of the work and associated margin

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Knowledge of local factors (i.e. resources, regional dynamics, work conditions, etc.) that will impact work performed

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Ability to simultaneously “lock-in” labor rates with contracts for the work to be performed on fixed price per unit basis (“back-to-back” agreements with contractors)

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Pass-through nature of material purchases

Due to the Company’s turnkey capabilities and high standard for quality control, QualTek often receives requests from customers to bid on new contract opportunities.
Backlog
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to MSAs and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.
QualTek maintains strong potential revenue visibility through its two-year estimated backlog. Consistent with standard practice across the industry, QualTek calculates its estimated backlog for work under MSAs and other service agreements (including issued purchase orders) based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. We have a two-year aggregate backlog of $2.1 billion of which $2.0 billion relates to our Telecom segment and $0.1 billion relates to our Renewables & Recovery Logistics segment.
Backlog is not a measure defined by GAAP and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.
For more information about QualTek, please see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” and “Management.”
Risk Factor Summary
There are a number of risks related to our business and investing in our Class A Common Stock, warrants and 2027 Convertible Notes that you should consider before deciding to invest. You should carefully consider all the information presented in the section entitled “Risk Factors” in this prospectus. Some of the principal risks related to our business include the following:
Risks Related to the Company
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Many of the industries the Company serves are highly competitive and subject to rapid technological and regulatory changes, as well as customer consolidation, any of which could result in decreased demand for the Company’s services and adversely affect its results of operations, cash flows and liquidity.

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Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could reduce capital expenditures in the industries the Company serves or could adversely affect its customers, which could result in decreased demand or impair its customers’ ability to pay for the Company’s services.

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The Company’s failure to properly manage projects, or project delays, could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on the Company’s operating results, cash flows and liquidity.

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The Company’s failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on the Company’s financial results.

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The Company derives a significant portion of its revenue from a few customers, and the loss of one or more of these customers, or a reduction in their demand for the Company’s services, could impair the Company’s financial performance. In addition, many of the Company’s contracts, including its service agreements, do not obligate the Company’s customers to undertake any infrastructure projects or other work with the Company, and most of the Company’s contracts may be canceled on short or no advance notice.

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Amounts included in the Company’s backlog may not result in actual revenue or translate into profits. The Company’s backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results.

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The Company’s business is seasonal and affected by the spending patterns of the Company’s customers and timing of governmental permitting, as well as weather conditions and natural catastrophes, which exposes the Company to variations in quarterly results.

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The Company relies on information, communications and data systems in its operations. System and information technology interruptions and/or data security breaches could adversely affect the Company’s ability to operate and its operating results or could result in harm to its reputation.

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A failure to comply with environmental laws could result in significant liabilities or harm the Company’s reputation, and new environmental laws or regulations could adversely affect the Company’s business.

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The Company has a significant amount of debt, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future. In addition, the Company’s debt contains restrictive covenants that may prevent it from engaging in transactions that might benefit the Company.

Risk Related to the Class A Common Stock
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The market price of the Class A Common Stock is likely to be highly volatile, and you may lose some or all of your investment.

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The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

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We are a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. To the extent we rely on such exemptions, our shareholders do not have the same protections afforded to stockholders of companies that are not controlled companies.

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The Company is an emerging growth company within the meaning of the Securities Act, and the Company has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

Risks Related to Tax
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Our only principal asset is our interest in QualTek HoldCo, and accordingly we will depend on distributions from QualTek HoldCo to pay dividends, taxes, other expenses, and make any payments required to be made under the Tax Receivable Agreement.

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The Tax Receivable Agreement will require us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

Emerging Growth Company
The Company is an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

The Company will remain an emerging growth company until the earlier of (i) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of the consummation of the ROCR IPO), (ii) the last day of the fiscal year in which the Company has total annual gross revenue of at least $1.07 billion, (iii) the last day of the fiscal year in which the Company is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (iv) the date on which the Company has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Smaller Reporting Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the last day of the second fiscal quarter of the prior fiscal year and our annual revenue exceeded $100 million during such completed fiscal year or (ii) the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the last day of the second fiscal quarter of the prior fiscal year.

THE OFFERING
Issuer
QualTek Services Inc.
Shares of Class A Common Stock Offered by the Selling Stockholders
Up to 3,589,000 shares (including 306,000 shares issuable upon exercise of warrants held by the Selling Stockholders).
Warrants offered by the Selling Stockholders
306,000 warrants.
Shares of Class A Common Stock to be issued upon Conversion of the 2027 Convertible Notes
Up to 31,104,034 shares issuable upon the conversion of $124,685,000 in aggregate principal amount of outstanding 2027 Convertible Notes.
2027 Convertible Notes Offered by the Selling Noteholders
Up to $124,685,000 aggregate principal amount of 2027 Convertible Notes.
Outstanding Shares of Class A Common Stock
24,446,284 shares of Class A Common Stock (as of September 15, 2022).
Outstanding Shares of Class B Common Stock
26,663,575 shares of Class B Common Stock (as of September 15, 2022).
Outstanding Shares of Common Stock
51,109,859 shares of common stock (as of September 15, 2022).
Use of Proceeds
We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders. With respect to the shares of Class A Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We will not receive any of the proceeds from the sale of the shares of Class A Common Stock or 2027 Convertible Notes by the Selling Noteholders. We intend to use any such proceeds for general corporate purposes.
Market for Class A Common Stock, warrants and 2027 Convertible Notes
Our Class A Common Stock and warrants are currently traded on Nasdaq under the symbols “QTEK” and “QTEKW,” respectively. The 2027 Convertible Notes will not be listed on any securities exchange.
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of QualTek. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of the Company, as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company and include, but are not limited to, the following:
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expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;

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our limited operating history as a combined company makes it difficult to evaluate our current business and future prospects;

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our management team’s limited experience managing a public company;

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the highly competitive industries that the Company serves, which are also subject to rapid technological and regulatory changes, as well as customer consolidation;

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unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns;

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failure to properly manage projects, or project delays;

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failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance;

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the loss of one or more key customers, or a reduction in their demand for the Company’s services;

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The Company’s backlog being subject to cancellation and unexpected adjustments;

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the seasonality of the Company’s business, which is affected by the spending patterns of the Company’s customers and timing of governmental permitting, as well as weather conditions and natural catastrophes;

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system and information technology interruptions and/or data security breaches;

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failure to comply with environmental laws;

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the Company’s significant amount of debt, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future, and may prevent the Company from engaging in transactions that might benefit it due to its debt’s restrictive covenants; and

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the Company’s status as a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifying for exemptions from certain corporate governance requirements, as a result of which you will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events.
In addition, statements that the Company “believes” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

RISK FACTORS
You should carefully consider the following risk factors, together with all of the other information included in this prospectus. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus. These risk factors are not exhaustive. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” QualTek may face additional risks and uncertainties that are not presently known to it, or that QualTek currently deems immaterial, which may also impair QualTek’s business or financial condition. The following discussion should be read in conjunction with the consolidated financial statements and notes to the financial statements included herein. Additional risks, beyond those summarized below, may apply to our activities or operations as currently conducted, or as we may conduct them in the future, or in the markets in which we operate or may in the future operate. Consistent with the foregoing, we are exposed to a variety of risks, including risks associated with:
Risks Related to the Industries We Serve
Changes to laws, governmental regulations and policies, including governmental permitting processes and tax incentives, could affect demand for our services. Additionally, demand for construction services depends on industry activity and expenditure levels, which can be affected by a variety of factors. Our inability or failure to adjust to such changes or activity could result in decreased demand for our services and adversely affect our results of operations, cash flows and liquidity.
The industries we serve are subject to effects of governmental regulation, climate change initiatives and political or social activism, any of which could result in reduced demand for our services, delays in timing of construction of projects or cancellations of current or planned future projects. Many of our customers face stringent regulatory and environmental requirements and permitting processes, including governmental regulations and policies. Most of our communications customers are regulated by the FCC, and our utility customers are regulated by state public utility commissions. These agencies or governments could change their interpretation of current regulations and/or may impose additional regulations, which could have an adverse effect on our customers, reduce demand for our services and adversely affect our results of operations, cash flows and liquidity. We build renewable energy infrastructure, including wind, solar and other renewable energy facilities, for which the development may be partially dependent upon federal tax credits, existing renewable portfolio standards and other tax or state incentives. Elimination of, or changes to, existing renewable portfolio standards, tax incentives or similar environmental policies could negatively affect demand for our services.
All of the above factors could result in fewer projects than anticipated or a delay in the timing of construction of these projects and the related infrastructure, which could negatively affect demand for our services, and have a material adverse effect on our results of operations, cash flows and liquidity.
Many of the industries we serve are highly competitive and subject to rapid technological and regulatory changes, as well as customer consolidation, any of which could result in decreased demand for our services and adversely affect our results of operations, cash flows and liquidity.
Our industry is highly fragmented, and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing and prospective customers that employ in-house personnel to perform some of the services we provide. There are relatively few barriers to entry into certain of the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise and skilled personnel may become a competitor. Most of our customers’ work is awarded through bid processes, and our project bids may not be successful. Our results of operations, cash flows and liquidity could be materially and adversely affected if we are unsuccessful in bidding for projects or renewing our master service agreements, or if our ability to win such projects or agreements requires that we accept lower margins.

We derive a substantial portion of our revenue from customers in industries that are subject to rapid changes in technology, governmental regulation, changing consumer demands and consolidation, such as the telecommunications industry. Technological advances in the markets we serve could render existing projects or technologies uncompetitive or obsolete and/or could alter our customers’ existing operating models.
Our failure to rapidly adopt and master new technologies as they are developed or adapt to changing customer requirements could reduce demand for our services. Additionally, consolidation among our customers could result in the loss of customer revenue or could negatively affect customer demand for the services we provide and have a material adverse effect on our results of operations, cash flows and liquidity.
Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could reduce capital expenditures in the industries we serve or could adversely affect our customers, which could result in decreased demand or impair our customers’ ability to pay for our services.
Demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the U.S. economy. Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could have a negative effect on demand for our customers’ services or the profitability of their services. We continually monitor our customers’ industries and their relative health compared to the economy as a whole. Our customers may not have the ability to fund capital expenditures for infrastructure or may have difficulty obtaining financing for planned projects during economic downturns. Uncertain or adverse economic conditions or the lack of availability of debt or equity financing for our customers could reduce their capital spending and/or result in project cancellations or deferrals. Any of these conditions could materially and adversely affect our results of operations, cash flows and liquidity, and could add uncertainty to our backlog determinations. Other economic factors can also negatively affect demand for our services, including economic downturns affecting our communications and customer fulfillment customers, if services are ordered at a reduced rate, or not at all. A decrease in demand for the services we provide from any of the above factors, among others, could materially and adversely affect our results of operations, cash flows and liquidity.
An impairment of the financial condition of one or more of our customers due to economic downturns, or due to the potential adverse effects of the COVID-19 pandemic on economic activity, could hinder their ability to pay us on a timely basis. In difficult economic times, some of our clients may find it difficult to pay for our services on a timely basis, increasing the risk that our accounts receivable could become uncollectible and ultimately be written off. In certain cases, our clients are project-specific entities that do not have significant assets other than their interests in the project. From time to time, it may be difficult for us to collect payments owed to us by these clients. Delays in client payments may require us to make a working capital investment, which could negatively affect our cash flows and liquidity. Our results of operations, cash flows and liquidity could be materially and adversely affected if a client fails to pay us on a timely basis or defaults in making payments on a project for which we have devoted significant resources.
Risks Related to Our Business and Operations
Our failure to properly manage projects, or project delays, including those resulting from difficult work sites and environments or delays, could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on our operating results, cash flows and liquidity.
Certain of our engagements involve large-scale, complex projects that may occur over extended time periods. The quality of our performance on such a project depends in large part upon our ability to manage our client relationship and the project itself, such as the timely deployment of appropriate resources, including third-party contractors and our own personnel. Our results of operations, cash flows and liquidity could be adversely affected if we miscalculate the resources or time needed to complete a project with capped or fixed fees, or the resources or time needed to meet contractual milestones.
We perform work under a variety of conditions, including, but not limited to, challenging and hard to reach terrain and difficult site conditions. Performing work under such conditions can result in project delays or cancellations, potentially causing us to incur unanticipated costs, reductions in revenue or the payment of liquidated damages. In addition, some of our agreements require that we assume the risk should actual site conditions vary from those expected. Some of our projects involve challenging engineering, procurement and construction phases, which may occur over extended time periods. We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, permitting delays, schedule changes, delays from customer failure to timely obtain rights‑of‑way, weather-related delays, delays by subcontractors in completing their portion of projects and governmental, market and political or other factors, some of which are beyond our control and could affect our ability to complete a project as originally scheduled. For instance, in the second half of 2021, we experienced delays in certain 5G rollout projects, including equipment delays, which are expected to delay or reduce our anticipated revenue or profits from these projects. In some cases, delays and additional costs may be substantial, and/or we may be required to cancel or defer a project and/or compensate the customer for the delay. We may not be able to recover any of such costs. Any such delays, cancellations, errors or other failures to meet customer expectations could result in damage claims substantially in excess of the revenue associated with a project. Delays or cancellations could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on our operating results, cash flows and liquidity, and could also negatively affect our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.
We could also encounter project delays due to local opposition, including political and social activism, which could include injunctive actions or public protests related to the siting of our projects, and such delays could adversely affect our project margins. In addition, some of our agreements require that we pay liquidated damages or other charges if we do not meet project deadlines; therefore, any failure to properly estimate or manage cost, or delays in the completion of projects, could subject us to penalties, which could adversely affect our results of operations, cash flows and liquidity. Further, any defects or errors, or failures to meet our customers’ expectations, could result in large damage claims against us. Due to the substantial cost of, and potentially long lead-times necessary to acquire certain of the materials and equipment used in our complex projects, damage claims could substantially exceed the amount we can charge for our associated services.
Our failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on our financial results.
We occasionally seek reimbursement from project owners for additional costs that exceed the contract price or for amounts not included in the original contract price. Similarly, we present change orders and charges to our subcontractors and suppliers. We could incur reduced profits, cost overruns or project losses if we fail to properly document the nature of change orders or charges or are otherwise unsuccessful in negotiating an expected settlement. These types of charges can often occur due to matters such as owner-caused delays or changes from the initial project scope, which result in additional costs, both direct and indirect, or from project or contract terminations. From time to time, these charges can be the subject of lengthy and costly proceedings, and it is often difficult to accurately predict when these charges will be fully resolved. When these types of events occur and unresolved charges are pending, we may invest significant working capital in projects to cover cost overruns pending the resolution of the relevant charges. A failure to promptly recover on these types of charges could have a material adverse effect on our liquidity and financial results.
Additionally, we generally warrant the work we perform following substantial completion of a project. Warranty claims have historically not been material, but such claims could potentially increase. The costs associated with such warranties, including any warranty-related legal proceedings, could have a material adverse effect on our results of operations, cash flows and liquidity.
We may not accurately estimate the costs associated with services provided under fixed price contracts, which could impair our financial performance. Additionally, we recognize revenue for certain projects using the cost-to-cost method of accounting; therefore, variations of actual results from our assumptions could reduce our profitability.
We derive a significant portion of our revenue from fixed price master service agreements and other agreements. Under these contracts, we typically set the price of our services on a per unit or aggregate basis and assume the risk that costs associated with our performance may be greater than what we estimated.

We also enter into contracts for specific projects or jobs that require the installation or construction of an entire infrastructure system or specified units within an infrastructure system, many of which are priced on a fixed price or per unit basis. Our profitability will be reduced if actual costs to complete a project exceed our original estimates. Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services and our ability to execute in accordance with our plans. A variety of factors could negatively affect these estimates, including delays resulting from weather and the COVID-19 pandemic, changes in expected productivity levels, conditions at work sites differing materially from those anticipated at the time we bid on the contract and higher than expected costs of labor and/or materials. These variations, along with other risks inherent in performing fixed price contracts, could cause actual project results to differ materially from our original estimates, which could result in lower margins than anticipated, or losses, which could reduce our profitability, cash flows and liquidity.
In addition, we recognize revenue from fixed price contracts, as well as for certain projects pursuant to master and other service agreements, over time utilizing the cost-to-cost measure of progress, or the “cost-to-cost” method of accounting, under which the percentage of revenue to be recognized in a given period is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. The cost-to-cost method, therefore, relies on estimates of total expected contract costs. Contract revenue and total contract cost estimates are reviewed and revised on an ongoing basis as the work progresses. Adjustments arising from changes in the estimates of contract revenue or costs are reflected in the fiscal period in which such estimates are revised. Estimates are based on management’s reasonable assumptions, judgment and experience, but are subject to the risks inherent in estimates, including unanticipated delays or technical complications, changes in job performance, job conditions and management’s assessment of expected variable consideration. Variances in actual results from related estimates on a large project, or on several smaller projects, could be material. The full amount of an estimated loss on a contract is recognized in the period such losses are determined. Any such adjustments could result in reduced profitability and negatively affect our results of operations.
We derive a significant portion of our revenue from a few customers, and the loss of one or more of these customers, or a reduction in their demand for our services, could impair our financial performance. In addition, many of our contracts, including our service agreements, do not obligate our customers to undertake any infrastructure projects or other work with us, and most of our contracts may be canceled on short or no advance notice.
Our business is concentrated among relatively few customers, and a substantial portion of our services are provided on a non-recurring, project-by-project basis. Our revenue could significantly decline if we were to lose one or more of our significant customers, or if one or more of our customers reduce the amount of business they provide to us. For the fiscal year ended December 31, 2021, our top two customers accounted for approximately 41% and 13% of our total revenues, respectively. In addition, our results of operations, cash flows and liquidity could be negatively affected if we complete the required work on non-recurring projects and cannot replace them with similar projects. See Note 6 — Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration, in the notes to our audited consolidated financial statements included herein for revenue concentration information.
We derive a significant portion of our revenue from multi-year master service agreements and other agreements. Under these agreements, our customers have no obligation to undertake any infrastructure projects or other work with us. In addition, most of our contracts are cancelable on short or no advance notice. This makes it difficult to estimate our customers’ demand for our services. A significant decline in the volume of work our customers request us to perform under these service agreements could negatively affect our results of operations, cash flows and liquidity.
Some of our contracts, including our service agreements, are periodically open to public bid. We may not be the successful bidder on existing contracts that are re-bid. We could experience a reduction in revenue, profitability and liquidity if we fail to win a significant number of existing contracts upon re-bid, or, for services that are provided on a non-recurring basis, if we complete the required work under a significant number of projects and cannot replace them with similar projects. Additionally, from time to time, we enter into contracts that contain financing or other conditions that must be satisfied before we can begin work. Certain of these contracts may not result in revenue or profits if our customers are unable to obtain financing or to satisfy other conditions associated with such projects.

Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results.
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. The balance of our backlog is our estimate of work to be completed under contracts for specific projects. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have experienced postponements, cancellations and reductions in expected future work due to changes in our customers’ spending plans, market volatility, regulatory delays and/or other factors. There can be no assurance as to our customers’ requirements or that actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our results of operations, cash flows and liquidity would be materially and adversely affected.
Our business and operations, and the operations of our customers, may be adversely affected by epidemics or pandemics such as the COVID-19 pandemic.
We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases. The global spread of COVID-19 has created significant volatility, uncertainty and economic disruption, including significant volatility in the U.S. economy and financial markets. The extent to which the COVID-19 pandemic could affect our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including the duration and scope of the pandemic and new information that may emerge concerning the severity and effect of COVID-19, the continued emergence of new strains of COVID-19, the development and availability of effective treatments and vaccines and the speed with which they are administered to the public. Additional factors include governmental and business actions that have been and continue to be taken in response to the pandemic, including mitigation efforts such as “stay-at-home,” “shelter-in-place,” social distancing, travel restrictions and other similar orders, as well as the impact of the pandemic on the U.S. economy, global economic and market activity and actions taken in response, including from governmental stimulus efforts.
A public health epidemic or pandemic, such as the COVID-19 pandemic, poses the risk that we or our employees, customers and/or business partners may be prevented from conducting ordinary course business activities for an indefinite period of time, including due to shutdowns or cancellations that have been, and may continue to be, mandated or requested by governmental authorities or others, or that the pandemic may otherwise interrupt or affect business activities. While our business model has, thus far, proven resilient, the COVID-19 pandemic has had a negative effect on our operations, and we expect this to continue until the systemic effects that COVID-19 has had on labor, materials, supply chains, governmental response time, among others, return to pre-COVID levels. It is currently unclear how long an economic recovery could take, and we cannot predict the extent or duration of potential negative effects on our operations. We have adjusted standard operating procedures within our business operations to ensure continued employee and customer safety and are continually monitoring evolving health guidelines as well as market conditions and responding to changes as appropriate. We cannot be certain, however, that these efforts will prevent further disruption due to effects of the pandemic on business and market conditions. Additionally, we could be exposed to increased risks and costs associated with workplace health claims. To comply with health guidelines implemented to control the spread of COVID-19, we have incorporated work-at-home programs as appropriate for our administrative offices and, despite our implementation of information technology security measures, there is no guarantee that the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter some of the common risks associated with employees accessing company data and systems remotely.

Disruptions in global economic activity as a result of the COVID-19 pandemic have had, and may continue to have, adverse effects across our end markets. Unfavorable market conditions and market uncertainty due to the COVID-19 pandemic could have a negative effect on demand for our customers’ services and/or the profitability of services. Our customers may not have the ability to fund capital expenditures for infrastructure, or may have difficulty obtaining financing for planned projects, which could reduce their capital spending and/or result in reduced demand for our services and/or delays or cancellations of current or planned future projects. Delay in the receipt of regulatory approvals due to pandemic-related disruptions could also affect project timing and activity levels. We could also incur incremental costs to operate in the current environment or experience lower levels of overhead absorption from a reduction in revenue, both of which could negatively affect our margins and profitability. Additionally, the economic and market disruptions resulting from COVID-19 could also lead to greater than normal uncertainty with respect to the realization of estimated amounts, including our estimates for backlog, revenue recognition, recoverability of goodwill, intangible assets and other investments and our provisions for credit losses.
Our customers could seek to delay payments to us as a result of the pandemic’s financial effects on them, which could negatively affect our cash flows and liquidity. The COVID-19 pandemic or any other future pandemics could also precipitate or aggravate other risk factors presented in this prospectus, which in turn could materially adversely affect our business, financial condition and results of operations.
The ultimate extent, duration and impact of the COVID-19 pandemic is uncertain. The effects of COVID-19 have been and could continue to be significant, and we cannot predict or quantify with any certainty the extent to which it could adversely affect our future financial condition, results of operations, liquidity, cash flows or the market price of our Class A Common Stock.
We maintain a workforce based upon current and anticipated workloads. We could incur significant costs and reduced profitability from underutilization of our workforce if there is a significant reduction in the level of services we provide or if contract awards are delayed or not received.
Our estimates of future performance and results of operations depend, among other factors, on whether and when we receive new contract awards, which affect the extent to which we are able to utilize our workforce. The rate at which we utilize our workforce is affected by a variety of factors, including our ability to forecast the need for our services, which allows us to maintain an appropriately sized workforce, our ability to transition employees from completed projects to new projects, our ability to manage attrition and our need to devote resources to non-chargeable activities such as training or business development. While our estimates are based upon our good faith judgment, professional knowledge and experience, these estimates may not be accurate and can frequently change based on newly available information. In the case of large-scale projects where timing is often uncertain, it is particularly difficult to predict whether and when we will receive a contract award. The uncertainty of contract award timing can present difficulties in matching our workforce size to our project needs. If an expected contract award is delayed or not received, we could incur costs resulting from underutilization of our workforce, redundancy of facilities, or from efforts to right-size our workforce and/or operations, which could reduce our profitability and cash flows.
Our financial results are based, in part, upon estimates and assumptions that may differ from actual results. In addition, changes in accounting principles may cause unexpected fluctuations in our reported financial information.
In preparing our consolidated financial statements in conformity with GAAP, management makes a number of estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. These estimates and assumptions must be made because certain information used in the preparation of our consolidated financial statements is either dependent on future events or cannot be calculated with a high degree of precision from data available. In some cases, these estimates are particularly uncertain and we must exercise significant judgment. See Note 1 — Nature of Business and Summary of Significant Accounting Policies in the notes to the audited consolidated financial statements included herein for details of key estimates. Actual results could differ materially from the estimates and assumptions that we use, which could have a material adverse effect on our results of operations, cash flows and liquidity.

In addition, accounting rules and regulations are subject to review and interpretation by the Financial Accounting Standards Board (the “FASB”), the SEC and various other governing bodies. A change in GAAP could have a material effect on our reported financial results, and the adoption of new or revised accounting principles could require that we make significant changes to our systems, processes and controls, which could have an adverse effect on our results of operations, cash flows and liquidity.
Our business is subject to operational risk, including from operational and physical hazards that could result in substantial liabilities and weaken our financial condition.
Our business is subject to operational hazards due to the nature of services we provide and the conditions in which we operate, including electricity, fires, explosions, mechanical failures and weather-related incidents. While we invest substantial resources in occupational health and safety programs, there can be no assurance that we will be able to mitigate all such hazards or avoid significant liability. Construction and electrical projects undertaken by us expose our employees to electrical lines, heavy equipment, transportation accidents, adverse weather conditions and the risk of damage to equipment and property. These risks and hazards, among others, can cause personal injuries and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations, large damage claims which could, in some cases, substantially exceed the amount we charge for the associated services, government enforcement actions or regulatory penalties, civil litigation or criminal prosecution. Personal injury claims for damages, including for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our financial condition, results of operations or cash flows. In addition, if serious accidents or fatalities occur, or if our safety records were to deteriorate, we may be restricted from bidding on certain work or obtaining new contracts, and certain existing contracts could be terminated. Our safety processes and procedures are monitored by various agencies and ratings bureaus. The occurrence of accidents in the course of our business could result in significant liabilities, employee turnover, an increase in insurance costs or an increase in the costs of our projects or harm our ability to perform under our contracts or enter into new customer contracts, all of which could materially adversely affect our revenue, profitability and liquidity.
Our business is seasonal and affected by the spending patterns of our customers and timing of governmental permitting, as well as weather conditions and natural catastrophes, which exposes us to variations in quarterly results.
Some of our customers reduce their expenditures and work order requests towards the end of the calendar year. In addition, adverse weather conditions, particularly during the winter season, can affect our ability to perform outdoor services in certain regions. As a result, we generally experience reduced revenue in the first and fourth quarters of each calendar year. Natural catastrophes such as hurricanes or other severe weather, wildfires or flooding could affect our ability to perform outdoor services or utilize equipment and crews in affected regions. For instance, in the second quarter of 2021, we experienced delays in certain renewables and recovery logistics projects in Texas because of heavy rains, which reduced our revenue and profits from these projects. The effects of the COVID-19 pandemic and changes in governmental permitting could also result in greater seasonal and cyclical volatility than would otherwise exist under normal conditions. These events, as well as other global and/or economic effects, could adversely affect demand for our services and our results of operations, cash flows and liquidity.
In the ordinary course of our business, we may become subject to lawsuits, indemnity or other claims, which could materially and adversely affect our business, results of operations and cash flows.
From time to time, we are subject to various claims, lawsuits and other legal proceedings brought or threatened against us in the ordinary course of our business. These actions and proceedings may seek, among other things, compensation for alleged personal injury, workers’ compensation, employment discrimination and other employment-related damages, breach of contract, intellectual property violations, property damage, environmental liabilities, liquidated damages, consequential damages, punitive damages and civil penalties or other losses, or injunctive or declaratory relief. We may also be subject to litigation in the normal course of business involving allegations of violations of the Fair Labor Standards Act, Fair Credit Reporting Act and state wage and hour laws, misclassification of independent contractors, and determination of the Company as a joint employer of subcontractor employees. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts, and, in some instances, we may be allocated risk through our contract terms for actions by our customers or other third parties.
Claimants may seek large damage awards and defending claims can involve significant costs. When appropriate, we establish accruals for litigation and contingencies that we believe to be adequate in light of current information, legal advice and our indemnity insurance coverages. We reassess our potential liability for litigation and contingencies as additional information becomes available and adjust our accruals as necessary. We could experience a reduction in our profitability and liquidity if we do not properly estimate the amount of required accruals for litigation or contingencies, or if our insurance coverage proves to be inadequate or becomes unavailable, or if our claim liabilities (including those attributable to insurance deductibles) are higher than expected. The outcome of litigation is difficult to assess or quantify, as plaintiffs may seek recovery of very large or indeterminate amounts and the magnitude of the potential loss may remain unknown for substantial periods of time. Furthermore, because litigation is inherently uncertain, the ultimate resolution of any such claim, lawsuit or proceeding through settlement, mediation or court judgment could have a material adverse effect on our business, financial condition or results of operations. In addition, claims, lawsuits and proceedings may harm our reputation or divert management’s attention from our business or divert resources away from operating our business and cause us to incur significant expenses, any of which could have a material adverse effect on our business, results of operations or financial condition.
We rely on information, communications and data systems in our operations. System and information technology interruptions and/or data security breaches could adversely affect our ability to operate and our operating results or could result in harm to our reputation.
We rely on information and communications technology, computer and other related systems in order to operate. We also rely, in part, on third-party software and information technology to run certain of our critical accounting, project management and financial information systems. From time to time, we experience system interruptions and delays. Our operations could be interrupted or delayed, or our data security could be breached, if we are unable to deploy software and hardware, gain access to, or effectively maintain and upgrade, our systems and network infrastructure and/or take other steps to improve and otherwise protect our systems. In addition, our information technology and communications systems, including those associated with acquired businesses, and our operations could be damaged or interrupted by cyber-attacks and/or physical security risks. These risks include natural disasters, power loss, telecommunication failures, intentional or inadvertent user misuse or error, failures of information technology solutions, computer viruses, phishing attacks, social engineering schemes, malicious code, ransomware attacks, acts of terrorism and physical or electronic security breaches, including breaches by computer hackers, cyber-terrorists and/or unauthorized access to or disclosure of our and/or our employees’ or customers’ data. Furthermore, such unauthorized access, cyber-attacks or data security breaches could go unnoticed for some period of time.
These events, among others, could cause system interruptions, delays and/or the loss or release of critical or sensitive data, including the unintentional disclosure of our and/or our employees’ or customers’ data, and could delay or prevent operations, including the processing of transactions and reporting of financial results or cause processing inefficiency or downtime, all of which could have a material adverse effect on our business, results of operations and financial condition and could harm our reputation and/or result in significant costs, fines or litigation. Similar risks could affect our customers, subcontractors, suppliers or other third-party providers, indirectly affecting us.
While we have security, internal control and technology measures in place to protect our systems and network, if these measures fail as a result of a cyber-attack, other third-party action, employee error, malfeasance or other security breach or failure, and someone obtains unauthorized access to our and/or our employees’ or customers’ data, our reputation could be damaged, our business may suffer and we could incur significant liability, or, in some cases, we may lose access to our business data. In the ordinary course of business, we have been targeted by malicious cyber-attacks, although our systems have been sufficiently resilient to prevent material disruption of our operations; however, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, our current or future defenses may not be adequate to protect against new or revised techniques. As a result, we may be required to expend significant resources to protect against the threat of system disruptions and security breaches or to investigate and mitigate problems caused by these disruptions and breaches. Any of these events could damage our reputation and have a material adverse effect on our business, results of operations, financial condition and cash flows. Furthermore, while we maintain insurance policies that we consider to be adequate, our coverage may not specifically cover all types of losses or claims that may arise.
In addition, the unauthorized disclosure of confidential information and current and future laws and regulations governing data privacy may pose complex compliance challenges and/or result in additional costs. Failure to comply with such laws and regulations could result in penalties, fines and/or legal liabilities and/or harm our reputation. The continuing and evolving threat of cyber-attacks has also resulted in increased regulatory focus on risk management and prevention. New data privacy-related regulations or other requirements could require significant additional resources and/or cause us to incur significant costs, which could have an adverse effect on our results of operations and cash flows.
We regularly evaluate the need to upgrade, enhance and/or replace our systems and network infrastructure to protect our information technology environment, to stay current on vendor-supported products and to improve the efficiency and scope of our systems and information technology capabilities. The implementation of new systems and information technology could adversely impact our operations by requiring substantial capital expenditures, diverting management’s attention, and/or causing delays or difficulties in transitioning to new systems. In addition, our system implementations may not result in productivity improvements at the levels anticipated. System implementation and/or any other information technology disruptions, if not anticipated and appropriately mitigated, could have an adverse effect on our business and remediation of any such disruptions could result in significant costs.
Our subcontractors and suppliers may fail, or be unable to, satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which could have a material adverse effect on our results of operations, cash flows and liquidity.
We depend on subcontractors to perform work for some of our projects. There is a risk that we could have disputes with subcontractors arising from, among other things, the quality and timeliness of the work they perform, customer concerns or our failure to extend existing work orders or issue new work orders under a subcontracting arrangement. Our ability to fulfill our obligations as a prime contractor could be jeopardized if any of our subcontractors fail to perform the agreed-upon services on a timely basis and/or deliver the agreed-upon supplies. In addition, the absence of qualified subcontractors with whom we have satisfactory relationships could adversely affect our ability to perform under some of our contracts, or the quality of the services we provide. Additionally, in some cases, we pay our subcontractors before our customers pay us for the related services. We could experience a material decrease in profitability and liquidity if we pay our subcontractors for work performed for customers that fail to or delay paying us for the related work. Any of these factors could have a material adverse effect on our results of operations, cash flows and liquidity.
We also rely on suppliers, equipment manufacturers and lessors to obtain or provide the materials and equipment we require to conduct our operations. Any substantial limitation on the availability of suppliers or equipment, including from economic, regulatory or market conditions, could negatively affect our operations. Our results of operations, cash flows and liquidity could be adversely affected if we were unable to acquire sufficient materials or equipment to conduct our operations.
We may have additional tax liabilities associated with our domestic and former international operations.
We are subject to income taxes in the United States. Management must exercise significant judgment in determining our provision for income taxes due to lack of clear and concise tax laws and regulations in certain jurisdictions. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of laws are issued or applied, and such changes could materially affect our tax provisions. The federal government signed various relief measures into law in 2020 in response to the COVID-19 pandemic, including the Coronavirus Aid, Relief and Economic Security Act, which provides various tax relief and incentive measures, including provisions permitting the deferral and/or reduction of certain federal and payroll tax amounts. We have pursued certain of these relief provisions, which permit certain deferred employer taxes to be repaid in future years. Our interpretations of these provisions could differ from those of the U.S. Treasury Department or the Internal Revenue Service. The foregoing items, as well as any other future changes in tax laws, could have a material adverse effect on our business, cash flow, financial condition, or results of operations.
In addition, we are subject to audit by various U.S. and foreign tax authorities in the ordinary course of our business, and upon audit there are many transactions and calculations for which the ultimate tax determination may be uncertain. In the event of an audit, the final outcome of income tax examinations could be materially different from our expectations and the estimates that are reflected in our consolidated financial statements, which could have a material adverse effect on our results of operations, cash flows and liquidity.
We could incur goodwill and intangible asset impairment charges, which could harm our profitability.
We have significant amounts of goodwill and intangible assets. We periodically review the carrying values of goodwill and intangible assets to determine whether such carrying values exceed their fair market values. Declines in the profitability of individual reporting units due to economic or market conditions or otherwise, as well as adverse changes in financial, competitive and other conditions, including declines in the operating performance of our reporting units or other adverse changes in the key valuation assumptions contributing to the estimated fair value of our reporting units, could adversely affect the estimated fair values of the related reporting units, which could result in an impairment of the recorded balances of goodwill or intangible assets. See Note 7 — Goodwill and Intangible Assets in the notes to our audited consolidated financial statements included herein for additional details.
We have liability claims exposure due to high deductible insurance and potential uninsured claims.
We maintain insurance policies with respect to automobile liability, general liability, employer’s liability, workers’ compensation and other types of coverage. These policies are subject to high deductibles or self-insured retention amounts. We are effectively self-insured for substantially all claims because most claims against us do not exceed the deductibles or the self-insured retention amounts under our insurance policies and there can be no assurance that our insurance coverages will be sufficient or effective under all circumstances, or against all claims or liabilities to which we may be subject, which could expose us to significant liabilities and materially and adversely affect our business, financial condition, results of operations and cash flows. In addition, insurance liabilities are difficult to assess and estimate due to many factors, the effects of which are often unknown or difficult to estimate, including the severity of an injury, the determination of our liability in proportion to other parties’ liability, the number of incidents not reported and the effectiveness of our safety programs. If our insurance costs exceed our estimates of insurance liabilities, or if our insurance claims increase, or if our insurance coverage proves to be inadequate or becomes unavailable, we could experience increased exposure to risk and/or a decline in profitability and liquidity.
If we are unable to attract and retain qualified managers and skilled employees, we will be unable to operate efficiently, which could reduce our revenue, profitability and liquidity.
Our business is labor intensive, and some of our operations experience a high rate of employee turnover. In addition, given the nature of the highly specialized work we perform, many of our employees are trained in, and possess, specialized technical skills that are necessary to efficiently operate our business and maintain productivity and profitability. At times of low unemployment, it can be difficult for us to find appropriately skilled and qualified personnel at affordable rates. We may be unable to hire and retain a sufficiently skilled labor force to support our operating requirements and growth strategy. Our labor and training expenses could increase as a result of a shortage in the supply of skilled personnel, which could adversely affect our profitability. We cannot be certain that we will be able to maintain and ensure the productivity of the skilled labor force necessary to operate our business. Our ability to do so depends on a number of factors, such as the general rate of employment, competition for employees possessing the skills we need, the general health and welfare of our employees, which has been impacted by the COVID-19 pandemic, and the level of compensation required to hire, train and retain qualified employees. Additionally, our business is managed by a number of key executive and operational officers, many of whom have extensive industry experience, and is dependent upon retaining and recruiting qualified management to execute our business strategy. Labor shortages, increased labor or training costs or the loss of key personnel could materially adversely affect our results of operations, cash flows and liquidity.
Our Recovery Logistics business is subject to a number of risks that may impact our business, liquidity, cash flows and results of operations.
Our Recovery Logistics business provides recovery and restoration services for our energy and telecommunications customers. The majority of its revenue is earned through support of the restoration efforts of our customers affected by storms and other disasters. The timing, duration and severity of these events is uncertain and difficult to predict. In addition, much of these services are provided by third parties which may be difficult or costly to mobilize in the event of unexpected demand for services. Customers may also rely on their employees to provide these services, which reduces demand for our services. We do not control such factors and, as a result, our revenue and income can vary from quarter to quarter, and past financial results for certain quarters may not be a reliable indicator of future results for comparable quarters in subsequent years.
We may be impacted by unionization or attempts to unionize by our workforce.
Our personnel may attempt, successfully or unsuccessfully, to form one or more unions. The outcome of any election process is uncertain. Further disruptions to or organizing efforts within our workforce could negatively impact our business, result in adverse publicity, and lead to delays in project completion. Additionally, any action against us relating to any unionized workforce could have a material adverse effect on our liquidity, cash flows and results of operations.
Risks Related to Regulation and Compliance
Our operations could affect the environment or cause exposure to hazardous substances. In addition, our properties could have environmental contamination, which could result in material liabilities.
Our operations are subject to various environmental laws and regulations, including those dealing with the handling and disposal of waste products, polychlorinated biphenyls, air quality, transportation of hazardous materials and the protection of endangered species. Certain of our current and historical construction operations have used hazardous materials and, to the extent that such materials are not properly stored, contained or recycled, they could become hazardous waste. Additionally, some of our contracts require that we assume the environmental risk of site conditions and require that we indemnify our customers for any damages, including environmental damages, incurred in connection with our projects. We may be subject to claims under various environmental laws and regulations, federal and state statutes and / or common law doctrines for toxic torts and other damages, as well as for natural resource damages and the investigation and clean-up of soil, surface water, groundwater and other media under laws such as the Comprehensive Environmental Response, Compensation and Liability Act. Such claims may arise, for example, out of current or former conditions at project sites, current or former properties owned or leased by us or contaminated sites that have always been owned or operated by third parties. Liability may be imposed without regard to fault and may be strict and joint and several, such that we may be held responsible for more than our share of any contamination or other damages, or even for the entire share, and we may be unable to obtain reimbursement from the parties that caused the contamination. The obligations, liabilities, fines and costs or reputational harm associated with these and other events could be material and could have a material adverse impact on our business, financial condition, results of operations and cash flows.
We perform work in underground environments, which could affect the environment. A failure to comply with environmental laws could result in significant liabilities or harm our reputation, and new environmental laws or regulations could adversely affect our business.
Some of the work we perform is in underground environments. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants. In such a case, we could incur significant costs, including clean-up costs, and we may be liable for significant fines and damages and could suffer reputational harm. Additionally, we sometimes perform directional drilling operations below certain environmentally sensitive terrains and water bodies.
Due to the inconsistent nature of terrain and water bodies, it is possible that such directional drilling could cause a surface fracture releasing subsurface materials or drilling fluid. These releases alone or, in combination with releases that may contain contaminants in excess of amounts permitted by law, could potentially expose us to significant clean up and remediation costs, damages, fines and reputational harm, which could have a material adverse effect on our results of operations, cash flows and liquidity.
New environmental laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or leaks or the imposition of new clean-up requirements could require us to incur significant costs or result in new or increased liabilities that could have a material adverse effect on our results of operations, cash flows and liquidity. We may incur work stoppages to avoid violating these laws and regulations, or we may risk fines or other sanctions if we inadvertently violate these laws and regulations, which could adversely affect our business.
We are subject to risks associated with climate change.
In recent years, there has been an increased focus on climate change, greenhouse gas and other emissions and other potential damage to the environment caused by human activities. The potential effects of climate change on our operations is highly uncertain. Climate change may result in, among other things, an increase in extreme weather events, such as floods, hurricanes, wildfires, rising sea levels and limitations on water availability and quality. Extreme weather conditions could limit the availability of resources or increase the costs of our projects, or could cause projects to be delayed or canceled. Our operating results are significantly influenced by weather. Therefore, major changes in weather patterns could have a significant effect on our future operating results. We could experience project cancellations, reduced demand or reduced productivity if climate change results in a significant increase in adverse weather conditions in a given period, which could negatively affect our revenue and profitability.
Climate change could also affect our customers and the projects they award. Concerns about climate change could result in potential new regulations, regulatory actions or requirements to fund energy efficiency activities, any of which could negatively affect our customers, decrease the projects they award and decrease demand for our services, including for power projects and other projects, or result in increased costs associated with our operations. Legislative and/or regulatory responses related to climate change could also affect the availability of goods, increase our costs or otherwise negatively affect our operations.
There are significant environmental regulations and policies under consideration or reconsideration to encourage the use of clean energy technologies and regulate emissions of greenhouse gases to address climate change. For example, in February 2021, the United States reentered the 2015 Paris Agreement. We cannot predict future changes to environmental regulations and policies, nor can we predict the effects that any conceivable changes would have on our business. The establishment of rules limiting greenhouse gas emissions could affect customer demand as well as our ability to perform construction services or to perform these services at current levels of profitability. For example, if new regulations were adopted regulating greenhouse gas emissions from sources such as cars and trucks, we could experience a significant increase in environmental compliance costs in light of our large fleet and the amount of construction machinery we own and/or lease. New regulations may require us to acquire different equipment or change processes. The new equipment may not be available, or we may not be able to purchase or rent this equipment in a cost-effective manner. Compliance with any new laws or regulations regarding the reduction of greenhouse gases could result in significant changes to our operations and a significant increase in the cost of conducting our business. In addition, our reputation could suffer and/or we could experience a reduction in the amount of future work we are awarded if our operations are perceived to result in high greenhouse gas emissions or to otherwise pose environmental risks. Reductions in project awards, project deferrals, delays or cancellations or increases in costs related to the effects of climate change, climate change initiatives or climate change regulations could have a material adverse effect on our results of operations, cash flows and liquidity.

Our failure to comply with the regulations of federal, state and local agencies that oversee transportation and safety compliance could reduce our revenue, profitability and liquidity.
The Occupational Safety and Health Administration (“OSHA”) and various states establish certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by OSHA and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety may apply to our operations. We incur capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future from violations of health and safety regulations, including, in extreme cases, criminal sanctions. Our customers could cancel existing contracts and not award future business to us if we were in violation of these regulations.
We are also subject to a number of state and federal laws and regulations related to the operation of our fleet of commercial motor vehicles. If we are not in compliance with these laws and regulations, we may be unable to perform services for our customers and may also be subject to fines, penalties, and the suspension or revocation of our licenses. Our failure to comply with these laws and regulations may affect our ability to operate and could require us to incur significant costs that adversely affect our results of operations.
Our failure to comply with various laws and regulations related to contractor licensing and business licensing could result in significant liabilities.
We are subject to a number of state and federal laws and regulations, including those related to contractor licensing, business licensing and employment of qualified individuals. If we are not in compliance with these laws and regulations, we may be unable to perform services for our customers and may also be subject to fines, penalties, and the suspension or revocation of our licenses. Our failure to comply with these laws and regulations may affect our ability to operate and could require us to incur significant costs that adversely affect our results of operations.
The Company’s ability to be successful will depend upon the efforts of the Board and key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s business.
The Company’s ability to be successful will be dependent upon the efforts of the Board and key personnel. We cannot assure you that the Board and the Company’s key personnel will be effective or successful or remain with the Company.
Risks Related to Strategic Transactions
Acquisitions, strategic investments and dispositions involve risks that could negatively affect our operating results, cash flows and liquidity and may not enhance shareholder value.
We have made, and may continue to make, strategic acquisitions and investments. Acquisitions may expose us to operational challenges and risks, including the ability to profitably manage the acquired business or successfully integrate the operations, internal controls and procedures and financial reporting and accounting systems of the acquired business into our business; increased indebtedness and contingent earn-out obligations; the ability to fund cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or other unforeseen difficulties; the expense of integrating acquired businesses; the availability of funding sufficient to meet increased capital needs; diversion of management’s attention; and the ability to retain or hire qualified personnel required for expanded operations.
In addition, we may not be able to identify suitable acquisition or strategic investment opportunities or may be unable to obtain the required consent of our lenders and therefore, may not be able to complete such acquisitions or strategic investments. We may pay for acquisitions or strategic investments with our Common Stock or with debt instruments, including convertible or exchangeable debt securities, which could dilute the ownership interests of our stockholders, or we may decide to pursue acquisitions with which our investors may not agree. Borrowings or issuances of debt associated with these acquisitions could also result in higher levels of indebtedness, which could negatively affect our ability to service our debt within the scheduled repayment terms. In addition, to the extent we defer payment of an acquisition’s purchase price through a cash earn-out arrangement, it will reduce our cash flows in subsequent periods.
Acquired companies may have liabilities that we failed, or were unable, to discover in the course of performing due diligence investigations. We cannot assure you that the indemnifications granted to us by sellers of acquired companies will be sufficient in amount, scope or duration to fully offset potential liabilities associated with acquired businesses. We may learn additional information about the businesses we have acquired that could materially adversely affect us, such as unknown or contingent liabilities, unprofitable projects and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business. We generally require that key management and former principals of the businesses we acquire enter into non-competition agreements in our favor. If we are unable, and the courts refuse to enforce the non-competition agreement entered into by such person or persons, we might be subject to increased competition. Failure to successfully manage the operational challenges and risks associated with, or resulting from, our acquisitions could adversely affect our results of operations, cash flows and liquidity.
Additionally, we may from time to time explore opportunities to maximize value through the disposition of assets and businesses, including the sale of certain businesses. These sales or transactions could adversely affect our results of operations, cash flows and liquidity.
Risks Related to Financing Our Business
We have a significant amount of debt, which could adversely affect our business, financial condition and results of operations or could affect our ability to access capital markets in the future. In addition, our debt contains restrictive covenants that may prevent us from engaging in transactions that might benefit us.
Our outstanding debt and debt service requirements could have significant consequences on our future operations, including: making it more difficult for us to meet our payment and other obligations; an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which could result in all of our debt becoming immediately due and payable; reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments, and limiting our ability to obtain additional financing for these purposes; subjecting us to the risk of increasing interest expense on variable rate indebtedness; limiting our flexibility in planning for, or reacting to changes in our business, the industries in which we operate and the general economy; and placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.
The terms of our indebtedness contain customary events of default and covenants that prohibit us from taking certain actions without satisfying certain financial tests or obtaining the consent of the lenders. Should we be unable to comply with the terms and covenants of our indebtedness, including our credit facility, we would be required to obtain consents from our bank group, modify our credit facility or other debt instruments or secure another source of financing to continue to operate our business, none of which may be available to us on reasonable terms or at all. A default could also result in the acceleration of our obligations. In addition, these covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions or securing additional financing, if needed.
Any of these factors could have an adverse effect on our business, financial condition and results of operations. Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future, which can be subject to many factors, some of which are beyond our control. We cannot assure that our business will generate future cash flow from operations, or that future borrowings will be available to us in an amount sufficient to enable us to meet our payment obligations and to fund other liquidity needs. Our business is capital intensive, and if we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital, and some of these activities could have terms that are unfavorable or could be highly dilutive. Our ability to obtain additional financing or to refinance our existing indebtedness will depend on the capital markets and our financial condition at such time. Any of the above factors could adversely affect our results of operations, cash flows and liquidity.
We are also party to certain factoring arrangements. Any termination of such factoring arrangements could adversely affect our results of operations, cash flows and liquidity.
We may be unable to obtain sufficient bonding capacity to support certain service offerings, and the need for performance and surety bonds could reduce availability under our credit facility.
Some of our contracts require performance and payment bonds. If we are not able to renew or obtain a sufficient level of bonding capacity in the future, we may be precluded from being able to bid for certain contracts or successfully contract with certain customers. In addition, even if we are able to successfully renew or obtain performance or payment bonds, we may be required to post letters of credit in connection with the bonds, which would reduce availability under our credit facility. Furthermore, under standard terms in the surety market, sureties issue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds. If we were to experience an interruption or reduction in the availability of bonding capacity, we may be unable to compete for or work on projects that require bonding.
Risks Related to the 2027 Convertible Notes
Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the 2027 Convertible Notes.
In the future, we may seek to raise or borrow additional funds to expand our product or business development efforts, make acquisitions or otherwise fund or grow our business and operations. Our indebtedness could have important consequences to the holders of the 2027 Convertible Notes, including:
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increasing our vulnerability to general adverse economic and industry conditions;

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requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

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making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

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limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

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possibly placing us at a competitive disadvantage compared to our competitors that have less debt;

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limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable; and

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exposing us to the risk of increased interest rates because certain of our borrowings, including our credit agreements, are subject to variable rates of interest.

In addition, it is possible that we may need to incur additional indebtedness in the future in the ordinary course of business.
The terms of our credit agreements and our Indenture that governs the 2027 Convertible Notes allow us to incur additional debt subject to certain limitations; however, there is no assurance that additional financing will be available to us on terms favorable to us, if at all. In addition, if new debt is added to the then existing debt levels, the risks described above could intensify.
Our credit agreements and our Indenture contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness. See “Description of Securities — 2027 Convertible Notes.”

We may be able to incur substantial indebtedness. This could exacerbate the risks to our financial condition described above and prevent us from fulfilling our obligations under the 2027 Convertible Notes.
We may be able to incur significant additional indebtedness in the future and this could result in additional risk. Although our credit agreements and our Indenture contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. In the future we may draw on the credit agreements to reinforce our liquidity position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 pandemic.
If we incur any additional indebtedness that ranks equally with the 2027 Convertible Notes, subject to any collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with our insolvency, liquidation, reorganization, dissolution or other winding up as a company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. If new indebtedness is added to our current indebtedness levels, the related risks that we now face could increase. Any of these risks could materially impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.
We may not be able to generate sufficient cash to service all of our indebtedness, including the 2027 Convertible Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments on or to refinance our debt obligations, including the 2027 Convertible Notes, depends on our financial condition and results of operations, which in turn are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the 2027 Convertible Notes.
If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the 2027 Convertible Notes. Our ability to restructure or refinance our debt will depend on, among other things, the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the Indenture that governs the 2027 Convertible Notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such cash flows and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations.
Further, our credit agreements and our Indenture contain provisions that will restrict our ability to dispose of assets and use the proceeds from any such disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.
Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the 2027 Convertible Notes.
If we cannot make scheduled payments on our indebtedness, to the extent applicable, we will be in default and holders of the 2027 Convertible Notes could declare all outstanding principal and interest to be due and payable and the lenders under the credit agreements could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. If we breach the covenants under our debt instruments, we would be in default under such instruments. The holders of such indebtedness could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your entire investment in the 2027 Convertible Notes.
Our credit agreements and the Indenture contain terms which restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.
Our credit agreements and the Indenture contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including, among other things, restrictions on our ability to:
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incur or guarantee additional indebtedness or issue disqualified stock or preferred stock;

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pay dividends and make other distributions on, or redeem or repurchase, capital stock;

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make certain investments;

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incur certain liens;

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enter into transactions with affiliates;

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merge or consolidate;

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enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to us or the guarantors;

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designate restricted subsidiaries as unrestricted subsidiaries; and

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transfer or sell assets.

The covenants in the Indenture that governs the 2027 Convertible Notes are subject to important exceptions and qualifications, which are described under “Description of Securities — 2027 Convertible Notes.” These covenants may limit our ability to optimally operate our business.
As a result of these restrictions, we will be limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.
Our failure to comply with the restrictive covenants described above and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date and the termination of future funding commitments by our lenders. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected.
Our credit agreements and the Indenture contain cross-default provisions that could result in the acceleration of all of our indebtedness.
A breach of the covenants under our credit agreements or our Indenture could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our guarantors may not have sufficient assets to repay that indebtedness. Additionally, we may not be able to borrow money from other lenders to enable us to refinance our indebtedness.
The 2027 Convertible Notes are effectively subordinated to our indebtedness under our credit agreements and our other secured indebtedness to the extent of the value of the assets securing that indebtedness.
The 2027 Convertible Notes are not secured by any of our assets. As a result, the 2027 Convertible Notes and the guarantees are effectively subordinated to our existing and future secured indebtedness

(including any indebtedness under the credit agreements) with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company, the proceeds from the sale of assets securing our secured indebtedness are available to pay obligations on the 2027 Convertible Notes only after all secured indebtedness has been paid in full. The holders of the 2027 Convertible Notes may receive less, ratably, than the holders of secured indebtedness in the event of our or any of the guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.
The 2027 Convertible Notes are structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become guarantors of the 2027 Convertible Notes.
Each of our existing and future domestic restricted subsidiaries that is a borrower under or that guarantees obligations under our credit agreements or that guarantees certain of our other indebtedness is a guarantor of the 2027 Convertible Notes (subject to certain exceptions). Our subsidiaries that do not guarantee the 2027 Convertible Notes, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the 2027 Convertible Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The 2027 Convertible Notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary that is not a guarantor, all of that subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s assets before we would be entitled to any payment.
In addition, the Indenture, subject to some limitations, permits these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.
In addition, our subsidiaries that provide, or will provide, guarantees of the 2027 Convertible Notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:
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upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock (as defined in the Indenture) of such Guarantor following which the applicable Guarantor ceases to be a Restricted Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by the Indenture;

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upon the release or discharge of such Guarantor’s obligations under our credit agreements or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon;

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upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the Indenture,

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upon the discharge of the 2027 Convertible Notes, as provided in Article 3 of the Indenture; or

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as provided in Article 10 of the Indenture.

If any guarantee is released, no holder of the 2027 Convertible Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities (including trade payables and preferred stock, if any), whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the 2027 Convertible Notes. See “Description of Securities — 2027 Convertible Notes — Notes Guarantees.”
Federal and state fraudulent transfer laws may permit a court to void the 2027 Convertible Notes or the guarantees, and if that occurs, you may not receive any payments on the 2027 Convertible Notes.
Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the 2027 Convertible Notes and the incurrence of the guarantees of the 2027 Convertible Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the 2027 Convertible Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if QualTek or a guarantor, as applicable,
(1)   issued the 2027 Convertible Notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or
(2)   received less than reasonably equivalent value or fair consideration in return for either issuing the 2027 Convertible Notes or incurring the guarantee and, in the case of (2) only, one of the following is also true at the time thereof:
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the issuer or such guarantor, as applicable, was insolvent or rendered insolvent by reason of the issuance of the 2027 Convertible Notes or the incurrence of its guarantees;

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the issuance of the 2027 Convertible Notes or the incurrence of its guarantees left the issuer or such guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

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the issuer or such guarantor intended to, or believed that it would, incur indebtedness beyond its ability to pay as they mature; or

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the issuer or such guarantor was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the 2027 Convertible Notes.
We cannot be certain as to the standards a court would use to determine whether or not we or a guarantor was insolvent at the relevant time or, regardless of the standard that a court uses, whether the 2027 Convertible Notes or the guarantees would be subordinated to other indebtedness. In general, however, a court would deem an entity insolvent if:
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the sum of its indebtedness, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing indebtedness, including contingent liabilities, as they become absolute and mature; or

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it could not pay its indebtedness as it became due.

If a court were to find that the issuance of the 2027 Convertible Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the 2027 Convertible Notes or that guarantee, could subordinate the 2027 Convertible Notes or that guarantee to our presently existing and future indebtedness or of the relevant guarantor or could require the holders of the 2027 Convertible Notes to repay any amounts received with respect to the 2027 Convertible Notes or that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the 2027 Convertible Notes. Further, the avoidance of the 2027 Convertible Notes could result in an event of default with respect to our and our subsidiaries’ other indebtedness that could result in acceleration of that indebtedness.
Although each guarantee entered into in connection with the 2027 Convertible Notes will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or fraudulent transfer, this provision may not be effective as a legal matter to protect those guarantees from being avoided under fraudulent conveyance or fraudulent transfer law or otherwise, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, as noted above, any payment by us pursuant to the 2027 Convertible Notes or by a guarantor under a guarantee made at a time we or such guarantor was found to be insolvent could be avoided and required to be returned to the issuer or such guarantor if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party and such payment would give such insider or non-insider party (as the case may be) more than such creditors would have received in a distribution under the U.S. Bankruptcy Code in a hypothetical Chapter 7 case.
Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the 2027 Convertible Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of 2027 Convertible Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of 2027 Convertible Notes and (3) equitable subordination is not inconsistent with the provisions of the United States Bankruptcy Code.
There is no existing public trading market for the 2027 Convertible Notes, and holders’ ability to sell the 2027 Convertible Notes will be limited.
There is no existing public market for the 2027 Convertible Notes. No market for the 2027 Convertible Notes may develop, and any market that develops may not persist. We cannot assure you as to the liquidity of any market that may develop for the 2027 Convertible Notes, your ability to sell your 2027 Convertible Notes or the price at which you would be able to sell your 2027 Convertible Notes. Future trading prices of the new notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The liquidity of any trading market and the trading price of such notes may be adversely affected by changes in our financial performance or prospects and by changes in the financial performance of or prospects for companies in our industry generally.
Even though the 2027 Convertible Notes are convertible into shares of our Class A Common Stock, the terms of the 2027 Convertible Notes will not provide protection against some types of important corporate events.
The 2027 Convertible Notes are convertible into shares of our Class A Common Stock. Certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a “fundamental change” under the 2027 Convertible Notes. See “Description of Securities — 2027 Convertible Notes.”
A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.
There can be no assurances that any rating assigned to our debt securities will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the 2027 Convertible Notes. Credit ratings are not recommendations to purchase, hold or sell the 2027 Convertible Notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the 2027 Convertible Notes.
Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the 2027 Convertible Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your 2027 Convertible Notes at a favorable price or at all.
We may not have the ability to repurchase the 2027 Convertible Notes upon a fundamental change.
Holders of the 2027 Convertible Notes have the right to require us to repurchase their 2027 Convertible Notes upon the occurrence of a fundamental change, which includes a delisting of the Class A Common Stock. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of 2027 Convertible Notes. In addition, our ability to repurchase the 2027 Convertible Notes is limited by the agreements governing our existing indebtedness and may also be limited by law, by regulatory authority or by agreements that governs our future indebtedness. Our failure to repurchase the 2027 Convertible Notes at a time when the repurchase is required by the Indenture would constitute a default under the Indenture. A default under the Indenture or the fundamental change itself could also lead to a default under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the 2027 Convertible Notes.
Risks Related to Our Class A Common Stock
An active trading market for the Class A Common Stock may never develop or be sustained, which may make it difficult to sell the shares of the Class A Common Stock you purchase.
An active trading market for the Class A Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of the Class A Common Stock at an attractive price (or at all). The market price of the Company’s Class A Common Stock may decline below your purchase price, and you may not be able to sell your shares of the Company’s Class A Common Stock at or above the price you paid for such shares (or at all).
We may be unable to maintain the listing of our securities on the Nasdaq Capital Market.
If the Company fails to meet the continued listing requirements and Nasdaq delists the Company’s Class A Common Stock, the Company could face significant material adverse consequences, including:
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a limited availability of market quotations for the Company’s Class A Common Stock;

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a limited amount of news and analyst coverage for the Company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of the Class A Common Stock is likely to be highly volatile, and you may lose some or all of your investment.
The market price of Class A Common Stock is highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
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the impact of COVID-19 pandemic on our business;

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the inability to maintain the listing of the Company’s shares of Class A Common Stock on the Nasdaq;

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the inability to recognize the anticipated growth of the Company, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, and retain its key employees;

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changes in applicable laws or regulations;

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risks relating to the uncertainty of our projected financial information; and

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risks related to the growth of our business, the timing of expected business milestones, and the success of future acquisitions, if any.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Class A Common Stock, regardless of the Company’s actual operating performance.
The Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Class A Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from the Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.
If securities or industry analysts do not publish research or reports about the Company, or publish negative reports, the Company’s stock price and trading volume could decline.
The trading market for the Company’s Class A Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about the Company. The Company does not have any control over these analysts. If the Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Company downgrade its Class A Common Stock or change their opinion, the Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which could cause the Company’s stock price or trading volume to decline.
Because the Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
The Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Company’s shares of Class A Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.
Certain of our warrants are accounted for as a warrant liability and are recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Class A Common Stock.
We had 102,000 Private Placement Warrants that were issued concurrently with the ROCR IPO. The Private Placement Warrants and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units sold in the ROCR IPO, in which case the 102,000 Private Placement Warrants could be redeemed by the Company for $1,020 (or $0.01 per Warrant). Under GAAP, we are required to evaluate contingent exercise provisions of these warrants and then their settlement provisions to determine whether they should be accounted for as a warrant liability or as equity. Any settlement amount not equal to the difference between the fair value of a fixed number of our equity shares and a fixed monetary amount precludes these warrants from being considered indexed to its own stock, and therefore, from being accounted for as equity. As a result of the provision that the Private Placement Warrants, when held by someone other than the initial purchasers or their permitted transferees, will be redeemable by us, the requirements for accounting for these warrants as equity are not satisfied. Therefore, we are required to account for these Private Placement Warrants as a warrant liability and record (a) that liability at fair value, which was determined as the same as the fair value of the warrants included in the units sold in the ROCR IPO, and (b) any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Class A Common Stock.

The exercise price for our public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the public warrants are more likely to expire worthless.
The exercise price of our public warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a public warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the public warrants are less likely to ever be in the money and more likely to expire worthless. We do not believe it is likely that a warrant holder would elect to exercise its warrants when our common stock is trading below $11.50 and any cash proceeds that would be received by the Company are dependent on the trading price of the common stock underlying the warrants. We do not believe that the warrant holders’ failure to exercise warrants for cash would have a material impact on our liquidity, financial position or results of operations.
Our warrants will become exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Our public warrants issued as part of the ROCR IPO are exercisable for up to one share of Class A Common Stock at $11.50 per share. The additional shares of Class A Common Stock issued upon exercise of our warrants will result in dilution to the then existing holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Common Stock.
We have no obligation to net cash settle the warrants.
In no event will we have any obligation to net cash settle the warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the warrants upon consummation of an initial business combination, including the Business Combination, or exercise of the warrants. Accordingly, the warrants may expire worthless.
There is no guarantee that the warrants will ever be in the money, and they may expire worthless and the terms of warrants may be amended.
The exercise price for the warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
In addition, the Company’s warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other change. Accordingly, the Company may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although the Company’s ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Class A Common Stock purchasable upon exercise of a warrant.
We may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date QualTek sends the notice of redemption to the warrant holders. If and when the warrants become redeemable by QualTek, QualTek may exercise its redemption right even if QualTek is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the holder (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. Historical trading prices for our Common Stock have not exceeded the $18.00 per share threshold at which the public warrants become redeemable. In the event QualTek exercises its redemption right, holders of the warrants would be notified of such redemption as described in our Warrant Agreement. Specifically, in the event that QualTek elects to redeem all of the outstanding warrants, QualTek shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by QualTek not less than 30 days prior to the Redemption Date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the warrants will be notified of such redemption via the Company’s posting of the redemption notice to DTC. None of the private placement warrants and warrants underlying the units issuable upon conversion of working capital loan will be redeemable by QualTek so long as they are held by their initial purchasers or their permitted transferees.
The grant of registration rights to our stockholders and holders of our Private Warrants and the future exercise of such rights may adversely affect the market price of our Class A Common Stock.
On February 14, 2022, in connection with the closing of the Business Combination, the Company entered into an investor rights agreement (the “Investor Rights Agreement”) with the sellers as set forth therein, BCP QualTek, the Sponsors, Sponsor Representative, and certain Other Holders (as defined therein). Pursuant to the Investor Rights Agreement, the Holders (as defined therein), which includes certain QualTek HoldCo equityholders as well as the Sponsors, and, in each case, their permitted transferees have customary registration rights (including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the closing of the Business Combination)) with respect to (i) the Class A Common Stock (including the Class A Common Stock issued (a) pursuant to the Company’s the Third Amended and Restated LLCA upon exchange of QualTek Common Units along with a corresponding number of shares of the Class B Common Stock, and (b) upon conversion of the Restricted Sponsor Shares, in each case, upon the issuance thereof or lapse of transfer restrictions applicable thereto), (ii) the Private Warrants and the Class A Common Stock issuable upon exercise of the Private Warrants, and (iii) any Class A Common Stock of the Company or any subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.
We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Class A Common Stock of the Company.
Future offerings of debt or offerings or issuances of equity securities by the Company may adversely affect the market price of the Company’s Class A Common Stock or otherwise dilute all other stockholders.
In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of the Class A Common Stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. We also expect to grant equity awards to employees, directors, and consultants under our stock incentive plans. Future acquisitions could require substantial additional capital in excess of cash from operations. We expect to obtain the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness and cash from operations.
Issuing additional shares of the Class A Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of the Class A Common Stock or both. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of the Class A Common Stock. Our debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of the Class A Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing and nature of our future offerings.
The 2027 Convertible Notes may be converted into Class A Common Stock in the future, which would cause immediate and substantial dilution to our stockholders.
We issued the 2027 Convertible Notes with an aggregate principal amount of $124,685,000. The 2027 Convertible Notes are initially convertible into 12,468,500 shares of Class A Common Stock. The 2027 Convertible Notes are convertible at an initial conversion price of $10.00 (subject to downward adjustment during the first year depending on the price of the Class A Common Stock and other anti-dilution adjustments). The issuance of shares of Class A Common Stock upon any conversion of the 2027 Convertible Notes will result in dilution to the interests of stockholders and such dilution may increase as a result of the conversion price adjustment and anti-dilution provisions in the indenture governing the 2027 Convertible Notes.
If our security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our securities.
Our Initial Stockholders are entitled to make a demand that the Company register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our Initial Stockholders, officers and directors are entitled to demand that we register the resale of the shares underlying any securities our Initial Stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time. If such persons exercise their registration rights with respect to all of these securities, then there will be an additional 3,589,000 shares of Class A Common Stock eligible for trading in the public market. The presence of these additional shares of Class A Common Stock trading in the public market may have an adverse effect on the market price of our securities.
QualTek is an emerging growth company within the meaning of the Securities Act and QualTek has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make QualTek’s securities less attractive to investors and may make it more difficult to compare QualTek’s performance with other public companies.
QualTek is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in QualTek’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, QualTek’s stockholders may not have access to certain information they may deem important. QualTek may be an emerging growth company for up to five years, although circumstances could cause the loss of that status earlier, including if the market value of the Common Stock of QualTek held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case the Company would no longer be an emerging growth company as of the following December 31. QualTek cannot predict whether investors will find its securities less attractive because QualTek relies on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of QualTek’s securities may be lower than they otherwise would be, there may be a less active trading market for QualTek’s securities and the trading prices of the securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. QualTek has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, QualTek, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of QualTek’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Risks Related to Tax
Our only principal asset is our interest in QualTek HoldCo, and accordingly we will depend on distributions from QualTek HoldCo to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.
We are a holding company and have no material assets other than our ownership of QualTek Common Units. We do not have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses, and pay any dividends in the future will be dependent upon the financial results and cash flows of QualTek HoldCo. There can be no assurance that QualTek HoldCo will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments, will permit such distributions. If QualTek HoldCo does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.
QualTek HoldCo will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated, for U.S. federal income tax purposes, to the holders QualTek Common Units. Under the terms of the Third Amended and Restated LLCA, QualTek HoldCo is obligated to make pro rata tax distributions to holders of QualTek Common Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant and some of which will be reimbursed by QualTek HoldCo (excluding payment obligations under the Tax Receivable Agreement). For so long as we are Managing Member (as defined in the Third Amended and Restated LLCA) of QualTek HoldCo, we intend to cause QualTek HoldCo to make ordinary distributions and tax distributions to the holders of QualTek Common Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, QualTek HoldCo’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of QualTek HoldCo and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in QualTek HoldCo’s debt agreements, or any applicable law, or that would have the effect of rendering QualTek HoldCo insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.
We anticipate that the distributions received from QualTek HoldCo may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.

The Tax Receivable Agreement requires us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.
As of the closing of the Business Combination, the Company, QualTek HoldCo, the TRA Holders and the TRA Holder Representative entered into the Tax Receivable Agreement.
Pursuant to the Tax Receivable Agreement, the Company is generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Company (and applicable consolidated, unitary, or combined subsidiaries thereof, if any) realized, or is deemed to have realized, as a result of certain tax attributes (the “Tax Attributes”), including:
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existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to QualTek Common Units acquired by the Company at the closing of the Business Combination or from a TRA Holder (including any QualTek Common Units held by the Blocker, which are acquired by the Company in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

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tax basis adjustments resulting from the acquisition of QualTek Common Units by the Company at the closing of the Business Combination and taxable exchanges of QualTek Common Units (including any such adjustments resulting from certain payments made by the Company under the Tax Receivable Agreement) acquired by the Company from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;

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tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

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certain tax attributes of the Blocker, which holds QualTek Common Units that are acquired directly or indirectly by the Company pursuant to a Reorganization Transaction.

Under the Tax Receivable Agreement, the Tax Group (as defined in the Tax Receivable Agreement) is generally treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally are based on the tax reporting positions that the Company determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders are not required to reimburse the Company for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders are applied against and reduce any future cash payments otherwise required to be made by the Company under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances the Company could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.
The Tax Receivable Agreement provides that, in the event (such events collectively, “Early Termination Events”) that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of the Company or QualTek HoldCo occur (as described in the Third Amended and Restated LLCA), (iii) the Company in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) the Company materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, the Company’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii) – (iv)) and the Company is required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTek Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the TRA Holder realizes subsequent to such payment.
As a result of the foregoing, in some circumstances (i) the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that the Company may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).
Payments under the Tax Receivable Agreement are the Company’s obligations and not obligations of QualTek HoldCo. Any actual increase in our allocable share of QualTek HoldCo and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of an exchange of QualTek Common Units by a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we are required to make under the Tax Receivable Agreement are outside of our control, we expect that the aggregate payments we are required to make under the Tax Receivable Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an material adverse effect on our financial condition.
Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement.
Risks Related to our Corporate Governance
We are a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. To the extent we rely on such exemptions, our shareholders do not have the same protections afforded to shareholders of companies that are not controlled companies.
Brightstar owns a majority of the voting power of our Class A Common Stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we are exempt from certain corporate governance requirements, including those that would otherwise require our Board to have a majority of independent directors and require that we either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees of directors are determined or recommended to our Board by independent members of our Board. To the extent we rely on one or more of these exemptions, holders of our Class A Common Stock do not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.
QualTek Equityholders and the Sponsors have the right to elect a certain number of directors to our Board.
The terms of the Investor Rights Agreement provide the Sponsors the right to elect one director to the Board so long as the Sponsors hold 40% or more of our outstanding Class A Common Stock. In addition, the pre-Business Combination holders of QualTek HoldCo equity (the “QualTek Equityholders”) are entitled pursuant to the Investor Rights Agreement to select up to seven directors, depending on the percentage of our outstanding Class A Common Stock held by them. The remaining director will be selected jointly by the Sponsors and the QualTek Equityholders. See “Description of Securities”.
Pursuant to these provisions, the Sponsor designated Sam Chawla to assume a seat on our Board upon the consummation of the Business Combination and the QualTek Equityholders designated Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Sam Totusek, Roger Bulloch and Maha Eltobgy to assume the other seats as directors. Jigisha Desai and Daniel Lafond have been jointly selected to serve on the Board as directors. As a result of these provisions, it is unlikely that public stockholders of the Company will have the ability to effectively influence the election of directors during the period these provisions of the Investor Rights Agreement are applicable. While the directors designated pursuant to the Investor Rights Agreement are obligated to act in accordance with their applicable fiduciary duties, their interests may be aligned with the interests of the investors they represent, which may not always coincide with our corporate interests or the interests of our other stockholders.
Anti-takeover provisions contained in the Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
The Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. The Company is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for the Company’s securities. These provisions are described in the Certificate of Incorporation and in the Amended and Restated Bylaws.
The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between the Company and its stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers, or employees.
The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for:
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any derivative action or proceeding brought on its behalf;

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any action asserting a breach of fiduciary duty by any director, officer, other employee or Company stockholder to us or to our stockholders;

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any action asserting a claim against the Company arising under the Delaware General Corporation Law, the Certificate of Incorporation, or the Amended and Restated Bylaws; and

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any action asserting a claim against us, our directors, officers, other employees or the Company stockholders arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Amended and Restated Bylaws, or (iv) any action asserting a claim against us, our directors, officers, other employees or Company stockholders governed by the internal affairs doctrine under Delaware law shall be brought, to the fullest extent permitted by law, solely and exclusively in the Court of Chancery in the State of Delaware; provided, however, that, in the event that the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such actions, the Certificate of Incorporation provides that the sole and exclusive forum shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant.

In addition, the Certificate of Incorporation requires, unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This provision in the Certificate of

Incorporation does not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

USE OF PROCEEDS
All of the Class A Common Stock and warrants offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. All of the Class A Common Stock and 2027 Convertible Notes offered by the Selling Noteholders pursuant to this prospectus will be sold by the Selling Noteholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.
We will not receive any proceeds from the sale of shares of Class A Common Stock or 2027 Convertible Notes by the Selling Securityholders. With respect to the shares of Class A Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. We intend to use any such proceeds for general corporate purposes.

DETERMINATION OF OFFERING PRICE
Our Class A Common Stock and warrants are listed on Nasdaq under the symbols “QTEK” and “QTEKW,” respectively. The 2027 Convertible Notes will not be listed on any securities exchange.
The actual offering price by the Selling Stockholders of the shares of Class A Common Stock and the warrants and by the Selling Noteholders of the shares of Class A Common Stock and the 2027 Convertible Notes covered by this prospectus will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Securityholders or as otherwise described in the section entitled “Plan of Distribution.”

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless otherwise indicated, defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus. For the purposes of this section, “Combined Company” means QualTek Services Inc. and “QualTek” means QualTek HoldCo, LLC (f/k/a BCP QualTek HoldCo, LLC).
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of QualTek and ROCR adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses.
Introduction
ROCR is a special purpose acquisition company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. ROCR was incorporated in Delaware on February 13, 2019, as Roth CH Acquisition III Co.
On March 5, 2021, ROCR consummated its IPO of 11,500,000 of Units, each consisting of one share of Common Stock and one-quarter of one redeemable Warrant, at a price of $10.00 per Unit, generating gross proceeds of $115.0 million, including the exercise of the underwriters’ over-allotment option. Simultaneously with the closing of the IPO, ROCR completed the private sale of an aggregate of 408,000 Private Units to its Initial Stockholders at a purchase price of $10.00 per unit, generating gross proceeds of approximately $4.1 million. Each Private Unit consists of one share of Common Stock and one-quarter of one redeemable Warrant, with each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. Following the closing of the IPO, approximately $115.0 million from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a Trust Account invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, none of the funds held in the Trust Account will be released from the Trust Account until the earlier of: (i) the consummation of our initial business combination within 24 months from the closing of the IPO and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.
QualTek, through its subsidiaries, is a leading provider of communication infrastructure services including engineering, installation, fulfillment and program management, renewable energy solutions, and business continuity and disaster recovery support, delivering a full suite of critical services to the North American telecommunications and power sectors.
The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2021 combines the audited consolidated statement of operations of ROCR for the year ended December 31, 2021 with the audited consolidated statement of operations and comprehensive loss of QualTek for the year ended December 31, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2021 gives effect as if the Business Combination and the transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented. The transactions contemplated by the Business Combination Agreement that are given pro forma effect include:
•
the reverse recapitalization between the Merger Subs and QualTek;

•
the actual redemption of Common Stock held by ROCR’s public stockholders;

•
the net proceeds from the issuance of ROCR common stock in the PIPE investment;

•
the conversion of the Pre-PIPE Notes into Class B Common Stock; and

•
the issuance of the Exchangeable Notes by ROCR.

The pro forma condensed combined financial information may not be useful in predicting the future financial conditions and results of operations of the Combined Company. The actual financial position and results of operation may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of QualTek was derived from the audited consolidated financial statements as of and for the year ended December 31, 2021 included in this prospectus. This information should be read together with QualTek’s audited financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” included in this prospectus.
The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.
QualTek’s and ROCR’s management have made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
QualTek has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
QualTek will have the largest single voting interest block in the Combined Company;

•
QualTek will hold executive management roles for the Combined Company and be responsible for the day-to-day operations;

•
QualTek will have the ability to nominate all but two members of the Board following the closing of the Business Combination;

•
The Combined Company will assume QualTek’s name; and

•
The intended strategy of the Combined Company will continue QualTek’s current strategy of being a leader in communication infrastructure and renewable solutions.

The following summarize the pro forma common stock outstanding, which excludes the Private Warrants and the Public Warrants:
	Shares	%
Existing QualTek equityholders	30,688,837	60%
ROCR Public Shares	100,409	0%
Founder and Private Shares	3,283,000	6%
Pre-PIPE Shares	6,937,500	14%
PIPE Shares(1)	3,989,000	8%
Earnout Shares	6,111,111	12%
Total Common Stock	51,109,857

(1)
BCP entities will hold 750,000 of the total 3,989,000 PIPE Shares.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information is based on information and assumptions which are described in the accompanying notes.
The following unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2021 is based on the historical financial statements of ROCR and QualTek. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanied unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss For the Year
Ended December 31, 2021
(In thousands, except per share data)
	For the Year Ended December 31, 2021				For the Year Ended December 31, 2021			For the Year Ended December 31, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments		Pro Forma Combined
Revenue	$612,241	$—		$612,241	$—	$—		$612,241
Costs and expenses:
Cost of revenues	502,688	—		502,688	—	—		502,688
General and administrative	50,994	—		50,994	4,771	—		55,765
Transaction expenses	3,826	—		3,826	—	5,435	BB	9,261
Loss on legal settlement	2,600	—		2,600	—	—		2,600
Change in fair value of contingent consideration	(4,780)	—		(4,780)	—	—		(4,780)
Impairment of goodwill	52,487	—		52,487	—	—		52,487
Depreciation and amortization	53,675	—		53,675	—	—		53,675
Total costs and expenses	661,490	—		661,490	4,771	5,435		671,696
Income from operations	(49,249)	—		(49,249)	(4,771)	(5,435)		(59,455)
Other income (expense):
Gain on sale/disposal of property and equipment	587	—		587	—	—		587
Interest expense	(50,477)	12,520	AA	(37,957)	—	(16,396)	HH	(51,701)
						2,652	II
Loss on extinguishment of debt	(2,436)	—		(2,436)	—	—		(2,436)
Change in fair value of warrants		—			(114)	—		(114)
Interest earned on marketable securities held in Trust Account	—	—		—	10	(10)	CC	—
Total other income (expense)	(52,326)	12,520		(39,806)	(104)	(13,754)		(53,664)
Income tax benefit	—	—		—	—	1,754	DD	1,754
Loss from continuing operations	(101,575)	12,520		(89,055)	(4,875)	(17,435)		(111,365)
Loss from discontinued operations	(8,851)	—		(8,851)	—	—		(8,851)
Net loss	$(110,426)	$12,520		$(97,906)	$(4,875)	$(17,435)		$(120,216)
Other comprehensive income:
Foreign currency translation adjustment	111	—		111	—	—		111
Comprehensive loss	(110,315)	12,520		(97,795)	(4,875)	(17,435)		(120,105)
Net loss attributable to noncontrolling interest						(65,376)	FF	(65,376)
Net loss attributable to controlling interest								(54,729)

	For the Year Ended December 31, 2021			For the Year Ended December 31, 2021		For the Year Ended December 31, 2021
	QualTek Historical	QualTek Adjustments	QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments	Pro Forma Combined
Loss per share:
Basic and diluted net loss per share from continuing operations	$(8.70)
Basic and diluted net loss per share from discontinued operations	$(0.75)
Basic and diluted net loss per share	$(9.45)
Basic and diluted weighted average Class A common shares outstanding	11,859,955
Basic and diluted net loss per share, redeemable common stock				$(0.39)
Basic and diluted weighted average shares outstanding, redeemable common stock				9,483,562
Basic and diluted net loss per share, non-redeemable common stock				$(0.39)
Basic and diluted weighted average shares outstanding, non-redeemable common stock				3,145,707
Basic and diluted net loss per share from continuing operations						$(2.54)
Basic and diluted weighted average common shares outstanding						19,296,348

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1.
Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.
The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2021 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2021. The period is presented on the basis of QualTek as the accounting acquirer.
The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with, the following historical financial statements and the accompanying notes:
•
The historical audited consolidated financial statements of QualTek as of and for the year ended December 31, 2021 included in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of ROCR and QualTek.
2.
Accounting Policies

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). QualTek has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. In addition, we will present adjustments to QualTek’s historical financial statements (“QualTek Adjustments”), which represent transactions that have occurred in anticipation of the Business Combination that are required to be presented to illustrate the effects of the Business Combination on a pro forma basis.
The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2021.
Adjustment to Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are as follows:
(AA)
Reflects elimination of interest expense on the QualTek convertible notes for the year ended December 31, 2021.

(BB)
Reflects the total estimated transaction costs in the unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2021. Transaction costs are reflected as if incurred on January 1, 2021, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations and comprehensive loss. This is a non-recurring item.

(CC)
Reflects elimination of investment income on the Trust Account.

(DD)
Reflects the adjustment to income tax benefit as a result of the tax impact on pro forma net loss from continuing operations attributable to ROCR at the estimated combined federal and state statutory tax rate of 26.3%.

(EE)
Reflects the reclassification of operating and formation costs to general and administrative expenses.

(FF)
Represents the allocation of net loss to the non-controlling interests due to the Common Units held by BCP and certain members of QualTek management upon closing. The amounts have been calculated as follows:

(in thousands)	For the Year ended December 31, 2021
Pro Forma Combined Loss from continuing operations	$(111,365)
Pro Forma Combined Income tax benefit	(1,754)
Pro Forma Combined Pre-tax Loss from continuing operations	(113,119)
Retained interest of QualTek equityholders	58%
Pro Forma Combined Loss from continuing operations related to noncontrolling interest	$(65,376)

(GG)
Represents the loss on debt extinguishment related to the Company’s expected conversion of the Pre-PIPE Convertible Notes at close. This is a non-recurring item.

(HH)
Represents interest expense on the expected Exchangeable Note Investment at close. The adjustment amounts have been calculated as follows:

(in thousands)	For the Year ended December 31, 2021
Interest expense related to Exchangeable Note Investment	$14,650
Amortization of deferred financing fees	1,746
Total pro forma adjustment	$16,396

Interest expense on the Exchangeable Notes has been calculated assuming a 11.75% annual interest rate. A 0.125% change in the estimated interest rate on the variable rate Exchangeable Note Investment would result in an increase or decrease in the pro forma annual interest expense of approximately $0.2 million.
(II)
Reflects the elimination of the line of credit’s interest expense of $2.7 million for the year ended December 31, 2021, assuming the paydown of the line of credit’s outstanding balance in conjunction with the Business Combination as if it occurred on January 1, 2021.

4.
Loss per share

The unaudited pro forma condensed combined basic and diluted net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.
Pro forma basic and diluted net loss per share has been prepared using actual redemptions by the Company’s public stockholders of shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account for the period presented.
In accordance with the terms of the Business Combination Agreement, the Earnout Shares will be considered legally issued and outstanding shares of common stock issued to the historical Blocker and QualTek owners, subject to restrictions on transfer and voting described in the section entitled “The Business Combination Agreement — The Earnout Shares and Earnout Common Units” within the Proxy Statement. The 2.3 million Blocker Owner Earnout Shares are entitled to receive, ratably with the other outstanding Class A Common Stock, dividends, and other distributions prior to vesting, at which point they become issued common stock. The 3.8 million Earnout Voting Shares have only voting rights and therefore are not entitled to receive any distributions. For additional information on the Earnout Shares, refer to the section entitled “The Business Combination Agreement — The Earnout Shares and Earnout Common Units” within the Proxy Statement.
Pro forma basic and diluted net loss per share is presented in conformity with the two-class method required for participating securities, as the Blocker Owner Earnout Shares are considered participating securities. The net loss per share amounts is the same for Class A Common Stock and the Blocker Owner Earnout Shares because the holders of each are legally entitled to equal per share earnings, losses, and distributions, whether through dividends or liquidation. Shares of Class B Common Stock do not participate in the earnings or losses of the Combined Company and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of Class B Common Stock under the two-class method has not been presented.
Pro Forma Combined
(in thousands except share and per share data)	For the Year ended December 31, 2021
Pro forma net loss attributable to the controlling interest (in thousands)	$(54,729)
Less: undistributed loss attributable to Class A Earnout Shares	(5,772)
Pro forma loss from continuing operations attributable to common shareholders (in thousands) – basic	$(48,957)
Weighted average common shares outstanding – basic and diluted	19,296,348
Net loss per share – basic and diluted	$(2.54)
Weighted average common shares calculation
Existing QualTek Equity Holders	11,923,939
ROCR Public Shareholders	100,409
Founder Shares	3,283,000
Pre-PIPE Investors	—
PIPE Investors	3,989,000
Weighted average common shares outstanding, basic and diluted	19,296,348

The unaudited pro forma condensed combined financial statements reflect a net loss in the period presented and therefore the effect of the following securities are not included in the calculation of diluted loss per share as including them would have had an anti-dilutive effect:
Pro Forma Combined
Excluded from the calculation(1)
Class B Common Stock	29,538,575
Private Warrants	102,000
Public Warrants	25,102
Exchangeable Notes	12,468,500
Total potentially dilutive shares excluded from calculation	42,134,177

(1)
This table excludes Earnout Voting Shares as the earnout contingency has not been met at period end.

BUSINESS
Overview
We are a technology-driven, leading provider of communications infrastructure services, power grid modernization, and renewables solutions to the North American telecommunications and utilities industries. We provide a variety of mission-critical services across the telecom and renewable energy value chain, including wireline and fiber optic terminations, wireless, FTTH and customer fulfillment activities. Our experienced management team has leveraged our technical expertise, rigorous quality and safety standards, and execution track record to establish and maintain long-standing relationships with blue-chip customers.
We operate out of two business segments: Telecom and Renewables & Recovery Logistics. Telecom consists of wireless, wireline, and power, which represents 81% of our revenues for the fiscal year ending December 31, 2021. We entered the renewable infrastructure sector with our acquisition of Fiber Network Solutions, LLC, now known as QualTek Renewables LLC (“Renewables”) in January 2021, which represents 5% of our revenues for the fiscal year ending December 31, 2021. Recovery Logistics represents 14% of our revenues for the fiscal year ending December 31, 2021.
Telecommunications
We provide a full suite of services to the telecom sector across both the wireless and wireline markets, from site acquisition and permitting to initial engineering and design to installation, maintenance, program management and fulfillment. Our core offerings consist of:
•
Engineering and construction services including the design and construction of aerial and underground fiber optic and coaxial systems for homes, businesses, cell towers, and small cells.

•
Installation services including the placement and splicing of fiber and coaxial cable, in addition to upgrades and new site builds for cellular towers.

•
Site acquisition services to determine the location for new sites prior to new site builds.

•
We also provide cable and satellite fulfillment services for residential and commercial customers. These services are provided for telecom companies in connection with the maintenance or expansion of new and existing networks.

While the telecommunications industry is naturally concentrated, we maintain customer diversification across our business segments. We have numerous long-established relationships with telephone companies, wireless carriers, multiple cable system operators and electric utilities companies, which have been built upon and cultivated through numerous MSAs that extend for periods of one or more years (majority are for three or more years, some of which have auto-renewal provisions). Blue-chip, investment grade customers including AT&T, Verizon, COX Communications, T-Mobile, Spectrum, and Comcast comprise a substantial portion of our revenue.
Within our Telecommunications segment we also provide electrical contracting, and utility construction and maintenance services. We construct and maintain overhead and underground distribution systems for municipalities, electric membership cooperatives, and electric-utility companies.
Renewables and Recovery Logistics
We entered the renewable infrastructure sector with our acquisition of Renewables in January 2021. Renewables is a full-service provider of fiber optic and electrical services, focusing primarily on renewable energy projects. Our capabilities in the space include expertise in wind and solar farm fiber, installation, and testing, OPGW & ADSS aerial transmission line installation, and large-scale data com solutions and installation.
In serving our customers, we provide fiber optic terminations, OTDR and power meter testing, fusion splicing, fiber placement, extensive fiber optic and copper infrastructure installation, cable jetting, boring and trenching, industry specific maintenance and material procurement.

We also provide business continuity and disaster relief services to telecommunications and power utility companies, as well as BAU services such as generator storage and repair and cell maintenance services.
Geographic Presence
Our consolidated business has a national footprint with approximately 80 service locations across the U.S., strategically located in close proximity to major customers and growing markets. Our geographic footprint has grown to its present state both organically and through strategic acquisitions. QualTek serves markets locally through a dedicated in-house employee base of approximately 1,900 employees and a workforce of over 5,000 individuals (inclusive of in-house employees). Ultimately, we are a technology-driven provider of communications infrastructure services and solutions to the North American telecommunications and utilities industries, and we believe we are well-positioned for continued growth.
Industry Overview
Telecommunications
Significant advances in technology and rapid innovation in service offerings to data consumers have substantially increased demand for faster and more reliable wireless and wireline/fiber communications network services. The 2020 CISCO Report predicts that by 2023, North Americans will have 5 billion networked devices/connections, up from 3 billion in 2018, with a nearly tripling of broadband and wireless speeds (measured in Mbps) over the same time period.
With the proliferation of mobile devices, advancements in the “internet of things,” or IoT, and segments of the workforce permanently shifting to remote work post-COVID-19, network traffic is at an all-time high and is expected to continue to grow, generating demand for both wired and wireless connectivity. Increased data usage is driven by two key dynamics: i) an increase in the number of internet-enabled devices per capita and ii) an increase in connection speed. The 2020 Cisco Report provides that devices and connections are growing faster (10% CAGR) than both the population (1% CAGR) and internet users (6% CAGR). As a result, devices and connections per household and per capita in North America are expected to grow 63%, up from 8.2 in 2018 to 13.4 by 2023.

COVID-19 has further catalyzed network traffic growth by creating permanent shifts away from the office and into the home. Per a 2020 Gartner report, 75% of companies are planning to permanently shift to remote work post COVID-19, which will continue to drive consumer demand for high-speed home office connectivity.
Low levels of fiber penetration and the nascent state of North American 5G deployment currently present significant opportunities for sustained growth for businesses such as QualTek:
•
Wireless:   Major carriers have continued to expand wireless network capacity and density with accelerated development and planned implementation of 5G wireless technologies. The increased speed and capacity that will result from deployment of 5G technology will require additional and improved tower capacity with higher data frequencies, as well as deployment of numerous higher bandwidth small cells to “densify” network performance. Wireless technology will need to be supported by fiber backbone and as a result, many carriers have committed to investing in the fiber infrastructure buildout.

•
Wired:   Telecommunication companies have also deployed capital and initiatives to improve fiber connectivity. Only about 10-15% of total broadband connections in the U.S. are provisioned by fiber, as compared to over 50% in other developed countries such as South Korea, Sweden and Finland. Importantly, with only about 47 million U.S. homes (about 37% as per the Fiber Broadband Association) passed with fiber in 2019, over 100 million U.S. homes represent opportunities for fiber passing over the next several years, indicating a massive investment cycle that is still in early stages.

Renewable and Recovery Logistics
In 2017 and 2018, solar PV and onshore wind consolidated their dominance in the renewable energy market, representing on average 77% of total finance commitments in renewable energy. The highly modular nature of these technologies, their short project development lead times, increasing competitiveness driven by technology and manufacturing improvements, and government regulations play an important role in explaining these technologies’ large share of global renewable energy investment.
Investment in offshore wind has picked up, attracting, on average, $21 billion a year globally between 2013 and 2018, and representing 8% of the total renewable capacity addition in 2018. According to IRENA, offshore wind holds considerable growth potential and will have a key role to play in achieving a level of deployment to support a decarbonized growth trajectory.

The Biden administration is expected to amplify this increase in spending for renewable power projects. For example, since his first day in office, President Biden has rejoined the 2015 Paris Agreement, committed to investing $400 billion in the next ten years in clean energy and innovation, and set a goal to achieve a carbon pollution-free power sector by 2035. We believe that this will translate into significant government spending in renewables to meet this goal, and also government regulations and policies that promote spending in the renewables space across various sectors of the economy. We believe that the Biden administration’s commitment to renewable energy will create ripple effects across the nation and ultimately lead to more opportunities for us to expand our business with customers.
Competitive Strengths
Culture of Operational Excellence that Resonates with Established Blue-Chip Customer Base
QualTek analyzes and evaluates key performance metrics, from customer satisfaction to technical issues in the field, hiring processes and working capital management. We have fostered a culture of continuous improvement and our operational excellence is reflected in our ability to take market share. Our decentralized operations create multiple points of contact with our customers, including Fortune 500 companies such as AT&T, Verizon, Comcast, Blattner Energy, Kiewit, and Dish thereby generating numerous individual relationships and contract opportunities per customer.
Highly Scalable Shared Services Platform Driven by Tech-Enabled Capabilities
QualTek provides full turnkey services to its customers. Our significant investment over the years to optimize our platform and technology has created a highly scalable business ready to support continued growth. For example, a centralized shared services system provides us with a competitive advantage for operational execution of customer services, process consistency and cross division sharing of “best practices,” resulting in enhanced efficiency and scalability. To maintain this operational excellence, we conduct disciplined measuring of KPIs with quality control for every division to ensure industry-leading execution capabilities.
Significant Revenue and Backlog Visibility
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.
Our long-standing relationships with blue-chip, investment grade customers enable us to understand our customers’ needs and expand our backlog. Our backlog provides long-term visibility into a recurring and growing revenue base. QualTek has significant revenue visibility given our estimated $2.1 billion two-year backlog of which $2.0 billion relates to our Telecom segment and $0.1 billion relates to our Renewables & Recovery Logistics segment.
Backlog is not a measure defined by GAAP and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.
Proven Acquisition Strategy with Successful Integration Process
Our management team has demonstrated the success of its unique M&A strategy through the successful identification and integration of nine add-ons in the last three-and-a-half years, including four during 2021. QualTek’s successful M&A history demonstrates our extensive experience in identifying synergistic targets and successfully integrating them into our platform. QualTek enables a quick and seamless integration process by onboarding the target business onto QualTek’s supporting IT infrastructure, leveraging our QVision platform to standardize performance within the target business to meet the standard of quality that QualTek delivers.
Our M&A activity has also successfully diversified our revenue base across a number of high quality customers in both the telecommunication and renewable energy sectors, with continued emphasis on providing complementary service offerings to drive cross-sell and capture market share and we expect to continue acquiring target companies at accretive multiples.
World-Class Talent and Management Team
QualTek is led by highly experienced management team that is positioned to drive market share capture and capitalize on sector momentum. Our senior management team has an average of 25+ years of individual industry experience and has worked together for a considerable period of time. Our team is well suited to establish and maintain long-standing relationships with blue-chip customers as a result of our technical expertise, rigorous quality and safety standards, and execution track record.
Strategic Regional Presence across the U.S.
QualTek has a national footprint with approximately 80 strategically located service locations across the U.S. in close proximity to our major customers, allowing us to respond to customer demand swiftly and efficiently. Our presence in multiple regions gives us valuable insight into local market drivers and customer demand, thereby enabling us to provide bespoke services in each market. Due to this presence, QualTek has also built deep relationships with local customers that help drive business development, project execution, and cross-sell opportunities. QualTek serves markets locally through a dedicated in-house employee base of approximately 1,900 employees and its activities provide work for over 5,000 people through the use of subcontracting firms to access a deeper and more flexible labor pool to efficiently deliver on engagements across the region.
Growth Strategy
Expand Service Offerings & Solutions while Leveraging Contract Opportunities
QualTek’s complementary service offering creates an opportunity for us to grow our business with customers in two core ways: by winning more contracts and cross-selling services. We anticipate growth in our Telecom business as spectrum continues to become available. Additionally, we plan to cross-sell our full-suite of wireless services to our existing customer base.
In our Renewables & Recovery Logistics segment, we see significant opportunity to leverage existing customers and footprint for incremental projects. We also expect the Biden administration to promote more spending in renewables, not only through government contracts, but also in other sectors and businesses that will in turn reinvest in renewable energy solutions.
Scaled Growth Leader in the Early Stage of a Multi-Year Telecom and Renewables Infrastructure Spend Cycle
We believe that QualTek is poised to capitalize on attractive industry dynamics and tailwinds. Increasing data consumption across multiple platforms, continued growth of mobile data demand, increasing popularity of video streaming services, and continued expansion of fiber networks are all drivers of carrier demand for network infrastructure. This exponential increase in data traffic will require an upgraded network infrastructure and deeper fiber penetration to serve as the foundation for 5G wireless technology moving forward. Every major carrier, including Verizon and AT&T, has publicly committed to investing in the fiber and 5G build-out.
Continued Value Creation Through Strategic M&A
Since 2012, QualTek has successfully leveraged the experience and track record of our seasoned management team to identify and integrate tuck-in opportunities, which have aided in our growth both organically and inorganically. In the past three-and-a-half years, we have successfully acquired and integrated nine targets. Our origination process is largely centered on management’s deep relationships across the industry, which enable us to actively identify strategic targets in attractive markets or with complementary, value-added service capabilities. Thus, we have a continually evolving platform of high quality potential targets.
QualTek also has a successful history of integrating tuck-ins and providing a conducive environment for target management to achieve earnouts. We are able to leverage our proprietary technology-driven and highly scalable shared services platform to seamlessly integrate and grow the acquisition targets. Over time, we often see a reduction in our acquisition multiple (between pre-acquisition EBITDA multiple and post-acquisition EBITDA multiple) as QualTek realizes significant growth synergies and expands its business with customers.
Our Services and Solutions
We are a leading, one-stop infrastructure solutions provider at the epicenter of the 5G and renewables buildout. To serve our customers, we operate in two distinct segments: Telecom, which includes our wireless and wireline engineering and construction services along with our electrical construction and maintenance services, and Renewables & Recovery Logistics.
Telecommunications
Our Telecom segment helps our clients build and maintain better, more reliable networks across the United States. We are able to provide technology-driven, field-based critical services across every stage of the network life-cycle for the telecommunications industry and power utility industry. This segment is composed of three sub-segments of services: wireless, wireline and power.
Wireless
This sub-segment operates under the brand QualTek Wireless as a turnkey provider of installation, project management, maintenance, real estate, and site acquisition to major wireless carriers. Some other services offered include:
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Architecture and Engineering

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Permitting

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Program and Construction Management

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Construction and Integration

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Site Acquisition

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Real Estate

Wireline
This sub-segment provides fiber optic aerial and underground installation, fiber optic splicing, termination & testing, new installation, engineering, and fulfillment services to major telecommunication companies. Other wireline services include:
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Fiber Backhaul

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Aerial Installation

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Pole Upgrades

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Fiber / Copper Splicing

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Direction Drilling

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Missile Boring

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Trenching

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OTDR Test / Certification

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MDU Retro-Fits

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MTU Builds

QualTek’s ability to implement smarter designs, increase utilization rates, and improve network performance all help lower operating expenses and increase profits for our customers. In the Wireless and Wireline sub-segments, QualTek has long-standing relationships with AT&T, Verizon, T-Mobile, Dish, Comcast, Altice, amongst many other blue-chip names.
Power
This sub-segment provides electrical contracting, and utility construction and maintenance services to municipalities, electric membership cooperatives, and electric-utility companies, including the construction and maintenance of overhead and underground distribution systems. We provide comprehensive power line services including:
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New-build Distribution Line Construction

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Maintenance

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Pole Replacements

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Live-line Maintenance

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Hardening and Reliability Services

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Directional Boring

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Underground Structures

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Duct Bank Projects

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Direct-Bury Conduit

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Greenfield Residential Distribution

QualTek has the experience and the resources necessary to reliably deliver quality work for even the most complex and demanding overhead and underground ventures.
Renewables & Recovery Logistics
Our Renewables & Recovery Logistics segment provides end-to-end services for clients in the renewable energy sector and supports business continuity and disaster relief for clients in the telecommunications, power utility, and renewable energy industries.

Renewables
This sub-segment operates under the brand QualTek Renewables and provides installation, testing, and maintenance for wind farms, solar farms, and fiber optic grids. Other QualTek Renewables services include:
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Fiber Optic Terminations

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OTDR and Power Meter Testing

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Fusion Splicing

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Fiber Replacement

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Fiber Optic and Copper Infrastructure Installation

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Cable Jetting

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Boring & Trenching

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Wind and Solar Farm fiber, installation, and testing

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Large scale data communications solutions and installation

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OPGW & ADSS Aerial transmission line installation

Our wind business comprises a majority of the revenue for our Renewables sub-segment for the fiscal year ending December 31, 2021. Advanced wind turbines include a large number of sensors whose signals are prone to contamination from electrical interference from lightning strikes. It is increasingly common to use fiber optics to galvanically isolate such interfaces, which is more difficult and costly with copper wires. This not only limits the damage of any lightning strikes but also can help reduce the effects of power line noise on sensitive sensor readings. Fiber optics are used for both galvanic isolation purposes and data communications. In addition, offshore turbines are often situated five plus miles from the control center on land, making routine maintenance difficult and costly. As a result, wind turbine operators increasingly rely on complex sensors to monitor efficiently and schedule routine maintenance. Fiber optic cables are the preferred choice from a reliability and ease of maintenance perspective, especially at scale.
Our solar business services help support solar power generation by ensuring that our clients’ farms are running safely and efficiently. In a solar farm power generation system, large amounts of current are generated from the heat of the sun. In order to protect the equipment from current leakage, galvanic insulation becomes important to ensure the power system’s quality and reliability. Fiber optics offer insulation protection from high-voltage/current glitches and unwanted signals into power equipment controls and communication. In addition, fiber optic communication can cover longer link distance connections compared to copper wire. As the solar farms grow in size, monitoring and controlling all the solar panels requires long link distance connections, which is only possible with fiber optic cable.
Recovery Logistics
This sub-segment operates under the brand QualTek Recovery Logistics and provides business continuity, restoration, and disaster relief services to its clients, including AT&T, Verizon, Duke Energy, Gulf Power, and Entergy, amongst others. QualTek Recovery Logistics is able to deploy recovery teams from any one of QualTek’s approximately 80 locations, enabling rapid responses across North America. Some other services offered include:
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Recovery Management

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Transport Logistics

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Temporary Shelter

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Network Recovery

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Fleet Services

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Energy Resources

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Catering

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Sanitation

Through our 2018 acquisition of Recovery Logistics, LLC (“RLI”), we transformed our recovery logistics sub-segment from a regional player with concentration in the Southeast to a fully national presence with a diversified customer base which can be served out of approximately 80 locations. RLI is a leading provider of business continuity and disaster recovery operations for the telecommunications and power utility sectors. RLI helps businesses recover from unplanned events, including hurricanes, winter storms and floods.
QualTek’s recent entry into the renewable energy space positions it to capitalize on sector tailwinds. Within Renewables, there is also significant opportunity for the Company to leverage existing customer relationships, as well as its footprint, to gain traction and win incremental projects. This also applies to QualTek’s Recovery Logistics sub-segment, as the Company may be able to cross-sell recurring maintenance and recovery services to capture incremental revenue and deepen penetration with existing customer relationships. Providing recovery logistics capabilities offers another touchpoint for the Company to deliver high value-added services, underlining QualTek’s extensive repertoire of end-to-end services.
We believe that revenue will continue to be propelled by the government’s focus and spending in the Renewables space, as well as QualTek’s commitment to expanding its service offerings and customer base, specifically in its Recovery Logistics sub-segment.
Contract Overview
QualTek has numerous MSAs with blue chip customers that extend for periods of one or more years, with a majority for three or more years, some of which have automatic renewals, providing meaningful revenue visibility. Generally, the Company maintains multiple agreements with each customer as different geographies and scopes of work are individually priced. Pricing is generally based on a fixed price per unit basis with up to hundreds of units priced in a single contract. Many contracts specify discrete billing milestones for each job to be performed. As an agreed-upon milestone is achieved, QualTek may bill for the work performed. Purchase orders for discrete projects are generally issued under an MSA. This allows for quantity adjustments for the number of tasks/units that are performed with respect to a project. There are also other adjustments such as “rock adders” that accommodate changes in scope versus original engineering plans. As these adjustments are billed continuously throughout the job, they are known and often accepted by the customer as the work proceeds, substantially reducing QualTek’s risk of having cost overruns. MSAs have historically been renewed creating sticky revenue.
QualTek utilizes a disciplined approach when bidding on new contracts and will decline to bid if management believes QualTek cannot deliver the quality that meets Company standards while achieving return targets. The Company’s approach in submitting a bid that meets target returns is based on a number of factors, including, but not limited to its:
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Experience in understanding the true scope of the work and associated margin

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Knowledge of local factors (i.e. resources, regional dynamics, work conditions, etc.) that will impact work to be performed

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Ability to simultaneously “lock-in” labor rates with contracts for the work to be performed on fixed price per unit basis (“back-to-back” agreements with contractors)

•
Pass-through nature of material purchases

Due to the Company’s turnkey capabilities and high standard for quality control, QualTek often receives requests from customers to bid on new contract opportunities.
Backlog
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to MSAs and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.
QualTek maintains strong potential revenue visibility through its two-year estimated backlog. Consistent with standard practice across the industry, QualTek calculates its estimated backlog for work under MSAs and other service agreements (including issued purchase orders) based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. We have a two-year aggregate backlog of $2.1 billion of which $2.0 billion relates to our Telecom segment and $0.1 billion relates to our Renewables & Recovery Logistics segment.
Backlog is not a measure defined by GAAP and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.
Facilities
QualTek’s headquarters are located in an approximately 39,000 square foot facility that we lease in Blue Bell, Pennsylvania. Our lease of this facility expires in 2031, and we have the option to extend the lease for an additional five-year period. QualTek has properties related to its operations in approximately 80 locations. QualTek’s management believes that its properties have been well maintained, are in good condition, and are adequate to meet our current needs.
Human Capital Resources
Our employees are critical to our success. In order to best service our customers, QualTek utilizes a hybrid in-house & contracted labor model to flex our workforce in real-time. As of December 31, 2021, the Company had a workforce of approximately 840 in the Midwest, 1,450 in the West, 600 in the Southwest, 820 in the Southeast, and 1,515 in the Northeast. The Northeast workforce included approximately 100 corporate employees that support all regions. Our executive leadership team averages over 25 years of industry or functional experience. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing.
Government Regulations
We are subject to state and federal laws that apply to businesses generally, including laws and regulations related to labor relations, wages, worker safety and environmental protection. While many of our customers operate in regulated industries (for example, utilities regulated by the public service commission or communications companies regulated by the Federal Communications Commission (“FCC”)), we are not generally subject to such regulation and oversight.
In addition to environmental laws and regulations, as a contractor, our operations are subject to various laws, including:
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regulations related to worker safety and health, including those established by the Occupational Safety and Health Administration and state equivalents;

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regulations related to vehicle registrations, including those of the states and the U.S. Department of Transportation;

•
contractor licensing requirements;

•
permitting and inspection requirements; and

•
building and electrical codes.

We are also subject to numerous environmental laws, regulations and programs, including the handling, transportation and disposal of non-hazardous and hazardous substances and wastes, laws governing emissions and discharges into the environment, including discharges into air, surface water, groundwater and soil, and programs related to the protection of endangered species and critical habitats.
We also are subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, liabilities can be imposed for cleanup of properties, regardless of whether we directly caused the contamination or violated any law at the time of discharge or disposal. The presence of contamination from such substances or wastes could interfere with ongoing operations or adversely affect our business.
In addition, we could be held liable for significant penalties and damages under certain environmental laws and regulations. Our contracts with customers may also impose liabilities on us regarding environmental issues that arise through the performance of our services. From time to time, we may incur unanticipated and substantial costs and obligations related to environmental compliance and/or remediation matters.
We believe we have all material licenses and permits needed to conduct operations and that we are in material compliance with all applicable regulatory and environmental requirements. We could, however, incur significant liabilities if we fail to comply with such requirements.
The potential effects of climate change on our operations is highly uncertain. Climate change may result in, among other things, changes in rainfall patterns, storm patterns and intensities and temperature levels. Our operating results are significantly influenced by weather. Therefore, major changes in weather patterns could have a significant effect on our future operating results. For example, if climate change results in significantly more adverse weather conditions in a given period, we could experience reduced productivity, which could negatively affect our revenue and profitability. Climate change could also affect our customers and the projects that they award. Demand for power projects or other projects could be negatively affected by significant changes in weather or from legislation or regulations governing climate change.
Legal Proceedings
We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. We recognize provisions for claims or pending litigation when we determine that an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates.
Available Information
Our investor relations website address is https:\\investors.qualtekservices.com. We are required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC on a regular basis, and are required to disclose certain material events in a Current Report on Form 8-K. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s website is located at http://www.sec.gov.

EXECUTIVE COMPENSATION
References to the “Company,” “QualTek,” “our,” “us” or “we” in the following section refer to QualTek HoldCo prior to the Business Combination.
We are currently considered an “emerging growth Company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years and an Outstanding Equity Awards at Fiscal Year End Table for our last completed fiscal year. These reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer and the next two most highly compensated executive officers at the end of the fiscal years 2021 and 2020.
Name	Principal Position
Christopher S. Hisey.................................................	Chief Executive Officer, QualTek LLC
Elizabeth Downey.....................................................	Chief Administrative Officer, QualTek LLC
Kevin Doran.............................................................	Chief Executive Officer, QualTek Wireless LLC
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
2020 and 2021 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2021 and 2020.
Name and Principal Position (a)	Year	Salary ($)(2)(3)	Total ($)(4)
Christopher S. Hisey, Chief Executive Officer, QualTek LLC(1)	2021	$500,000	$500,000
	2020	$501,154	$501,154
Elizabeth Downey, Chief Administrative Officer, QualTek LLC	2021	$375,000	$375,000
	2020	$375,433	$375,433
Kevin Doran, Chief Executive Officer, QualTek Wireless LLC	2021	$450,500	$450,500
	2020	$450,520	$450,520

(1)
Mr. Hisey served on the Board of QualTek for the years ended in December 31, 2021 and 2020. He earned no compensation for his role as a director.

(2)
Amounts represent annualized base salary earned for the years ended December 31, 2021 and 2020.

(3)
As a result of COVID-19, each of Mr. Hisey, Ms. Downey and Mr. Doran deferred a percentage of their base salaries (100% for Mr. Hisey and 50% for each of Ms. Downey and Mr. Doran) for the second quarter of the fiscal year ended December 31, 2020 due to the impact of the COVID-19 pandemic in exchange for 1% interest on such deferred salary. Mr. Hisey, Ms. Downey and Mr. Doran earned $1,154, $433 and $520, respectively, in interest as a result of such deferral.

(4)
No Named Executive Officer earned compensation other than salary for the years ended December 31, 2021 and 2020.

Executive Services Agreements
Each of the Named Executive Officers is a party to an employment agreement (styled as executive services agreements) with QualTek, LLC (“QualTek,” which for purposes of this section does not refer to the Company) that provides for annual base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Messrs. Hisey’s and Doran’s and Ms. Downey’s annualized base salaries at the end of the 2020 fiscal year were $500,000,

$450,500 and $375,000, respectively, and their target annual bonuses were 100%, 50% and 50% of base salary, respectively. Messrs. Hisey’s and Doran’s and Ms. Downey’s annualized base salaries at the end of the 2020 fiscal year were $501,154, $450,520 and $375,433, respectively, and their target annual bonuses were 100%, 50% and 50% of base salary, respectively. For the 2020 and 2021 fiscal years, Messrs. Hisey and Doran and Ms. Downey did not receive any bonus payments, as described in more detail below.
In the event that a Named Executive Officer’s employment is terminated either by QualTek without “Cause,” by the Named Executive Officer for “Good Reason” (each as defined below) or due to QualTek’s non-renewal of the initial term, subject to the Named Executive Officer’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant obligations, each Named Executive Officer would be entitled to salary continuation for 24 months and Mr. Hisey would also be entitled to (i) a pro-rata portion of his bonus earned through the termination date and (ii) payment for 24 months’ of Mr. Hisey’s premiums incurred for participation in COBRA coverage pursuant to a QualTek sponsored group health plan.
For purposes of the employment agreements:
“Cause” means the Named Executive Officer’s (i) failure to materially perform and discharge the duties and responsibilities of the employee under his or her employment agreement after written notice and allowing the Named Executive Officer 10 business days to cure such failures, (ii) failure to observe any material policies of any of the company entities after receiving written notice and allowing the Named Executive Officer 10 business days to cure such failures, (iii) gross negligence, willful misconduct or intentional violation of law in the performance of the Named Executive Officer’s duties to any of the company entities, (iv) the commission of any act of fraud, intentional misrepresentation, dishonesty, misappropriation or embezzlement with respect to any of the company entities or the Named Executive Officer’s unethical, immoral or illegal act which could damage any of the company entities (or the reputation of any of the company entities), (v) breach of (A) any agreement or contract between the Named Executive Officer and any of the company entities (including the employment agreement), which breach has not been cured within 10 business days of the Named Executive Officer’s receipt of written notice thereof, or (B) sexual relationship with any other employee of any of the company entities, or (C) falsification of expense reports or requests for reimbursement, (vi) the conviction of, or pleading of guilty or nolo contendere to, any felony or any crime involving moral turpitude, or (vii) misappropriation, improper disclosure or improper use of materials or confidential information belonging to a former employer of the Named Executive Officer.
“Good Reason” means the occurrence of one or more of the following, subject to QualTek’s right to cure the circumstances giving rise to such occurrence within 20 business days of QualTek’s receipt of written notice: (i) assignment to the Named Executive Officer of any duties inconsistent, in the aggregate, in any material respect with the employment agreement, or (ii) a reduction in or the failure to pay the base compensation of the Named Executive Officer (other than a reduction of base salary of all of QualTek’s senior management due to poor financial performance of QualTek or any of its affiliates); provided, that the Named Executive Officer gives written notice to QualTek of the termination of employment for Good Reason within 30 days of the occurrence of the event constituting Good Reason, and such event remains uncured for 30 days following QualTek’s receipt of such written notice by the Named Executive Officer.
Annual Bonus Plan
The QualTek Annual Bonus Plan (“Annual Bonus Plan”) provides for the payments of annual cash incentives based on the achievement of Company EBITDA and free cash flow goals and individual performance objectives. The participants in the Annual Bonus Plan are determined based on an employee’s position and employment status, and include each of our Named Executive Officers.
Bonus levels are set as a percentage of the participant’s base salary and are established based upon the participant’s job-related responsibilities and corresponding impact on overall Company performance. Assuming achievement of the Company’s designated performance goals as described above and satisfactory performance of the participant, the Board makes the final determination of participant bonus awards.
None of our Named Executive Officer earned a bonus under the Annual Bonus Plan for the years ended December 31, 2021 and 2020 as the Company did not meet the applicable Company goals.

Equity Incentives
The Company was authorized at the discretion of its former board of managers, under its Second Amended and Restated Limited Liability Company Agreement, dated as of October 4, 2019 (the “Holdco LLC Agreement”), to issue Class P Units of Holdco (“Class P Units”). Class P Units were granted to service providers of the Company, including our Named Executive Officers, who immediately contributed them to BCP QualTek Management, LLC (“Management Holdco”), which in turn granted such service providers the same number of corresponding Class P Tracking Units of Management Holdco (“Class P Tracking Units”). The Class P Tracking Units were structured to provide the participating individuals with an opportunity to indirectly participate in Holdco’s future income and appreciation and to enhance our ability to attract and retain talented individuals to contribute to the sustained progress, growth, and profitability of the Company.
Class P Tracking Units represented an indirect interest in the future appreciation of Holdco and were intended to be treated as “profits interests” for United States federal income tax purposes, meaning that the Class P Tracking Units generally entitled the holder only to value created by the future appreciation or profits of Holdco.
The Company has granted each Named Executive Officer Class P Units, which were contributed to Management Holdco, which in turn granted the Named Executive Officers corresponding Class P Tracking Units. The Class P Tracking Units issued to each Named Executive Officer, and the underlying Class P Units, were to vest as follows: 20% on an initial vesting date set forth in each award agreement, and an additional 20% on each anniversary of the initial vesting date up to 80%, with the final 20% vesting immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement). Each Named Executive Officer was granted Class P Tracking Units and underlying Class P Units, with an initial vesting date of December 26, 2019. The Class P Tracking Units, and the underlying Class P Units were designated as Class P-1 Units, Class P-2 Units or Class P-3 Units. Vested Class P-1 Units, Class P-2 Units and Class P-3 Units, were eligible to participate in dividends/proceeds upon a Sale of the Company once Class A Members of the Company (as defined in the Holdco LLC Agreement) received a 1X, 2X or 3X cash return on their investment (on a fully diluted basis), respectively. Immediately prior to the Business Combination, management made a non-cash discretionary distribution to effectively settle all existing Class P Units in exchange for QualTek Common Units.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes, for each of the Named Executive Officers, the number of Class P Tracking Units held as of December 31, 2021.
		Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date(2)
Christopher S, Hisey	April 15, 2019	18,457	12,305(3)	—	—
	April 15, 2019	20,508	13,672(4)	—	—
	April 15, 2019	22,921	15,280(5)	—	—
Elizabeth Downey	April 15, 2019	3,384	2,256(3)	—	—
	April 15, 2019	3,760	2,506(4)	—	—
	April 15, 2019	4,202	2,801(5)	—	—
Kevin Doran	April 15, 2019	4,307	2,871(3)	—	—
	April 15, 2019	4,785	3,190(4)	—	—
	April 15, 2019	5,348	3,566(5)	—	—

(1)
This table reflects information regarding the Class P Tracking Units in Management Holdco to our Named Executive Officers that were outstanding as of December 31, 2021. For more information on these incentive units, see “Executive Compensation — Equity Incentives” above.

(2)
The Class P Tracking Units were not traditional options and, therefore, there was no exercise price or option expiration date associated with them.

(3)
These Class P Tracking Units were composed of Class P-1 Units, which were to vest according to the time-vesting schedule described above in “Executive Compensation — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of the Company achieved a 1X cash return on their investment (on a fully diluted basis).

(4)
These Class P Tracking Units were composed of Class P-2 Units, which were to vest according to the time-vesting schedule described above in “Executive Compensation — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of the Company achieved a 2X cash return on their investment (on a fully diluted basis).

(5)
These Class P Tracking Units were composed of Class P-3 Units, which were to vest according to the time-vesting schedule described above in “Executive Compensation — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of the Company achieved a 3X cash return on their investment (on a fully diluted basis).

Additional Narrative Disclosure
Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted based on cost-of-living announcements by the Internal Revenue Services. The Company does not make these discretionary contributions.
Potential Payments Upon Termination or Change in Control
Each Named Executive Officer’s unvested Class P Tracking Units were to vest immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement), subject to the Named Executive Officer’s continued employment with us through the consummation of a Sale of the Company, and each Named Executive Officer would become entitled to distributions with respect to all vested Class P Tracking Units upon a Sale of the Company to the extent the applicable return on investment criteria are met, see “Executive Compensation — Equity Incentives” above. Immediately prior to the Business Combination, management made a non-cash discretionary distribution to effectively settle all existing Class P Units in exchange for QualTek Common Units.
Director Compensation
Our non-employee directors received no compensation for the year ending December 31, 2021. Following the consummation of this Business Combination, our independent non-employee directors who are not affiliated with Brightstar, Jigisha Desai and Sam Chawla, will each be paid an annual retainer of $70,000 for their service as a member of our Board. Mr. Desai will also receive an additional annual retainer of $55,000 for serving as the chair of our audit committee. Mr. Chawla will also receive an additional annual retainer of $12,500 ($37,500 in the aggregate) for serving on each of our audit committee, compensation committee, and nominating/governance committee. Finally, each of our independent non-employee directors who are not affiliated with Brightstar will receive, following the consummation of this

Business Combination, an annual grant of stock options, with a grant date value (determined using the Black-Scholes method) of $105,000 that vest on the one-year anniversary of the date of grant, subject to the non-employee director’s continued service on the Board through the applicable vesting date.
Compensation of Executive Officers and Directors after the Business Combination
Following the consummation of the Business Combination, the following individuals have served as executive officers of the Company: Mr. Hisey as the Chief Executive Officer, Ms. Downey as the Chief Administrative Officer, Mr. Williams as the Chief Business Officer and Mr. Spittler as the Chief Financial Officer.
The Company intends to develop an executive compensation program that is consistent with Company’s existing compensation policies and philosophies, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.
Decisions on the specific terms of the executive compensation program will be made by a compensation committee of the Board of Directors and are not currently known at this time. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in this discussion.
We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
We anticipate that compensation for our executive officers will continue to have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.
Management Equity Incentive Plan
Background and Overview
Our Board and shareholders have approved the BCP QualTek HoldCo, LLC 2022 Long-Term Incentive Plan (the “2022 LTIP”), pursuant to which our and our affiliates’ employees, consultants and directors will be eligible to receive incentive awards. The 2022 LTIP provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards, in each case intended to align the interests of participants with those of our stockholders.
Summary of the 2021 LTIP
Share Reserve
In connection with its adoption by our Board and approval by our stockholders, we reserved a number of shares of Class A Common Stock equal to 12.5% of the fully diluted capitalization of the Company shares of Class A Common Stock for issuance under the 2022 LTIP. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the 2022 LTIP will be increased automatically by the number of shares equal to the lesser of (i) the lesser of (x) 2% of the total number of outstanding shares of Class A Common Stock and Class B Common Stock on the immediately preceding December 31 and (y) such number of shares of Class A Common Stock that would result in the number of shares of Class A Common Stock in the share reserve being equal to 12.5% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding as of the final day of the immediately preceding calendar year, and (ii) such lesser number as may be determined by the compensation committee.

Administration
The 2022 LTIP will be administered by our compensation committee. The compensation committee will have the authority to construe and interpret the 2022 LTIP, grant awards, and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2022 LTIP may be made subject to “performance conditions” and any other terms and conditions that the compensation committee deems necessary or advisable.
Eligibility
Our employees, consultants, and directors, and the employees, consultants and directors of our affiliates, will be eligible to receive awards under the 2021 LTIP. The compensation committee will determine who will receive awards and the terms and conditions of such awards. As of the date of this filing, we anticipate that approximately 1,950 QualTek employees, three directors and no consultants will be eligible to participate in the 2022 LTIP.
Term
The 2022 LTIP will terminate 10 years from the date our Board adopts the plan, unless it is terminated earlier by our Board.
Award Forms and Limitations
The 2022 LTIP will authorize the grant of stock awards, performance awards and other cash-based awards. An aggregate of shares will be available for issuance under the 2022 LTIP. The maximum number of shares subject to stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, will be equal to the initial share reserve.
Stock Options
The 2022 LTIP will provide for the grant of ISOs only to employees. All options other than ISOs may be granted to employees, directors, and consultants. The exercise price of each option to purchase stock must be at least equal to the fair market value of Class A Common Stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Options granted under the 2022 LTIP may be exercisable at such times and subject to such terms and conditions as the Compensation and Nominating Committee determines. The maximum term of options granted under the 2021 LTIP will be 10 years (five years in the case of ISOs granted to 10% or more stockholders).
Stock Appreciation Rights
Stock appreciation rights will provide for a payment, or payments, in cash or common stock, to the holder based upon the difference between the fair market value of Class A Common Stock on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of Class A Common Stock on the date the stock appreciation right is granted. Stock appreciation rights may vest based on time or achievement of performance conditions, as determined by the compensation committee.
Restricted Stock
The compensation committee may grant awards consisting of shares of Class A Common Stock subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted stock award will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us. The compensation committee may condition the grant or vesting of shares of restricted stock on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.

Other Stock-Based and Other Cash-Based Awards
The compensation committee may grant other stock-based awards and other cash-based awards to participants under the 2022 LTIP in amounts and on terms and conditions determined by the compensation committee in its discretion. Such awards may be granted subject to vesting and other conditions or restrictions, or granted without being subject to any conditions or restrictions.
Additional Provisions
Awards granted under the 2022 LTIP will not be transferable other than by will or by the laws of descent and distribution, or as determined by the compensation committee. In the event of a change in control (as defined in the 2022 LTIP), the compensation committee will have the discretion to provide for any or all of the following actions: (i) awards may be continued, assumed, or substituted with new rights, (ii) awards may be purchased for cash equal to the excess (if any) of the highest price per share of common stock paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised stock options and stock appreciation rights may be terminated before the change in control (in which case holders of such unvested awards would be given notice and the opportunity to exercise such awards), or (iv) vesting or lapse of restrictions may be accelerated. All 2022 LTIP awards will be equitably adjusted in the case of the division of stock and similar transactions.
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Internal Revenue Code of 1986, as amended (the “Code”) as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change (possibly retroactively). Moreover, the following is only a summary of United States federal income tax consequences. No attempt has been made to discuss any potential foreign, state, or local tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
In addition, nonstatutory stock options and SARs with an exercise price less than the fair market value of shares of Class A Common Stock on the date of grant, SARs payable in cash, and certain other awards that may be granted pursuant to the 2022 LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
The 2022 LTIP is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO (“ISO Shares”) is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the stock option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition (a “Disqualifying Disposition”) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of the ISO Shares over the stock option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise. An employer will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the employer will then, subject to the deduction limitations described below, be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the participant.

Nonstatutory Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonstatutory option will be considered compensation subject to withholding at the time the income is recognized and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonstatutory stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any property (including common stock) received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock but may recognize a loss in an amount equal to the excess, if any, of the amount paid for the restricted stock over the amount received upon such forfeiture (which loss will ordinarily be a capital loss).
Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable, within the meaning of Section 83 of the Code, then the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Class A Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Class A Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitation on the Employer’s Compensation Deduction
In order for the amounts described above to be deductible by the employer, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. In addition, Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.
Excess Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2022 LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
ESPP
Background
Our Board and shareholders have approved the QualTek 2022 Employee Stock Purchase Plan (the “ESPP”).
We strongly believe in improving opportunities for our employees to reap the benefits of increases in our stock’s value. In addition, the ability to contribute a portion of earnings to purchase our shares, would represent a key benefit for our employee. We believe that such a program improves our ability to attract, retain and incentivize our talent, and ultimately, better aligns the interests of our employees with those of our shareholders. As of the date of this filing, we anticipate that approximately 1,600 employees will be eligible to participate in the ESPP.
Summary of the 2022 ESPP
The following general description of material features of the ESPP is qualified in its entirety by reference to the provisions of the ESPP.
Purpose and Eligibility
The ESPP is intended to assist employees of the Combined Company in acquiring share ownership interest in QualTek, and to help such employees provide for their future security and to encourage them to remain in the employment of the Combined Company or its subsidiaries. The ESPP is intended to have two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to so qualify (the “Non-423

Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.
Our executive officers and all of our other employees who have worked at QualTek for at least six months will be allowed to participate in the ESPP, provided that the administrator, in its discretion, may also exclude any or all of the following unless prohibited by applicable law, so long as, for offerings under the 423 Component, any such exclusion is applied uniformly to all employees:
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Any employee who is customarily scheduled to work 20 hours or less per week;

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any employee whose customary employment is not more than five months in a calendar year;

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any employee who is not employed by QualTek prior to the applicable exercise date occurs; and

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any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) or any highly compensated employee with compensation above a specified level, who is an officer, or who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

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any employee who is a citizen or resident of a jurisdiction outside the United States if the grant of the option is prohibited under the laws of the jurisdiction governing such Employee or compliance with the laws of the jurisdiction would cause the Section 423 Component or any offering or option granted thereunder to violate the requirements of Section 423 of the Code.

Notwithstanding the foregoing, any employee who, after the granting of the option, would possess 5% or more of the total combined voting power or value of all classes of shares of QualTek shall not be eligible. In addition, no employee shall be granted an option under the Section 423 Component which permits the employee to purchase shares under all of our “employee stock purchase plans” that would accrue at a rate which exceeds $25,000 of fair market value of our Class A Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Administration
The ESPP will be administered by the Board or a committee appointed by the Board, subject to applicable laws. The administrator will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility, subject to the conditions of the ESPP, as described below.
Share Reserve
The maximum aggregate number of shares that may be issued pursuant to the ESPP will be equal to 2% of the fully diluted capitalization of the Company. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the ESPP will be increased automatically by the lesser of (x) a number of shares equal to 1% of the total number of our outstanding shares of Class A Common Stock and Class B Common Stock on the immediately preceding December 31 and (y) such number of shares of Class A Common Stock that would result in the number of shares in the share reserve being equal to 2% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding on the final day of the immediately preceding calendar year; except that the administrator may in its sole discretion reduce the amount of the increase in any particular year.
Contributions and Purchases
The ESPP will permit participants to purchase Class A Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings, payments for overtime and shift premium, bonuses, equity compensation and other similar compensation. Subject to the eligibility requirements discussed above, a participant may purchase a maximum of 1,000 shares of Class A Common Stock during each six-month offering period. The ESPP initially will have purchase periods approximately 6 months in duration commencing with the first trading day after one exercise date and ending with the next exercise date. The administrator may, in its discretion, modify the terms of future purchase periods and offering periods, provided that no offering period may be longer than 27 months.

Amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of Class A Common Stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of Class A Common Stock on the first trading day of the offering period or on the last trading day of the offering period.
Withdrawal and Termination of Participation
A participant may withdraw from the ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date established by the administrator. A participant will be deemed to have elected to withdraw from the plan upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the ESPP.
Restriction on Transfers
A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.
Adjustments
In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the ESPP, the administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the ESPP.
Dissolution or Liquidation
In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the administrator. The administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.
Certain Transactions
In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period. Notwithstanding any other provision to the contrary, the ESPP will be automatically terminated following a change in control (as defined in our 2022 LTIP).
Summary of Material U.S. Federal Income Tax Considerations
Section 423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP under the 423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The rights of participants to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.
If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income generally measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price of such shares or (ii) an amount equal to 15% of the fair market value of the shares on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.
Non-423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP under the Non-423 Component. Rights granted under the Non-423 Component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the shares at the time of purchase, less the purchase price. When a participant sells shares purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of shares at the time of purchase. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.
Any compensation income that a participant receives upon sale of shares that he or she purchased under the Non-423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF QUALTEK
The following discussion and analysis should be read in conjunction with the audited annual and unaudited interim consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the heading entitled “Risk Factors” in this prospectus. Unless the context otherwise requires, references in this section to the “Company,” “we,” “us” or “our” are intended to mean the business and operations of QualTek and its consolidated subsidiaries.
The following discussion and analysis of financial condition and results of operations of QualTek is provided to supplement the consolidated financial statements and the accompanying notes of QualTek included elsewhere in this registration statement. We intend for this discussion to provide the reader with information to assist in understanding QualTek’s audited consolidated financial statements and the accompanying notes, the changes in those financial statements and the accompanying notes from period to period along with the primary factors that accounted for those changes.
The discussion and analysis of financial condition and results of operations of QualTek is organized as follows:
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Overview:   This section provides a general description of QualTek’s business, our priorities and the trends affecting our industry in order to provide context for management’s discussion and analysis of our financial condition and results of operations.

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Recent Developments:   This section provides recent developments that we believe are necessary to understand our financial condition and results of operations.

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Results of Operations:   This section provides a discussion of our current period, pro forma information and historical results of operations:

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for the three and six months ended July 2, 2022 (the “2022 Interim Period”) and July 3, 2021 (the “2021 Interim Period”).

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for the years ended December 31, 2021 (the “2021 Successor Period”) and December 31, 2020 (the “2020 Successor Period”).

Overview
We are a technology-driven, leading provider of communications infrastructure services, power grid modernization, and renewables solutions to the North American telecommunications and utilities industries. We provide a variety of mission-critical services across the telecom and renewable energy value chain, including wireline and fiber optic terminations, wireless, fiber-to-the-home, or FTTH, and customer fulfillment activities. Our experienced management team has leveraged our technical expertise, rigorous quality and safety standards, and execution track record to establish and maintain long-standing relationships with blue-chip customers.
We operate in two segments: (i) Telecom and (ii) Renewables & Recovery Logistics. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication, utility, and cable carriers in various locations in the United States. Our Renewables & Recovery Logistics segment provides businesses with continuity and disaster recovery operations as well as new fiber optic construction services to renewable energy, commercial and utilities customers across the United States.
The Transaction
On February 14, 2022, QualTek Services Inc. closed its business combination (the “Business Combination”) with QualTek HoldCo, LLC (f/k/a BCP QualTek HoldCo, LLC), a Delaware limited liability company (“BCP QualTek”) (the “Closing”), pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”) dated as of June 16, 2021, by and among (i) ROCR, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Company Merger Sub”), (v) BCP QualTek and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equity holders and BCP QualTek’s equity holders.
Pursuant to the Business Combination Agreement:
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the cumulative value of the merger consideration was $306,888 thousand;

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Blocker Merger Sub merged with and into the Blocker (the “Blocker Merger”), resulting in the equity interests of the Blocker being converted into the right to receive 11,924 thousand shares of Class A Common Stock under the Business Combination Agreement, and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to such shares of Class A Common Stock at the Closing, and thereafter, the surviving blocker merged with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the surviving blocker and ROCR directly owning all of the units of QualTek (the “QualTek Units”) previously held by the Blocker in QualTek;

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immediately following the Buyer Merger, Company Merger Sub merged with and into QualTek, with QualTek as the surviving company (the “QualTek Merger”), resulting in (i) QualTek becoming a subsidiary of ROCR, (ii) the QualTek Units (excluding those held by the Blocker and ROCR) being converted into the right to receive 18,765 thousand shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), under the Business Combination Agreement and the holders of QualTek Units being entitled to such shares of Class B Common Stock at the Closing, (iii) the QualTek Units held by ROCR being converted into the right to receive a number of common units of BCP QualTek (the “Common Units”) equal to the number of shares of Class A Common Stock issued and outstanding (i.e., 21,571 thousand QualTek Units), less the number of Common Units received in connection with the contribution described immediately below (i.e., 16,160 thousand QualTek Units);

•
with respect to the portion of merger consideration under the Business Combination Agreement at the Closing to which the Blocker Owners and holders of QualTek Units were entitled as described above, the cumulative value of merger consideration to which they are together entitled equals the Equity Value. The “Equity Value” is the sum of (i) $294,319 thousand, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing (i.e., $10,000 thousand), plus (iii) the amount of interest accrued on that certain convertible promissory note (see Note 8 — Debt and Capital Lease Obligations) in an aggregate principal amount of $30,558 thousand issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. No portion of the merger consideration was paid in cash. The foregoing represents the total consideration to be paid to the Blocker Owners and holders of QualTek Units in connection with the Business Combination; and

•
the Company contributed, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the QualTek Merger (i.e., 16,160 thousand QualTek Units), $161,604 thousand, representing the amount of cash available after payment of the merger consideration under the Business Combination Agreement, which will be used by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement.

On February 14, 2022, in connection with the Closing of the Business Combination, the Company:
•
entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee, and certain guarantors party thereto, including, among others, certain subsidiaries of the Company, in respect of $124,685 thousand in aggregate principal amount of senior unsecured convertible notes due 2027 (“Convertible Notes”, see Note 8 — Debt and Capital Lease Obligation) that were issued to certain investors (collectively, the “Convertible Note Investors”). The Convertible Notes were purchased by the Convertible Note Investors pursuant to certain convertible note subscription agreements, dated as of February 14, 2022, between the Company and each of the Convertible Note Investors (collectively, the “Convertible Note Subscription Agreements”);

•
received $35,915 thousand in aggregate consideration from Private Investment in Public Equity (“PIPE”) Subscribers Investors in exchange for 3,989 thousand shares of Class A common stock, pursuant to PIPE Subscription Agreements (“PIPE Financing”);

•
received $1,033 thousand from ROCR at closing, comprised of $1,004 thousand from the trust account for 100 thousand shares that were not redeemed by the public shareholders and $29 thousand of cash from ROCR’s closing balance sheet

•
issued 2,275 thousand shares of Class A Common Stock (“Blocker Owner Earnout Shares”) and 3,836 thousand shares of Class B Common Stock (“Earnout Voting Shares”) (collectively, the “Earnout Shares”) that are subject to certain restriction on transfer and voting and potential forfeiture pending the achievement of the earnout targets (see within Note 1 — Nature of Business and Summary of Significant Accounting Policies);

•
converted Convertible notes — June 2021 (see Note 8 — Debt and Capital Lease Obligations) into 2,875 thousand shares of Class A common stock and 4,063 thousand shares of Class B common stock;

•
assumed 2,875 thousand Public Warrants and 102 thousand Private Placement Warrants sold by ROCR as part of its initial public offering;

•
fully repaid $34,718 thousand of acquisition debt (see Note 8 — Debt and Capital Lease Obligations) plus accrued interest with the proceeds from the transaction;

•
paid down $73,000 thousand of debt associated with the line of credit (see Note 8 — Debt and Capital Lease Obligations);

•
paid down $500 thousand of ROCR’s promissory note; and

•
the Company, QualTek HoldCo, the TRA Holders and the TRA Holder Representative entered into the TRA. Under the terms of the TRA, the Company will be required to pay the TRA Holders 85% of the amount of savings, if any, that the Company is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Business Combination and that are created thereafter, including as a result of payments made under the TRA. Refer to Note 13-Tax Receivable Agreement regarding the disclosures of the impact of the TRA as of the Closing Date and as of April 2, 2022.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP with QualTek HoldCo treated as the accounting acquirer. Accordingly, our condensed consolidated financial statements represent a continuation of the financial statements of QualTek HoldCo with net assets of the Company stated at historical cost. Following the closing of the Business Combination, the combined company is organized in an “Up-C” structure in which the Company becomes the sole managing member of QualTek HoldCo and therefore, operates and controls all of the business and affairs of QualTek HoldCo. Accordingly, QualTek Services Inc. consolidates the financial results of QualTek HoldCo, and reports a noncontrolling interest in its condensed consolidated financial statements representing the economic interest in QualTek HoldCo owned by the members, other than the Blocker, of QualTek HoldCo referred to as the “Flow-Through Sellers.” As of July 2, 2022, the Company owned an economic interest of 45% in QualTek HoldCo. The remaining 55% economic interest is owned by the Flow-Through Sellers.
As a consequence of the Business Combination, we became the successor to an SEC-registered and Nasdaq-listed company which required us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.
Key Financial and Operating Measures
We monitor the following key financial and operational metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. We believe that these financial performance metrics represent the primary drivers of value enhancement, balancing both short- and long-term indicators of increased shareholder value. These are the metrics we use to measure our results and evaluate our business. See “— Results of Operations” for further detail.
2022 Interim Period and 2021 Interim Period
	For the Three Months Ended		For the Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$184,222	$130,609	$332,383	$249,722
Net loss from continuing operations	$(25,649)	$(20,090)	$(66,196)	$(39,907)
Adjusted EBITDA – continuing operations	$10,154	$7,623	$14,185	$11,386
Adjusted EBITDA – discontinued operations	$—	$(1,212)	$—	$(2,075)
Total Adjusted EBITDA(1)	$10,154	$6,411	$14,185	$9,311

(1)
For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of its use and a reconciliation of EBITDA and Adjusted EBITDA to net loss, see “— Non-GAAP Financial Measures” below.

2021 Successor Period and 2020 Successor Period
	For the Year Ended
(in thousands)	December 31, 2021	December 31, 2020
Revenue	$612,241	$656,524
Net loss	$(110,426)	$(98,087)
Adjusted EBITDA(1)	$60,035	$13,139

(1)
For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of its use and a reconciliation of EBITDA and Adjusted EBITDA to net loss, see “— Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures
In order to provide additional information regarding our financial results, we have disclosed in the table above Adjusted EBITDA, which is a non-GAAP financial measure that we calculate as our net loss before interest, taxes, depreciation and amortization, management fees, transaction expenses, integration expenses, change in fair value of contingent consideration, impairment of goodwill, loss on legal settlement, loss on extinguishment of convertible notes, public company readiness cost and certain legacy project close out costs. The reconciliation of net loss to Adjusted EBITDA is provided below.
We present Adjusted EBITDA as a key measure used by our management to assess the operating and financial performance of our operations in order to make decisions on the allocation of resources. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•
although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) net interest expense/income; and

•
other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including net loss, cash flow metrics and our GAAP financial results.
The following table provides a reconciliation of net loss from operations to non-GAAP Adjusted EBITDA:
2022 Interim Period and 2021 Interim Period
	For the Three Months Ended		For the Six Months Ended
(in thousands)	July 2. 2022	July 3, 2021	July 2. 2022	July 3, 2021
Net loss – continuing operations	$(25,649)	$(20,090)	$(66,196)	$(39,907)
Net loss – discontinued operations	$—	$(1,740)	$—	$(3,129)
Net loss	$(25,649)	$(21,830)	$(66,196)	$(43,036)
Management fees	—	124	126	622
Transaction expenses	1,320	903	10,588	1,452
Share-based compensation	1,114	—	7,825	—
Depreciation and amortization	14,794	13,023	29,560	25,645
Interest expense	13,085	11,227	25,428	21,138
Loss on extinguishment of convertible notes	—	2,436	—	2,436
Integration, public company readiness, and close out costs	5,490	—	6,854	—
Loss from discontinued operations	—	1,740	—	3,129
Adjusted EBITDA – continuing operations	$10,154	$7,623	$14,185	$11,386
Adjusted EBITDA – discontinued operations	$—	$1,212	$—	$2,075
Total Adjusted EBITDA	$10,154	$6,411	$14,185	$9,311
2021 Successor Period and 2020 Successor Period
	For the Years Ended
(in thousands)	December 31, 2021	December 31, 2020
Net loss	$(110,426)	$(98,087)
Management fees	889	518
Transaction expenses	3,826	988
Loss on legal settlement	2,600	—
Change in fair value of contingent consideration	(4,780)	(7,081)
Impairment of goodwill	52,487	28,802
Depreciation and amortization	53,675	46,475
Interest expense	50,477	37,659
Loss on extinguishment of convertible notes	2,436	—
Loss from discontinued operations	8,851	3,865
Adjusted EBITDA	$60,035	$13,139
Factors Impacting Our Performance
Our historical financial performance and future financial performance depends on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the section “— Risk Factors.”

Acquisitions
As part of our growth strategy, we may acquire companies that expand, complement, or diversify our business. We regularly review opportunities and periodically engage in discussions regarding possible acquisitions.
The Company completed the acquisitions of Concurrent, Broken Arrow, FNS, and Urban Cable during 2021. These acquisitions have all been accounted for in accordance with FASB ASC Topic 805, Business Combinations, and the operations of the acquired entities are included in our historical results for the periods following the closing of the acquisition. See Note 4: Acquisitions in the unaudited condensed consolidated financial statements included elsewhere in this filing.
Seasonality and Cyclical Nature of Business
Some services provided by the Company are seasonal and vary from market to market in different geographic areas. As a majority of our work is performed in an outdoor environment, adverse weather such as heavy snow or rain or extreme low temperature could affect our performance. Conversely, demand for some services within the Company’s Renewables & Recovery Logistics segment are dependent upon the occurrence of adverse weather events.
The telecommunication industry has been and likely will continue to be highly cyclical. Fluctuations in demand can be caused by many factors such as new technology adoption, need for higher bandwidth, and change in spending environments. We generally expect growth in our industry given the national roll out of 5G network and home adoption of fiber optic internet. However, the demand can be subject to volatility from factors such as our customers’ access to capital and changes in regional and global economic conditions. For instance, in 2021, we experienced delays in certain 5G rollout projects, including equipment delays, which delayed or reduced our anticipated revenue or profits from these projects. The effects of the COVID-19 pandemic could also result in greater seasonal and cyclical volatility than would otherwise exist under normal conditions. Since adverse weather events are more likely to occur in higher frequency and greater severity during winter, our first and fourth quarter results might be impacted by conditions that are out of our control.
Regulations
We are subject to many complex, overlapping local, state and federal laws, rules, regulations, policies and legal interpretations (collectively, “laws and regulations”) in the markets in which we operate. These laws and regulations govern, among other things, consumer protection, state and municipal licensing, privacy and data protection, labor and employment, competition, and marketing and communications practices, to name a few. These laws and regulations will likely have evolving interpretations and applications, and it can often be difficult to predict how such laws and regulations may be applied to our business.
COVID-19 Impact
During the COVID-19 pandemic, our services have mostly been considered essential in nature. As the situation continues to evolve, we are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, in addition to how the COVID-19 pandemic impacts our ability to provide services to our customers. As the COVID-19 pandemic is expected to continue to affect our future business activities for an unknown period of time, we believe there could be impacts to our financial performance. These impacts include lost productivity from governmental permitting approval delays, reduced crew productivity due to social distancing, other mitigation measures or other factors, the health and availability of work crews or other key personnel, including subcontractors or supply chain disruptions, and/or delayed project start dates or project shutdowns or cancellations that may be mandated or requested by governmental authorities or others, all of which could result in lower revenue or higher costs. Additionally, disruptions in economic activity as a result of the COVID-19 pandemic have had, and may continue to have, adverse effects across our end markets. To the extent that future business activities are adversely affected by the pandemic, we intend to take appropriate actions designed to mitigate these impacts. Given the uncertainty regarding the magnitude and duration of the pandemic’s effects, we are unable to predict with specificity or quantify any potential future impact on our business, financial condition and/or results of operations.

Components of Our Results of Operations
Revenue
We generate revenue from engineering, construction, installation, network design, project management, site acquisition, maintenance services, business continuity, disaster recovery operations, and fiber optic construction services in the United States.
Cost of Revenues
Cost of revenues primarily consists of labor, materials, equipment and overhead costs incurred in the services sold in the period as well as insurance costs. Labor and overhead costs consist of direct and indirect service costs, including wages and fringe benefits, and operating expenses. We expect our cost of revenues to continue to change proportionally and remain relatively flat as a percentage of revenue as we scale our business.
General and Administrative Expenses
General and administrative expenses consist primarily of payroll and related benefit costs for our employees involved in general corporate functions as well as costs associated with the use by these functions of facilities and equipment, such as rent, insurance, and other occupancy expenses. General and administrative expenses also include legal, consulting and professional fees.
Depreciation and Amortization Expenses
Depreciation and amortization expenses primarily consist of depreciation on assets under capital lease, machinery, equipment, vehicles, office furniture, computers, leasehold improvements, software, and amortization of intangible assets. We expect depreciation and amortization expenses to increase for the foreseeable future as we scale our business.
Other Expense, Net
Other expense, net, consists primarily of interest expense, loss on extinguishment of convertible notes, and gain/loss on the sale/ disposal of property and equipment.
Results of Operations
2022 Interim Period and 2021 Interim Period
Comparison of the Three Months Ended July 2, 2022 and July 3, 2021
The following table sets forth our condensed consolidated results of operations for the periods presented:
	For the Three Months Ended
(in thousands)	July 2, 2022	July 3, 2021	($) Change	(%) Change
Revenue	$184,222	$130,609	$53,613	41.0%
Costs and Expenses: Cost of revenues	164,180	111,828	52,352	46.8%
General and administrative (including $1,114 of share-based compensation)	16,637	11,396	5,241	46.0%
Transaction expense	1,320	903	417	46.2%
Depreciation and amortization	14,794	13,023	1,771	13.6%
Total costs and expenses	196,931	137,150	59,781	43.6%
Loss from operations	(12,709)	(6,541)	(6,168)	94.3%

	For the Three Months Ended
(in thousands)	July 2, 2022	July 3, 2021	($) Change	(%) Change
Other income (expense):
Gain on sale/disposal of property and equipment	145	114	31	27.2%
Interest expense	(13,085)	(11,227)	(1,858)	16.5%
Loss on extinguishment of convertible notes	—	(2,436)	2,436	(100.0)%
Total other expense	(12,940)	(13,549)	609	(4.5)%
Net loss from continuing operations	(25,649)	(20,090)	(5,559)	27.7%
Net loss from discontinued operations	—	(1,740)	1,740	(100.0)%
Net loss	$(25,649)	$(21,830)	$(3,819)	17.5%

Comparison of the Three Months Ended July 2, 2022 and July 3, 2021
Revenue
Revenue increased $53.6 million, or 41.0%, for the three months ended July 2, 2022, compared to the three months ended July 3, 2021, driven by a $57.2 million increase in Telecom revenues primarily due to new customer programs and growth in 5G and C-Band deployment.
Cost of Revenues
Cost of revenues increased by $52.4 million, or 46.8%, for the three months ended July 2, 2022, compared to the three months ended July 3, 2021 due to increased revenues and higher labor, fuel, and material costs.
General and Administrative
General and administrative expenses increased by $5.2 million for the three months ended July 2, 2022, compared to the similar period in 2021. The increase was primarily related to increased salary and compensation costs, share-based compensation related to the Company’s Long-Term Incentive Plan (“LTIP”) and incremental costs required of being a public company.
Transaction Expenses
Transaction expenses increased by $0.4 million for the three months ended July 2, 2022, compared to the three months ended July 3, 2021 due to the closing of the Business Combination on February 14, 2022.
Depreciation and Amortization
Depreciation and amortization expenses increased by $1.8 million, or 13.6%, for the three months ended July 2, 2022, compared to the three months ended July 3, 2021. The increase was driven by the depreciation and amortization related to the 2021 acquisitions.
Gain on sale/disposal of property and equipment
There was no material change to the gain on sale/disposal of property and equipment for the three months ended July 2, 2022.
Interest Expense, Net
Interest expense increased by $1.9 million, or 16.5%, for the three months ended July 2, 2022, compared to the three months ended July 3, 2021. This was due to the issuance of $124.6 million unsecured convertible notes in connection with the Business Combination as well as interest paid on acquisition debt.

Comparison of the Six Months Ended July 2, 2022 and July 3, 2021
The following table sets forth our condensed consolidated results of operations for the periods presented:
	For the Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021	($) Change	(%) Change
Revenue	$332,383	$249,722	$82,661	33.1%
Costs and Expenses:
Cost of revenues	296,285	215,339	80,946	37.6%
General and administrative (including $7,825 of share-based compensation)	38,778	23,923	14,855	62.1%
Transaction expense	10,588	1,452	9,136	629.2%
Depreciation and amortization	29,560	25,645	3,915	15.3%
Total costs and expenses	375,211	266,359	108,852	40.9%
Loss from operations	(42,828)	(16,637)	(26,191)	157.4%
Other income (expense):
Gain on sale/disposal of property and equipment	2,060	304	1,756	577.6%
Interest expense	(25,428)	(21,138)	(4,290)	20.3%
Loss on extinguishment of convertible notes	—	(2,436)	2,436	(100.0)%
Total other expense	(23,368)	(23,270)	(98)	0.4%
Net loss from continuing operations	(66,196)	(39,907)	(26,289)	65.9%
Net loss from discontinued operations	—	(3,129)	3,129	(100.0)%
Net loss	$(66,196)	$(43,036)	$(23,160)	53.8%
Comparison of the Six Months Ended July 2, 2022 and July 3, 2021
Revenue
Revenue increased $82.7 million, or 33.1%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021, driven by a $83.4 million increase in Telecom revenues primarily due to new customer programs and growth in 5G and C-Band deployment.
Cost of Revenues
Cost of revenues increased by $80.9 million, or 37.6%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021, due to increased revenues and higher labor and material costs.
General and Administrative
General and administrative expenses increased by $14.9 million for the six months ended July 2, 2022, compared to the six months ended July 3, 2021. The increase was primarily related to share-based compensation triggered by the close of the Business Combination and the Company’s LTIP, increased salary and compensation costs, and incremental costs required of being a public company.
Transaction Expenses
Transaction expenses increased by $9.1 million for the six months ended July 2, 2022, compared to the six months ended July 3, 2021 due to the closing of the Business Combination on February 14, 2022.
Depreciation and Amortization
Depreciation and amortization expenses increased by $3.9 million, or 15.3%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021. The increase was driven by the depreciation and amortization related to the 2021 acquisitions.

Gain on sale/disposal of property and equipment
Gain on sale/disposal of property and equipment increased by $1.8 million for the six months ended July 2, 2022, primarily due to the remarketing of vehicles during the first quarter of 2022.
Interest Expense, Net
Interest expense increased by $4.3 million, or 20.3%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021. This was due to the issuance of $124.6 million unsecured convertible notes in connection with the Business Combination as well as interest paid on acquisition debt.
Review of Operating Segments
Comparison of the Three Months Ended July 2, 2022, and the Three Months Ended July 3, 2021
	For the Three Months Ended
(in thousands)	July 2, 2022	July 3, 2021	($) Change	(%) Change
Revenue:
Telecom	$175,173	$117,959	$57,214	48.5%
Renewables & Recovery Logistics	9,049	12,650	(3,601)	(28.5)%
Total revenue	$184,222	$130,609	$53,613	41.0%
Adjusted EBITDA:
Telecom	$17,031	$11,202	$5,829	52.0%
Renewables & Recovery Logistics	(601)	1,141	(1,742)	(152.7)%
Corporate	(6,276)	(4,720)	(1,556)	33.0%
Total Adjusted EBITDA – continuing operations	$10,154	$7,623	$2,531	33.2%
Total Adjusted EBITDA – discontinuing operations	—	(1,212)	1,212	(100.0)%
Total Adjusted EBITDA	$10,154	$6,411	$3,743	58.4%
Telecom
Revenue
Revenue increased by $57.2 million, or 48.5%, for the three months ended July 2, 2022, compared to the three months ended July 3, 2021. The increase was primarily due to increased 5G and C-Band deployment.
Adjusted EBITDA — Continuing Operations
Telecom Adjusted EBITDA increased by $5.8 million, or 52.0%, for the three months ended July 2, 2022, compared to the three months ended July 3, 2021. The increase in Telecom Adjusted EBITDA was primarily due to increased revenues and offset by higher labor, fuel, and material costs from sustained levels of inflation.
Renewables and Recovery Logistics
Revenue
Revenue decreased by $3.6 million, or 28.5%, for the three months ended July 2, 2022, compared to the three months ended July 3,2021. The decrease was primarily driven by a lower volume of Renewables projects.
Adjusted EBITDA — Continuing Operations
Renewables & Recovery Logistics Adjusted EBITDA decreased by $1.7 million, or 152.7%, for the three months ended July 2, 2022, compared to the three months ended July 3, 2021. The decrease was primarily driven by a decrease in revenues and a decrease in volume of Renewables projects in the three months ended July 2, 2022.

Comparison of the Six Months Ended July 2, 2022, and the Six Months Ended July 3, 2021
	For the Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021	($) Change	(%) Change
Revenue:
Telecom	$307,837	$224,439	$83,398	37.2%
Renewables & Recovery Logistics	24,546	25,283	(737)	(2.9)%
Total revenue	$332,383	$249,722	$82,661	33.1%
Adjusted EBITDA:
Telecom	$21,843	$16,016	$5,827	36.4%
Renewables & Recovery Logistics	4,708	4,019	689	17.1%
Corporate	(12,366)	(8,649)	(3,717)	43.0%
Total Adjusted EBITDA – continuing operations	$14,185	$11,386	$2,799	24.6%
Total Adjusted EBITDA – discontinuing operations	—	(2,075)	2,075	(100.0)%
Total Adjusted EBITDA	$14,185	$9,311	$4,874	52.3%
Telecom
Revenue
Revenue increased by $83.4 million, or 37.2%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021. The growth was primarily due to increased 5G and C-Band deployment.
Adjusted EBITDA — Continuing Operations
Telecom Adjusted EBITDA increased by $5.8 million, or 36.4%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021. The increase in Telecom Adjusted EBITDA was primarily due increased revenues from 5G and C-Band deployment offset by higher labor, fuel, and material costs.
Renewables and Recovery Logistics
Revenue
Revenue decreased by $0.7 million, or 2.9%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021. The decrease was primarily driven by a lower volume of Renewables projects.
Adjusted EBITDA — Continuing Operations
Renewables & Recovery Logistics Adjusted EBITDA increased by $0.7 million, or 17.1%, for the six months ended July 2, 2022, compared to the six months ended July 3, 2021. The increase was primarily driven by the mix of work and higher margins related to recovery events in the six months ended July 2, 2022.
We have historically financed our operations primarily through cash flows generated by operations and, as needed, with borrowings under our revolving credit facility with PNC Bank (“PNC Facility”), and Senior Secured Term Credit Guaranty Agreement with Citibank (“Term Loan”). Our uses of cash have been primarily to fund acquisitions, for the purchase of inventory, payroll, capital expenditures, and payment of our debt obligations and related interest expense. Our most significant contractual obligation for future uses of cash is our Term Loan and the senior unsecured convertible notes. As of July 2, 2022, $346.7 million was outstanding under our Term Loan and $124.7 million senior unsecured convertible notes were outstanding. On a quarterly basis, the Company is required to make principal payments of $2.4 million plus interest with all unpaid principal and interest due at maturity on July 17, 2025, on the Term Loan and quarterly interest payments commencing June 15, 2022 on the senior unsecured convertible notes with all unpaid principal due at maturity on February 15, 2027. On July 2, 2022, we had cash of $0.3 million and net working capital of $100.4 million, and on December 31, 2021, we had cash of $0.6 million and net working capital of $78.8 million. On July 2, 2022, our net working capital had increased by $21.6 million compared to December 31, 2021, mainly as a result of timing differences resulting in higher unbilled revenues, lower accrued amounts for annual year-end activities (insurance and compensation related items), lower accrued interest, as well as SPAC convertible debt of $3.4 million.
We believe that cash expected to be generated from operations and the availability of borrowings under the PNC Facility will be sufficient to fund our working capital requirements and to meet our commitments in the ordinary course of business for at least the next 12 months. For additional information on the Company’s future obligations see Note 8: Debt and Capital Lease Obligations in our unaudited condensed consolidated financial statements included elsewhere in this filing. As of July 2, 2022, we had cash of $25.4 million available under our PNC Facility.
The following table summarizes our cash flows for the periods presented:
	For the Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021
Net cash used in operating activities from continuing operations	$(58,733)	$(12,157)
Net cash used in investing activities from continuing operations	(62)	(21,208)
Net cash provided by financing activities from continuing operations	57,696	73,262
Effect of foreign currency exchange rate (translation) on cash	(310)	(13)
Net (decrease) increase in cash	$(1,423)	$37,628
Comparison of the Six Months Ended July 2, 2022, and the Six Months Ended July 3, 2021
Operating Activities
Cash used in the Company’s operating activities was $58.7 million for the six months ended July 2, 2022, compared to net cash used in operating activities of $12.2 million for the six months ended July 3, 2021. The primary driver of this cash used in operating activities is attributed to an increase in working capital associated with our Telecom segment period over period as well as accrued transaction expense, settled at the close of the SPAC transaction.
Investing Activities
Net cash used in the Company’s investing activities was $0.1 million for the six months ended July 2, 2022, compared with net cash used of $21.2 million for the six months ended July 3, 2021. The primary driver of the change is attributed to cash paid related to the FNS acquisition for the prior year’s quarter.
Financing Activities
Net cash provided by the Company’s financing activities decreased to $57.7 million for the six months ended July 2, 2022, compared to net cash provided by financing activities of $73.3 million for the six months ended July 3, 2021. The primary driver of the change in cash inflows is attributable to the increase in repayments to the line of credit, payments to settle the acquisition related debt, along with payments related to the equity issuance costs, offset by activity related to the Business Combination that resulted in $124.7 million of proceeds from the issuance of the Senior unsecured convertible notes and the issuance of common stock.

2021 Successor Period and 2020 Successor Period
Comparison of the Years Ended December 31, 2021 and 2020
The following table sets forth our consolidated results of operations for the periods presented:
	For the Years Ended December 31,
(in thousands)	2021	2020	($) Change	(%) Change
Revenue	$612,241	$656,524	$(44,283)	(6.7)%
Costs and Expenses:
Cost of revenues	502,688	597,583	(94,895)	(15.9)%
General and administrative	50,994	47,049	3,945	8.4%
Transaction expenses	3,826	988	2,838	287.2%
Loss on legal settlement	2,600	—	2,600	100.0%
Change in fair value of contingent consideration	(4,780)	(7,081)	2,301	(32.5)%
Impairment of goodwill	52,487	28,802	23,685	82.2%
Depreciation and amortization	53,675	46,475	7,200	15.5%
Total costs and expenses	661,490	713,816	(52,326)	(7.3)%
Loss from operations	(49,249)	(57,292)	8,043	(14.0)%
Other income (expense):
Gain on sale/disposal of property and equipment	587	729	(142)	(19.5)%
Interest expense	(50,477)	(37,659)	(12,818)	34.0%
Loss on extinguishment of convertible notes	(2,436)	—	(2,436)	(100.0)%
Total other expense	(52,326)	(36,930)	(15,396)	41.7%
Loss from continuing operations	(101,575)	(94,222)	(7,353)	7.8%
Loss from discontinued operations	(8,851)	(3,865)	(4,986)	129.0%
Net loss	$(110,426)	$(98,087)	$12,339	12.6%
Comparison of the Years Ended December 31, 2021 and 2020
Revenue
Revenue decreased by $44.3 million, or 6.7%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. The decrease was primarily driven by a $35.2 million decline in revenue attributable to the significant wind down and descoping of a large customer program and a $92.9 million decline in revenue due to the impact of the COVID-19 pandemic, delays of customers’ spend due to timing of Spectrum auctions, which delayed build plans in 2021, and delays in 3rd party site acquisition providers meeting deadlines, which caused construction start dates to push into subsequent periods. These decreases were partially offset by the acquisitions of Renewables, Concurrent, Broken Arrow and Urban Cable in 2021, which contributed $67.9 million in revenues. In addition, revenues for our legacy portion of our Renewables & Recovery Logistics segment increased by approx. $15.9 million year over year.
Cost of Revenues
Cost of revenues decreased by $94.9 million, or 15.9%, for the year ended December 31, 2021 compared to the year ended December 31, 2020. Cost of revenues as a percentage of revenue decreased from 91.0% of revenue in 2020 to 82.1% of revenue in 2021. Of the $94.9 million decrease in cost of revenues, $41.0 million is attributable to lower revenue in 2021 and the Company right sizing its operations accordingly. The remaining decrease is attributable to a decline in year over year cost for the loss on an onerous contract in our Telecom segment in 2020, decreased costs caused by the alleviation of COVID-19 pandemic related permit delays, decreased crew-level COVID-19 mitigations costs, reduced government restrictions, and decrease of other inefficiencies in 2021 when compared to 2020.

General and Administrative
General and administrative expenses increased by $3.9 million, or 84%, for the year ended December 31, 2021 compared to 2020. This was largely due to a partial year of general and administrative expenses for our 2021 acquisitions of $3.2 million. There were no acquisitions in 2020. The remaining increase was attributable to a higher bonus expense in our Renewables & Recovery Logistics segment.
Transaction Expenses
Transaction expenses increased by $2.8 million, or 287.2%, for the year ended December 31, 2021, compared to 2020. This increase is due to the fact that we closed four acquisitions in 2021 and no acquisitions closed in 2020.
Loss on legal settlement
Loss on legal settlement cost increased by $2.6 million, or 100%, for the year ended December 31, 2021, compared to 2020. This increase is due to the fact that we had one legal settlement with a customer in our Renewables & Recovery Logistics segment in 2021. There were no settlements in 2020.
Change in Fair Value of Contingent Consideration
Change in fair value of contingent consideration decreased by $2.3 million, or 32.5%, for the year ended December 31, 2021, compared to 2020 and is attributed to a decrease in the value of the contingent earnout liabilities related to acquisitions as compared to the original value of contingent consideration at acquisition date.
Impairment of Goodwill
Impairment of goodwill increased by $23.7 million, or 82.2%, for the year ended December 31, 2021, compared to 2020. This was due to an additional decrease to the projected future discounted cash flows for the Wireless reporting unit, which resulted in a carrying value of goodwill in excess of the estimated fair value.
Depreciation and Amortization
Depreciation and amortization expenses increased by $7.2 million, or 15.5%, for the year ended December 31, 2021, compared to 2020. The increase was driven by a partial year of depreciation and amortization recorded for the assets acquired in the four acquisitions in 2021.
Interest Expense
Interest expense increased by $12.8 million, or 34.0%, for the year ended December 31, 2021, compared to 2020. This was due to the addition of the convertible debt instruments in 2021 of $75.0 million. In addition, the Company had a higher average daily line of credit balance in 2021 when compared to 2021.
Review of Operating Segments
Comparison of the Years Ended December 31, 2021 and 2020
	For the Years Ended December 31,
(in thousands)	2021	2020	($) Change	(%) Change
Revenue:
Telecom	$498,221	$587,614	$(89,393)	(15.2)%
Renewables & Recovery Logistics	114,020	68,910	45,110	65.5%
Total revenue	$612,241	$656,524	$(44,283)	(6.7)%

	For the Years Ended December 31,
(in thousands)	2021	2020	($) Change	(%) Change
Adjusted EBITDA:
Telecom	$32,542	$2,409	$30,133	1,250.9%
Renewables & Recovery Logistics	44,869	28,943	15,926	55.0%
Corporate	(17,376)	(18,213)	837	(4.6)%
Total Adjusted EBITDA	$60,035	$13,139	$46,896	356.9%

Telecom
Revenue
Revenue decreased by $89.4 million, or 15.2%, for the year ended December 31, 2021 compared to 2020. The decrease was primarily driven by a $35.2 million decline in revenue attributable to the significantwind down and descoping of a large customer program and a $92.7 million decline in revenue due to the impact of the COVID-19 pandemic, delays of customers’ spend due to timing of Spectrum auctions, which delayed build plans in 2021, and delays in 3rd party site acquisition providers meeting deadlines, which caused construction start dates to push into subsequent periods. These decreases were partially offset by the acquisitions of Concurrent, Broken Arrow and Urban Cable in 2021, which contributed $38.5 million in revenues.
Adjusted EBITDA
Telecom Adjusted EBITDA increased by $30.1 million, or 1,250.9%, for the year ended December 31, 2021 compared to 2020. The $30.1 million increase is primarily related to a $19.4 million improvement in Adjusted EBITDA for the year ended December 31, 2021 when compared to 2021 related to the wind down and descoping of a large customer program in 2021. The remainder of the increase in Adjusted EBITDA in 2021 is attributable to the Company’s focus on improving margin and right sizing of its cost profile to align with current revenue volumes.
Renewables and Recovery Logistics
Revenue
Revenue increased by $45.1 million, or 65.5%, for the year ended December 31, 2021 compared to the same period in 2020. The increase was partially related to the acquisition of Renewables in 2021 which had $29.4 million of revenue in 2021. The remaining $15.7 million increase was driven by customer expansion and additional events in 2021 as well as the ability to capitalize on strategic capital investments made in 2021 in the Recovery Logistics reporting unit.
Adjusted EBITDA
Renewables & Recovery Logistics Adjusted EBITDA increased by $15.9 million, or 55.0%, for the year ended December 31, 2021 compared to 2020. The increase was partially related to the acquisition of Renewables in 2021 which had Adjusted EBITDA of $5.6 million in 2021 The remaining increase of $10.3 million was driven by an increase in event-based revenue events with higher margins in the year ended December 31, 2021, due to the return on investment from the strategic capital purchases made in 2020.
Liquidity and Capital Resources
We have historically financed our operations primarily through cash flows generated by operations and, as needed, with borrowings under our revolving credit facility with PNC Bank (“PNC Facility”), and Senior Secured Term Credit Guaranty Agreement with Citibank (“Term Loan”). Our uses of cash have been primarily to fund acquisitions, for the purchase of inventory, payroll, capital expenditures, and payment of our debt obligations and related interest expense. Our most significant contractual obligation for future uses of cash is our Term Loan and the senior unsecured convertible notes. As of July 2, 2022, $346.7 million was outstanding under our Term Loan and $124.7 million senior unsecured convertible notes were outstanding. On a quarterly basis, the Company is required to make principal payments of $2.4 million plus interest with all unpaid principal and interest due at maturity on July 17, 2025, on the Term Loan and quarterly interest payments commencing June 15, 2022 on the senior unsecured convertible notes with all unpaid principal due at maturity on February 15, 2027. On July 2, 2022, we had cash of $0.3 million and net working capital of $100.4 million, and on December 31, 2021, we had cash of $0.6 million and net working capital of $78.8 million. On July 2, 2022, our net working capital had increased by $21.6 million compared to December 31, 2021, mainly as a result of timing differences resulting in higher unbilled revenues, lower accrued amounts for annual year-end activities (insurance and compensation related items), lower accrued interest, as well as SPAC convertible debt of $3.4 million.
We believe that cash expected to be generated from operations and the availability of borrowings under the PNC Facility will be sufficient to fund our working capital requirements and to meet our commitments in the ordinary course of business for at least the next 12 months. For additional information on the Company’s future obligations see Note 8: Debt and Capital Lease Obligations in our unaudited condensed consolidated financial statements included elsewhere in this filing. As of July 2, 2022, we had cash of $25.4 million available under our PNC Facility.
The following table summarizes our cash flows for the periods presented:
	For the Six Months Ended
(in thousands)	July 2, 2022	July 3, 2021
Net cash used in operating activities from continuing operations	$(58,733)	$(12,157)
Net cash used in investing activities from continuing operations	(62)	(21,208)
Net cash provided by financing activities from continuing operations	57,696	73,262
Effect of foreign currency exchange rate (translation) on cash	(310)	(13)
Net (decrease) increase in cash	$(1,423)	$37,628
	For the Years Ended December 31,
(in thousands)	2021	2020
Net cash (used in) provided by operating Activities from continuing operations	$(17,011)	$14,557
Net cash used in investing activities from continuing operations	(48,030)	(3,927)
Net cash provided by (used in) financing Activities from continuing operations	66,119	(8,751)
Effect of foreign currency exchange rate (translation) on cash	83	59
Net increase (decrease) in cash	$1,982	$(159)
Note: The following discussions related to our cash flows are presented on a continuing operations basis, which excludes the cash flows from our former operations associated with our Canadian subsidiary within the Telecom segment which are accounted for as discontinued operations. See Note 3 to the consolidated financial statements.
Following the consummation of the business combination, ROCR will be obligated to make payments under the Tax Receivable Agreement. The actual timing and amount of any payments that may be made under the Tax Receivable Agreement are unknown at this time and will vary based on a number of factors. However, the Company expects that the payments that it will be required to make in connection with the Tax Receivable Agreement will be substantial. Any payments made under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to ROCR or QualTek. For so long as ROCR is the Managing Member (as defined in the Third Amended and Restated LLCA) of QualTek, ROCR intends to cause QualTek to make ordinary distributions and tax distributions to the holders of QualTek Common Units on a pro rata basis in amounts sufficient to enable ROCR to cover payments under the Tax Receivable Agreement. However, QualTek’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of QualTek and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in QualTek’s debt agreements, or any applicable law, or that would have the effect of rendering QualTek insolvent. To the extent ROCR is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial and as a result, could have a substantial negative impact on our liquidity or financial condition.
Comparison of the Six Months Ended July 2, 2022, and the Six Months Ended July 3, 2021
Operating Activities
Cash used in the Company’s operating activities was $58.7 million for the six months ended July 2, 2022, compared to net cash used in operating activities of $12.2 million for the six months ended July 3, 2021. The primary driver of this cash used in operating activities is attributed to an increase in working capital associated with our Telecom segment period over period as well as accrued transaction expense, settled at the close of the SPAC transaction.
Investing Activities
Net cash used in the Company’s investing activities was $0.1 million for the six months ended July 2, 2022, compared with net cash used of $21.2 million for the six months ended July 3, 2021. The primary driver of the change is attributed to cash paid related to the FNS acquisition for the prior year’s quarter.
Financing Activities
Net cash provided by the Company’s financing activities decreased to $57.7 million for the six months ended July 2, 2022, compared to net cash provided by financing activities of $73.3 million for the six months ended July 3, 2021. The primary driver of the change in cash inflows is attributable to the increase in repayments to the line of credit, payments to settle the acquisition related debt, along with payments related to the equity issuance costs, offset by activity related to the Business Combination that resulted in $124.7 million of proceeds from the issuance of the Senior unsecured convertible notes and the issuance of common stock.
Comparison of the Years Ended December 31, 2021 and 2020
Operating Activities
Cash used in the Company’s operating activities was $(17.0) million for the year ended December 31, 2021, compared to net cash provided operating activities of $14.6 million for the year ended December 31, 2020. The primary driver of this cash used in operating activities is attributed to an increase in accounts receivable due to the timing of revenues associated with our legacy portion of our Renewables & Recovery Logistics segment period over period, as well as an increase in prepaid expenses related to prepaid equity issuance costs related to the 2022 Business Combination and a decrease in accounts payable and accrued expenses due to the reduction in liabilities attributable to the significant wind down and descoping of a large customer program in the Telecom segment as of December 31, 2021 when compared to December 31, 2020.
Investing Activities
Net cash used in the Company’s investing activities increased to ($48.0) million for the year ended December 31, 2021, from ($3.9) million for the year ended December 31, 2020. The primary driver of the change in cash outflow is attributed to the cash paid related to the Renewables, Broken Arrow, Concurrent, and Urban Cable acquisitions.
Financing Activities
Net cash provided by the Company’s financing activities increased to $66.1 million for the year ended December 31, 2021 compared to net cash used in financing activities of ($8.8) million for the year ended

December 31, 2020. The primary driver of the change in cash inflows was attributed to $15.4 million in proceeds from the issuance of equity in conjunction with the Renewables acquisition, proceeds from convertible notes, and proceeds from the line of credit, net of repayments to finance the Company’s acquisitions.
Contractual Obligations
The following table includes aggregated information about contractual obligations that affect our liquidity and capital needs. As of December 31, 2021, our contractual obligations over the next several periods were as set forth below.
	Payments Due by Period
(in thousands)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Line of credit	$87,633	$—	$87,633	$—	$—
Term loan	351,481	9,564	19,128	322,789	—
Convertible notes	74,968	74,968	—	—	—
Capital lease obligations	35,163	13,760	17,495	3,837	71
Operating leases	32,066	9,699	12,213	5,030	5,124
Acquisition debt	34,718	34,718	—	—	—
Total	$616,029	$142,709	$136,469	$331,656	$5,195
Critical Accounting Policies and Estimates
The following is not intended to be a comprehensive list of all our accounting policies. Our significant accounting policies are more fully described in Note 1: Nature of Business and Summary of Significant Accounting Policies to the condensed consolidated financial statements. The discussion and analysis of our financial conditions and results of operations is based on our condensed consolidated financial statements. These statements have been prepared in accordance with GAAP. In conformity with GAAP, the preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in these condensed consolidated financial statements and accompanying notes. Given that management estimates, by their nature, involve judgement regarding future uncertainties, actual results may differ from these estimates if conditions change or if certain key assumptions used in making these estimates ultimately proven to be inaccurate.
We believe the following critical accounting policies contain the more significant judgments and estimates used in the preparation of our condensed consolidated financial statements.
•
Revenue Recognition

•
Accounts Receivable

•
Concentration of Credit Risk

•
Business Combination

•
Earnouts

•
Impairment of Goodwill and Long-Lived Assets

•
Income Taxes

Revenue Recognition
The Company recognizes revenue from contracts with customers using the five-step model prescribed in ASC 606. Revenue for engineering, construction, project management, and site acquisition services are primarily recognized by the Company over time utilizing the cost-to-cost measure of progress, which is an input method, on contracts for specific projects, and for certain master service and other service agreements. Revenue for engineering, aerial and underground construction for projects with customer-specified service requirements are primarily performed under master service agreements and other contracts that contain customer-specified service requirements. These agreements include pricing for individual tasks, including, for example, the placement of underground or aerial fiber, directional boring, and fiber splicing, each based on a specific unit of measure. Revenue is recognized over time as services are performed and customers simultaneously receive and consume the benefits provided by the Company. Output measures such as units delivered are utilized to assess progress against specific contractual performance obligations Revenue from fulfillment, maintenance, compliance, and recovery services provided to the telecommunication, cable and utility industries is recognized as the services are rendered. These services are generally performed under master or other service agreements and billed on a contractually agreed price per unit on a work order basis.
Accounts Receivable
The Company’s accounts receivable are due primarily from large telecommunications carriers, cable providers, and utility companies operating in North America and are carried at original contract amount less an estimate for uncollectible amounts based on historical experience. Contract assets represent revenue recognized for work performed in excess of amounts invoiced to customers. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer’s financial conditions and current economic conditions. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.
Concentration of Credit Risk
We have established relationships with many leading telecommunications carriers, cable providers and utility companies.
2022 Interim Period and 2021 Interim Period
For the three and six months ended July 2, 2022, our customer base was concentrated with the top three customers accounting for approximately 42%, 16% and 13% of our total revenues with related revenues of $77.3 million, $29.8 million and $24.7 million, respectively. These customers accounted for approximately 28.4%, 24.4%, and 15.6% of our total accounts receivables with related accounts receivable of $69.8 million, $60.0 million, and $38.2 million, respectively, as of July 2, 2022. For the year ended December 31, 2021, our customer base was concentrated with the top four customers accounting for approximately 41%, 11%, 13% and 12% of our total revenues with related revenues of $249.4 million, $69.3 million, $78.4 million and $72.6 million, respectively. Three of these four customers accounted for approximately 27.1%, 17.2% and 24.2% of our total accounts receivable with related accounts receivable of $56.3 million, $35.8 million and $50.2 million, respectively, as of December 31, 2021.
2021 Successor Period and 2020 Successor Period
For the years ended December 31, 2021, our customer base was concentrated with the top four customers accounting for approximately 41%, 11%, 13% and 12% of our total revenues with related revenues of $249.4 million, $69.3 million, $78.4 million, and $72.6 million, respectively. Three of these four customers accounted for approximately 27%, 17%, and 24% of our total accounts receivables with related accounts receivable of $56.3 million, $35.8 million, and $50.2 million, respectively, as of December 31, 2021. For the year ended December 31, 2020, our customer base was concentrated with the top two customers accounting for approximately 54% and 18% of our total revenues with related revenues of $356.0 million and $116.4 million, respectively, during 2020. These top two customers accounted for approximately 46% and 37% of our total accounts receivable with related accounts receivable of $81.8 million and $65.3 million, respectively, as of December 31, 2020.
Business Combination
The Company accounts for acquired businesses using the acquisition method of accounting, which requires that any assets acquired, and liabilities assumed be at their respective fair values on the date of acquisition. Any excess between the purchase price and the fair value of acquired net assets and liabilities assumed is recognized as goodwill. The assumptions made in calculating the fair value of assets acquired and liability assumed in business combinations require several significant judgements and estimates and is subject to revision if additional information, which existed as of the date of acquisition, about the fair values become available during the measurement period of up to 12 months from the acquisition date. The Company will recognize any adjustments to preliminary amounts that are identified during the measurement period in the reporting period in which the adjustments are determined.
Impairment of Goodwill and Long-lived Assets
2022 Interim Period and 2021 Interim Period
Goodwill represents the excess purchase price paid to acquire a business over the fair value of net assets acquired. The Company has goodwill and long-lived intangible assets that have been recorded in connection with business acquisitions. We perform our annual impairment review of goodwill and long- lived intangible assets at the reporting unit level in the fourth quarter of each year or when changes in circumstances indicate that the carrying value may not be recoverable. Such circumstances include a significant adverse change in the business climate for one of our reporting units or a decision to dispose of a reporting unit or a significant portion of a reporting unit.
We perform a qualitative assessment to test goodwill for impairment on the first day of the fourth quarter, or more frequently if events or changes in the business warrant it, by determining whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value. Qualitative factors that we consider include, but are not limited to, macroeconomics conditions, customer relations, market conditions, a significant adverse change in legal factors or in the business climate and reporting unit specific events. If, based on the qualitative assessment, we determine a quantitative assessment is necessary, we estimate the fair value of the reporting unit and compare that to its carrying value. To the extent the carrying value exceeds the fair value of a reporting unit, an impairment loss is recorded in an amount equal to that excess. Under our quantitative test, our estimate of fair value is primarily determined using a weighting of fair values derived in equal proportions from the income approach and market approach valuation methodologies. The income approach uses the discounted cash flow method, and the market approach uses the guideline company method. If any impairment exists, we record the impairment to the statement of operations in the period the impairment is recognized.
As of and for the three and six months ended July 2, 2022 and July 3, 2021, there were no indications that it was more likely than not that the fair value of a reporting unit was less than its carrying value. As such, there were no goodwill impairment charges. For additional information on goodwill, see Note 7: Goodwill and Intangible Assets, to our unaudited condensed consolidated financial statements included elsewhere in this document.
We review long-lived assets, which primarily includes finite-lived intangible assets and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value. No impairments have occurred during the three and six months ended July 2, 2022 and July 3, 2021. For additional information on the impairment charge, see Note 7: Goodwill and Intangible Assets, to our unaudited condensed consolidated financial statements included elsewhere in this document.
2021 Successor Period and 2020 Successor Period
Goodwill represents the excess purchase price paid to acquire a business over the fair value of net assets acquired. The Company has goodwill and long-lived intangible assets that have been recorded in connection with business acquisitions. We perform our annual impairment review of goodwill and long-lived intangible assets at the reporting unit level in the fourth quarter of each year or when changes in circumstances indicate that the carrying value may not be recoverable. Such circumstances include a significant adverse change in the business climate for one of our reporting units or a decision to dispose of a reporting unit or a significant portion of a reporting unit.
We perform a qualitative assessment to test goodwill for impairment on the first day of the fourth quarter by determining whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value. Qualitative factors that we consider include, but are not limited to, macroeconomics conditions, customer relations, market conditions, a significant adverse changein legal factors or in the business climate and reporting unit specific events. If, based on the qualitative assessment, we determine a quantitative assessment is necessary, we estimate the fair value of the reporting unit and compare that to its carrying value. To the extent the carrying value exceeds the fair value of a reporting unit, an impairment loss is recorded in an amount equal to that excess. Under our quantitative test, our estimate of fair value is primarily determined using a weighting of fair values derived in equal proportions from the income approach and market approach valuation methodologies. The income approach uses the discounted cash flow method, and the market approach uses the guideline company method. If any impairment exists, we record the impairment to the statement of operations in the period the impairment is recognized.
As of the first day of our fourth quarter in 2021 and 2020, we completed quantitative assessments for our five reporting units and determined that the carrying value exceeded the fair value of one of reporting units in 2021 and two of our reporting units in 2020 within our Telecom segment. As a result, we recorded goodwill impairment charges of $52.5 million and $28.8 million in 2021 and 2020, respectively. The estimated fair value of the Company’s third reporting unit exceeded its carrying value during each reporting period. Significant assumptions used in the determination of the estimated fair values of the reporting units are the estimated future net annual cash flows for each reporting unit, the long-term inflationary growth rate and the discount rate. The estimated future net annual cash flows and long-term inflationary growth rates are dependent on overall market growth rates, the competitive environment, and business activities that impact market share. As a result, the growth rate could be adversely impacted by a sustained deceleration in growth or an increased competitive environment. As of October 3, 2021, the long-term inflationary growth rate utilized to value the reporting units for which we recorded an impairment was 3.0%. The discount rate, which is consistent with a weighted average cost of capital that is likely to be expected by a market participant, is based upon rates of return available from alternative investments of similar type and quality, including consideration of both debt and equity components of the capital structure. Our discount rate may be impacted by adverse changes in the macroeconomic environment and volatility in the equity and debt markets. As of October 3, 2021, the discount rates utilized to value the reporting units for which we recorded an impairment were approximately 12%, which was determined depending on the risk and uncertainty inherent in the respective reporting unit.
As a result of the goodwill impairment charges recorded in 2021 and 2020, goodwill assigned to two reporting units were fully impaired as of December 31, 2021. The remaining reporting units had adequate fair value in excess of carrying value. Any changes in operating plans or adverse changes in the future could reduce the underlying cash flows used to estimate fair values and would likely result in a decline in fair value that would trigger future impairment charges of these reporting unit’s goodwill. As of December 31, 2021, the aggregate carrying value of these reporting unit’s goodwill was $28.7 million. For additional information on the impairment charge, see Note 7: Goodwill and Intangible Assets, to our audited consolidated financial statements included elsewhere in this registration statement.
We review long-lived assets, which primarily includes finite-lived intangible assets and property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value. No impairments have occurred during the years ended December 31, 2021 and 2020. For additional information on the impairment charge, see Note 7: Goodwill and Intangible Assets, to our audited consolidated financial statements included elsewhere in this registration statement.
Income Taxes
Prior to the Business Combination, QualTek HoldCo, is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, QualTek HoldCo’s taxable income and losses were passed through to and included in the taxable income of its members. Accordingly, amounts related to income taxes were zero for QualTek HoldCo prior to the Business Combination.

Following the Business Combination, the Company is subject to income taxes at the U.S. federal, state, and local levels for income tax purposes, including with respect to its allocable share of any taxable income of QualTek HoldCo.
Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than-not” that some portion or all of the deferred tax assets will not be realized. The realization of the deferred tax assets is dependent on the amount of future taxable income.
Emerging Growth Company Status
We qualify as an emerging growth company (“EGC”) pursuant to the provisions of the JOBS Act. For as long as we are an EGC, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and registration statements, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.
In addition, under the JOBS Act, EGCs can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards under the JOBS Act until we are no longer an EGC. Our election to use the phase-in periods permitted by this election may make it difficult to compare our financial statements to those of non-EGCs and other EGCs that have opted out of the longer phase-in periods permitted under the JOBS Act and who will comply with new or revised financial accounting standards. If we were to subsequently elect instead to comply with public company effective dates, such election would be irrevocable pursuant to the JOBS Act.
Recent Accounting Pronouncements
See Note 1: Nature of Business and Summary of Significant Accounting Policies to our unaudited condensed consolidated financial statements for more information regarding the 2022 Interim Period and 2021 Interim Period and Note 1: Nature of Business and Summary of Significant Accounting Policies to our consolidated financial statements for more information for more information regarding the 2021 Successor Period and 2020 Successor Period.
Quantitative and Qualitative Disclosure of Market Risks
2022 Interim and 2021 Interim Period
Interest Rate Risk
Our credit facilities provide a $130.0 million revolving line of credit and $380.0 million of term loan debt. The revolving line of credit bears interest at a variable rate based on either BSBY Loan or a base rate plus an applicable margin with an unused commitment fee paid quarterly. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (6.25% at July 2, 2022), or an adjusted BSBY rate, plus an applicable margin, as defined in the agreement. On the term loan, the Company may elect either a Base Rate plus an applicable rate (10.00% at July 2, 2022), or an adjusted Eurodollar rate, plus an applicable rate (8.54% at July 2, 2022), as defined in the agreement. As of July 2, 2022, we had $39.6 million and $346.7 million of borrowings outstanding under the revolving facility and term loan, respectively. Further increases in the interest rate set by the Federal Reserve Bank will increase our interest rate risk.

Foreign Currency Exchange Risk
Our results of discontinued operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenue is generated in U.S. dollars. We have limited foreign currency risks related to our revenue and operating expenses denominated in the Canadian Dollar. The volatility of exchange rates depends on many factors that we cannot forecast with reliable accuracy. Although we have experienced and will continue to experience fluctuations in our net income (loss) as a result of transaction gains (losses) related to revaluing certain cash balances, trade accounts receivable balances and intercompany balances that are denominated in currencies other than the U.S. dollar, we believe such a change will not have a material impact on our results of operations. At this time, we do not, but we may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk.
Credit Risk
We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. In such agreements, we depend on the counterparty to make payment or otherwise perform. We generally seek to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.
2021 Successor Period and 2020 Successor Period
Interest Rate Risk
Our credit facilities provide a $130.0 million revolving line of credit and $380.0 million of term loan debt. The revolving line of credit bears interest at a variable rate based on either LIBOR or a base rate plusan applicable margin with an unused commitment fee paid quarterly. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at December 31, 2021), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.60% to 2.63% at December 31, 2021), as defined in the agreement. On the term loan, the Company may elect either a Base Rate plus an applicable rate (8.50% at December 31, 2021), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at December 31, 2021), as defined in the agreement. As of December 31, 2021, we had $87.6 million and $351.5 million of borrowings outstanding under the revolving facility and term loan, respectively.
Foreign Currency Exchange Risk
Our results of discontinued operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenue is generated in U.S. dollars. We have limited foreign currency risks related to our revenue and operating expenses denominated in the Canadian Dollar. The volatility of exchange rates depends on many factors that we cannot forecast with reliable accuracy. Although we have experienced and will continue to experience fluctuations in our net income (loss) as a result of transaction gains (losses) related to revaluing certain cash balances, trade accounts receivable balances and intercompany balances that are denominated in currencies other than the U.S. dollar, we believe such a change will not have a material impact on our results of operations. At this time, we do not, but we may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk.
Credit Risk
We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements In such agreements, we depend on the counterparty to make payment or otherwise perform. We generally seek to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

MANAGEMENT
Executive Officers and Board of Directors
The following persons serve as our executive officers and directors:
Name	Age	Position
Christopher S. Hisey	57	Chief Executive Officer and Director
Elizabeth Downey	52	Chief Administrative Officer
Michael B. Williams	45	Chief Business Officer
Adam Spittler	43	Chief Financial Officer
Andrew Weinberg	48	Chairman
Matthew Allard	50	Director
Roger Bulloch	49	Director
Sam Chawla	47	Director
Jigisha Desai	56	Director
Maha Eltobgy	51	Director
Daniel Lafond	53	Director
Sam Totusek	31	Director
Christopher S. Hisey, 57, a founder of QualTek LLC, is the Chief Executive Officer and director of the Company. Mr. Hisey has been the Chief Executive Officer of QualTek LLC since 2014 and a member of the Board of Managers of QualTek Holdco since 2018. Mr. Hisey has more than three decades of experience leading and organically growing telecommunications service companies. Prior to founding QualTek LLC, Mr. Hisey was a founder and chief executive officer of Philadelphia-based Trident Advisors, a firm specializing in US and international acquisitions targeting the telecommunications industry. In 2004, he was a founder of UniTek Global Services and served as chief executive officer through 2011. Earlier in his career, Mr. Hisey ascended the ranks from field technician to president and chief operating officer in the cable and satellite communications industries. Mr. Hisey served in the U.S. Navy from 1983 to 1988 and is an Honorable Discharged Disabled Veteran.
Elizabeth Downey, 52, serves as the Company’s Chief Administrative Officer. Ms. Downey has served as the Chief Administrative Officer of QualTek LLC since 2014. Ms. Downey brings more than 25 years of proven leadership and expertise in human resources with a niche in the telecommunications industry. Prior to joining QualTek, she was chief administrative officer of UniTek Global Services. Ms. Downey also held senior executive positions for a regional competitive local exchange carrier in the telecommunications sector and an international publishing company. Ms. Downey holds a Bachelor of Arts degree in Communications from Pennsylvania State University.
Michael B. Williams, 45, is the Chief Business Officer of the Company. Mr. Williams has served as the Chief Business Officer of QualTek LLC since January 2021 and previously served as the Company’s Chief Technology Officer from 2013 to January 2021. Mr. Williams contributes more than two decades of progressive IT, Marketing, and Operations experience to QualTek and is the primary visionary for technological development. He is respected as an expert in telecommunications information systems, implementation, business process re-engineering, strategic planning, marketing, and project management. Prior to joining QualTek, Mr. Williams was vice president of information technology at UniTek Global Services. He holds a Bachelor of Science degree in Logistics/Supply Chain Management from Pennsylvania State University and a Master of Business Administration degree from Eastern University.
Adam Spittler, 43, serves as the Chief Financial Officer of the Company. Mr. Spittler has served as the Chief Financial Officer of QualTek LLC since June 2021 and its Chief Strategy Officer since 2018. Mr. Spittler previously served as President of Velocitel from 2017 to 2018. Prior to this role, Mr. Spittler served as Senior Vice President of Finance for QualTek LLC from 2016 to 2017. Mr. Spittler is a Certified Public Accountant who brings more than 15 years of experience in the telecommunications industry. Mr. Spittler is the lead strategist behind QualTek’s advancement plan, ensuring its mission and objectives while supporting revenue, profitability, and growth. In addition to his focus on growth, Mr. Spittler puts strong emphasis on production efficiencies, quality, service, and cost-effective resource management. Mr. Spittler came to QualTek after spending four years at UniTek Global Services and three years at KPMG, LLC. Mr. Spittler earned a Bachelor of Science degree in Accounting from Kutztown University and a Master of Science degree in Finance from Drexel University.
Andrew Weinberg, 48, has served as a director of the Company since the February 14, 2022. Mr. Weinberg has served as a Member of the Board of Managers of QualTek HoldCo since 2018. Mr. Weinberg is founder, managing partner, chief executive officer, and Chair of the Investment Committee at Brightstar Capital Partners. He currently serves as the board chair of Brightstar Corp., and serves on the boards of Gateway Dealer Network, Global Resale, Texas Water Supply Company, Capstone Nutrition and ERC, all Brightstar portfolio companies. Prior to Brightstar, Mr. Weinberg was a Partner at Lindsay Goldberg, a New York-based private equity firm, with extensive experience working on numerous large transactions. In addition, from 2008 to 2011, he served as Chief Operating Officer and Chief Strategy Officer of Brightstar Corp., a $10 billion global leader in mobility services including distribution, handset protection insurance, reverse logistics, buyback and leasing solutions spanning more than 100 countries and serving many of the major OEMs, carriers and retailers. Mr. Weinberg served on the boards of 13 portfolio companies during his tenure at Lindsay Goldberg. Prior to joining Lindsay Goldberg in 2003, Mr. Weinberg worked at Goldman Sachs in their Principal Investment Area. Mr. Weinberg started his career at Morgan Stanley in mergers and acquisitions and leveraged finance. He received his Master of Business Administration from Stanford GSB and a Bachelor of the Arts degree from Dartmouth College with a double major in History and Economics. He serves on the boards of CTIA, an organization representing the U.S. wireless industry, as well as The National Board of Review of Motion Pictures and The Dalton School. Mr. Weinberg is a member of the Young Presidents Organization. He is also a member of the World Economic Forum where he serves on the Global Future Council on Investing and the Stewardship Board of the Forum’s Platform on Shaping the Future of Investing.
Matthew Allard, 50, has served as a director of the Company since February 14, 2022. Mr. Allard has served as a Member of the Board of Managers of QualTek HoldCo since 2018. Mr. Allard is a partner at Brightstar Capital Partners and a Member of its Investment Committee. He currently serves as Vice Chair of the Board of Amerit Fleet Solutions, and as a board member of Brightstar Corp. and Texas Water Supply Company, all Brightstar portfolio companies. Since 2003, Mr. Allard has worked closely with Andrew Weinberg and various partners while advising and financing transactions for EnergySolutions, Brock Group, and Brightstar Corp. among others. Prior to joining Brightstar, Mr. Allard was Head of Financial Sponsors at Stifel where he was responsible for leading the firm’s Private Equity client coverage and execution efforts, was a member of the Investment Bank Management Committee and had extensive merger & acquisition, capital markets and relationship management experience across a range of industries. Mr. Allard started his finance career with Citibank and Bank of America, and previously held positions in both consulting and operations. Mr. Allard received his Master of Business Administration from Columbia Business School, Beta Gamma Sigma honors, and a Bachelor of Science in Economics from the University of Michigan with a major in Industrial and Operations Engineering. He is a Trustee of the King School in Connecticut.
Sam Chawla, 47, has served as a director of the Company since February 14, 2022. Mr. Chawla has been a member of the board of directors of ROCR since April 2021. Mr. Chawla has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. Previously, Mr. Chawla served as a member of the board of directors of each of VBI Vaccines Inc. (NASDAQ: VBIV) from July 2014 to January 2018, and Great Basin Scientific, Inc. from December 2013 to December 2017. Prior to 2013, Mr. Chawla was a Managing Director in Investment Banking at UBS in the Global Healthcare Group. Prior to joining UBS in September 2010, Mr. Chawla was a Director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse, which Mr. Chawla originally joined as an investment banker in 2002. Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. We believe Mr. Chawla is well-qualified to serve as a director due to his significant investment banking and corporate finance expertise.

Roger Bulloch, 49, has served as a director of the Company since February 14, 2022. Mr. Bulloch has served as a member of the Board of Managers of QualTek since 2018. Mr. Bulloch is a Partner at Brightstar Capital Partners. Prior to joining Brightstar Capital Partners, he was a Co-founder and Managing Principal of SPB Capital Partners. Mr. Bulloch also co-founded Wet ‘n’ Wild Las Vegas, a waterpark partnership with Village Roadshow Ltd, Howard Hughes Corporation, AgassiGraf, and other families to promote social impact investing and youth employment. From 2004 to 2010 Mr. Bulloch was the Co-founder and CEO of Sher Capital, a significant family office (heirs to Fortune 500 Company) and Sher Gaming, a licensed gaming partnership with interests in three hotel casinos totaling 2,300 hotel rooms. Prior to joining SPB Capital Partners and Sher Capital, Mr. Bulloch was a Senior Vice President (from 2002 to 2004) in the Private Bank of Bank of America. Mr. Bulloch also worked in the Investment Services Group of Credit Suisse (from 2001 to 2002) in Los Angeles, California and its predecessor firm, Donaldson, Lufkin, and Jenrette (DLJ) (from 1999 to 2001). Mr. Bulloch has been a member of Young Presidents Organization (YPO) since 2007. Mr. Bulloch received his BS in Business from the Marriott Business School at Brigham Young University and his MBA from the Goizueta Business School at Emory University. We believe Mr. Bulloch’s extensive investment and operational expertise makes him well-qualified to serve on our Board.
Maha Eltobgy, 51, has served as a director of the Company since February 14, 2022. Ms. Eltobgy has over 20 years of experience in strategy, business development, finance and sustainability for large and global, blue chip companies. Currently, she is the Chief Sustainability Officer and Managing Director at Brightstar, a position she has held since September 2021. She is responsible for designing and implementing the firm’s environmental, social and corporate governance (“ESG”) strategy to support efforts to generate long-term value for portfolio companies, investors and stakeholders. Prior to Brightstar, Ms. Eltobgy was Head of Investors Industries and a Member of the Executive Committee at the World Economic Forum (“WEF”) from March 2012 to September 2021. During her tenure at the WEF, she spearheaded the WEF’s stakeholder capitalism and ESG activities and led a global team responsible for overseeing the WEF’s community of asset owners and fund managers. Previously, she worked for nearly two decades in senior leadership roles in strategy, first as a consultant with the Monitor Group and subsequently as a member of in-house strategy teams with Pearson PLC and Louis Vuitton North America. Ms. Eltobgy also has experience working in government, having served as Vice President of Marketing and Strategy for the New York State Department of Economic Development for five years. Maha holds an MBA from INSEAD and an MA in International Relations, Economics and Middle East Studies from Johns Hopkins University. We believe that Ms. Eltobgy is well qualified to serve on our Board of Directors given her business development and ESG expertise as well as her experience in leadership positions.
Jigisha Desai, 55, has served as a director of the Company since February 14, 2022. Ms. Desai has over 30 years of financial management, business leadership, and corporate strategy experience. From January 2021 to December 2021, Ms. Desai served as Executive Vice President and Chief Strategy Officer of Granite Construction Incorporated (“Granite”). Ms. Desai joined Granite in 1993, and over her 29-year career at Granite, she served in various roles, including Senior Vice President and Chief Financial Officer from 2018 to 2021, Vice President of Corporate Finance, Treasurer & Assistant Financial Officer from 2013 to 2018, Vice President, Treasurer & Assistant Financial Officer from 2007 to 2013, Assistant Treasurer & Assistant Secretary from 2001 to 2007 and Treasury Manager from 1993 to 2001. As Chief Financial Officer, she was responsible for all of Granite’s financial functions, including all corporate and operational finance teams, investor relations, internal audit, risk management, information technology, and corporate development. Ms. Desai was Granite’s representative for Granite’s Peruvian and Chilean Affiliates Board from 2018 to 2021. Additionally, Ms. Desai is a board member of 1st Capital Bank (since July 2020), Tutor Perini Corporation (since December 2021), and Element US (since January 2022). Formerly, she served on the boards of Pacific Collegiate School, Pajaro Valley Health Trust and Girls Inc. Ms. Desai is a member of the Association of Financial Professionals and a Certified Treasury Professional. Ms. Desai received a B.S. in Accounting from the University of Houston, an M.B.A. in Corporate Finance from Golden Gate University, and completed Harvard Business School’s Advanced Management Program. We believe that Ms. Desai is well qualified to serve on our Board of Directors given her extensive financial and accounting experience, including as the Chief Financial Officer of Granite, and her experience in management of a public company.
Daniel Lafond, 53, has served as a director of the Company since March 2, 2022. Mr. Lafond joins the Board with more than 20 years of experience in the telecommunications and technology industries, including in many senior leadership roles at AT&T Inc., Comcast Corporation (“Comcast”) and QuadGen Wireless

Solutions Inc. Most recently, Mr. Lafond served for seven years as Senior Vice President of Sales at Comcast. In this role, Mr. Lafond led the transformation strategy for Xfinity sales channels and operations. Mr. Lafond helped drive customer growth by investing in sales channel to better serve the customer, as well as creating a more centralized sales operations function to help support the employee serving the customers of Xfinity. Mr. Lafond graduate from LaSalle University with a B.S. in Accounting. We believe that Mr. Lafond is well qualified to serve on our Board of Directors given his experience in senior leadership roles in the telecommunications and technology industries.
Sam Totusek, 31, has served as a director of the Company since August 2022. Mr. Totusek is an investment professional and has served as Vice President at Brightstar Capital Partners since May 2020 and has served on the Board of Directors for each of Likewize Corp. (“Likewize”) since October 2020 and ERC Incorporated since May 2021, both Brightstar Capital Partners portfolio companies. Prior to this experience, Mr. Totusek was an operating executive and Associate at KKR Capstone from April 2017 to April 2020, working across multiple sectors, including manufacturing and healthcare, focusing on business unit integration, strategic sourcing and capital allocation. He received his B.B.A. in Accounting and Business from Texas A&M University in 2013. As an investment professional and operating executive, Mr. Totusek has experience in capital allocation, financial structuring, and board governance across a range of industries, and has worked in the telecommunications space in his role on the Board of Directors of Likewize. We believe Mr. Totusek is well qualified to serve on our board given his investment experience and his operational experience in the telecommunications industry.
Board Composition
The Company’s business affairs are managed under the direction of the Board. The Board consists of nine members.
In accordance with the Charter, the Board is divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three classes as follows:
•
the Class I directors are Andrew Weinberg, Matthew Allard, and Jigisha Desai, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•
the Class II directors are Sam Chawla, Christopher S. Hisey, and Roger Bulloch, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•
the Class III directors are Maha Eltobgy, Sam Totusek, and Daniel Lafond, and their terms will expire at the annual meeting of stockholders to be held in 2024.

The Company expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Family Relationships
There are no family relationships between any the Company’s directors or any of its executive officers.
Involvement in Certain Legal Proceedings
Pursuant to an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Exchange Act Making Findings, and Imposing a Cease-and-Desist Order dated August 25, 2022 (the “Order”), the SEC found that Ms. Desai had violated Section 304 of the Sarbanes-Oxley Act of 2002. The Order stemmed from the SEC’s finding that Granite Construction Inc. (“Granite”), a public company of which Ms. Desai was the Chief Financial Officer for a period of time, materially overstated revenue in certain reporting periods and understated revenue in other reporting periods. The SEC did not charge Ms. Desai with misconduct. On July 7, 2022, in connection with the Order, Desai reimbursed Granite a total of $176,100.51, which includes bonuses and the cash equivalent of 2,603 shares she received as incentive compensation based on the last closing price as of June 17, 2022. The SEC ordered Ms. Desai to cease and desist from committing or causing any future violations of Section 304(a) of the Sarbanes-Oxley Act of 2022. Other than the foregoing, there are currently no legal proceedings, and during the past 10 years, there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees.
Committees of the Board of Directors
The Board has the authority to appoint committees to perform certain management and administration functions. The Board has the audit committee, the compensation committee and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees are available on QualTek’s website at https://investors.qualtekservices.com/investors/governance/governance-documents/default.aspx. Information contained on or accessible through QualTek’s website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only.
Audit Committee
The audit committee consists of Sam Chawla, Daniel Lafond and Jigisha Desai. The Board has determined each of Mr. Chawla, Ms. Desai and Mr. Lafond is independent under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is Ms. Desai. The Board has determined that Ms. Desai is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm.
Specific responsibilities of our audit committee include:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•
helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•
reviewing policies on risk assessment and risk management;

•
reviewing related party transactions;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm or the audit committee.

Compensation Committee
The compensation committee consists of Sam Chawla, Andrew Weinberg and Matthew Allard. The Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is Mr. Weinberg. The primary purpose of the compensation committee is to discharge the responsibilities of the Board to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.
Specific responsibilities of the compensation committee include:
•
reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•
reviewing and recommending to our Board the compensation of our directors;

•
reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•
administering our stock and equity incentive plans;

•
selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•
reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•
reviewing and establishing general policies relating to compensation and benefits of our employees; and

•
reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Sam Chawla, Sam Totusek, Maha Eltobgy and Andrew Weinberg. The Board has determined each proposed member is independent under the listing standards of Nasdaq. The chairperson of our nominating and corporate governance committee is Ms. Eltobgy.
Specific responsibilities of our nominating and corporate governance committee include:
•
identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;

•
evaluating the performance of our Board and of individual directors;

•
reviewing developments in corporate governance practices;

•
evaluating the adequacy of our corporate governance practices and reporting;

•
reviewing management succession plans; and

•
developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Code of Ethics
The Company has adopted a Code of Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics is available on QualTek’s website at https://investors.qualtekservices.com/investors/governance/governance-documents/default.aspx. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.
Compensation Committee Interlocks and Insider Participation
No member of the Company’s compensation committee has ever been an officer or employee of any QualTek or ROCR entity. None of the Company’s expected executive officers serve, or have served during the last year, as a member of the Board, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.
Non-Employee Director Compensation
The Board intends to approve a non-employee director compensation program. Pursuant to this non-employee director compensation program, the Company’s non-employee directors will receive both cash and equity compensation for his or her service as a member of the Board. See “Executive Compensation” for additional information on the planned non-employee director compensation program.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 3,589,000 shares of Class A Common Stock (including 306,000 shares issuable upon exercise of warrants held by the Selling Stockholders) and 306,000 warrants. The Selling Stockholders may from time to time offer and sell any or all of the Class A Common Stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the Class A Common Stock or warrants other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of Class A Common Stock and warrants beneficially owned, the aggregate number of shares of Class A Common Stock and warrants that the Selling Stockholders may offer pursuant to this prospectus and the number of shares of Class A Common Stock and warrants beneficially owned by the Selling Stockholders after the sale of the securities offered hereby. We have based percentage ownership on 24,446,284 shares of Class A Common Stock outstanding as of September 15, 2022.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such Class A Common Stock or warrants. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%(1)			Shares	%
Byron Roth(1)	490,055	2.0%	490,055	52,938	—	—
Aaron M. Gurewitz, as Trustee of the AMG Trust established January 23, 2007(2)	130,683	*	130,683	41,783	—	—
Gordon J. Roth(3)	100,960	*	100,960	11,143	—	—
John Lipman(4)	764,569	3.1%	764,569	65,188	—	—
Andrew Costa(5)	75,000	*	75,000	—	—	—
Theodore Roth(6)	57,172	*	57,172	4,874	—	—
Daniel M. Friedberg(7)	43,983	*	43,983	3,750	—	—
Adam Rothstein(8)	43,983	*	43,983	3,750	—	—
Sam Chawla(9)	99,694	*	99,694	8,500	—	—
James Gold(10)	99,694	*	99,694	8,500	—	—
Molly Hemmeter(11)	43,983	*	43,983	3,750	—	—
Mike Anderson(12)	48,963	*	48,963	4,175	—	—

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Warrants Being Offered	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares	%(1)			Shares	%
Christian Schwab(13)	24,481	*	24,481	2,087	—	—
Donald Ryan Hultstrand(14)	73,446	*	73,446	6,263	—	—
Steve Dyer(15)	48,963	*	48,963	4,175	—	—
George Sutton(16)	48,963	*	48,963	4,175	—	—
Brad Baker(17)	97,926	*	97,926	8,349	—	—
Dan Kapke(18)	24,481	*	24,481	2,087	—	—
William F. Hartfiel III(19)	97,926	*	97,926	8,349	—	—
Kevin Harris(20)	97,926	*	97,926	8,349	—	—
James Zavoral(21)	48,963	*	48,963	4,175	—	—
Lou Ellis(22)	9,076	*	9,076	774	—	—
Nazan Akdeniz(23)	9,076	*	9,076	774	—	—
Matthew Day(24)	14,093	*	14,093	—	—	—
CR Financial Holdings(25)	620,899	2.5%	620,899	52,938	—	—
Roth Capital Partners, LLC(26)	22,125	*	22,125	9,482	—	—
Rx3, LLC(27)	199,389	*	199,389	17,000	—	—
Craig-Hallum Capital Group LLC(28)	152,531	*	152,531	13,005	—	—

*
Less than 1%.

(1)
The address of Byron Roth is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(2)
The address of Aaron M. Gurewitz, as Trustee of the AMG Trust established 1/23/2007 is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(3)
The address of Gordon J. Roth is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(4)
The address of John Lipman is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(5)
The address of Andrew Costa is is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(6)
The address of Theodore D. Roth is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(7)
The address of Daniel M. Friedberg is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(8)
The address of Adam Rothstein is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(9)
The address of Sam Chawla is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(10)
The address of James Gold is is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(11)
The address of Molly Hemmeter is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(12)
The address of Mike Anderson is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(13)
The address of Christian Schwab is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(14)
The address of Donald Ryan Hulstrand is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(15)
The address of Steve Dyer is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(16)
The address of George Sutton is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(17)
The address of Brad Baker is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(18)
The address of Dan Kapke is c/o Craig Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(19)
The address of William F. Hartfiel III is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Mr. Hartfiel and at least three other individuals each have voting and dispositive power over the shares owned by Craig-Hallum Capital Group LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, the aforementioned individuals do not exercise voting or dispositive control over any of the securities held by Craig-Hallum Capital Group LLC, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address is c/o Craig-Hallum, 222 S 9th Street, Suite 350, Minneapolis, MN 55402.

(20)
The address of Kevin Harris is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(21)
The address of James Zavoral is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

(22)
The address of Lou Ellis is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(23)
The address of Nazan Akdeniz is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(24)
The address of Matthew Day is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(25)
Byron Roth and Gordon Roth have voting and dispositive power over the shares owned by CR Financial Holdings, Inc. The address of CR Financial Holdings, Inc. is 1601 Washington Ave., Suite 320, Miami Beach, FL 33139.

(26)
Byron Roth and Gordon Roth, both members of Roth Capital Partners, LLC, have voting and dispositive power over the shares held by Roth Capital Partners, LLC. The address of Roth Capital Partners, LLC is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(27)
Byron Roth and Nate Raabe have voting and dispositive power over the shares held by Rx3, LLC. The address of Rx3, LLC is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(28)
The address of Craig-Hallum Capital Group LLC is 222 South 9th Street, Suite 350, Minneapolis, MN 55402.

SELLING NOTEHOLDERS
The following table sets forth the names of the Selling Noteholders, the aggregate principal amount of 2027 Convertible Notes held by each Selling Noteholder, the amount of 2027 Convertible Notes that may be sold by each Selling Noteholder under this prospectus, the number of shares of Class A Common Stock issuable upon conversion of the 2027 Convertible Notes and that may be sold by each Selling Noteholder under this prospectus and the number of 2027 Convertible Notes and shares of Class A Common Stock underlying the 2027 Convertible Notes that each Selling Noteholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after termination of this offering none of the 2027 Convertible Notes or the shares of Class A Common Stock issuable upon the conversion of the 2027 Convertible Notes and covered by this prospectus will be beneficially owned by the Selling Noteholders and (ii) the Selling Noteholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Noteholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. When we refer to the “Selling Noteholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Noteholders’ interest in the 2027 Convertible Notes or shares of Class A Common Stock issuable upon conversion of the 2027 Convertible Notes other than through a public sale.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
The Selling Noteholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Name of Selling Noteholder	2027 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2027 Convertible Notes to be sold in this offering	Shares of Class A Common Stock Issuable Upon Conversion of the Principal Amount of 2027 Convertible Notes That May be Sold(1)	2027 Convertible Notes Beneficially Owned After this Offering
	Principal Amount of 2027 Convertible Notes	%
CVI Investments, Inc.(2)	$5,000,000.00	4.01%	$5,000,000.00	1,247,304	—
DS Liquid Div RVA MON LLC(3)	$1,688,000.00	1.35%	$1,688,000.00	421,089	—
Monashee Solitario Fund LP(3)	$2,812,000.00	2.25%	$2,812,000.00	701,484	—
Granite Point Capital Master Fund, LP(4)	$1,000,000.00	*	$1,000,000.00	249,460	—
Granite Point Capital Scorpion Focused Ideas Fund(4)	$500,000.00	*	$500,000.00	124,730	—
Arieh Coll(5)	$2,000,000.00	1.60%	$2,000,000.00	498,921	—
David S. Zelman(6)	$500,000.00	*	$500,000.00	124,730	—
Daniel Alpert Trust UAD 12/27/90(7)(8)	$50,000.00	*	$50,000.00	12,473	—
Falan Harriman Alpert(8)	$50,000.00	*	$50,000.00	12,473	—
Hillary Alpert(8)	$50,000.00	*	$50,000.00	12,473	—
Robert Alpert(8)	$350,000.00	*	$350,000.00	87,311	—
Eric Andell(8)	$25,000.00	*	$25,000.00	6,236	—
George Ball(8)	$50,000.00	*	$50,000.00	12,473	—
Mia Scarlet Batistick 2016 Trust UAD 12/23/16(8)(9)	$20,000.00	*	$20,000.00	4,989	—
Jim Berger(8)	$50,000.00	*	$50,000.00	12,473	—

Name of Selling Noteholder	2027 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2027 Convertible Notes to be sold in this offering	Shares of Class A Common Stock Issuable Upon Conversion of the Principal Amount of 2027 Convertible Notes That May be Sold(1)	2027 Convertible Notes Beneficially Owned After this Offering
	Principal Amount of 2027 Convertible Notes	%
Katherine Bousquet Cain(8)	$20,000.00	*	$20,000.00	4,989	—
Eileen V. Christmas(8)	$150,000.00	*	$150,000.00	37,419	—
James W. Christmas(8)	$500,000.00	*	$500,000.00	124,730	—
Daniel J. Clark(8)	$300,000.00	*	$300,000.00	74,838	—
Sheldrake Holdings LLC(8)(10)	$150,000.00	*	$150,000.00	37,419	—
William Roger Clemens & Debbie Lynn Clemens JT WROS(8)	$100,000.00	*	$100,000.00	24,946	—
Morton A. Cohn Private Equity(8)	$200,000.00	*	$200,000.00	49,892	—
Eileen Colgin 2015 Grandchildren’s TRU UAD 12/03/15(8)(11)	$30,000.00	*	$30,000.00	7,483	—
Kirk L. Covington(8)	$300,000.00	*	$300,000.00	74,838	—
Summer Lynn Cunningham 2015 Children’s Trust(8)(12)	$25,000.00	*	$25,000.00	6,236	—
Dillard Group of Texas LTD(8)(13)	$100,000.00	*	$100,000.00	24,946	—
Dillco Inc.(8)(14)	$150,000.00	*	$150,000.00	37,419	—
Luke J. Drury Non-Exempt Trust(8)(15)	$150,000.00	*	$150,000.00	37,419	—
Matthew J. Drury Non-Exempt Trust(8)(16)	$150,000.00	*	$150,000.00	37,419	—
Tanya J. Drury(8)	$500,000.00	*	$500,000.00	124,730	—
Tanya Jo Drury Trust(8)(17)	$400,000.00	*	$400,000.00	99,784	—
Leigh Ellis & Mimi G. Ellis JTWROS(8)	$50,000.00	*	$50,000.00	12,473	—
Diego Fernandez & Mallory Fernandez JT TEN	$20,000.00	*	$20,000.00	4,989	—
Vincent D. Foster(8)	$100,000.00	*	$100,000.00	24,946	—
Ariana J. Gale 2006 Trust DTD 03/26/2006(8)(18)	$100,000.00	*	$100,000.00	24,946	—
James Gale(8)	$100,000.00	*	$100,000.00	24,946	—
Russell Hardin Jr.(8)	$300,000.00	*	$300,000.00	74,838	—
Steve Harter(8)	$200,000.00	*	$200,000.00	49,892	—
Wolf Canyon LTD – Special(8) (19)	$200,000.00	*	$200,000.00	49,892	—
Keenan Limited Partnership(8)(20)	$150,000.00	*	$150,000.00	37,419	—
Kosberg Holdings LLC(8)(21)	$500,000.00	*	$500,000.00	124,730	—
Kevin Matocha & Sarah Matocha(8)	$75,000.00	*	$75,000.00	18,709	—
Paul Mitcham(8)	$250,000.00	*	$250,000.00	62,365	—
Michael Mitchell(8)	$50,000.00	*	$50,000.00	12,473	—
Gary Petersen(8)	$300,000.00	*	$300,000.00	74,838	—
Christine M. Patterson(8)	$150,000.00	*	$150,000.00	37,419	—

Name of Selling Noteholder	2027 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2027 Convertible Notes to be sold in this offering	Shares of Class A Common Stock Issuable Upon Conversion of the Principal Amount of 2027 Convertible Notes That May be Sold(1)	2027 Convertible Notes Beneficially Owned After this Offering
	Principal Amount of 2027 Convertible Notes	%
Proto Investments Ltd.(8)(22)	$150,000.00	*	$150,000.00	37,419	—
Russell Hardin Jr. Grandchildren’s TRU UAD 12/03/15(8)(23)	$25,000.00	*	$25,000.00	6,236	—
Nolan Ryan(8)	$100,000.00	*	$100,000.00	24,946	—
Don A. Sanders Children’s Trust DTD 2003(8)(24)	$300,000.00	*	$300,000.00	74,838	—
2009 Sanders Children’s Trust UAD 10/21/09 FBO Christopher Collmer(8)(25)	$30,000.00	*	$30,000.00	7,483	—
2009 Sanders Children’s Trust UAD 10/21/09 FBO Chelsea Collmer(8)(26)	$40,000.00	*	$40,000.00	9,978	—
Albert Sanders Keller TR U/T/D 02/11/97(8)(27)	$50,000.00	*	$50,000.00	12,473	—
Sela Rivas Sanders 2003 U/A/D 06/16/03(8)(28)	$40,000.00	*	$40,000.00	9,978	—
Nolan Bradly Sanders 2005 U/A/D 06/16/03(8)(29)	$40,000.00	*	$40,000.00	9,978
Don A. Sanders(8)	$650,000.00	*	$650,000.00	162,149	—
Katherine U. Sanders(8)	$650,000.00	*	$650,000.00	162,149	—
Laura K. Sanders(8)	$400,000.00	*	$400,000.00	99,784	—
Quincy Catalina Sanders 2009 TR(8)(30)	$40,000.00	*	$40,000.00	9,978	—
Andrew Schatte & Annette Schatte JT TEN(8)	$100,000.00	*	$100,000.00	24,946	—
Steve Scott(8)	$400,000.00	*	$400,000.00	99,784	—
Melanie E. Shaw 2015 Children’s Trust UAD 12/07/15(8)(31)	$25,000.00	*	$25,000.00	6,236	—
Shawn Paul Kettler 2015 Children’s Trusts UAD 12/07/15(8)(32)	$25,000.00	*	$25,000.00	6,236	—
A. Haag Sherman(8)	$125,000.00	*	$125,000.00	31,182	—
Julia Grace Sherman Trust UAD 03/11/01(8)(33)	$25,000.00	*	$25,000.00	6,236	—
Carson Alaina Sherman Trust UAD 03/11/01(8)(34)	$25,000.00	*	$25,000.00	6,236	—
Janet E. Sikes(8)	$25,000.00	*	$25,000.00	6,236	—
Howard Silverman & Phyllis Silverman TEN COM(8)	$200,000.00	*	$200,000.00	49,892	—
Craig Smith & Lisa Smith JTWROS	$125,000.00	*	$125,000.00	31,182	—
Platinum Business Investment(8)(35)	$400,000.00	*	$400,000.00	99,784	—
Matthew Swarts(8)	$25,000.00	*	$25,000.00	6,236	—

Name of Selling Noteholder	2027 Convertible Notes Beneficially Owned Prior to this Offering		Principal Amount of 2027 Convertible Notes to be sold in this offering	Shares of Class A Common Stock Issuable Upon Conversion of the Principal Amount of 2027 Convertible Notes That May be Sold(1)	2027 Convertible Notes Beneficially Owned After this Offering
	Principal Amount of 2027 Convertible Notes	%
Tanglewood Family LTD Partnership(8)(36)	$100,000.00	*	$100,000.00	24,946	—
David Towery(8)	$100,000.00	*	$100,000.00	24,946	—
John Whitmire(8)	$75,000.00	*	$75,000.00	18,709	—
John Whitmire Campaign(8)	$200,000.00	*	$200,000.00	49,892	—
John Harris Whitmire 2015 Grandchildren’s Trust(8)(37)	$30,000.00	*	$30,000.00	7,483	—
John W. Johnson(8)	$250,000.00	*	$250,000.00	62,365	—
BCP QualTek, LLC(38)	$10,000,000.00	8.02%	$10,000,000.00	2,494,609	—
Drawbridge DSO Securities LLC(39)	$40,000,000.00	32.08%	$40,000,000.00	9,978,436	—
Fortress Lending II Holdings L.P.(40)	$26,575,000.00	21.31%	$26,575,000.00	6,629,423	—
Fortress Lending Fund II MA-CRPTF LP(41)	$2,790,000.00	2.24%	$2,790,000.00	695,995	—
Fortress Lending III Holdings L.P. (42)	$20,635,000.00	16.50%	$20,635,000.00	5,147,625	—

*
Less than 1%.

(1)
Calculated based on an initial conversion rate of 100.000 shares of Common Stock per $1,000 principal amount of 2027 Convertible Notes. The initial conversion rate may be adjusted to up to 249.4609 per $1,000 principal amount of the 2027 Convertible Notes. The 2027 Convertible Notes are initially convertible into 12,468,500 shares of Common Stock, which may be increased to up to 31,104,034 in certain circumstances that are more fully described in this prospectus.

(2)
Heights Capital Management, Inc. is the authorized agent of CVI Investments, Inc. and may be deemed to have investment discretion and voting power over the shares held by CVI Investments, Inc. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI Investments, Inc. The business address of Martin Kobinger and the entity is C/O Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(3)
Monashee Investment Management LLC is the Investment Advisor of the entity and may be deemed to have investment discretion and voting power over the shares held by the entity. Jeff Muller, in his capacity as Chief Compliance Officer of Monashee Investment Management LLC, may also be deemed to have investment discretion and voting power over the shares held by the entity. The business address of Jeff Muller and the entity is C/O Monashee Investment Management LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(4)
Warren B. Lammert is the control person of Granite Point Capital Master Fund, LP and Granite Point Scorpion Focused Ideas Fund. The address of the foregoing individual and entities is 109 State Street, 5th Floor, Boston, MA 02109.

(5)
The business address for this person is 103 Stanton Avenue, Auburndale, Massachusetts 02466.

(6)
The business address for this person is 27101 East Oviatt Road, Suite 14, Bay Village, Ohio 44140.

(7)
Linda Stanley, in her capacity as trustee of the Daniel Alpert Trust UAD 12/27/90, may be deemed to have investment discretion and voting power over the shares held by the Daniel Alpert Trust UAD 12/27/90.

(8)
The business address for this person is Sanders Morris Harris LLC, 600 Travis Street, Suite 5900, Houston, Texas 77002.

(9)
Susan Ashley Batistick, in her capacity as trustee of the Mia Scarlet Batistick 2016 Trust UAD 12/23/16, may be deemed to have investment discretion and voting power over the shares held by the Mia Scarlet Batistick 2016 Trust UAD 12/23/16.

(10)
Adam R. Draizin is the sole member of Sheldrake Holdings LLC and may be deemed to have investment discretion and voting power over the shares held by Sheldrake Holdings LLC.

(11)
Eileen Colgin, in her capacity as trustee of the Eileen Colgin 2015 Grandchildren’s TRU UAD 12/03/15, may be deemed to have investment discretion and voting power over the shares held by the Eileen Colgin 2015 Grandchildren’s TRU UAD 12/03/15.

(12)
Summer Cunningham, in her capacity as trustee of the Summer Lynn Cunningham 2015 Children’s Trust, may be deemed to have investment discretion and voting power over the shares held by the Summer Lynn Cunningham 2015 Children’s Trust.

(13)
Max Dillard is the partner of the Dillard Group of Texas LTD and may be deemed to have investment discretion and voting power over the shares held by Dillard Group of Texas LTD.

(14)
Max Dillard is the managing partner of Dillco Inc. and may be deemed to have investment discretion and voting power over the shares held by Dillco Inc.

(15)
Luke Drury, in his capacity as trustee of the Luke J. Drury Non-Exempt Trust, may be deemed to have investment discretion and voting power over the shares held by the Luke J. Drury Non-Exempt Trust.

(16)
Matthew J. Drury, in his capacity as trustee of the Matthew J. Drury Non-Exempt Trust, may be deemed to have investment discretion and voting power over the shares held by the Matthew J. Drury Non-Exempt Trust.

(17)
Don A. Sanders, in his capacity as trustee of the Tanya Jo Drury Trust, may be deemed to have investment discretion and voting power over the shares held by the Tanya Jo Drury Trust.

(18)
Don A. Sanders, in his capacity as trustee of the Ariana J. Gale 2006 Trust DTD 03/26/2006, may be deemed to have investment discretion and voting power over the shares held by the Ariana J. Gale 2006 Trust DTD 03/26/2006.

(19)
Carolyn Keenan is the partner of Wolf Canyon LTD — Special and may be deemed to have investment discretion and voting power over the shares held by Wolf Canyon LTD — Special.

(20)
Carolyn Keenan is the partner of Keenan Limited Partnership and may be deemed to have investment discretion and voting power over the shares held by Keenan Limited Partnership.

(21)
Livingston Kosberg is the manager partner of Kosberg Holdings LLC and may be deemed to have investment discretion and voting power over the shares held by Kosberg Holdings LLC.

(22)
Rod Proto is the authorized signer of Proto Investments Ltd. and may be deemed to have investment discretion and voting power over the shares held by Proto Investments Ltd.

(23)
Russell Hardin, in his capacity as trustee of the Russell Hardin Jr. Grandchildren’s TRU UAD 12/03/15, may be deemed to have investment discretion and voting power over the shares held by the Russell Hardin Jr. Grandchildren’s TRU UAD 12/03/15.

(24)
Donald V. Weir, in his capacity as trustee of the Don A. Sanders Children’s Trust DTD 2003, may be deemed to have investment discretion and voting power over the shares held by the Don A. Sanders Children’s Trust DTD 2003.

(25)
Bret Sanders, in his capacity as trustee of the 2009 Sanders Children’s Trust UAD 10/21/09 FBO Christopher Collmer, may be deemed to have investment discretion and voting power over the shares held by the 2009 Sanders Children’s Trust UAD 10/21/09 FBO Christopher Collmer.

(26)
Bret Sanders, in his capacity as trustee of the 2009 Sanders Children’s Trust UAD 10/21/09 FBO Christopher Collmer, may be deemed to have investment discretion and voting power over the shares held by the 2009 Sanders Children’s Trust UAD 10/21/09 FBO Chelsea Collmer.

(27)
Donald V. Weir, in his capacity as trustee of the Albert Sanders Keller TR U/T/D 02/11/97, may be deemed to have investment discretion and voting power over the shares held by the Albert Sanders Keller TR U/T/D 02/11/97.

(28)
Brad Sanders, in his capacity as trustee of the Sela Rivas Sanders 2003 U/A/D 06/16/03, may be deemed to have investment discretion and voting power over the shares held by the Sela Rivas Sanders 2003 U/A/D 06/16/03.

(29)
Brad Sanders, in his capacity as trustee of the Nolan Bradly Sanders 2005 U/A/D 06/16/03, may be deemed to have investment discretion and voting power over the shares held by the Nolan Bradly Sanders 2005 U/A/D 06/16/03.

(30)
Brad Sanders, in his capacity as trustee of the Quincy Catalina Sanders 2009 TR, may be deemed to have investment discretion and voting power over the shares held by the Quincy Catalina Sanders 2009 TR.

(31)
Melanie Shaw, in her capacity as trustee of the Melanie E. Shaw 2015 Children’s Trust UAD 12/07/15, may be deemed to have investment discretion and voting power over the shares held by the Melanie E. Shaw 2015 Children’s Trust UAD 12/07/15.

(32)
Shawn P. Kettler, in his capacity as trustee of the Shawn Paul Kettler 2015 Children’s Trusts UAD 12/07/15, may be deemed to have investment discretion and voting power over the shares held by the Shawn Paul Kettler 2015 Children’s Trusts UAD 12/07/15.

(33)
Robert A. Sherman, in his capacity as trustee of the Julia Grace Sherman Trust UAD 03/11/01, may be deemed to have investment discretion and voting power over the shares held by the Julia Grace Sherman Trust UAD 03/11/01.

(34)
Robert A. Sherman, in his capacity as trustee of the Carson Alaina Sherman Trust UAD 03/11/01, may be deemed to have investment discretion and voting power over the shares held by the Carson Alaina Sherman Trust UAD 03/11/01.

(35)
Matthew Stuller is the partner of Platinum Business Investment and may be deemed to have investment discretion and voting power over the shares held by Platinum Business Investment.

(36)
J.M. Burley is the president and general partner of Tanglewood Family LTD Partnership and may be deemed to have investment discretion and voting power over the shares held by Tanglewood Family LTD Partnership.

(37)
John Whitmire, in his capacity as trustee of the John Harris Whitmire 2015 Grandchildren’s Trust, may be deemed to have investment discretion and voting power over the shares held by the John Harris Whitmire 2015 Grandchildren’s Trust.

(38)
Andrew Weinberg is the managing member of Brightstar GP Investors, LLC, a Delaware limited liability company (“Brightstar GP”). Brightstar GP is the general partner of Brightstar Associates, L.P., a Delaware limited partnership (“Brightstar Associates”). Brightstar Associates is the general partner of Brightstar Capital Partners QualTek Holdings, L.P., a Delaware limited partnership, which in turn is the sole member of BCP QualTek, LLC, a Delaware limited liability company. Andrew Weinberg may be deemed to have investment discretion and voting power over the shares held by BCP QualTek, LLC. The business address for Andrew Weinberg and BCP QualTek, LLC is C/O Brightstar Capital Partners, 650 Fifth Avenue, 29th Floor, New York, New York 10019.

(39)
Drawbridge DSO Securities LLC is wholly-owned by Drawbridge Special Opportunities Fund LP (“DSBO LP”). Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of DBSO LP. FIG LLC is the 100% owner of DBSO Advisors. Fortress Operating Entity I LP (“FOE I”) is the sole managing member of FIG LLC. FIG Corp. is the general partner of FOE I. FIG Corp. is a wholly-owned subsidiary of Fortress Investment Group LLC (“Fortress”). As the Co-Chief Investment Officers of Drawbridge DSO Securities LLC, each of Peter L. Briger, Jr., Constantine M. Dakolias, Andrew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares held by Drawbridge DSO Securities LLC. The business address for this person is C/O Fortress Investment Group LLC, Attention: General Counsel, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(40)
The investment manager of Fortress Lending II Holdings L.P. is Fortress Lending Advisors II LLC (“FLA Advisors II”). FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding equity interests of FLA Advisors II. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”) is the Class A member of FIG LLC. FIG Corp. is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”) is the holder of all of the issued and outstanding shares of FIG Corp. As the Co-Chief Investment Officers of Fortress Lending II Holdings L.P., each of Andrew McKnight, Joshua Pack, Dominick Ruggiero and Aaron Blanchette participates in the voting and investment decisions with respect to the shares held by Fortress Lending II Holdings L.P. The business address for this person is C/O Fortress Investment Group LLC, Attention: General Counsel, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.
(41)
The investment manager of Fortress Lending Fund II MA-CRPTF LP is FLF II MA-CRPTF Advisors LLC (“FLF II Advisors”), a Delaware limited liability company. FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding equity interests of FLF II Advisors. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”) is the Class A member of FIG LLC. FIG Corp. is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”) is the holder of all of the issued and outstanding shares of FIG Corp. As the Co-Chief Investment Officers of Fortress Lending Fund II MA-CRPTF LP, each of Andrew McKnight, Joshua Pack, Dominick Ruggiero and Aaron Blanchette participates in the voting and investment decisions with respect to the shares held by Fortress Lending Fund II MA-CRPTF LP. The business address for this person is C/O Fortress Investment Group LLC, Attention: General Counsel, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(42)
The investment manager of Fortress Lending III Holdings L.P. is Fortress Lending Advisors III LLC (“FLA Advisors III”). FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding equity interests of FLA Advisors III. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”) is the Class A member of FIG LLC. FIG Corp. is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”) is the holder of all of the issued and outstanding shares of FIG Corp. As the Co-Chief Investment Officers of Fortress Lending III Holdings L.P., each of Andrew McKnight, Joshua Pack, Dominick Ruggiero and Aaron Blanchette participates in the voting and investment decisions with respect to the shares held by Fortress Lending III Holdings L.P. The business address for this person is C/O Fortress Investment Group LLC, Attention: General Counsel, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

DESCRIPTION OF SECURITIES
The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. The Certificate of Incorporation is attached as an exhibit to this prospectus. We urge you to read the Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the Company’s Class A Common Stock, the Warrant Agreement and the Indenture for the 2027 Convertible Notes.
General
The total number of shares of all classes of stock that we are authorized to issue pursuant to the Certificate of Incorporation is 1,001,000,000 shares, consisting of: (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share, and (iii) 500,000,000 shares of Class B Common Stock, par value $0.0001 per share. As of September 15, 2022, there were 24,446,284 shares of Class A Common Stock outstanding, held of record by approximately 41 holders of Class A Common Stock, no shares of preferred stock outstanding and 2,977,000 warrants outstanding held of record by approximately 27 holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.
Class A Common Stock
All shares of Class A Common Stock are fully paid and non-assessable.
Voting Rights
Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Pursuant to the Certificate of Incorporation (i) the vote of holders of Class A Common Stock will not be required to amend, alter, change, add to or repeal the Amended and Restated Bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Certificate of Incorporation and, in each case, subject to the rights of the parties to the Investor Rights Agreement and (ii) a vote of at least 80% of the total voting power of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Certificate of Incorporation.
Dividends
Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.
Rights upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having preference over the Class A Common Stock, then outstanding, if any.
Rights and Preferences
The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of Preferred Stock of the Company that the Company may issue in the future.
Class B Common Stock
All shares of Class B Common Stock are fully paid and non-assessable.
Voting Rights
Each holder of Class B Common Stock is entitled to one vote for each share of Class B Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class B Common Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class B Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Pursuant to the Certificate of Incorporation (i) the vote of holders of Class B Common Stock will not be required to amend, alter, change, add to or repeal the Amended and Restated Bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Certificate of Incorporation and, in each case, subject to the rights of the parties to the Investor Rights Agreement and (ii) a vote of at least 80% of the total voting power of the Company’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Certificate of Incorporation.
Dividends
The holders of the Class B Common Stock will not participate in any dividends declared by the Board.
Rights upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B Common Stock are not entitled to receive any assets of the Company.
Rights and Preferences
The holders of shares of Class B Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B Common Stock.
Issuance and Retirement of Class B Common Stock
In the event that any outstanding share of Class B Common Stock ceases to be held directly or indirectly by a holder of the QualTek Common Units, such share will automatically be transferred to the

Company for no consideration and thereupon will be retired. The Company does not plan to issue additional shares of Class B Common Stock other than in connection with the valid issuance or transfer of a QualTek Common Unit in accordance with the governing documents of the Company.
Warrants
Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. However, no Warrants issued pursuant to the ROCR IPO (the “Public Warrants”) will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if the registration statement is not available and a new registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within 120 days from the closing of our initial business combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The Warrants will expire on February 14, 2027 at 5:00 p.m., New York City time.
The Company may call the outstanding Warrants (excluding the Warrants underlying the Private Units (the “Private Warrants”)) for redemption, in whole and not in part, at a price of $0.01 per Warrant: (i) at any time after the Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each Warrant holder, (iii) if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders, and (iv) if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.
The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.
The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of our Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Except as described above, no Public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the shares of Common Stock issuable upon exercise of the warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants, and we will not be required to settle any such Warrant exercise. If the prospectus relating to the shares of Common Stock issuable upon the exercise of the Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the warrants may expire worthless.
Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.
The Company has agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Preferred Stock
We have no Preferred Stock outstanding.
Anti-Takeover Provisions
The Company’s Certificate of Incorporation and Amended and Restated Bylaws, the Investor Rights Agreement and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the

Board or the resignation, death, or removal of a director in certain circumstances; and the Company’s advance notice provisions in the Amended and Restated Bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.
The Company’s authorized but unissued Common Stock and Preferred Stock is available for future issuances without stockholder approval and may be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Registration Rights
We are subject to an Investor Rights Agreement, dated February 14, 2022 with certain Sellers, BCP QualTek, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein), which obligates us to grant to the Holders (as defined therein) certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the closing of the Business Combination, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the closing date of the Business Combination). Additionally, the Investor Rights agreement sets forth certain corporate governance rights relating to the Company.
Listing
Our Class A Common Stock and Warrants are listed on the Nasdaq Capital Market under the symbols “QTEK” And “QTEKW,” respectively.
Transfer Agent and Warrant Agent
The transfer agent for our shares of common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.
2027 Convertible Notes
The 2027 Convertible Notes are governed by the Indenture. The 2027 Convertible Notes bear interest as described immediately below, are payable quarterly, are convertible into shares of Class A Common Stock at an initial conversion price (subject to adjustment as described in the Indenture) of the lowest of (i) $10.00; (ii) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day after the public release of the Company’s first quarterly earnings announcement following the Issue Date; (iii) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day after the public release of the Company’s second quarterly earnings announcement following the Issue Date; (iv) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day immediately following the first anniversary of the date of the Indenture and (v) 115% of the arithmetic average of the Daily VWAPs for the 10-Trading Day period commencing on the first Trading Day after the closing date of the applicable Conversion Reset Offering by the Company, and shall mature on February 15, 2027. The 2027 Convertible Notes may not be redeemed or repaid by the Company prior to maturity. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Indenture.
Maturity and Interest
The 2027 Convertible Notes will mature on February 15, 2027, unless earlier converted or repurchased.

The 2027 Convertible Notes provide for an interest rate that is set quarterly based on gross leverage, with a minimum interest rate of 9.50% per annum and up to a maximum of 11.75% per annum as follows:
Total Leverage Ratio (as defined in the Indenture)	Applicable Interest Rate (as defined in the Indenture)
Less than 4.5x	9.50%
4.5x or greater but less than 5.0x	10.00%
5.0x or greater but less than 5.25x	10.75%
5.25x or greater	11.75%
Interest accrues from the issue date or from the most recent date on which interest has been paid. Interest is payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2022. Accrued interest on the 2027 Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
Ranking
The 2027 Convertible Notes are general senior obligations of the Company and:
•
rank pari passu in right of payment with all existing and future senior indebtedness of the Company;

•
are effectively senior to all of the Company’s subordinated indebtedness; and

•
are guaranteed on a senior basis by the Guarantors (as defined below).

The Guarantees (as defined below) are general senior obligations of each Guarantor and:
•
rank pari passu in right of payment with all existing and future senior indebtedness of such Guarantor; and

•
are effectively senior to all of such Guarantor’s subordinated indebtedness.

Certain Covenants
The 2027 Convertible Notes are subject to various covenants that restrict the Company’s and its Subsidiaries’ ability to, among other things:
•
make restricted payments;

•
incur or guarantee indebtedness or issue disqualified stock;

•
create, incur or assume any Lien;

•
make any payment to, or sell, lease, transfer or otherwise dispose of properties or assets or enter into transactions with any Affiliate of the Company;

•
sell or transfer interest in its Material Intellectual Property; or

•
merge or consolidate with other companies or transfer all or substantially all of the Company’s assets.

Limitation on Certain Restricted Payments
The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:
(i)
declare or pay any dividend or make any payment or distribution (x) on account of the Company’s or any of its Restricted Subsidiaries’ Capital Stock (including any payment made in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or (y) to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Capital Stock in their capacity as holders, other than (A) dividends, payments or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (B) dividends, payments or distributions by a Restricted Subsidiary to the Company or another Restricted Subsidiary (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities);
(ii)
purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) any Capital Stock of the Company held by Persons other than the Company or any Restricted Subsidiary;

(iii)
purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness, other than (A) Indebtedness permitted under clause (ii) of Section 4.09(b) of the Indenture or (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(iv)
make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”).
Notwithstanding anything to the contrary contain herein, so long as no Default shall have occurred and be continuing or would occur as a consequence thereof, the provisions of this covenant will not prohibit any of the following:
(i)
the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any provision of this covenant; provided that the making of such payment will reduce capacity for Restricted Payments pursuant such provisions when so made;

(ii)
a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock of the Company held by any future, present or former employee, director, officer, member of management, operating partner, manager, contractor, service provider, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Company in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Capital Stock rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries in connection with any transaction; provided, however, that the aggregate Restricted Payments made under this clause do not exceed $5,500,000 in any fiscal year (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(A)
the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments pursuant to this covenant; plus the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary of the Company after the Issue Date; and in addition, cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries (or any permitted transferees thereof) of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Capital Stock of the Company or any Restricted Subsidiary of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;
(iii)
cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represent a portion of the exercise, conversion or exchange price thereof;

(iv)
each Restricted Subsidiary of the Company may make Restricted Payments to the Company or any Guarantor or to another Restricted Subsidiary of the Company which is the immediate parent of the Restricted Subsidiary making such Restricted Payment;

(v)
payments made or expected to be made by the Company or any Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any Subsidiary and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;

(vi)
the making of cash payments in connection with any conversion or redemption of the Notes, in each case, pursuant to the terms of the Indenture;

(vii)
any non-Wholly Owned Subsidiary of the Company may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Company or the Restricted Subsidiary which owns the Capital Stock in the Restricted Subsidiary making such Restricted Payment receives at least its proportionate share thereof (based upon its relative holding of the Capital Stock in the Restricted Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Restricted Subsidiary);

(viii)
any payments made pursuant to the Tax Receivable Agreement;

(ix)
(a) any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (in each case, other than Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”), and (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Restricted Subsidiaries) of Refunding Capital Stock;

(x)
any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge, retirement or other acquisition of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be incurred pursuant to Section 4.09 of the Indenture;

(xi)
payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets not prohibited by the Indenture;

(xii)
the payment by QualTek Holdco, LLC or any of its Subsidiaries of any dividend or distribution described in Section 6.2 of the Amended and Restated Limited Liability Company Agreement of QualTek Holdco, LLC (and any successor thereto) (in each case as determined without reference to any restrictions applicable to tax distributions contained in any then applicable bank financing agreements), as in effect on the Issue Date; and

(xiii)
any Restricted Payment provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) immediately after giving effect to the making thereof on a Pro Forma Basis (including any related incurrence of Indebtedness), the Total Net Leverage Ratio, determined as of the last day of the then most recently ended Four Quarter Period (or in the case of any Restricted Payment of the type described in clause (a) of the definition thereof, the Four Quarter Period most recently ended prior to the time of the declaration thereof), shall not exceed 2.50:1.00.

For purposes of determining compliance with this covenant, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide such Restricted Payment in any manner that complies with this covenant.
Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock or Disqualified Stock
The Company will not, and will not permit any of its Restricted Subsidiaries, in each case, to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock.
Notwithstanding anything to the contrary therein, this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “Permitted Indebtedness”):
(i)
(A) the incurrence of Indebtedness pursuant to Credit Facilities by the Company or any Restricted Subsidiary; provided that, immediately after giving effect to any such incurrence and the use of proceeds thereof, on a Pro Forma Basis, the aggregate principal amount of all Indebtedness incurred under this provision (including any Permitted Refinancing Indebtedness in respect thereof) does not exceed the sum of $483,500,000 plus (A) if such Indebtedness is secured by Liens, an amount equal to the maximum principal amount of Indebtedness that could be incurred such that after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis, the Secured Net Leverage Ratio of the Company for the most recently ended Four Quarter Period as of such date would not exceed 4.75:1.00 or (B) if such Indebtedness is unsecured, an amount equal to the maximum principal amount of Indebtedness that could be incurred such that after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, on a Pro Forma Basis, the Total Net Leverage Ratio for the most recently ended Four Quarter Period as of such date would not exceed 5.25:1.00; provided that the aggregate principal amount of Indebtedness then outstanding under this clause (i) incurred by Restricted Subsidiaries that are not Guarantors, together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (xv) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period, and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(ii)
Indebtedness of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Restricted Subsidiary, (ii) such Indebtedness owing by the Company or any Guarantor to a Restricted Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Notes and (iii) such Indebtedness owing by any Restricted Subsidiary that is not a Guarantor to any Guarantor or the Company is permitted as an Investment under Section 4.08 of the Indenture;
(iii)
Guarantees incurred in compliance with clause (n) of the definition of “Permitted Investments” (as defined in the Indenture);

(iv)
(A) Indebtedness existing on the Issue Date, or incurred pursuant to Credit Facilities existing on the Issue Date (in an aggregate amount not greater than the aggregate amount outstanding or available for borrowing under such Credit Facilities on the Issue Date), (B) the Notes and the Guarantees, and (C) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clauses (A) or (B) above or under this clause (C);

(v)
(A) Indebtedness of the Company or any Restricted Subsidiary (a) incurred to finance the acquisition, construction, repair, replacement or improvement of any fixed or capital assets of the Company or any Restricted Subsidiary, including Capitalized Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, or (b) assumed in connection with the acquisition of any fixed or capital assets of the Company or any Restricted Subsidiary, provided, in the case of this clause (A), that at the time of incurrence or assumption of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $20,000,000 and (y) 33.4% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(vi)
(A) Indebtedness, Disqualified Stock or Preferred Stock of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Issue Date, or Indebtedness of any Person that is assumed after the Issue Date by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an Acquisition or other Investment permitted hereunder, provided that (a) such Indebtedness, Disqualified Stock or Preferred exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, and (b) immediately after giving effect to the Company or any Restricted Subsidiary becoming liable with respect to such Indebtedness, Disqualified Stock or Preferred Stock (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving pro forma effect thereto, (x) if such Indebtedness is secured by Liens, the Secured Net Leverage Ratio of the Company for the most recently ended Four Quarter Period as of such date would not exceed the greater of 4.75:1.00 and the Secured Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness or (y) if such Indebtedness is unsecured, the Total Net Leverage Ratio for the most recently ended Four Quarter Period as of such date would not exceed the greater of 5.25:1.00 and the Total Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness, and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(vii)
Indebtedness of the Company or any Restricted Subsidiary arising from any agreement in the form of purchase price adjustments, earn-outs, non-competition agreements, indemnification obligations or other arrangements representing Acquisition Consideration or deferred payments of a similar nature incurred in connection with any Acquisition or other Investment permitted by Section 4.08 or any Disposition permitted by Section 11.01, and Indebtedness arising from guarantees, letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments securing the performance of the Company or any such Restricted Subsidiary pursuant to any such agreement; provided that, with respect to any Indebtedness existing or incurred pursuant to this clause (vii) with respect to unpaid earn-outs, the amount of any unpaid earn-out shall not exceed 35% of the Acquisition Consideration of the Acquisition or Investment to which such unpaid earn-out relates;
(viii)
(A) Indebtedness of Restricted Subsidiaries that are not Guarantors, provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(ix)
(A) Indebtedness of the Company and the Restricted Subsidiaries, provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(x)
Indebtedness in respect of netting services, overdraft protections and otherwise arising from treasury, depository, credit card, debit cards and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business;

(xi)
Indebtedness incurred in respect of letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or similar instruments issued or created by the Company or any Restricted Subsidiary in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations, including in respect of workers’ compensation claims, unemployment insurance (including premiums related thereto), vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(xii)
Indebtedness in respect of, or in respect of letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments relating to, tenders, statutory obligations, performance, bid, appeal, stay, customs, surety and return-of-money bonds, performance and completion guarantees and similar obligations of the Company or any Restricted Subsidiary incurred in the ordinary course of business (including relating to any litigation being contested in good faith and not constituting an Event of Default hereunder) and not in connection with the borrowing of money or any Hedging Obligations;

(xiii)
Indebtedness owed to current or former officers, directors or employees of the Company or any Restricted Subsidiary (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) to finance the purchase or redemption of Capital Stock in the Company permitted by Section 4.08 of the Indenture;

(xiv)
Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements that do not constitute Guarantees, in each case, incurred in the ordinary course of business;

(xv)
(A) Indebtedness of the Company and/or any Restricted Subsidiary incurred in connection with an Acquisition or other Investment permitted hereunder, provided that, immediately after giving effect to the Company or any Restricted Subsidiary becoming liable with respect to such Indebtedness, Disqualified Stock or Preferred Stock (whether as a result of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assumption), and after giving pro forma effect thereto, (x) if such Indebtedness is secured by Liens, the Secured Net Leverage Ratio of the Company for the most recently ended Four Quarter Period as of such date would not exceed the greater of 4.75:1.00 and the Secured Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness or (y) if such Indebtedness is unsecured, the Total Net Leverage Ratio for the most recently ended Four Quarter Period as of such date would not exceed the greater of 5.25:1.00 and the Total Net Leverage Ratio of the Company in effect immediately prior to the assumption or incurrence of such Indebtedness; provided that the aggregate principal amount of Indebtedness then outstanding under this clause (xv) incurred by Restricted Subsidiaries that are not Guarantors, together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause ((i) above, shall not exceed the greater of (x) $15,000,000 and (y) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period, and (B) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(xvi)
(A) Capitalized Lease Obligations arising under any Sale/Leaseback Transaction permitted under Section 4.10(n) of the Indenture; provided that at the time of consummation of such Sale/Leaseback Transaction and after giving pro forma effect thereto, the aggregate principal amount of Indebtedness then outstanding under this clause (A), together with the aggregate principal amount of Permitted Refinancing Indebtedness then outstanding under clause (B) below, shall not exceed the greater of (x) $5,000,000 and (y) 8.4% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period; and (ii) any Permitted Refinancing Indebtedness in respect of any Indebtedness permitted under clause (A) above or under this clause (B);

(xvii)
Indebtedness consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions, Permitted Acquisitions or any other Investment expressly permitted hereunder;

(xviii)
to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in this covenant;

(xix)
(A) Guarantees by the Company or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (B) Indebtedness incurred in the ordinary course of business in respect of obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (C) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guarantees or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(xx)
Indebtedness of the Company or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(xxi)
Indebtedness of the Company or any Restricted Subsidiary representing deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of the Company (or any direct or indirect parent thereof) or any Restricted Subsidiary in the ordinary course of business;

(xxii)
unfunded pension fund and other employee benefit plan obligations and liabilities incurred by the Company or any Restricted Subsidiary in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default hereunder;

(xxiii)
to the extent constituting Indebtedness, obligations arising under agreements governing any Permitted Factoring Transactions; and

(xxiv)
the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that: (x) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary; and (y) any sale or other transfer of any such Preferred Stock to a Person that is not the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (xxiv).

Limitation on Liens
Neither the Company nor any Restricted Subsidiary will, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any asset of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired or licensed, or assign or sell any income, profits or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:
(i)
in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(ii)
in all other cases, the 2027 Convertible Notes or the Guarantees are equally and ratably secured.

The foregoing provisions of this covenant shall not apply to:
(a)
(i) Liens securing the Notes and the related Guarantees and (ii) Liens securing Indebtedness and other Obligations permitted to be incurred under (or secured pursuant to) Credit Facilities, including any letter of credit facility relating thereto, that was incurred pursuant to Section 4.09(b)(i) of the Indenture;

(b)
Permitted Encumbrances;

(c)
any Lien on any asset of the Company or any Restricted Subsidiary existing on the Issue Date, and any extensions, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other asset of the Company or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien (it being understood that individual financings of the type permitted under Section 4.09(b)(v) of the Indenture provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates)), and (ii) such Lien shall secure only those obligations that it secures on the Issue Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount and any reasonable fees, premiums and expenses relating to such extension, renewal or refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 4.09(b)(iv) of the Indenture as Permitted Refinancing Indebtedness in respect thereof;

(d)
Liens on fixed or capital assets acquired, constructed, repaired, replaced or improved by the Company or any Restricted Subsidiary; provided that (i) such Liens secure only Indebtedness permitted by Section 4.09(b)(v) of the Indenture and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(e)
any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes (other than as a result of a redesignation of an Unrestricted Subsidiary) a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Issue Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and replacements thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Company or any Restricted Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Restricted Subsidiary that is a party thereto), other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien or becomes subject to such Lien pursuant to an after-acquired property clause as in effect on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated) (it being understood that individual financings of the type permitted under Section 4.09(b)(v) of the Indenture provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates)), and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancing thereof that do not increase the outstanding principal amount thereof (except by an amount not greater than accrued and unpaid interest on such obligations, any original issue discount or upfront fees and any fees, premiums and expenses relating to such extension, renewal or refinancing);
(f)
in connection with any Disposition permitted under Section 11.01 of the Indenture, customary rights and restrictions contained in agreements relating to such Disposition pending the completion thereof;

(g)
in the case of (A) any Restricted Subsidiary that is not a Wholly Owned Subsidiary or (B) the Capital Stock in any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary), any encumbrance, restriction or other Lien, including any put and call arrangements, related to the Capital Stock in such Restricted Subsidiary or such other Person set forth in (a) its Organizational Documents or any related joint venture, shareholders’ or similar agreement, in each case so long as such encumbrance or restriction is applicable to all holders of the same class of Capital Stock or is otherwise of the type that is customary for agreements of such type, or (b) in the case of any Person that is not a Restricted Subsidiary, in any agreement or document governing Indebtedness of such Person;

(h)
any Lien on assets and Capital Stock of Restricted Subsidiaries that are not Guarantors (including Capital Stock owned by such Persons); provided that such Lien shall secure only Indebtedness or other obligations of Restricted Subsidiaries that are not Guarantors;

(i)
Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment permitted hereunder;

(j)
nonexclusive outbound licenses of Intellectual Property granted by the Company or any Restricted Subsidiary in the ordinary course of business that do not materially detract from the value of the affected asset or interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(k)
any Lien in favor of the Company or any Restricted Subsidiary (other than Liens on assets of the Company or any Guarantor in favor of a Restricted Subsidiary that is not a Guarantor);

(l)
(A) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (B) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(m)
receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien;

(n)
Liens on fixed or capital assets subject to any Sale/Leaseback Transaction; provided that (i) such

Liens secure only Indebtedness permitted by Section 4.09(b)(xvi) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company or any Restricted Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Liens;
(o)
Liens on cash and Cash Equivalents securing obligations in respect of any Hedging Obligations permitted hereunder and entered into in the ordinary course of business; provided that at the time of the incurrence of such Liens, the aggregate amount of cash and Cash Equivalents secured by Liens permitted by this clause does not exceed the greater of (i) $7,500,000 and (ii) 12.5% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period;

(p)
Liens securing Permitted Ratio Indebtedness and obligations relating thereto not constituting Indebtedness;

(q)
Liens securing Permitted Incurred Acquisition Indebtedness and obligations relating thereto not constituting Indebtedness;

(r)
Liens on the Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons;

(s)
Liens on receivables and related assets incurred in connection with Permitted Factoring Transactions (including Liens on such receivables resulting from precautionary UCC filings or from recharacterization or any such with Permitted Factoring Transactions as a financing or a loan); and

(t)
other Liens securing Indebtedness or other obligations, provided that at the time of the incurrence of such Liens and the related Indebtedness and other obligations and after giving pro forma effect thereto and the use of proceeds thereof, the aggregate outstanding amount of Indebtedness and other obligations secured by Liens permitted by this clause does not exceed the greater of (i) $15,000,000 and (ii) 25.0% of Consolidated Adjusted EBITDA for the most recently ended Four Quarter Period.

Transactions with Affiliates
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $2,000,000, unless:
(1)
the Affiliate Transaction is on terms that are substantially as favorable to the Company or the relevant Restricted Subsidiary, taken as a whole, as those that would have been obtained at the time in a comparable arms-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any of its Restricted Subsidiaries;

(2)
the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $10,000,000, a resolution of the Board accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board; and

(3)
with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $25,000,000, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction or Affiliate Transactions is fair, from a financial point of view, to the Company and its Subsidiaries, taken as a whole.

The following will not be deemed Affiliate Transactions under the Indenture, and are therefore not subject to the above limitations:
(1)
any collective bargaining, consulting or employment agreement or compensation plan, stock option, stock ownership plan, management equity plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), termination or severance agreement, or officer or director indemnification arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries and payments and transactions pursuant thereto, including (A) any issuance, transfer or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Immediate Family Members,) of the Company or any of its Restricted Subsidiaries; (B) the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, members of management, managers, contractors, consultants, distributors or advisors (or their respective Immediate Family Members) of the Company or any Restricted Subsidiary (whether directly or indirectly and including by their Immediate Family Members); (C) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors; and (D) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(2)
transactions between or among the Company and/or its Restricted Subsidiaries (or a Person that becomes a Restricted Subsidiary as a result of such transaction);

(3)
payment of fees and reimbursement of expenses and indemnities provided to any future, current or former employee, director, officer, member of management, manager, contractor, consultant or advisor (or their respective Immediate Family Members) of the Company or any of its Restricted Subsidiaries;

(4)
any transaction in which the only consideration paid by the Company or any Restricted Subsidiary consists of Capital Stock (other than Disqualified Stock) of the Company or any contribution of capital to the Company;

(5)
any payments made pursuant to the Tax Receivable Agreement;

(6)
Restricted Payments that do not violate the provisions of Section 4.08 of the Indenture;

(7)
transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, is not materially more disadvantageous, taken as a whole, than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company);

(8)
purchases or sales of goods and/or services with customers, clients, suppliers, joint ventures, purchasers, sales agents or sellers of goods and services or providers of employees or other labor entered into in the ordinary course of business on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company;

(9)
(A) if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Company or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other holders of Indebtedness of the Company or such Restricted Subsidiary; (B) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Restricted Subsidiaries, the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates; and (C) (i) investments by Affiliates in securities or loans of the Company or any of the Restricted Subsidiaries so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of the Company or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;

(10)
the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any Restricted Subsidiary and not for the purpose of circumventing any provision of this Indenture;

(11)
to the extent permitted under this Indenture, including in compliance with Article 11 of the Indenture, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (i) forming or collapsing a holding company structure or (ii) reincorporating the Company in a new jurisdiction;

(12)
entering into and the payment of costs and expenses and indemnities pursuant to one or more agreements that provide registration rights to the security holders of the Company or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any direct or any indirect parent of the Company and the performance of such agreements on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company and that have been approved by the Board;

(13)
fees, indemnities and reimbursements may be paid to directors, officers, employees, members of management, managers, consultants independent contractors of the Company and its Restricted Subsidiaries;

(14)
Restricted Subsidiaries of the Company may pay management fees, licensing fees and similar fees to the Company or to any Guarantor;

(15)
advances to employees of the Company or any Restricted Subsidiary made in the ordinary course of business, in a manner that is consistent with past practice;

(16)
the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders, limited liability company agreement, limited partnership agreement, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Issue Date and any similar agreement that it may enter into thereafter; provided that the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Holders in any material respect in the reasonable determination of the Company than those in effect on the Issue Date;

(17)
transactions in which the Company or any Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or meets the requirements of the Transactions with Affiliates covenant in the Indenture.
(18)
transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(i) of the Indenture; and

(19)
transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the designation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”, provided that such transactions were not entered into in contemplation of or in connection with such designation.

In addition, if the Company or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction).
Material Intellectual Property
Interests in the Material Intellectual Property shall be held at all times by the Company or a Guarantor and the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, a) sell or transfer its interest, in one or a series of transactions, in any of the Material Intellectual Property to a Person that is not the Company or a Guarantor, (b) exclusively or co-exclusively licenses any Material Intellectual Property to a Person that is not the Company or a Guarantor (other than (i) non-perpetual licenses that are exclusive solely with respect to a customized software or software enhancement entered into in the ordinary course of business and in connection with the provision of services by the Company or any of its Restricted Subsidiaries or the provision, directly or together with the Company, of services by any third party with whom the Company or any of its Restricted Subsidiaries has a commercial arrangement to provide services or technology to enable the provision of such services to its customers; provided that, (i) at the time such license is entered into, in the judgment of the Company, the granting of such license does not materially and adversely affect the business or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole), or (c) sell or transfer any interest in any Guarantor holding interests in Material Intellectual Property to a Person that is not the Company or a Guarantor, provided that, in each case, any Lien permitted by this Indenture shall not be prohibited by this covenant.
Merger, Consolidation or Sale of Assets
Subject to certain provisions of the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:
(i)
the resulting, surviving or transferee Person, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under 2027 Convertible Notes and the Indenture;

(ii)
immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing under the Indenture; and

(iii)
if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with the Indenture and that such supplemental indenture is authorized or permitted by the Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.
Subject to certain provisions of the Indenture, no Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease, all or substantially all of its assets to, another Person, unless:
(i)
the other Person is the Company or a Guarantor or becomes a Guarantor concurrently with the transaction;

(ii)
either (x) the Company or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under the Indenture by the execution of a supplemental indenture; or

(iii)
the transaction constitutes a sale or other disposition or transfer (including by way of consolidation, merger or amalgamation) of the Guarantor or the sale, conveyance, transfer or lease of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Guarantor) otherwise not prohibited by the Indenture.

Notes Guarantees
Certain subsidiaries of the Company (each a “Guarantor” and collectively, the “Guarantors”) have jointly and severally, fully and unconditionally guaranteed the obligations under the 2027 Convertible Notes as to payment of principal of and premium, if any, and interest when and as the same shall become due and payable (the “Guarantees”).
A Guarantee will be automatically and unconditionally terminated, and the relevant Guarantor will be automatically and unconditionally released and relieved of any obligations under its Guarantee and the Indenture in the event of:
•
upon a sale, transfer, exchange or other disposition (including by way of consolidation or merger) of Capital Stock of such Guarantor following which the applicable Guarantor ceases to be a Subsidiary or the sale, transfer, exchange or other disposition of all or substantially all the properties and assets of the applicable Guarantor (other than to the other Guarantors) otherwise not prohibited by the Indenture;

•
upon the release or discharge of such Guarantor’s obligations under the Credit Agreements or other Indebtedness that resulted in the creation of such Guarantee other than, in each case, a release or discharge through payment thereon;

•
upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the Indenture;

•
upon the satisfaction and discharge of the 2027 Convertible Notes; or

•
as permitted by Article 10 of the Indenture.

Company’s Mandatory Conversion Option
On or after February 14, 2024 and prior to the close of business on December 12, 2026, the Company may, at its option, elect to convert the outstanding Notes, in whole or in part, if (x) the Last Reported Sale Price of the Class A Common Stock (i) for at least twenty (20) Trading Days (whether or not consecutive) during the period of thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date the Company sends a Mandatory Conversion Notice (the “Mandatory Conversion Notice Date”) and (ii) on the Trading Day immediately preceding the Mandatory Conversion Notice Date is greater than or equal to $14.00 per share; (y) the 60-Day ADTV ending on, and including, the Trading Day immediately preceding the Mandatory Conversion Notice Date is greater than or equal to $15,000,000; and (z) the shares of Class A Common Stock to be delivered upon such conversion, together with all shares of Class A Common Stock previously delivered in connection with the conversion of any Notes, equal no more than 20% of the free-float of the Class A Common Stock on a pro forma basis taking into account such conversion (together, the “Company Mandatory Conversion Condition”); provided that the Company may not elect to convert Notes under Section 14.03 of the Indenture in part unless it converts the same proportion of the principal amount of all outstanding Notes across all Holders.
To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “Mandatory Conversion Notice”) to Holders, the Trustee and the Conversion Agent.
Such Mandatory Conversion Notice must state:
(i)
that the 2027 Convertible Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under the Indenture;

(ii)
the Mandatory Conversion Date;

(iii)
the current Conversion Rate;

(iv)
the name and address of the Paying Agent and the Conversion Agent; and

(v)
the CUSIP and ISIN numbers, if any, of the 2027 Convertible Notes.

If the Company exercises the Company Mandatory Conversion Right in accordance with the Indenture, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second (2nd) Business Day immediately following the Mandatory Conversion Date.
Each share of Class A Common Stock delivered upon a Mandatory Conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim. If the Class A Common Stock is then listed on any securities exchange and has been registered on an effective registration statement with the Commission, then the Company will cause each share of Class A Common Stock, when delivered upon a Mandatory Conversion of any Note, to be admitted for listing on such exchange. Notwithstanding anything herein to the contrary, the Company (1) shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists.
Adjustment of Conversion Rate
The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Class A Common Stock and solely as a result of holding the Notes, in any of the transactions described in the Indenture, without having to convert their Notes, as if they held a number of shares of Class A Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)
If the Company exclusively issues shares of Class A Common Stock as a dividend or distribution on shares of the Class A Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,
CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date or Effective Date, as applicable;
OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the open of business on such Record Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS1	=	the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.
Any adjustment made under this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this section is declared but not so paid or made, or any share split or combination of the type described in this section is announced but the outstanding shares of Class A Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board determines in good faith not to pay such dividend or distribution, or not to split or combine the outstanding shares of Class A Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.
If the Company issues to all or substantially all holders of the Class A Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:
where,
CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;
OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the open of business on such Record Date;
X	=	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Class A Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Class A Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this section shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Record Date for such issuance. To the extent that shares of the Class A Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this section, in determining whether any rights, options or warrants entitle the holders of Class A Common Stock to subscribe for or purchase shares of the Class A Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Class A Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board in good faith.
If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to the Indenture, (ii) except as otherwise described in the Indenture, rights issued pursuant to any stockholders rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) of the Indenture shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Class A Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) of the Indenture shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,
CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Record Date;
SP0	=	the average of the Last Reported Sale Prices of the Class A Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and
FMV	=	the fair market value (as determined by the Board in good faith) of the Distributed Property with respect to each outstanding share of the Class A Common Stock on the Record Date for such distribution.
Any increase made under the portion of this section above shall become effective immediately after the open of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Record Date for the distribution. If the Board determines in good faith the “FMV” (as defined above) of any distribution for purposes of this section by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Class A Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this section where there has been a payment of a dividend or other distribution on the Class A Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,
CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of the Class A Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in the Definitions section of the Indenture as if references therein to Class A Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Record Date of the Spin-Off (the “Valuation Period”); and
MP0	=	the average of the Last Reported Sale Prices of the Class A Common Stock over the Valuation Period.
The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.
For purposes of this section (and subject in all respect to Section 14.11 of the Indenture), rights, options or warrants distributed by the Company to all holders of the Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):
(i)
are deemed to be transferred with such shares of the Class A Common Stock;

(ii)
are not exercisable; and

(iii)
are also issued in respect of future issuances of the Class A Common Stock,

shall be deemed not to have been distributed for purposes of this section (and no adjustment to the Conversion Rate under this section will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this section. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the

Conversion Rate under this section was made:
(1)
in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Stock as of the date of such redemption or purchase, and

(2)
in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this section of the Indenture, if any dividend or distribution to which this section is applicable also includes one or both of:
(A)
a dividend or distribution of shares of Class A Common Stock to which Section 14.04(a) of the Indenture is applicable (the “Clause A Distribution”); or

(B)
a dividend or distribution of rights, options or warrants to which Section 14.04(b) of the Indenture is applicable (the “Clause B Distribution”),

then, in either case,
(1)
such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this section is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this section with respect to such Clause C Distribution shall then be made, and

(2)
the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) of the Indenture with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Class A Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or Effective Date” within the meaning of Section 14.04(a) of the Indenture or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 14.04(b) of the Indenture.

If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Class A Common Stock, the Conversion Rate shall be increased based on the following formula:
where,
CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Class A Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Class A Common Stock.
Any increase pursuant to this section shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Class A Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.
(ii)
If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Class A Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Class A Common Stock exceeds the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,
CR0	=	the Conversion Rate in effect immediately prior to the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);
CR1	=	the Conversion Rate in effect immediately after the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board in good faith) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of Class A Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the Last Reported Sale Prices of the Class A Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
The increase to the Conversion Rate under this section shall occur at the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “ten (10)” or “tenth (10th)” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the tenth (10th) Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “ten (10)” or “tenth (10th)” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.
Upon the occurrence of Reset Date, the Conversion Rate shall be increased based on the following formula:
where,
CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Trading Day immediately preceding the Reset Date;
CR1	=	the Conversion Rate in effect immediately after the open of business on Reset Date;
ACP	=	the Applicable Conversion Price.
For the avoidance of doubt, the Conversion Rate may not be decreased pursuant to this section.
Notwithstanding this section or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Class A Common Stock as of the related Conversion Date as described under Section 14.02(i) of the Indenture based on an adjusted Conversion Rate for such Record Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04 of the Indenture, the Conversion Rate adjustment relating to such Record Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Class A Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Class A Common Stock or any securities convertible into or exchangeable for shares of the Class A Common Stock or the right to purchase shares of the Class A Common Stock or such convertible or exchangeable securities.
In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.04 of the Indenture, the Company from time to time may increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board determines in good faith that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock in connection with a dividend or distribution of shares of Class A Common Stock (or rights to acquire shares of Class A Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
Except as stated in the Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock or the right to purchase shares of Class A Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(i)
upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii)
upon the issuance of any shares of Class A Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)
upon the issuance of any shares of the Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the 2027 Convertible Notes were first issued;

(iv)
upon the repurchase of any shares of Class A Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e) of the Indenture;

(v)
solely for a change in the par value (or lack of par value) of the Class A Common Stock; or

(vi)
for accrued and unpaid interest, if any.

In addition, for the avoidance of doubt, none of the foregoing shall constitute a Conversion Reset Offering.
All calculations and other determinations under the Conversion of Notes article in the Indenture shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.
Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
For purposes of this section, the number of shares of Class A Common Stock at any time outstanding shall not include shares of Class A Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company, but shall include shares of Class A Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock.
For the avoidance of doubt, the closing of the transactions contemplated by the BCA to occur on the date of the Indenture shall not result in any adjustment of the Conversion Rate, Conversion Price or any other terms of the 2027 Convertible Notes.
Adjustment of Prices
Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04 of the Indenture) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.
Effect of Recapitalizations, Reclassifications and Changes of the Class A Common Stock
(a)
In the case of:

(i)
any recapitalization, reclassification or similar change of the Class A Common Stock (other than changes in par value or resulting from a subdivision or combination),

(ii)
any consolidation, merger, combination or similar transaction involving the Company,

(iii)
any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv)
any statutory share exchange,

in each case, as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Class A Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Class A Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) of the Indenture providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 of the Indenture shall continue to be payable in cash, (II) any shares of Class A Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 of the Indenture shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Class A Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
If the Share Exchange Event causes the Class A Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Class A Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Class A Common Stock. If the holders of the Class A Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.14 of the Indenture), multiplied by the price paid per share of Class A Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second (2nd) Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.
If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 of the Indenture with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or Cash Equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Section 15.02 of the Indenture.
When the Company executes a supplemental indenture pursuant to this section, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder promptly and in any event within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07 of the Indenture. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Class A Common Stock, as set forth in Section 14.01 of the Indenture and Section 14.02 of the Indenture prior to the effective date of such Share Exchange Event.
The above provisions of this section shall similarly apply to successive Share Exchange Events.
Fundamental Change
If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the 2027 Convertible Notes will have the right to require the Company to repurchase all or any portion of their 2027 Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the 2027 Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the Company will in certain circumstances increase the conversion rate for a holder who elects to convert its 2027 Convertible Notes in connection with such corporate events or has been forced to convert its 2027 Convertible Notes in connection with such corporate events, as the case may be.
Governing Law
The Indenture, the 2027 Convertible Notes and the Security Agreement are governed by, and construed in accordance with, the laws of the State of New York.
Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Amended and Restated Bylaws
Our Certificate of Incorporation provides that the Board is classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Board will be classified, directors may be removed only with cause by a majority of our outstanding shares.
In addition, the Certificate of Incorporation does not provide for cumulative voting in the election of directors. Our authorized but unissued Class A Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Special Meeting of Stockholders
The Certificate of Incorporation provides that special meetings of our stockholders may be called only by the Chairman of the Board or the QualTek Board pursuant to a resolution adopted by a majority of the Board. Stockholders of QualTek will not be eligible and has no right to call a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. The Certificate of Incorporation specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the Amended and Restated Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Company of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Securities Eligible for Future Sale
The Company has 24,446,284 shares of Class A Common Stock outstanding as of September 15, 2022. Of these shares, 6,136,283 public shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act (“Rule 144”). All of the remaining 18,310,001 outstanding shares are, and any shares of Class A Common Stock issued upon conversion of the 2027 Convertible Notes will be, restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.
Rule 144
Pursuant to Rule 144 under the Securities Act, a person who has beneficially owned restricted shares of our Class A Common Stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Class A Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Class A Common Stock then outstanding; or

•
the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our Initial Stockholders are able to sell their Founder Shares and Private Warrants, as applicable, pursuant to Rule 144 without registration one year after the closing of the Business Combination.
Investor Rights Agreement
In connection with the closing of our Business Combination, QualTek, certain Sellers as set forth therein, BCP QualTek, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein) entered into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR was terminated and whereby we agreed to grant to the Holders (as defined therein), which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the closing of our Business Combination, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the closing of the Business Combination). Additionally, the Investor Rights Agreement sets forth certain corporate governance standards relating to QualTek.
2027 Convertible Note Subscription Agreements
The Company is obligated to register the resale of the 2027 Convertible Notes and the shares issuable upon the conversion of the 2027 Convertible Notes. The Company agreed that, the Company will file with a registration statement registering the resale of the shares of Class A Common Stock issuable upon conversion of the 2027 Convertible Notes. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of such registration statement, and to be supplemented and amended to the extent necessary to ensure that such prospectus is available or, if not available, that another registration statement is available for the resale of the 2027 Convertible Notes, until the earliest of (i) the date on which the 2027 Convertible Notes may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such 2027 Convertible Notes have actually been sold and (iii) the date which is three years after the closing of the Business Combination.

Notwithstanding anything to the contrary in the Convertible Note Subscription Agreements, the Company shall be entitled to delay or postpone the effectiveness of the registration statement, and from time to time to require any Selling Securityholder not to sell under the registration statement or to suspend the effectiveness thereof, if (i) it determines that in order for the registration statement not to contain a material misstatement or omission, an amendment or supplement thereto would be needed or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the registration statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements.
Section 203 of the DGCL
QualTek is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•
a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•
an affiliate of an interested stockholder; or

•
an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:
•
the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Class A Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing of Securities
The Company’s Class A Common Stock and warrants are listed on Nasdaq under the symbol “QTEK” and “QTEKW,” respectively. The 2027 Convertible Notes will not be listed on any securities exchange.

PLAN OF DISTRIBUTION
The Selling Securityholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A Common Stock and/or warrants on Nasdaq or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. In addition, the Selling Securityholders, which, as used herein, includes their permitted transferees, may, from time to time, sell, transfer or otherwise dispose of any or all of their 2027 Convertible Notes on any market or trading facility on which such securities are traded or in private transactions.
These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of their shares of our Class A Common Stock, our warrants and/or our 2027 Convertible Notes:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in underwritten transactions;

•
short sales;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price;

•
distribution to members, limited partners or stockholders of Selling Securityholders;

•
“at the market” or through market makers or into an existing market for the shares;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of our Class A Common Stock, our warrants or our 2027 Convertible Notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, warrants or 2027 Convertible Notes, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our Class A Common Stock, our warrants, 2027 Convertible Notes or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of our Class A Common Stock, warrants or 2027 Convertible Notes offered by them will be the purchase price less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of our Class A Common Stock, warrants or 2027 Convertible Notes to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
The Selling Securityholders also may in the future resell a portion of our Class A Common Stock, warrants or 2027 Convertible Notes in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of our Class A Common Stock, warrants or 2027 Convertible Notes or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Class A Common Stock, warrants or 2027 Convertible Notes may be underwriting discounts and commissions under the Securities Act. If any selling security holder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling security holder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our Class A Common Stock, warrants or 2027 Convertible Notes to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the prospectus that includes this prospectus.
To facilitate an offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We have agreed to maintain the effectiveness of this prospectus until all such securities have been sold under this prospectus or Rule 144 under the Securities Act or are no longer outstanding. We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock, warrants or 2027 Convertible Notes to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock or warrants.
The Selling Securityholders may use this prospectus in connection with resales of our Class A Common Stock, warrants or 2027 Convertible Notes. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Class A Common Stock, warrants or 2027 Convertible Notes and any material relationships between us and the Selling Securityholders. The Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with our Class A Common Stock, warrants or 2027 Convertible Notes they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of our Class A Common Stock, warrants or 2027 Convertible Notes.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock, warrants or 2027 Convertible Notes to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable Class A Common Stock, warrants or 2027 Convertible Notes pursuant to the distribution through a registration statement.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of September 15, 2022:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of our Common Stock;

•
each of the executive officers and directors of the Company; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
In connection with the closing of the Business Combination, (i) 2,274,934 shares of Class A Common Stock issued to certain BCP Sellers (ii) 3,836,177 QualTek Common Units issued to the QualTek Equityholders (the “Earnout Common Units”) and (iii) an equal number of shares of Class B Common Stock issued to the QualTek Equityholders by the Company ((i) and (iii) collectively, the “Earnout Shares”), will be subject to certain restriction on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement: (A) if, on or any time prior to the fifth anniversary of the date of the closing of the Business Combination, the closing sale price per share of Class A Common Stock equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the closing of the Business Combination, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting; and (B) if, on or any time prior to the fifth anniversary of the date of the closing of the Business Combination, the closing sale price per share of Class A Common Stock equals or exceeds $18.00 per share for 20 trading days of any 30 consecutive trading day period following the closing of the Business Combination, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting.
The beneficial ownership of our Common Stock, which includes the Earnout Shares, is based on 24,446,284 shares of our Class A Common Stock, which number excludes shares issuable upon exercise of outstanding warrants, 26,663,575 shares of our Class B Common Stock issued and outstanding as of September 15, 2022.
The beneficial ownership information below excludes the Earnout Shares, other than in the calculation of the percentage of Common Stock beneficially owned.
Name and Address of Beneficial Owners(1)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock(2)	Percentage Of Common Stock Beneficially Owned
5% Holders
BCP GP Investors, LLC(3)(4)	12,673,939	13,939,005	52.07%
QualTek Management HoldCo, LLC(5)	—	4,825,893	9.44%
Victoria Partners L.P.	—	2,656,250	5.20%
Named Executive Officers and Directors
Christopher S. Hisey(5)(6)	96,250	4,825,893	9.63%
Elizabeth Downey(7)	40,500	—	*
Michael B. Williams(8)	31,250	—	*
Adam Spittler(9)	56,500	—	*
Andrew Weinberg(3)(4)	12,673,939	13,939,005	52.07%

Name and Address of Beneficial Owners(1)	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock(2)	Percentage Of Common Stock Beneficially Owned
Matthew Allard(3)	—	—	—
Sam Chawla	91,194	—	*
Robert Bulloch(3)	—	—	—
Maha Eltobgy(3)	—	—	—
Jigisha Desai	—	—	—
Daniel Lafond	10,000	—	*
Sam Totusek	—	—	—
All Named Executive Officers and Directors of the Company as a group (7 individuals)	12,999,633	18,764,898	62.12%

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o QualTek, 475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422.

(2)
In the Business Combination, existing equityholders of QualTek HoldCo were issued new HoldCo common units and an equal number of shares of Class B Common Stock. A holder of a HoldCo common unit may convert one HoldCo common unit and one share of Class B Common Stock into one share of Class A Common Stock.

(3)
The business address for this person is c/o Brightstar, 650 Fifth Avenue, 29th Floor, New York, NY 10019.

(4)
Represents (1) 3,642,750 shares of Class A Common Stock held of record by BCP AIV Investor Holdings-3, L.P. (“BCP AIV-3”), (2) 4,184,290 shares of Class A Common Stock held of record by BCP Strategic AIV Investor Holdings-2, L.P. (“BCP AIV-2”), (3) 4,096,901 shares of Class A Common Stock held of record by BCP QualTek Investor Holdings, L.P. (“BCP L.P.”), (4) 11,780,782 shares of Class B Common Stock held of record by BCP QualTek, LLC and (5) 2,158,223 shares of Class B Common Stock held of record by BCP QualTek II, LLC. Brightstar Associates is the general partner of each of BCP AIV-3, BCP AIV-2 and BCP L.P., and each of BCP QualTek, LLC and BCP QualTek II, LLC is controlled by Brightstar Associates, its managing member. Brightstar GP is the general partner of Brightstar Associates. Brightstar GP is controlled by its sole managing member, Andrew Weinberg. Each of the foregoing disclaims beneficial ownership of the securities held directly or indirectly by such entities.

(5)
Represents 4,825,893 shares of Class B Common Stock held of record by QualTek Management HoldCo, LLC (“QualTek Management”). Christopher S. Hisey is the managing member of QualTek Management and as such could be deemed to have voting and dispositive power with respect to the shares held by QualTek Management. Mr. Hisey disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The table does not reflect 1,157,803 shares of Class B Common Stock held of record by QualTek Management that constitute Earnout Shares.

(6)
Includes options to purchase 81,250 shares that are exercisable within 60 days of September 15, 2022. As a member of QualTek Management, Mr. Hisey has an indirect beneficial interest in 798,771 HoldCo common units and 798,771 shares of Class B Common Stock. Pursuant to the Third Amended and Restated LLCA, QualTek HoldCo’s common units held by Mr. Hisey are not exchangeable for the Company’s Class A Common Stock until the expiration or waiver of certain lock-up periods.

(7)
Includes options to purchase 37,500 shares that are exercisable within 60 days of September 15, 2022. As a member of QualTek Management, Ms. Downey has an indirect beneficial interest in 166,693 HoldCo common units and 166,693 shares of Class B Common Stock. Pursuant to the Third Amended and Restated LLCA, QualTek HoldCo’s common units held by Ms. Downey are not exchangeable for the Company’s Class A Common Stock until the expiration or waiver of certain lock-up periods.

(8)
Includes options to purchase 31,250 shares that are exercisable within 60 days of September 15, 2022. As a member of QualTek Management, Mr. Williams has an indirect beneficial interest in 82,013 HoldCo common units and 82,013 shares of Class B Common Stock. Pursuant to the Third Amended and Restated LLCA, QualTek HoldCo’s common units held by Mr. Williams are not exchangeable for the Company’s Class A Common Stock until the expiration or waiver of certain lock-up periods.
(9)
Includes options to purchase 43,750 shares that are exercisable within 60 days of September 15, 2022. As a member of QualTek Management, Mr. Spittler has an indirect beneficial interest in 107,947 HoldCo common units and 107,947 shares of Class B Common Stock. Pursuant to the Third Amended and Restated LLCA, QualTek HoldCo’s common units held by Mr. Spittler are not exchangeable for the Company’s Class A Common Stock until the expiration or waiver of certain lock-up periods.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Certain Relationships and Related Person Transactions — Founder Shares
In February 2019, the CR Financial Holdings, Inc. (the “Sponsor”), an entity affiliated with Roth, purchased an aggregate of 100 shares from us for an aggregate purchase price of $25,000. On May 26, 2020, we effected a dividend of 28,750 shares for each share outstanding resulting in there being an aggregate of 2,875,000 shares outstanding. On May 29, 2020, Craig-Hallum Capital Group LLC and certain of our directors, officers and affiliates of our management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51. On January 19, 2021 and February 3, 2021, certain affiliates of our management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33. On February 9, 2021, certain of initial stockholders of ROCR sold an aggregate of 417,080 shares back to us, which shares were cancelled, and Craig-Hallum and certain of our directors and affiliates of our management team purchased from us an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86. That same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48. Also on February 9, 2021, we effected a dividend of 0.50 share for each share outstanding, which dividend was rescinded and cancelled on February 24, 2021. As of the date hereof, there are an aggregate of 2,875,000 outstanding shares of our Common Stock held by the Sponsor and its affiliates (the “Founder Shares”).
Private Placement
Simultaneously with the closing of the ROCR IPO, we consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. The Private Units are identical to the units sold to the public except that the (i) warrants included in the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees, and (ii) the Private Units may be transferred following the closing of the Business Combination. Our stockholders approved the issuance of the Private Units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our Business Combination.
Promissory Note — Related Party
On December 15, 2020, we issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $200,000. The Promissory Note was non-interest bearing and was paid in-full in connection with the IPO.
On November 3, 2021, we issued an unsecured promissory note in the aggregate principal amount of $500,000 to certain payees including certain of our directors and officers, the Sponsor, Craig-Hallum, and affiliates of our management team. The note does not bear interest and matured upon closing of the Business Combination. The note is not convertible into ROCR securities.
Registration Rights
The holders of our Founder Shares, as well as the holders of the Private Units (and all underlying securities), are entitled to registration rights entered into on March 5, 2021. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units can elect to exercise these registration rights at any time. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, they may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of this offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.

Related Party Loans
In order to meet our working capital needs our initial stockholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes were paid upon consummation of the Business Combination, without interest.
On November 3, 2021, we issued an unsecured promissory note in the aggregate principal amount of $500,000 to certain payees including certain of our directors and officers, the Sponsor, Craig-Hallum, and affiliates of our management team. The note does not bear interest and matured upon closing of the Business Combination. The note was repaid upon the closing of the Business Combination.
We have reimbursed our Initial Stockholders, officers and directors for reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf, including identifying and investigating the Business Combination. There is no limit on the amount of out-of-pocket expenses reimbursable by us. The audit committee reviews and approves all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.
No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our Initial Stockholders, officers or directors who owned our shares of common stock prior to the IPO, or to any of their respective affiliates, prior to or with respect to the Business Combination except as described in this prospectus.
We entered into indemnity agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our disinterested independent directors (to the extent we have any) or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors (or, if there are no independent directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
Related Party Policy
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.
Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Advisory Services Agreement
On July 18, 2018, QualTek HoldCo entered into an advisory services agreement (the “Advisory Services Agreement”) with Brightstar Advisors, L.P., an affiliate of Brightstar Capital Partners, its majority member. The Advisory Services Agreement requires quarterly advisory fees of $125,000 paid at the beginning of each quarter. QualTek HoldCo incurred $126,000 and $622,000 in advisory fees for the six months ended July 2, 2022 and July 3, 2021, respectively. Effective as of the date of the Business Combination, the advisory fees were suspended.
Investor Rights Agreement
The Company, certain Sellers as set forth therein, the BCP QualTek, the Sponsors, Sponsor Representative, and certain Other Holders have entered into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders and the Company was terminated and whereby the Company agreed to grant to the Holders (as defined therein), which includes certain equityholders of QualTek HoldCo as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the closing of the Business Combination, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the closing of the Business Combination). Additionally, the Investor Rights Agreement sets forth certain corporate governance standards relating to the Company.
Founder Shares Forfeiture and Lock-Up Agreement
Contemporaneously with the execution of the Business Combination Agreement, the Company entered into a Founder Shares Forfeiture and Lock-Up Agreement with QualTek HoldCo and each of the holders of shares of ROCR common stock issued prior to the IPO (the “Founder Shares Agreement”), pursuant to which such holders agreed to (i) forfeit up to an aggregate amount of 575,000 shares of their ROCR common stock for no consideration, on a pro rata basis, based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the closing of the Business Combination, and (ii) lock up an aggregate amount of up to 575,000 shares of ROCR common stock for no consideration, on a pro rata basis, similarly based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the closing of the Business Combination (the “lock-up shares”). The lock-up shares will be released on the date on which the closing price of the Class A Common Stock on Nasdaq equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any consecutive 30‑trading day period commencing after the closing of the Business Combination (the “lock-up release”). If the requirements for the lock-up release are not satisfied within five (5) years following the closing of the Business Combination, the holders have agreed to forfeit the lock-up shares for no consideration.
On January 14, 2022, in connection with the Convertible Note Investment, the Company, QualTek HoldCo, and the holders mutually agreed to terminate the Founder Shares Agreement, such that there will be no forfeiture or lock up of any of the shares of ROCR common stock pursuant to the terms of the Founder Shares Agreement, and all rights, benefits and obligations thereunder terminated effective as of the that date. Accordingly, the Initial Stockholders will continue to hold all 2,875,000 Founder Shares. Pursuant to the Investor Rights Agreement, the Founder Shares will be locked up for a period of six months following the closing of the Business Combination compared to the up to five year lockup period under the Founder Shares Agreement. The lock-up under the Investor Rights Agreement does not contemplate a potential forfeiture of the shares at the expiration of the lock-up period, as was set forth in the Founder Shares

Agreement for up to 575,000 shares prior to its termination. Following the termination of the Founder Shares Agreement, the Initial Stockholders are no longer at risk of forfeiting up to an aggregate of 1,150,000 Founder Shares, and the benefit to the Initial Stockholders equates to up to $11,408,000 based on the closing price of ROCR common stock on February 1, 2022 of $9.97 per share. Following the lock-up, it is anticipated that the Initial Stockholders will be permitted to sell such shares pursuant to a resale registration statement. The sale of the Founder Shares will cause immediate dilution to existing holders of Class A Common Stock upon such sale.
PIPE Subscription Agreements and PIPE Registration Rights Agreement
In connection with the Business Combination, ROCR obtained commitments from certain accredited investors (each a “Subscriber”), including QualTek HoldCo, Roth, Craig-Hallum, and certain officers and directors of ROCR, to purchase shares of Class A Common Stock issued in connection with the closing of the Business Combination (the “PIPE Shares”), for an aggregate cash amount of $66.1 million initially at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”) pursuant to certain subscription agreements, by and between each Subscriber and ROCR (collectively, the “Subscription Agreements”). On January 14, 2022, the terms of the PIPE Investment were amended to reduce the purchase price per share from $10.00 to $8.00 per share, and to allow Subscribers to invest in the Convertible Note Investment in lieu of all or a portion of their PIPE Investment. A total of approximately $24.7 million of the PIPE Investment elected to invest in the Convertible Note Investment in lieu of the PIPE Investment. On that same date, QualTek HoldCo, the Sponsor, Craig-Hallum, Roth, directors and officers of the Company and affiliates of the Company’s management waived their rights to the reduced per share price and eligibility to participate in the Convertible Note Investment. Accordingly these Subscribers paid $10.00 per share pursuant to the terms of the Subscription Agreements, which amount in the aggregate represents $20,015,000 or 2,001,500 shares. Following that certain amendment to the PIPE Investment, dated as of January 14, 2022, the aggregate number of shares issued pursuant to the Subscription Agreements was 4,676,500 shares of Class A Common Stock for gross proceeds of $41.4 million (or 7,145,000 shares of Class A Common Stock for gross proceeds of $66.1 million including the impact from Subscribers who elected to participate in the Convertible Note Investment in lieu of the PIPE Investment). Certain offering-related expenses were payable by the Company, including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,150,000. The purpose of the sale of the PIPE Shares was to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.
The Company has also entered into a registration rights agreement (the “PIPE Registration Rights Agreement”) with each Subscriber. Pursuant to the PIPE Registration Rights Agreement, the Company filed (at the Company’s sole cost and expense) the PIPE Resale Registration Statement registering the resale of the shares of Class A Common Stock purchased in the private placement PIPE Investment with the SEC that went effective on February 14, 2022.
Indemnification Agreements
The Certificate of Incorporation contains provisions limiting the liability of the members of the Board, and the Amended and Restated Bylaws provide that we will indemnify each of the members of our Board and officers and certain other persons who provide services to us to the fullest extent permitted under Delaware law.
We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements each provide that we will indemnify each of our directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Amended and Restated Bylaws. In addition, the indemnification agreements each provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Tax Receivable Agreement
In connection with the closing of the Business Combination, we, the TRA Holders and the TRA Holder Representative entered into the Tax Receivable Agreement.
Pursuant to the Tax Receivable Agreement, we are required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that we (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realize, or is deemed to realize, as a result of certain tax attributes, including:
•
existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to QualTek Common Units acquired by us at the closing of the Business Combination or from a TRA Holder (including QualTek Common Units held by the Blocker, which is acquired by us in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

•
tax basis adjustments resulting from the acquisition of QualTek Common Units by us at the closing of the Business Combination and taxable exchanges of QualTek Common Units (including any such adjustments resulting from certain payments made by us under the Tax Receivable Agreement) acquired by us from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;

•
tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•
certain tax attributes of the Blocker, which holds QualTek Common Units that are acquired directly or indirectly by us pursuant to a Reorganization Transaction (each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group generally is treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally are based on the tax reporting positions that we determine (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse us for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by us under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances we could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.
The Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of QualTek occur (as described in the Third Amended and Restated LLCA), (iii) QualTek in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) QualTek materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, QualTek’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and QualTek will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTek Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the TRA Holder realizes subsequent to such payment.
As a result of the foregoing, in some circumstances (i) QualTek could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that QualTek may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).
QualTek is required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement and the TRA Holder Representative and any affected TRA Holder has the right to (i) discuss with QualTek, and provide input and comment to QualTek regarding any portion of any such tax audit or proceeding and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax proceeding to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement. QualTek is not permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivable Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).
Under the Tax Receivable Agreement, QualTek is required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivable Agreement generally will be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of QualTek. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest (generally at a default rate) until such payments are made.
Related Party Transactions Policy
Our Board has adopted a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held Class A Common Stock that is listed on Nasdaq. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any (x) executive officer, director or nominee for election as a director, (y) greater than 5% beneficial owner of our Common Stock, or (z) immediate family member of the persons referred to in clauses (x) and (y) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Under the policy, our general counsel will be primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions and then determining, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. If our general counsel determines that a transaction or relationship is a related party transaction requiring compliance with the policy, our general counsel will be required to present to our audit committee all relevant facts and circumstances relating to the related party transaction. Our audit committee will be required to review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of ethics, and either approve or disapprove the related party transaction. If our audit committee’s approval of a related party transaction requiring our audit committee’s approval is not feasible in advance of such related party transaction, then the transaction may be preliminarily entered into upon prior approval of the transaction by the chair of our audit committee, subject to ratification of the transaction by our audit committee at our audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the related party transaction. If a transaction was not initially recognized as a related party transaction, then, upon such recognition, the related party transaction will be presented to our audit committee for ratification at our audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the related party transaction. Management will update our audit committee as to any material changes to any approved or ratified related party transaction and will provide a status report at least annually of all then current related party transactions. No member of our Board will be permitted to participate in approval of a related party transaction for which he or she is a related party.

LEGAL MATTERS
The validity of the securities offered by this prospectus have been passed upon for us by Kirkland & Ellis LLP, New York, New York and Boughton Law Corporation, Vancouver, British Columbia.
EXPERTS
The consolidated financial statements of BCP QualTek Holdco, LLC as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this prospectus, you should contact us at the following address and telephone number:
QualTek Services Inc.
475 Sentry Parkway E, Suite 200
Blue Bell, PA 19422
(484) 804-4585

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
BCP QualTek HoldCo, LLC — Consolidated Financial Statements
Reports of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2021 and December 31, 2020	F-3
Consolidated Statements of Operations and Comprehensive Loss for the Year Ended December 31, 2021 and 2020	F-4
Consolidated Statements of Changes in Equity (Deficit) for January 1, 2020 through December 31, 2021	F-5
Consolidated Statements of Cash Flows for the Year Ended December 31, 2021 and for the Year Ended December 31, 2020	F-6
Notes to Consolidated Financial Statements	F-7
QualTek Services Inc. — Condensed Consolidated Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets as of July 2, 2022 and December 31, 2021	F-28
Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Six Months Ended July 2, 2022 and July 3, 2021	F-29
Condensed Consolidated Statements of Changes in Equity for the Three Months Ended January 1, 2022 and July 2, 2022 and for the Three Months Ended January 1, 2021 and July 3, 2021	F-30
Condensed Consolidated Statements of Cash Flows for the Six Months Ended July 2, 2022 and July 3, 2021	F-31
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-32

Report of Independent Registered Public Accounting Firm
To the Members and the Board of Directors
BCP QualTek Holdco, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of BCP QualTek Holdco, LLC and Subsidiary (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for the years ended December 31, 2021 and 2020, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in, conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2012.
Blue Bell, Pennsylvania
April 1, 2022, except for the effects of the reverse recapitalization described in the Nature of business section of Note 1, as to which the date is September 16, 2022

BCP QUALTEK HOLDCO, LLC
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share information)
	December 31,
	2021	2020
Assets
Current assets:
Cash	$606	$76
Accounts receivable, net of allowance	201,845	174,797
Inventories, net	5,409	5,765
Prepaid expenses	12,140	3,459
Other current assets	2,021	1,592
Current assets of discontinued operations	4,502	6,534
Total current assets	226,523	192,223
Property and equipment, net	50,682	33,794
Intangible assets, net	364,174	345,816
Goodwill	28,723	58,522
Other long-term assets	1,657	1,241
Non-current assets of discontinued operations	—	9,272
Total assets	$671,759	$640,868
Liabilities and (Deficit) / Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$127,375	$27,249
Current portion of contingent consideration	9,299	9,968
Accounts payable	60,726	55,749
Accrued expenses	52,986	65,172
Contract liabilities	14,773	14,945
Current liabilities of discontinued operations	2,048	3,365
Total current liabilities	267,207	176,448
Capital lease obligations, net of current portion	19,851	15,959
Long-term debt, net of current portion and deferred financing fees	418,813	397,464
Contingent consideration, net of current portion	21,457	8,161
Distributions payable	11,409	11,409
Non-current liabilities of discontinued operations	—	1,793
Total liabilities	738,737	611,234
Commitments and contingencies (Notes 8 and 12)
(Deficit) / Equity:
Preferred shares, 25,000 shares authorized, issued and outstanding as of December 31, 2020	—	25,000
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 11,923,941 and 10,989,751 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	1
Class B common stock, $0.0001 par value; 500,000,000 shares authorized, 13,085,488 and 11,173,776 shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	1
Additional paid in capital	252,593	208,322
Accumulated deficit	(320,080)	(204,086)
Accumulated other comprehensive income	507	396
Total (deficit) / equity	(66,978)	29,634
Total liabilities and equity	$671,759	$640,868
See notes to the consolidated financial statements.

BCP QUALTEK HOLDCO, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share information)
	For the Years Ended December 31,
	2021	2020
Revenue	$612,241	$656,524
Costs and expenses:
Cost of revenues	502,688	597,583
General and administrative	50,994	47,049
Transaction expenses	3,826	988
Loss on legal settlement	2,600	—
Change in fair value of contingent consideration	(4,780)	(7,081)
Impairment of goodwill	52,487	28,802
Depreciation and amortization	53,675	46,475
Total costs and expenses	661,490	713,816
Loss from operations	(49,249)	(57,292)
Other income (expense):
Gain on sale/ disposal of property and equipment	587	729
Interest expense	(50,477)	(37,659)
Loss on extinguishment of convertible notes	(2,436)	—
Total other expense	(52,326)	(36,930)
Loss from continuing operations	(101,575)	(94,222)
Loss from discontinued operations	(8,851)	(3,865)
Net loss	(110,426)	(98,087)
Other comprehensive income (loss):
Foreign currency translation adjustments	111	239
Comprehensive loss	$(110,315)	$(97,848)
Denominator
Weighted average Class A common shares outstanding – basic and diluted	11,859,955	10,989,751
Loss per share from continuing operations – basic and diluted	$(8.70)	$(8.87)
Loss per share from discontinued operations – basic and diluted	$(0.75)	$(0.35)
Net loss per share – basic and diluted	$(9.45)	$(9.22)
See notes to the consolidated financial statements.

BCP QUALTEK HOLDCO, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
(in thousands, except share information)
	Preferred Shares		Class A Shares		Class B Shares		Additional Paid- in-Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2020	25,000	$25,000	10,989,751	$1	11,173,776	$1	$208,322	$(99,323)	$157	$134,158
Tax distributions	—	—	—	—	—	—	—	(6,676)	—	(6,676)
Other comprehensive loss	—	—	—	—	—	—	—	—	239	239
Net loss	—	—	—	—	—	—	(98,087)	—	(98,087)
Balance, December 31, 2020	25,000	$25,000	10,989,751	$1	11,173,776	1	$208,322	$(204,086)	$396	$29,634
Issuance of common stock	—	—	934,190	—	683,344	—	15,000	—	—	15,000
Issuance of common stock – non-return	—	—	—	—	—	—	367	—	—	367
Beneficial conversion feature on convertible notes	—	—	—	—	—	—	16,904	—	—	16,904
Acquisitions (see Note 4)	—	—	—	—	1,228,368	—	12,000	—	—	12,000
Paid in kind preferred share distribution	—	5,568	—	—	—	—	—	(5,568)	—	—
Preferred shares exchanged for convertible notes	(25,000)	(30,568)	—	—	—	—	—	—	—	(30,568)
Other comprehensive income	—	—	—	—	—	—	—	—	111	111
Net loss	—	—	—	—	—	—	—	(110,426)	—	(110,426)
Balance, December 31, 2021	—	$—	11,923,941	$1	13,085,488	$1	$252,593	$(320,080)	$507	$(66,978)
See notes to the consolidated financial statements.

BCP QUALTEK HOLDCO, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(110,426)	$(98,087)
Loss from discontinued operations	8,851	3,865
Adjustments:
Depreciation, amortization and accretion of debt discount	64,734	46,474
Impairment of goodwill	52,487	28,802
Loss on extinguishment of convertible notes	2,436	—
Amortization of debt issuance costs	4,795	3,090
Change in fair value of contingent consideration	(4,780)	(7,081)
Provision for bad debt expense	1,867	3,619
Gain on disposal of property and equipment	(587)	(729)
Changes in assets and liabilities:
Accounts receivable	(11,638)	52,524
Inventories	514	2,111
Prepaid expenses and other assets	(8,627)	(262)
Accounts payable and accrued liabilities	(14,042)	(16,244)
Contract liabilities	(2,595)	(3,525)
Net cash (used in) provided by operating activities from continuing operations	(17,011)	14,557
Net cash used in operating activities from discontinued operations	(931)	(1,100)
Net cash (used in) provided by operating activities	(17,942)	13,457
Cash flows from investing activities:
Purchases of property and equipment	(3,014)	(4,808)
Proceeds from sale of property and equipment	833	881
Acquisition of businesses, net of cash acquired (see Note 4)	(45,849)	—
Net cash used in investing activities from continuing operations	(48,030)	(3,927)
Net cash provided by (used in) investing activities from discontinued operations	4,498	(36)
Net cash used in investing activities	(43,532)	(3,963)
Cash flows from financing activities:
Proceeds from line of credit, net of repayments	27,796	13,283
Proceeds from convertible notes – related party	5,000	—
Repayment of convertible notes – related party	(5,000)	—
Proceeds from convertible notes	44,400	—
Repayment of long-term debt	(9,564)	(9,564)
Payments for financing fees	(2,295)	(113)
Payments of acquisition related contingent consideration	—	(6,000)
Payments of capital leases	(9,585)	(5,160)
Proceeds from issuance of equity	15,367	—
Tax distributions to members	—	(1,197)
Net cash provided by (used in) financing activities from continuing operations	66,119	(8,751)
Net cash used in financing activities from discontinued operations	(2,746)	(961)
Net cash provided by (used in) financing activities	63,373	(9,712)
Effect of foreign currency exchange rate (translation) on cash	83	59
Net increase (decrease) in cash	1,982	(159)
Cash:
Beginning of year	169	328
End of year	$2,151	$169
Balances included in the consolidated balance sheets:
Cash	$606	$76
Cash included in current assets of discontinued operations	1,545	93
Cash at end of year	$2,151	$169
Supplemental disclosure of cash flow information:
Cash paid for:
Interest from continuing operations	$31,801	$34,908
Interest from discontinued operations	$195	$189
Non-cash investing and financing activities:
Assets acquired under capital leases from continuing operations	$9,804	$18,289
See notes to the consolidated financial statements.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Note 1.   Nature of Business and Summary of Significant Accounting Policies
This summary of significant accounting policies of BCP QualTek Holdco, LLC (collectively with its subsidiaries, “QualTek”, “BCP QualTek”, the “Company”, “we”, “our”, or “us”) is presented to assist in understanding the Company’s consolidated financial statements (“financial statements”). The financial statements and notes are the responsibility of the Company’s management, who is responsible for their integrity and objectivity.
Nature of business:   The Company is a leading provider of communication infrastructure services and renewable solutions and disaster recovery services, delivering a full suite of critical services to major telecommunications and utility customers throughout North America.
We operate in two reportable segments, which reflects the way performance is assessed and resources are allocated by our Chief Executive Officer, who is our chief operating decision maker. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication, utility, and cable carriers in various locations in the United States. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations as well as new fiber optic construction services and maintenance and repair services for renewable energy, commercial and utilities customers across the United States.
On February 14, 2022, BCP QualTek Holdco, LLC and Roth CH Acquisition III Co. (“ROCR”) consummated the business combination (“Business Combination”), pursuant to the terms of the Business Combination Agreement dated June 16, 2021 resulting in the Company becoming a publicly listed company. The combined company changed its name from Roth CH Acquisition III Co. to QualTek Services Inc. and BCP QualTek Holdco, LLC changed its name to QualTek Holdco, LLC. As a result of the Business Combination, the shares and corresponding equity amounts and loss per share related to the Company’s Class A Units prior to the Business Combination have been retroactively restated to reflect the post-Business Combination Common Stock capital structure of QualTek Services, Inc. See Note 15 for additional information.
Principles of presentation:   The accompanying financial statements, including the accounts of QualTek and its wholly owned subsidiaries, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All intercompany transactions and balances have been eliminated in consolidation.
Discontinued operations:   The Company presents discontinued operations when there is a disposal of a component group or a group of components that in our judgment represents a strategic shift that will have a major effect on our operations and financial results. We aggregate the results of operations for discontinued operations into a single line item in the consolidated statements of operations and comprehensive loss for all periods presented. Assets and liabilities of the discontinued operations are aggregated and reported separately as assets and liabilities of discontinued operations in the consolidated balance sheets as of December 31, 2021 and 2020. Throughout these financial statements, unless otherwise indicated, amounts and activity are presented on a continuing operations basis. See Note 3 for additional information.
Use of estimates:   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relate to the recognition of contract revenues under the cost-to-cost method of progress, fair value estimates, the allowance for doubtful accounts, long-lived assets and intangible assets, asset impairment (including goodwill and other long-lived assets), valuation of assets acquired and liabilities assumed in business combinations, and acquisition-related contingent consideration. These estimates are based on historical experience and various other assumptions that management believes to be reasonable under the current facts and circumstances. Actual results could differ from those estimates.
Accounts receivable:   The Company’s accounts receivable are due primarily from major telecommunication and utility companies operating within the United States and are carried at original contract amount less an estimate for uncollectible amounts based on historical experience. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer’s financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The Company generally does not require collateral. Accounts receivable are considered past due if any portion of the receivables balance is outstanding for more than one day beyond the contractual due date. The Company does not charge interest on past due accounts.
The Company is party to non-recourse financing arrangements in the ordinary course of business, under which certain receivables are settled with the customer’s bank in return for a nominal fee. Discount charges related to these arrangements, which are included within interest expense, totaled $1,003 thousand and $1,713 thousand for the years ended December 31, 2021 and 2020, respectively.
Contract assets:   Contract assets include unbilled amounts typically resulting from arrangements whereby complete satisfaction of a performance obligation and the right to payment are conditioned on completing additional tasks or services under the terms of the contract.
Contract liabilities:   Contract liabilities consist of amounts invoiced to customers in excess of revenue recognized. The Company’s contract assets and liabilities are reported in a net position on a contract by contract basis at the end of each reporting period. As of December 31, 2021 and 2020, the contract liabilities balance is classified as a current liability as uncompleted contracts are typically resolved within one year and not considered significant financing components.
Cash:   Cash includes cash on hand and deposits with banks.
Concentration of credit risk:   Financial instruments that potentially subject the Company to concentration of credit risks consist principally of cash and accounts receivable.
The Company maintains certain cash balances with U.S. and Canadian financial institutions and, from time to time, the Company may have balances in excess of the federally insured deposit limit.
Inventories:   Inventories are valued at the lower of cost or net realizable value. The cost of inventory is maintained using the weighted average-cost method. Consideration is given to excess, obsolescence and other factors in determining estimated net realizable value.
Property and equipment:   Property and equipment acquired through business combinations are stated at the estimated fair value at the date of acquisition. Purchases are recorded at cost. Maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of assets are capitalized. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which generally range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the remaining lease term.
Goodwill and intangible assets:   Goodwill is assessed annually for impairment as of the first day of the fourth fiscal quarter of each year, or more frequently if events occur that would indicate a potential reduction in the fair value of a reporting unit below its carrying value. The Company performs an annual impairment review of goodwill at the reporting unit level, which is one level below the operating segment. The Company determines the fair value of the reporting units using a weighting of fair values derived in equal proportions from the income approach and market approach valuation methodologies. The income approach uses the discounted cash flow method and the market approach uses the guideline public company method. If the Company determines the fair value of the reporting unit’s goodwill is less than its carrying value, an impairment loss is recognized and reflected in the operating income or loss in the consolidated statements of operations and comprehensive loss.
Intangible assets consist of customer relationships, trademarks and trade names. Intangible assets that have finite useful lives are amortized on a straight-line basis over their estimated useful lives ranging from 1 year to 15 years.
Impairment of long-lived and intangible assets:   The Company reviews its long-lived assets, including property and equipment, and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company measures recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows that the assets or the asset group are expected to generate. If the carrying value of the assets or asset group are not recoverable, the impairment recognized is measured as the amount by which the carrying value exceeds its fair value.
Business combinations:   The Company accounts for business combinations under the acquisition method of accounting. The purchase price of each business acquired is allocated to the tangible and intangible assets acquired and the liabilities assumed based on information regarding their respective fair values on the date of acquisition. Any excess of the purchase price over the fair value of the separately identifiable assets acquired and the liabilities assumed is allocated to goodwill. Management determines the fair values used in purchase price allocations for intangible assets based on historical data, estimated discounted future cash flows, expected royalty rates for trademarks and trade names, as well as certain other information. The valuation of assets acquired, and liabilities assumed requires a number of judgments and is subject to revision as additional information about the fair value of assets and liabilities becomes available. Additional information, which existed as of the acquisition date but unknown to us at that time, may become known during the remainder of the measurement period. This measurement period may not exceed 12 months from the acquisition date. The Company recognizes any adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustments are determined. Additionally, in the same period in which adjustments are recognized, the Company records the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of any change to the provisional amounts, calculated as if the accounting adjustment had been completed at the acquisition date. Acquisition costs are expensed as incurred. The results of operations of businesses acquired are included in the consolidated statements of operations and comprehensive loss from their dates of acquisition.
Deferred financing costs:   Deferred financing costs are presented in the consolidated balance sheets as a direct reduction from the carrying amount of long-term debt and are amortized over the term of the related debt. For the years ended December 31, 2021 and 2020, the Company amortized $4,795 thousand and $3,090 thousand, respectively, which is included in interest expense on the accompanying consolidated statements of operations and comprehensive loss.
Foreign currency:   The discontinued operations of the Company’s foreign subsidiary is translated from the local (functional) currency into U.S. dollars using period-end rates of exchange for assets and liabilities and average monthly rates of exchange for revenues and expenses. Translation gains and losses resulting from these translation adjustments are recorded in the consolidated balance sheets as a component of accumulated other comprehensive income.
Income taxes:   No provision for income taxes has been made in the accompanying financial statements since all items of income and loss are allocated to the members for inclusion in their respective tax returns. Accounting Standards Codification (ASC) Topic 740, Income Taxes, provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained when challenged or when examined by the applicable tax authority.
Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense or benefit and liability in the current year. Based on the Company’s assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months. The Company is not subject to income tax examinations by the U.S. federal, state, or local tax authorities prior to 2018.
Revenue recognition:   Revenue is recognized when, or as, control of promised goods and services is transferred to customers, and the amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for the goods and services transferred. A contractual agreement exists when each party involved approves and commits to, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. The Company’s services are performed for the sole benefit of its customers, whereby the assets being created or maintained are controlled by the customer and the services the Company performs do not have alternative benefits for the Company.
The Company acquires revenue primarily from construction related projects under certain master service and other service agreements contracts. Portions of the contracts include one or multiple performance obligations, which is a contractual promise to deliver a distinct good or transfer of a specific service to a customer. We use different methods of revenue recognition for different types of contracts.
For the Company’s projects recognized under the input method, the Company typically identifies two promised goods and services in the contract: (a) delivery of materials, which is recognized as point in time revenue, and (b) installation and construction services, which are recognized over time as related costs are incurred. The Company determined that the materials and the construction services are both considered distinct performance obligations. The Company’s customers are able to benefit from the materials and construction services both on their own and in connection with readily available resources, indicating that both promises are capable of being distinct. The Company further determined that its promises to transfer the materials and to provide the construction services are each separately identifiable from the other promises in the contract. Further, these promises do not represent inputs to a combined output which may represent a single performance obligation as no significant integration services are provided, there is not a high degree of customization, and the promises are not highly interrelated. As a result, the Company concludes that its input method contracts typically include two performance obligations: the sale of materials and construction services.
Revenue for engineering, construction, project management and site acquisition services are primarily recognized by the Company over time utilizing the cost-to-cost measure of progress, which is an input method, on contracts for specific projects, and for certain master service and other service agreements.
The majority of our performance obligations are completed within one year. The cost-to-cost measure of progress best depicts the continuous transfer of control of goods or services to the customer, and correspondingly, when performance obligations are satisfied, for these contracts.
Revenue for engineering, aerial and underground construction for projects with customer-specified service requirements are primarily performed under master service agreements and other contracts that contain customer-specified service requirements. These agreements include pricing for individual tasks, including, for example, the placement of underground or aerial fiber, directional boring, and fiber splicing, each based on a specific unit of measure. Revenue is recognized over time as services are performed and customers simultaneously receive and consume the benefits provided by the Company. Output measures such as units delivered are utilized to assess progress against specific contractual performance obligations.
The Company allocates total contract consideration to each performance obligation using the expected cost plus a margin approach to estimate the standalone selling price of each performance obligation. The Company’s customers simultaneously receive and consume the benefit provided by the Company, and revenue is recognized over time as services are performed for all performance obligations identified in the contract. Output measures such as units delivered are utilized to assess progress against specific contractual performance obligations.
Revenue from fulfillment, maintenance, compliance, and recovery services provided to the telecommunication, cable and utility industries is recognized as the services are rendered. These services are generally performed under master or other service agreements and billed on a contractually agreed price per unit on a work order basis. Each service is a separate performance obligation that is recognized upon completion at a point in time as the service is delivered.
Transaction prices for the Company’s contracts may include variable consideration such as contracted materials. Management estimates variable consideration for a performance obligation utilizing estimation methods that it believes best predict the amount of consideration to which the Company will be entitled. Variable consideration is included in the estimated transaction price if it is probable that when the uncertainty associated with the variable consideration is resolved, there will not be a significant reversal of the cumulative amount of revenue that has been recognized.

Management’s estimates of variable consideration and the determination of whether to include estimated amounts in the transaction price are based largely on engineering studies, past practices with the customer, specific discussions, correspondence or preliminary negotiations with the customer and all other relevant information that is reasonably available at the time of the estimate. The effect of variable consideration on the transaction price of a performance obligation is typically recognized as an adjustment to revenue on a cumulative catch-up basis, as such variable consideration is generally for services encompassed under the existing contract.
To the extent variable consideration reflected in transaction prices are not resolved in accordance with management’s estimates, there could be reductions in, or reversals of, previously recognized revenue. Sales, use and other taxes collected concurrent with revenue-producing activities are excluded from revenue. Most of the Company’s contracts include assurance warranties which do not include any additional distinct services other than the assurance that the services and materials comply with agreed-upon specifications. Therefore, there is not a separate performance obligation for these warranties.
For contracts containing more than one performance obligation, the Company allocates the transaction price on a relative standalone selling price (“SSP”) basis. The Company determines SSP based on the price at which the performance obligation is sold separately. If the SSP is not observable through past transactions, the Company estimates the SSP taking into account available information, such as market conditions and internally approved pricing guidelines related to the performance obligation.
Revenue generated from fulfillment, maintenance, compliance and recovery services as well as certain performance obligations related to material sales is recognized at a point in time. Point in time revenue accounted for approximately 37% and 35% of consolidated revenue for the years ended December 31, 2021 and 2020, respectively. Substantially all the Company’s other revenue is recognized over time. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided.
Equity award compensation:   The Company recognizes all equity award compensation to employees, including grants of employee awards to be recognized in the consolidated statements of operations and comprehensive loss, based on their fair values over their vesting period.
Recent accounting pronouncements:   In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), requiring an entity to recognize assets and liabilities arising from operating leases with terms longer than 12 months. The updated standard will replace most existing lease recognition guidance in GAAP when it becomes effective. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. We have adopted this standard effective January 1, 2022, for non-interim periods, with the impact resulting in the Company recognizing right-of-use assets and operating lease liabilities on our balance sheets upon adoption, which increases our total assets and liabilities.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which requires the measurement and recognition of expected credit losses for certain financial assets, including trade accounts receivable. ASU No. 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of relevant information, including an entity’s historical experience, current conditions and other reasonable and supportable forecasts that affect collectability over the life of a financial asset. The amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. We are currently evaluating the impact that the adoption of this new standard will have on its financial statements.
In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. This amendment is effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the effect that the updated standard will have on our financial statements.
In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805) — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers to improve the accounting for acquired revenue contracts with customers in business combination by addressing diversity in practice and inconsistency related to (i) the recognition of an acquired contract liability and (ii) payment terms and their effect on subsequent revenue recognized by the acquirer. This amendment requires that, at acquisition date, an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“Topic 606”) as if it had originated the contracts, while also taking into account how the acquiree applied Topic 606. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. We are currently evaluating the effect that the updated standard will have on our financial statements.
Risks and uncertainties:   On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to, amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.
It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the Company.
Note 2.   Earnings Per Share
The Company calculated the basic and diluted net loss per share for the years ended December 21, 2021 and 2020. Shares of Class B common stock do not participate in the earnings or losses of the Company and, therefore, are not participating securities. As such, a separate presentation of basic and diluted net loss per share of Class B common stock under the two-class method has not been presented.
Basic net loss per share was computed by dividing net loss attributable to Class A common shareholders by the weighted average number of shares of Class A common stock outstanding for the same period. Diluted net loss per share was computed in a manner consistent with that of basic net loss per share while giving effect to all shares of potentially dilutive common stock that were outstanding during the periods.
The performance-based Class P units (issued under the historical capital structure of BCP QualTek Holdco, LLC prior to the close of the Business Combination) are omitted from the calculation of diluted earnings per share as it is determined that the performance criteria have not been met at December 31, 2021 and 2020. See Note 10 for additional information.

The basic and diluted net loss per share calculations for the years presented are as follows (in thousands, except share and per share amounts):
	For the Years Ended December 31,
	2021	2020
Numerator:
Loss from continuing operations	$(101,575)	$(94,222)
Loss from discontinued operations	(8,851)	(3,865)
Net loss	(110,426)	(98,087)
Less: accrued preferred return	(1,638)	(3,287)
Net loss attributable to Class A common shareholders – basic and diluted	$(112,064)	$(101,374)
Denominator:
Weighted average Class A common shares outstanding – basic and diluted	11,859,955	10,989,751
Net loss per share:
Net loss per share – continuing operations – basic and diluted	$(8.70)	$(8.87)
Net loss per share – discontinued operations – basic and diluted	$(0.75)	$(0.35)
Net loss per share – basic and diluted	$(9.45)	$(9.22)
The consolidated statements of operations and comprehensive loss reflect a net loss in the period presented and therefore the effect of the following securities are not included in the calculation of diluted loss per share as including them would have had an anti-dilutive effect:
	For the Years Ended December 31,
	2021	2020
Excluded from the calculation:
Class B common stock	13,085,488	11,173,775
Pre-PIPE Notes	3,322,361	—
Total potentially dilutive shares excluded from calculation	16,407,849	11,173,775
Note 3.   Discontinued Operations
At the end of the third quarter of 2021, we suspended all operations associated with our Canadian subsidiary within the Telecom segment and disposed/abandoned the subsidiary, which ceased our foreign operations. The disposition of the Canadian subsidiary was considered a strategic shift that had a major effect on our operations and financial results. As a result of the suspension of operations, any new business with customers was terminated and remaining orders were canceled/settled. The intangible assets were fully re‑measured for their useful lives, and an accelerated amortization charge of $5,239 thousand was recognized in the year ended December 31, 2021.
The following table presents the aggregate carrying amounts of the classes of assets and liabilities of discontinued operations in the consolidated balance sheets (in thousands):
	December 31,
	2021	2020
Carrying amounts of assets included as part of discontinued operations:
Cash	$1,545	$93
Accounts receivable, net of allowance	1,292	5,743
Inventories, net	—	28
Prepaid expenses	—	71
Other current assets	1,665	599

	December 31,
	2021	2020
Total current assets of discontinued operations	$4,502	$6,534
Property and equipment, net	—	3,280
Intangible assets, net	—	5,712
Other long-term assets	—	280
Total non-current assets of discontinued operations	$—	$9,272
Carrying amounts of liabilities included as part of discontinued operations:
Current portion of long-term debt and capital lease obligations	$14	$920
Accounts payable	559	809
Accrued expenses	1,475	1,636
Total current liabilities of discontinued operations	$2,048	$3,365
Capital lease obligations, net of current portion	—	1,793
Total non-current liabilities of discontinued operations	$—	$1,793

The financial results are presented as a loss from discontinued operations on our consolidated statements of operations and comprehensive loss for the years ended December 31, 2021 and 2020. The following table presents the financial results (in thousands):
	For the Years Ended December 31,
	2021	2020
Revenue	$5,850	$17,481
Costs and expenses:
Cost of revenues	9,562	18,331
General and administrative	381	804
Depreciation and amortization	6,798	2,022
Total costs and expenses	16,741	21,157
Loss from operations of discontinued operations	(10,891)	(3,676)
Other income (expense):
Gain on sale/ disposal of property and equipment	2,235	—
Interest expense	(195)	(189)
Loss from discontinued operations	$(8,851)	$(3,865)
Note 4.   Acquisitions
On January 26, 2021, the Company purchased 100% of the membership interests of Fiber Network Solutions, LLC (“FNS”), a Texas based company that provides new fiber optic construction services, as well as maintenance and repair services to renewable energy, commercial, and utility clientele in the United States. The overall consideration transferred was $20,059 thousand of cash and rollover equity valued at $2,000 thousand. The purchase price is subject to adjustment based upon FNS exceeding pre-determined EBITDA thresholds for the years ending 2021, 2022, 2023, and 2024, as defined in the agreement, subject to a maximum additional payment of $20.0 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $8,200 thousand. The cash consideration was funded by the issuance of equity, as well as, the issuance of convertible notes with the majority member.
On August 6, 2021, the Company acquired certain assets and liabilities from Broken Arrow Communications, Inc. (“Broken Arrow”), a New Mexico based company that provides a wide variety of services for the installation, construction, and maintenance of wireless communication facilities. The consideration transferred was $5,000 thousand of cash. The purchase price is subject to adjustment based upon Broken Arrow exceeding pre-determined crew count and EBITDA thresholds for certain markets for the 5-month period of August 2021 through December 2021 and for the year ending December 31, 2022, as defined in the agreement, subject to a maximum additional payment of $10.0 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $7,552 thousand. The cash consideration was funded by the issuance of convertible notes in June 2021.
On August 30, 2021, the Company purchased 100% of the membership interests of Concurrent Group LLC (“Concurrent”), a Florida based company that provides construction, maintenance, and restoration services for utilities, electric membership co-ops, and municipally owned power providers. The overall consideration transferred was $13,828 thousand of cash, rollover equity valued at $6,000 thousand, and acquisition debt of $14,143 thousand. The purchase price is subject to adjustment based upon Concurrent exceeding pre-determined EBITDA thresholds for LTM periods ending in the third quarter of 2022, 2023 and 2024, as defined in the agreement, subject to a maximum additional payment of $30.0 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $7,000 thousand. The cash consideration was funded by the issuance of convertible notes in June 2021.
On October 15, 2021, the Company purchased 100% of the membership interests of Urban Cable Technology, LLC (“Urban Cable”), a Pennsylvania based company that provides a range of services, including aerial and underground construction, engineering, multiple dwelling units wiring and rewiring, and fiber placement to broadband and telecom cable operators. The overall consideration transferred was $8,436 thousand of cash and rollover equity valued at $4,000 thousand. The purchase price is subject to adjustment based upon Urban Cable exceeding pre-determined EBITDA for the years ending 2021, 2022, 2023, and 2024, as defined in the agreement. As of the acquisition date, the fair value of the contingent consideration was determined to be $3,450 thousand. The cash consideration was funded by line of credit.
The acquisitions were recognized as business combinations with FNS reporting within our Renewables and Recovery Logistics Segment and Broken Arrow, Concurrent, and Urban Cable reporting within our Telecom Segment. The identifiable assets acquired and liabilities assumed were recorded at their estimated fair values on the acquisition dates. Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.
The working capital amounts for Concurrent and Urban are considered provisional and are subject to adjustment as the Company obtains additional information. Any adjustments to the purchase price allocation will be made as soon as practicable, but no later than one year from the acquisition date.
The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisitions (in thousands):
	FNS	Broken Arrow	Concurrent	Urban Cable
Purchase consideration:
Cash paid	$20,059	$5,000	$13,828	$8,436
Rollover equity	2,000	—	6,000	4,000
Contingent consideration	8,200	7,552	7,000	3,450
Acquisition debt	—	—	14,143	—
Due from seller	—	—	(510)	(151)
	$30,259	$12,552	$40,461	$15,735
Purchase price allocations:
Cash	$—	$—	$1,289	$185
Accounts receivable	—	5,126	8,458	3,695
Inventories	—	133	25	—
Prepaid expenses	—	94	—	14
Other current assets	—	—	10	28
Property and equipment	9,978	219	5,263	1,361
Other long-term assets	—	32	60	—
Customer relationships	17,370	5,750	22,330	10,910
Trademarks and trade names	270	80	760	340
Goodwill	8,082	5,319	8,552	735
	35,700	16,753	46,747	17,268

	FNS	Broken Arrow	Concurrent	Urban Cable
Accounts payable	—	(1,987)	(1,938)	(1,120)
Accrued expenses	—	(156)	(799)	(323)
Contract liabilities	—	(2,058)	(367)	—
Capital lease obligations	(5,441)	—	(3,182)	(90)
	$30,259	$12,552	$40,461	$15,735

During Q4 2021, the Company adjusted the provisional amounts within purchase price allocation for Broken Arrow and Concurrent, which resulted in an increase in goodwill of $886 thousand for Broken Arrow and a decrease of $2,186 in goodwill for Concurrent. The Company made this measurement period adjustment to reflect facts and circumstances that related to accounts receivable, customer relationships, accounts payable, and contingent consideration for Broken Arrow and cash, accounts receivable, property and equipment, customer relationships, trademarks and trade names, accounts payable, and contingent consideration for Concurrent. The changes existed at the acquisition date and did not result from intervening events subsequent to such date.
Costs incurred to affect the acquisitions, including the ROCR business combination, as well as, costs associated with failed transactions, are recognized separately rather than included in the cost allocated to the assets acquired and liabilities assumed. Total transaction related costs of $3,826 thousand and $988 thousand were reflected in the consolidated statements of operations and comprehensive loss during the years ended December 31, 2021 and 2020, respectively.
Note 5.   Property and Equipment
Property and equipment consisted of the following (in thousands):
	December 31,
	2021	2020
Office furniture	$1,382	$1,249
Computers	1,856	1,217
Machinery, equipment and vehicles	17,331	10,275
Land	140	—
Building	340	—
Leasehold improvements	4,552	3,354
Software	2,320	2,199
Assets under capital lease	50,941	32,153
Construction in process	1,335	605
	80,197	51,052
Less: accumulated depreciation	(29,515)	(17,258)
Property and equipment, net	$50,682	$33,794
Property and equipment include assets acquired under capital leases of $50,941 thousand and $32,153 thousand and accumulated depreciation of $14,899 thousand and $8,062 thousand as of December 31, 2021 and December 31, 2020, respectively. Depreciation expense was $13,017 thousand and $8,997 thousand for the years ended December 31, 2021 and 2020, respectively.
Note 6.   Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration
The following provides further details on the consolidated balance sheet accounts of accounts receivable, net and contract liabilities. See Note 1 for further information on our policies related to these consolidated balance sheet accounts, as well as, our revenue recognition policies.

Accounts Receivable, Net of Allowance
Accounts receivable, net classified as current, consisted of the following (in thousands):
	December 31,
	2021	2020
Trade accounts receivable	$74,601	$44,419
Contract assets	132,858	134,311
	207,459	178,730
Less: allowance for doubtful accounts	(5,614)	(3,933)
Accounts receivable, net	$201,845	$174,797
Contract Assets and Liabilities
Net contract assets consisted of the following (in thousands):
	December 31,
	2021	2020
Contract assets	$132,858	$134,311
Contract liabilities	(14,773)	(14,945)
Contract assets, net	$118,085	$119,366
The amount of revenue recognized in the years ended December 31, 2021 and 2020 that was previously included in contact liabilities at the beginning of the period was $13,747 thousand and $17,434 thousand, respectively.
Customer Credit Concentration
Customers whose combined amounts of accounts receivable and contract assets exceeded 10% of total combined accounts receivable and contract assets were as follows (in thousands):
	December 31,
	2021		2020
	Amounts	% of Total	Amounts	% of Total
AT&T	$56,280	27.1%	$81,796	45.8%
T-Mobile	35,756	17.2%	*	*
Verizon	50,218	24.2%	65,346	36.6%
Total	$142,254	68.5%	$147,142	82.4%

*
Accounts receivable and contract assets from T-Mobile did not exceed 10% of total combined accounts receivable and contract assets for the year ended December 31, 2020.

Note 7.   Goodwill and Intangible Assets
Goodwill
Changes in the carrying amount of goodwill by reportable segment is as follows (in thousands):
	Renewables and Recovery Logistics	Telecom	Total
Goodwill as of January 1, 2020	$13,598	$72,905	$86,503
Measurement period adjustments, net	—	821	821
Impairment loss	—	(28,802)	(28,802)

	Renewables and Recovery Logistics	Telecom	Total
Goodwill as of December 31, 2020(a)	$13,598	$44,924	$58,522
Additions from acquisitions (Note 4)	8,082	14,606	22,688
Impairment loss	—	(52,487)	(52,487)
Goodwill as of December 31, 2021(a)	$21,680	$7,043	$28,723

(a)
Goodwill is net of accumulated impairment charges of $89,421 thousand and $36,934 thousand for the years ended December 31, 2021 and 2020, respectively in the Telecom segment. There have been no impairment charges within the Renewables and Recovery Logistics segment.

For the years ended December 31, 2021 and 2020, the Company recognized goodwill impairment within the Telecom segment of $52,487 thousand and $28,802 thousand, respectively. Impairment resulted from a change in projected future discounted cash flows of the reporting units within the segment which resulted in an carrying value in excess of the estimated fair value.
Intangible Assets
Intangible assets consisted of the following (in thousands):
	December 31, 2021
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	9.5	$424,560	$(98,307)	$326,253
Trademarks and trade names	9.5	59,969	(22,048)	37,921
		$484,529	$(120,355)	$364,174
	December 31, 2020
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	10.8	$368,200	$(65,868)	$302,332
Trademarks and trade names	9.9	58,519	(15,035)	43,484
		$426,719	$(80,903)	$345,816
Amortization expense of intangible assets was $39,453 thousand and $35,812 thousand for the years ended December 31, 2021 and 2020, respectively.
The following table provides estimated future amortization expense related to the intangible assets (in thousands):
Years ending December 31:
2022	$42,916
2023	41,539
2024	39,520
2025	38,685
2026	37,885
Thereafter	163,629
$364,174

Note 8.   Debt and Capital Lease Obligations
Convertible notes — related party:   On January 20, 2021, the Company issued convertible promissory notes (the “Convertible Notes — Related Party”) with its majority member with an aggregate principal amount of $5,000 thousand. There was a beneficial conversion feature of $4,946 thousand related to the Convertible Notes — Related Party that was amortized over the life of the note, using the effective interest method. On June 24, 2021, the Convertible Notes — Related Party was repaid in full and treated as an extinguishment, which resulted in a loss on extinguishment of $2,436 thousand for the year ended December 31, 2021. The accretion of the discount up to the extinguishment date was $2,198 thousand for the year ended December 31, 2021. The Company recorded interest
On June 16, 2021, the Company issued a convertible note “Convertible Note — Related Party — June 2021”) in the aggregate principal amount of $30,568 thousand to BCP QualTek II LLC, an affiliate of its majority member, in exchange for the 25,000 outstanding Preferred Class B Units (Preferred Units) and the associated accumulated preferred return (see Note 10). The Convertible Note — Related Party — June 2021 bears interest at an annual rate of 12.00%, which accrues and is payable together with the principal balance. The Company recorded interest expense of $2,055 thousand for the year ended December 31, 2021. There was no fixed maturity date, however, cash payments were required equal to tax distributions, which the note holder would be entitled if the Convertible Note — Related Party — June 2021 were a Preferred Unit. The Convertible Note — Related Party — June 2021 converted under its mandatory conversion provision, as defined in the agreement, upon the consummation of the business combination on February 14, 2022, as noted in Note 15.
Convertible notes — June 2021:   On June 16, 2021, the Company issued convertible promissory notes (the “Convertible Notes — June 2021”) with an aggregate principal amount of $44,400 thousand. The Convertible Notes — June 2021 did not require interest to be accrued or payable and did not have a fixed maturity date. The Convertible Notes — June 2021 converted under its mandatory conversion provision, as defined in the agreement, upon the consummation of the business combination on February 14, 2022, as noted in Note 15. There was a beneficial conversion feature of $12,269 thousand related to the Convertible Notes — June 2021 that was amortized over the life of the notes, using the effective interest method. The notes are presented net of a discount of $3,408 thousand as of December 31, 2021 on the consolidated balance sheet with accretion of $8,861 thousand for the year ended December 31, 2021.
Line of credit:   The Company has an Asset Based Lending Credit Agreement (“Credit Agreement”) with PNC Bank, N.A. (“PNC”). Under the Credit Agreement, the Company has available a revolving credit facility in the amount of $103.5 million, for working capital needs and general corporate purposes. The amount the Company may borrow is limited to the lesser of the maximum available amount and the borrowing base. The borrowing base is calculated primarily as a percentage of the Company’s eligible accounts receivable, unbilled revenue and eligible inventory, as defined in the Credit Agreement. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at December 31, 2021), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.60% to 2.63% at December 31, 2021), as defined in the agreement. There was $6,691 thousand available under this facility as of December 31, 2021. The entire unpaid principal amount of the line of credit together with accrued and unpaid interest thereon, is due on July 18, 2023. Standby letters of credit of $3,977 thousand and $801 thousand, issued for our insurance carriers and in support of performance under certain contracts, were outstanding under the Credit Agreement as of December 31, 2021 and December 31, 2020, respectively.
Term loan:   The Company has a Senior Secured Term Credit and Guaranty Agreement (“Term Loan”) with Citi Bank for $380.0 million. The Term Loan interest is payable either monthly or quarterly, in arrears, based on the Company’s interest election. The Company may elect either a Base Rate plus an applicable rate (8.50% at December 31, 2021), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at December 31, 2021), as defined in the agreement. On a quarterly basis, the Company is required to make principal payments of $2.4 million with all unpaid principal and interest due at maturity on July 17, 2025. The Term Loan agreement requires an excess cash calculation, as defined in the agreement, which could result in additional required principal payments on the loan. There were no excess cash principal payments due December 31, 2021.

The obligations of QualTek under the PNC Credit Agreement are secured (a) on a first priority basis, by liens on the ABL Priority Collateral as defined in the ABL Intercreditor Agreement (“Intercreditor Agreement”), dated as of July 18, 2018 of QualTek including accounts receivable and inventory and (b) on a second priority basis, by liens on the Term Priority Collateral, as defined in the Intercreditor Agreement.
The obligations of QualTek under the Term Loan are secured (a) on a first priority basis, by liens on the Term Priority Collateral of QualTek and (b) on a second priority basis, by liens on the ABL Priority Collateral. Generally, Term Priority Collateral includes all assets, other than the ABL Priority Collateral, and equity interests of QualTek.
Acquisition debt:   Acquisition debt consists of deferred purchase price due to sellers from the RLI, Vertical Limit, Vinculums, and Concurrent acquisitions. The interest rates range between .18% and 3.25%. The Company recorded $791 thousand of interest expense for year ended December 31, 2021. The acquisition debt was paid in full with proceeds from the ROCR business combination on February 14, 2022 (see Note 15).
Debt outstanding, whose carrying value approximates fair market value due to variable interest rates based on current rates available to the Company for similar instruments, was as follows (in thousands):
	December 31,
	2021	2020
Line of credit	$87,633	$59,837
Term loan	351,481	361,045
Acquisition debt	34,718	10,575
Convertible notes – related party	30,568	—
Convertible notes – June 2021	44,400	—
Capital lease obligations	35,162	25,751
Less: amounts representing interest	(3,161)	(2,682)
Less: unamortized financing fees	(11,354)	(13,854)
Less: convertible debt discount	(3,408)	—
	566,039	440,672
Less: current maturities of long-term debt	(115,224)	(20,139)
Less: current portion of capital lease obligations, net of capital lease interest	(12,151)	(7,110)
	$438,664	$413,423
The minimum payments of the Company’s long-term debt and capital lease obligations are as follows (in thousands):
	Line of credit	Term loan	Convertible notes	Acquisition debt	Capital lease obligations	Total
2022	$—	$9,564	$74,968	$34,718	$13,760	$133,010
2023	87,633	9,564	—	—	10,874	108,071
2024	—	9,564	—	—	6,621	16,185
2025	—	322,789	—	—	2,785	325,574
2026	—	—	—	—	1,052	1,052
Thereafter	—	—	—	—	70	70
Total	$87,633	$351,481	$74,968	$34,718	$35,162	$583,962
Note 9.   Fair Value Measurements
The Company measures and reports certain financial and non-financial assets and liabilities on a fair value basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). GAAP specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e. observable inputs) and the lowest priority to data lacking transparency (i.e. unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant inputs to its valuation. The following is a description of the three hierarchy levels.
Level 1
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Active markets are considered to be those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

Level 3
Unobservable inputs are not corroborated by market data. This category is comprised of financial and non-financial assets and liabilities whose fair value is estimated based on internally developed models or methodologies using significant inputs that are generally less readily observable from objective sources.

Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfers occurred. There were no transfers between any levels during the year ended December 31, 2021.
The information following is provided to help readers gain an understanding of the relationship between amounts reported in the accompanying financial statements and the related market or fair value. The disclosures include financial instruments.
Acquisition-related contingent consideration is measured at fair value on a recurring basis using unobservable inputs such as projections of financial results and cash flows for the acquired businesses and a discount factor based on the weighted average cost of capital which fall within Level 3 of the fair value hierarchy.
In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial liabilities that are required to be measured at fair value on a recurring basis at December 31, 2021 and December 31, 2020 and the related activity for the year ended December 31, 2021 and December 31, 2020.
	Fair Value at December 31, 2021
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$30,756	$—	$—	$30,756
	$30,756	$—	$—	$30,756
	Fair Value at December 31, 2020
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$18,129	$—	$—	$18,129
	$18,129	$—	$—	$18,129
The following table sets forth a summary of the changes in fair value of the Company’s Level 3 financial liabilities:

January 1, 2020	$40,119
Payment of contingent consideration	(6,000)
Accretion	1,666
Reclassification to acquisition debt	(10,575)
Change in fair value	(7,081)
December 31, 2020	18,129
Acquisitions (see Note 4)	26,202
Accretion	1,205
Change in fair value	(4,780)
Reclassification to acquisition debt	(10,000)
December 31, 2021	$30,756
Note 10.   Equity
Prior to the Business Combination (See Note 15 for additional information), profits and losses of the Company are allocated to the Members in accordance with the BCP QualTek Holdco, LLC Agreement (“HoldCo LLC Agreement”), as amended and restated on October 4, 2019. Distributions made by the Company are based on the HoldCo LLC agreement.
Preferred equity:   On October 4, 2019, an affiliate of the Company’s majority member, BCP QualTek II LLC, contributed $25,000 thousand in exchange for 25,000 Preferred Units, as defined in the Holdco LLC Agreement. The Preferred Units had a liquidation preference equal to the initial price per unit of $1,000 plus a preferred return accrued through the date of liquidation of 12.00% per annum, compounding quarterly, as defined in the Holdco LLC Agreement. The Preferred Units had a perpetual term, with no fixed maturity date and no voting rights. The Company had the right to redeem any or all of the Preferred Units, including the accrued return, at any time. The Preferred Units were not convertible or exchangeable with any of the equity interest of the Company.
On June 16, 2021, the 25,000 Preferred Units and accumulated preferred return, which totaled $5,568 thousand was exchanged for the Convertible Note — Related Party — June 2021 (see Note 8).
Profits interests:   The Company has granted certain Class P Units, as defined in the Holdco LLC Agreement, to certain employees and executives of the Company. The Class P Units vest over five years, subject to certain criteria. All Class P Units vest immediately upon a sale of the Company, as defined in the Holdco LLC Agreement. Each Class P Unit entitles a participant to a residual profits interest payable after certain thresholds are met. Such profits would be considered compensation expense for the Company. From the grant dates through December 31, 2021, the Company determined that the thresholds described previously were not probable and therefore, the Company has not assigned any value to such Class P Units and no related expense were incurred during the years ended December 31, 2021 and 2020.
Distributions:   The Company recorded tax distributions of $6,676 thousand on behalf of its members for the year ended December 31, 2020. There were no tax distributions for the year ended December 31, 2021. Tax distributions to the majority members of $11,409 thousand were unpaid and are recorded as distributions payable on the consolidated balance sheets as of December 31, 2021 and 2020, respectively.
In connection with the Business Combination, the shares and corresponding equity amounts related to the Company’s Class A Units prior to the Business Combination have been retroactively restated to reflect the post-combination Common Stock capital structure of QualTek Services, Inc. as follows.
QualTek Services Inc. Preferred Stock:   The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. At December 31, 2021 and 2020, there were 0 and 25,000 shares of preferred stock issued and outstanding, respectively.
QualTek Services Inc. Class A common stock:   The Company is authorized to issue 500,000,000 thousand shares of Class A Common Stock with a par value of $0.0001 per share. At December 31, 2021 and 2020, there were 10,989,751 and 11,923,941 shares issued and outstanding, respectively.

QualTek Services Inc. Class B common stock:   The Company is authorized to issue 500,000,000 shares of Class B Common Stock with a par value of $0.0001 per share. At December 31, 2021 and 2020, there were 13,085,488 and 11,173,776 shares issued and outstanding, respectively. Holders of Class B Common Stock do not have economic rights but are entitied to one vote for each share of Class B Common Stock held. Upon liquidation of the Company, holders are not entitled to any assets remaining after payment of debts and other liabilities.
Holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters requiring a shareholder vote.
Note 11.   Segments and Related Information
The Company manages its operation under two operating segments, which represent its two reportable segments: (1) Telecom and (2) Renewables and Recovery Logistics.
The Telecom segment performs site acquisition, engineering, project management, installation, testing, last mile installation, and maintenance solutions of communication infrastructure for telecommunication and utility providers, businesses, public venues, government facilities, and residential subscribers. The Renewables and Recovery Logistics segment derives its revenue from providing new fiber optic construction services, maintenance and repair services as well as businesses with continuity and disaster relief services to renewable energy, commercial, telecommunication and utility companies. The segment also provides business-as-usual services such as generator storage and repair and services.
The accounting policies of the reportable segments are the same as those described in Note 1. All intercompany transactions and balances are eliminated in consolidation. Intercompany revenue and costs between entities within a reportable segment are eliminated to arrive at segment totals. Corporate results include amounts related to corporate functions such as administrative costs, professional fees, acquisition-related transaction costs and other discrete items.
We present adjusted EBITDA as the key metric used by our management to assess the operating and financial performance of our operations in order to make decisions on allocation of resources. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Summarized financial information for the Company’s reportable segments is presented and reconciled to the Company’s consolidated financial information in the following tables, all of which are presented in thousands.
	For the Years Ended December 31,
	2021	2020
Revenue:
Telecom	$498,221	$587,614
Renewables and Recovery Logistics	114,020	68,910
Total consolidated revenue	$612,241	$656,524
	December 31,
	2021	2020
Total Assets:
Telecom	$570,750	$579,147
Renewables and Recovery Logistics	90,638	55,370
Corporate	10,371	6,351
Total consolidated assets	$671,759	$640,868

	For the Years Ended December 31,
	2021	2020
Capital Expenditures:
Telecom	$11,109	$8,831
Renewables and Recovery Logistics	330	12,251
Corporate	1,379	2,015
Total consolidated capital expenditures	$12,818	$23,097
	For the Years Ended December 31,
	2021	2020
Amortization and Depreciation:
Amortization and depreciation
Telecom	$41,105	$40,588
Renewables and Recovery Logistics	11,588	5,259
Corporate	982	628
Total consolidated amortization and depreciation	$53,675	$46,475
	For the Years Ended December 31,
	2021	2020
Adjusted EBITDA Reconciliation:
Telecom adjusted EBITDA	$32,542	$2,409
Renewables and Recovery Logistics adjusted EBITDA	44,869	28,943
Corporate adjusted EBITDA	(17,376)	(18,213)
Total adjusted EBITDA	$60,035	$13,139
Less:
Management fees	(889)	(518)
Transaction expenses	(3,826)	(988)
Loss on legal settlement	(2,600)	—
Change in fair value of contingent consideration	4,780	7,081
Impairment of goodwill	(52,487)	(28,802)
Depreciation and amortization	(53,675)	(46,475)
Interest expense	(50,477)	(37,659)
Loss on extinguishment of convertible notes	(2,436)	—
Loss from continuing operations	$(101,575)	$(94,222)
Revenue by Service Offerings
Revenue for each of the Company’s end-market services offerings is presented below:
	For the Years Ended December 31,
	2021	2020
Telecom Wireless	$382,743	$458,155
Telecom Wireline	102,194	129,459
Telecom Power	13,284	—

	For the Years Ended December 31,
	2021	2020
Renewables	29,216	—
Recovery Logistics	84,804	68,910
Total	$612,241	$656,524

Significant Customers
Revenue concentration information for significant customers as a percentage of total consolidated revenue was as follows (in thousands):
	For the Year Ended December 31,
	2021		2020
	Amount	% of Total	Amount	% of Total
Customers:
AT&T	$249,389	41%	$356,026	54%
Entergy	69,268	11%	*	*
T-Mobile	78,442	13%	*	*
Verizon	72,584	12%	116,444	18%
Total	$469,683	77%	$472,470	72%

*
Revenue from Entergy and T-Mobile did not exceed 10% of total consolidated revenue for the year ended December 31, 2020.

Note 12.   Commitments and Contingencies
Litigation:   During the fourth quarter of 2021, we recognized a $2,600 thousand expense for a legal settlement with a customer in our Renewables and Recovery Logistics segment to settle a dispute regarding the progress of work on a specific project and to release the Company for any future liability regarding the project. The settlement is reflected as loss on legal settlement within the accompanying consolidated statements of operations and comprehensive loss.
From time to time, we are subject to certain legal proceedings and claims arising in the ordinary course of business. These matters are subject to many uncertainties, and it is possible that some of these matters ultimately could be decided, resolved or settled in a manner that could have an adverse effect on us. Although the resolution and amount of liability cannot be predicted with certainty, it is the opinion of management, based on information available at this time, that such legal proceedings and claims are not expected to have a material effect on the Company’s financial position, results of operations, and cash flows.
Operating leases:   The Company has entered into non-cancellable operating leases for various vehicles, equipment, office and warehouse facilities, which contain provisions for future rent increases or rent-free periods. The total amount of rental payments due over the leases terms is charged to rent expense on the straight-line method over the respective term of the lease. The leases expire at various dates through the year 2031. In addition, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Rent expense totaled $10,502 thousand and $12,407 thousand for the years ended December 31, 2021 and 2020, respectively. The Company leases six of its locations from lessors, who are partially owned by members of the Company. The rent expense related to these leases totaled $889 thousand and $681 thousand for the years ended December 31, 2021 and 2020.
The following is a schedule by year of future minimum rental payments required under the operating lease agreements (in thousands):

Years ending December 31:
2022	$9,699
2023	7,124
2024	5,089
2025	3,013
2026	2,017
Thereafter	5,124
$32,066
Note 13.   Related Party Transactions
On July 18, 2018, the Company entered into an Advisory Services Agreement with its majority member. The agreement requires quarterly advisory fees of $125 thousand paid at the beginning of each quarter. The Company incurred $889 thousand and $518 thousand in advisory fees for the years ended December 31, 2021 and 2020, respectively.
Note 14.   Retirement Plan
On April 1, 2016, the Company adopted a defined contribution 401(K) plan, which covers all eligible employees. Contributions by the Company are discretionary. The Company made no contributions to the plan for the years ended December 31, 2021 and 2020.
Note 15.   Subsequent Events
The Company has evaluated events occurring after December 31, 2021 through March 31, 2022, which represents the date the financial statements were issued.
On January 28, 2022, the Company executed an amendment to the Credit Agreement to temporarily increase the maximum availability of the revolving credit facility to the amount of $115,000 thousand until February 15, 2022. On February 14, 2022, the maximum availability was automatically reduced to the amount of $103,500 thousand.
As described in Note 1, QualTek Holdco, LLC completed the business combination with the ROCR on February 14, 2022. In connection with the consummation of the business combination, the combined company changed its name from Roth CH Acquisition III Co. to QualTek Services Inc.
Pursuant to the Business Combination Agreement, Blocker Merger Sub merged with and into the Blocker (the “Blocker Merger”), resulting in the equity interests of the Blocker being converted into the right to receive 11,923,940 shares of Class A Common Stock under the Business Combination Agreement, and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to such shares of Class A Common Stock at the Closing, and thereafter, the surviving blocker merged with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the surviving blocker and ROCR directly owning all of the units of QualTek (the “QualTek Units”) previously held by the Blocker in QualTek.
Immediately following the Buyer Merger, Company Merger Sub merged with and into QualTek, with QualTek as the surviving company (the “QualTek Merger”), resulting in (i) QualTek becoming a subsidiary of ROCR, (ii) the QualTek Units (excluding those held by the Blocker and ROCR) being converted into the right to receive 18,764,898 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), under the Business Combination Agreement and the holders of QualTek Units being entitled to such shares of Class B Common Stock at the Closing, (iii) the QualTek Units held by ROCR being converted into the right to receive a number of common units of BCP QualTek (the “Common Units”) equal to the number of shares of Class A Common Stock issued and outstanding (i.e., 21,571,283 QualTek Units), less the number of Common Units received in connection with the contribution described immediately below (i.e., 16,160,418 QualTek Units).

With respect to the portion of merger consideration under the Business Combination Agreement at the Closing to which the Blocker Owners and holders of QualTek Units were entitled as described above, the cumulative value of merger consideration to which they are together entitled equals the Equity Value. The “Equity Value” is the sum of (i) $294,318,544, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing (i.e., $10,000,000), plus (iii) the amount of interest accrued on that certain convertible promissory note in an aggregate principal amount of $30,557,501 issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. The exact amount was allocated between the Blocker Owners and holders of QualTek Units as follows (i) 3,642,750 shares of Class A Common Stock to BCP AIV Investor Holdings-3, L.P., (ii) 4,184,290 shares of Class A Common Stock to BCP Strategic AIV Investor Holdings-2, L.P., (iii) 4,096,901 shares of Class A Common Stock to BCP QualTek Investor Holdings, L.P., (iv) 11,780,782 shares of Class B Common Stock and 11,780,782 Common Units to BCP QualTek, LLC, (v) 2,158,223 shares of Class B Common Stock and 2,158,223 Common Units to BCP QualTek II, LLC, and (vi) 4,825,893 shares of Class B Common Stock and 4,825,893 Common Units to QualTek Management HoldCo, LLC (f/k/a BCP QualTek Management, LLC) (“QualTek Management”). No portion of the merger consideration was paid in cash. The foregoing represents the total consideration to be paid to the Blocker Owners and holders of QualTek Units in connection with the Business Combination.
ROCR contributed, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the QualTek Merger (i.e., 16,160,418 QualTek Units), $161,604,181 representing the amount of cash available after payment of the merger consideration under the Business Combination Agreement, which will be used by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement.
In conjunction with the completed business combination, the Company repaid the acquisition debt, as noted in Note 8, plus accrued interest with the proceeds from the transaction.
On February 14, 2022, in connection with the Closing, QualTek Services Inc. entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee, and certain guarantors party thereto, including, among others, certain subsidiaries of the Company, in respect of $124,685 thousand in aggregate principal amount of senior unsecured convertible notes due 2027 (“February 2022 — Convertible Notes”) that were issued to certain investors (collectively, the “February 2022 Convertible Note Investors”). The February 2022 — Convertible Notes were purchased by the Convertible Note Investors pursuant to certain convertible note subscription agreements, dated as of February 14, 2022, between the Company and each of the Convertible Note Investors.
Pursuant to the Convertible Note Subscription Agreements, the Convertible Note Investors, upon the terms and subject to the conditions set forth in the respective Convertible Note Subscription Agreements, purchased from QualTek Services Inc., and QualTek Services Inc. issued to the Convertible Note Investors, subject to the terms and conditions of the Indenture, $124,685 thousand in aggregate principal amount of Convertible Notes at a purchase price of 98.00% of the principal amount. The Convertible Notes are guaranteed by QualTek Services Inc.’s subsidiaries that guarantee its credit facilities. The Convertible Notes are convertible into shares of QualTek Services Inc.’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an initial conversion price of $10.00 (subject to adjustment) in accordance with the terms thereof, and shall mature on February 15, 2027. The Convertible Note Investors may convert their Convertible Notes into shares of Class A Common Stock at any time, subject to the terms of the Indenture. Certain offering-related expenses were payable by QualTek Services Inc., including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,000 thousand. The Convertible Notes are not redeemable by QualTek Services Inc.

QUALTEK SERVICES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited — in thousands, except share and per share information)
	July 2, 2022	December 31, 2021
Assets
Current assets:
Cash	$302	$606
Accounts receivable, net of allowance	243,135	201,845
Inventories, net	11,010	5,409
Prepaid expenses	8,040	12,140
Other current assets	2,625	2,021
Current assets of discontinued operations	1,498	4,502
Total current assets	266,610	226,523
Property and equipment, net	54,729	50,682
Intangible assets, net	343,052	364,174
Goodwill	28,943	28,723
Other long-term assets	1,775	1,657
Total assets	$695,109	$671,759
Liabilities and Deficit
Current liabilities:
Current portion of long-term debt and capital lease obligations	$22,925	$127,375
Current portion of contingent consideration	4,428	9,299
Accounts payable	83,010	60,726
Accrued expenses	40,484	52,986
Contract liabilities	15,344	14,773
Current liabilities of discontinued operations	32	2,048
Total current liabilities	166,223	267,207
Capital lease obligations, net of current portion	20,149	19,851
Long-term debt, net of current portion and deferred financing fees	515,120	418,813
Contingent consideration, net of current portion	22,128	21,457
Distributions payable	—	11,409
Warrant liabilities	77	—
Tax receivable agreement liabilities	34,092	—
Total liabilities	757,789	738,737
Commitments and contingencies (Notes 8 and 16)
Deficit:
Class A common stock, $0.0001 par value; 500,000,000 shares authorized, 24,446,284 issued and outstanding at July 2, 2022; 11,923,941 shares authorized, issued, and outstanding at December 31, 2021	2	1
Class B common stock, $0.0001 par value; 500,000,000 shares authorized, 26,663,575 issued and outstanding at July 2, 2022; 13,085,488 shares authorized, issued, and outstanding at December 31, 2021	3	1
Additional paid in capital	178,435	252,593
Accumulated deficit	(206,690)	(320,080)
Noncontrolling interest	(34,430)	—
Accumulated other comprehensive income	—	507
Total deficit	(62,680)	(66,978)
Total liabilities and deficit	$695,109	$671,759
See notes to the condensed consolidated financial statements.

QUALTEK SERVICES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited — in thousands, except share and per share information)
	For the Three Months Ended		For the Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$184,222	$130,609	$332,383	$249,722
Costs and expenses:
Cost of revenues	164,180	111,828	296,285	215,339
General and administrative	16,637	11,396	38,778	23,923
Transaction expenses	1,320	903	10,588	1,452
Depreciation and amortization	14,794	13,023	29,560	25,645
Total costs and expenses	196,931	137,150	375,211	266,359
Loss from operations	(12,709)	(6,541)	(42,828)	(16,637)
Other income (expense):
Gain on sale/disposal of property and equipment	145	114	2,060	304
Interest expense	(13,085)	(11,227)	(25,428)	(21,138)
Loss on extinguishment of convertible notes	—	(2,436)	—	(2,436)
Total other expense	(12,940)	(13,549)	(23,368)	(23,270)
Loss from continuing operations	(25,649)	(20,090)	(66,196)	(39,907)
Loss from discontinued operations	—	(1,740)	—	(3,129)
Net loss	(25,649)	(21,830)	(66,196)	(43,036)
Less: Net loss attributable to noncontrolling interests	(13,931)	—	(49,478)	—
Net loss attributable to QualTek Services Inc.	(11,718)	(21,830)	(16,718)	(43,036)
Other comprehensive income:
Foreign currency translation adjustments	—	(13)	—	172
Comprehensive loss	$(11,718)	$(21,843)	$(16,718)	$(42,864)
Earnings per share:
	Three months ended July 2, 2022	Three months ended July 3, 2021	February 14, 2022 through July 2, 2022	Six months ended July 3, 2021
Net loss per share – continuing operations – basic	$(0.48)	$(1.75)	$(0.68)	$(3.52)
Net loss per share – continuing operations – diluted	$(0.50)	$(1.75)	$(0.71)	$(3.52)
Net loss per share – discontinued operations – basic and diluted	$—	$(0.15)	$—	$(0.27)
Weighted average Class A common shares outstanding – basic	22,171,350	11,923,941	22,171,350	11,797,013
Weighted average Class A common shares outstanding – diluted	—	11,923,941	—	11,797,013
Weighted average Class A and B common shares outstanding – diluted	44,998,748	—	44,998,748	—
See notes to the condensed consolidated financial statements.

QUALTEK SERVICES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Unaudited — in thousands, except share information)
	Class A Shares		Class B Shares		Additional Paid-In- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance, January 1, 2022	11,923,941	$1	13,085,488	$1	$252,593	$(320,080)	$507	$—	$(66,978)
Adoption of ASU 2020-06	—	—	—	—	(12,270)	8,861	—	—	(3,409)
Share based compensation	—	—	462,572	—	6,711	—	—	—	6,711
Business Combination	12,522,343	1	13,115,515	2	(35,621)	121,247	(507)	15,048	100,170
Tax receivable agreement liability	—	—	—	—	(34,092)	—	—	—	(34,092)
Net loss	—	—	—	—	—	(5,000)	—	(35,547)	(40,547)
Balance, April 2, 2022	24,446,284	$2	26,663,575	$3	$177,321	$(194,972)	$—	$(20,499)	(38,145)
Share based compensation	—	—	—	—	1,114	—	—	—	1,114
Net loss	—	—	—	—	—	(11,718)	—	(13,931)	(25,649)
Balance, July 2, 2022	24,446,284	$2	26,663,575	$3	$178,435	$(206,690)	$—	$(34,430)	$(62,680)
	Preferred Shares		Class A Shares		Class B Shares		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2021	25,000	$25,000	10,989,751	$1	11,173,776	$1	$208,322	$(204,086)	$396	$29,634
Issuance of Common Stock	—	—	934,190	—	683,344	—	15,000	—	—	15,000
Issuance of Common Stock – non-return	—	—	—	—	—	—	367	—	—	367
Beneficial conversion feature on convertible notes	—	—	—	—	—	—	4,946	—	—	4,946
Acquisition (see Note 4)	—	—	—	—	176,978	—	2,000	—	—	2,000
Other comprehensive income	—	—	—	—	—	—	—	—	172	172
Net loss	—	—	—	—	—	—	—	(21,206)	—	(21,206)
Balance, April 3, 2021	25,000	$25,000	11,923,941	$1	12,034,098	$1	$230,635	$(225,292)	$568	$30,913
Beneficial conversion feature on convertible notes	—	—	—	—	—	—	11,958	—	—	11,958
Paid in kind preferred share distribution	—	5,568	—	—	—	—	—	(5,568)	—	—
Preferred shares exchanged for convertible notes	(25,000)	(30,568)	—	—	—	—	—	—	—	(30,568)
Net loss	—	—	—	—	—	—	—	(21,830)	—	(21,830)
Balance, July 3, 2021	—	$—	11,923,941	$1	12,034,098	$1	$242,593	$(252,690)	$568	$(9,527)
See notes to the condensed consolidated financial statements.

QUALTEK SERVICES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited — in thousands)
	For the Six Months Ended
	July 2, 2022	July 3, 2021
Cash flows from operating activities:
Net loss	$(66,196)	$(43,036)
Loss from discontinued operations	—	3,129
Adjustments:
Depreciation, amortization and accretion of debt discount	29,560	28,525
Loss on extinguishment of convertible notes	—	2,436
Amortization of debt issuance costs	2,945	1,682
Share based compensation	7,825	—
Provision for bad debt expense	(879)	782
Gain on disposal of property and equipment	(2,060)	(304)
Changes in assets and liabilities:
Accounts receivable	(40,409)	17,931
Inventories	(5,601)	352
Prepaid expenses and other assets	3,584	(3,319)
Accounts payable and accrued liabilities	11,927	(17,809)
Contract liabilities	571	(2,526)
Net cash used in operating activities from continuing operations	$(58,733)	$(12,157)
Net cash used in operating activities from discontinued operations	—	(1,774)
Net cash used in operating activities	$(58,733)	$(13,931)
Cash flows from investing activities:
Purchases of property and equipment	(2,593)	(1,569)
Proceeds from sale of property and equipment	2,531	420
Acquisition of businesses, net of cash acquired (see Note 4)	—	(20,059)
Net cash used in investing activities from continuing operations	$(62)	$(21,208)
Net cash used in investing activities	$(62)	$(21,208)
Cash flows from financing activities:
Proceeds from line of credit	351,173	291,673
Repayment of line of credit	(373,100)	(266,566)
Proceeds from convertible notes – related party	—	44,400
Proceeds from senior unsecured convertible notes	124,685	—
Repayment of long-term debt	(4,782)	(4,782)
Repayment of acquisition debt	(34,718)	—
Repayment of promissory note	(500)	—
Payments for financing fees	(8,928)	(2,220)
Payments of capital leases	(7,955)	(4,610)
Proceeds from issuance of common stock	36,948	—
Proceeds from issuance of preferred units	—	15,367
Payments for equity issuance costs	(24,999)	—
Tax distributions to members	(128)	—
Net cash provided by financing activities from continuing operations	$57,696	$73,262
Net cash used in financing activities from discontinued operations	(14)	(482)
Net cash provided by financing activities	$57,682	$72,780
Effect of foreign currency exchange rate (translation) on cash	(310)	(13)
Net (decrease) increase in cash	$(1,423)	$37,628
Cash:
Beginning of period	2,151	169
End of period	$728	$37,797
Balances included in the condensed consolidated balance sheets:
Cash	$302	$37,218
Cash included in current assets of discontinued operations	426	579
Cash at end of period	$728	$37,797
Supplemental disclosure of cash flow information:
Cash paid for:
Interest from continuing operations	$24,646	$16,142
Interest from discontinued operations	$—	$33
Non-cash investing and financing activities:
Assets acquired under capital leases from continuing operations	$9,463	$162
See notes to the condensed consolidated financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1.   Nature of Business and Summary of Significant Accounting Policies
This summary of significant accounting policies of QualTek Services Inc. (f/k/a Roth CH Acquisition III Co. (“ROCR”)) (collectively with its consolidated subsidiaries, “QualTek”, the “Company”, “we”, “our”, or “us”) is presented to assist in understanding the Company’s unaudited condensed consolidated financial statements (financial statements). The financial statements and notes are the responsibility of the Company’s management, who is responsible for their integrity and objectivity.
Nature of Business:   The Company is a leading provider of communication infrastructure services and renewable solutions, delivering a full suite of critical services to major telecommunications and utility customers throughout North America.
We operate in two reportable segments, which reflects the way performance is assessed and resources are allocated by our Chief Executive Officer, who is our chief operating decision maker. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication carriers, cable providers and utility companies in various locations in the United States. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations as well as new fiber optic construction services and maintenance and repair services for telecommunications, renewable energy, commercial and utilities customers across the United States.
On February 14, 2022, QualTek Services Inc. closed its business combination (the “Business Combination”) with QualTek HoldCo, LLC (“QualTek HoldCo”) (f/k/a BCP QualTek HoldCo, LLC), a Delaware limited liability company (“BCP QualTek”) (the “Closing”), pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”) dated as of June 16, 2021, by and among (i) ROCR, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Company Merger Sub”), (v) BCP QualTek and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and BCP QualTek’s equityholders.
The cumulative value of the merger consideration in the Business Combination was $306,888 thousand. Blocker Merger Sub merged with and into the Blocker (the “Blocker Merger”), resulting in the equity interests of the Blocker being converted into the right to receive 11,924 thousand shares of Class A common stock of the Company (the “Class A Common Stock”), and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to such shares of Class A Common Stock at the Closing, and thereafter, the surviving blocker merged with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the surviving blocker and ROCR directly owning all of the units of QualTek HoldCo (the “QualTek Units”) previously held by the Blocker. Immediately following the Buyer Merger, Company Merger Sub merged with and into QualTek HoldCo, with QualTek HoldCo as the surviving company (the “QualTek Merger”), resulting in (i) QualTek HoldCo becoming a subsidiary of ROCR, (ii) the QualTek Units (excluding those held by the Blocker and ROCR) being converted into the right to receive 18,765 thousand shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and the holders of QualTek Units being entitled to such shares of Class B Common Stock at the Closing, (iii) the QualTek Units held by ROCR being converted into the right to receive a number of common units of QualTek HoldCo (the “Common Units”) equal to the number of shares of Class A Common Stock issued and outstanding (i.e., 21,571 thousand QualTek Units), less the number of Common Units received in connection with the contribution described immediately below (i.e., 16,160 thousand QualTek Units). With respect to the portion of merger consideration to which the Blocker Owners and holders of QualTek Units were entitled as described above, the cumulative value of such merger consideration equaled the Equity Value. The “Equity Value” is the sum of (i) $294,319 thousand, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing (i.e., $10,000 thousand), plus (iii) the amount of interest accrued on that certain convertible promissory note (see

Note 8 — Debt and Capital Lease Obligations) in an aggregate principal amount of $30,558 thousand issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. No portion of the merger consideration was paid in cash. The foregoing represents the total consideration to be paid to the Blocker Owners and holders of QualTek Units in connection with the Business Combination. The Company contributed, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the QualTek Merger (i.e., 16,160 thousand QualTek Units), $161,604 thousand, representing the amount of cash available after payment of the merger consideration under the Business Combination Agreement, which was used in part by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement.
On February 14, 2022, in connection with the Closing of the Business Combination, the Company:
•
entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee, and certain guarantors party thereto, including, among others, certain subsidiaries of the Company, in respect of $124,685 thousand in aggregate principal amount of senior unsecured convertible notes due 2027 (“Convertible Notes”, see Note 8 — Debt and Capital Lease Obligations) that were issued to certain investors (collectively, the “Convertible Note Investors”). The Convertible Notes were purchased by the Convertible Note Investors pursuant to certain convertible note subscription agreements, dated as of February 14, 2022, between the Company and each of the Convertible Note Investors (collectively, the “Convertible Note Subscription Agreements”);

•
received $35,915 thousand in aggregate consideration from Private Investment in Public Equity (“PIPE”) Subscribers Investors in exchange for 3,989 thousand shares of Class A common stock, pursuant to PIPE Subscription Agreements (“PIPE Financing”);

•
received $1,033 thousand from ROCR at closing, comprised of $1,004 thousand from the trust account for 100 thousand shares that were not redeemed by the public shareholders and $29 thousand of cash from ROCR’s closing balance sheet;

•
issued 2,275 thousand shares of Class A Common Stock (“Blocker Owner Earnout Shares”) and 3,836 thousand shares of Class B Common Stock (“Earnout Voting Shares”) (collectively, the “Earnout Shares”) that are subject to certain restriction on transfer and voting and potential forfeiture pending the achievement of the earnout targets (see Note 1 — Nature of Business and Summary of Significant Accounting Policies);

•
converted Convertible notes — June 2021 (see Note 8 — Debt and Capital Lease Obligations) into 2,875 thousand shares of Class A common stock and 4,063 thousand shares of Class B common stock;

•
assumed 2,875 thousand Public Warrants and 102 thousand Private Placement Warrants sold by ROCR as part of its initial public offering;

•
fully repaid $34,718 thousand of acquisition debt (see Note 8 — Debt and Capital Lease Obligations) plus accrued interest with the proceeds from the transaction;

•
paid down $73,000 thousand of debt associated with the line of credit (see Note 8 — Debt and Capital Lease Obligations);

•
paid down $500 thousand of ROCR’s promissory note; and

•
pursuant to the Tax Receivable Agreement (“TRA”) entered into by and between the Company, QualTek HoldCo, LLC, the TRA Holders (as defined in the TRA) and the TRA Holder Representative (as defined in the TRA), the Company will be required to pay the TRA Holders 85% of the amount of savings, if any, that the Company is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Business Combination and that are created thereafter, including as a result of payments made under the TRA. Refer to Note 14 — Tax Receivable Agreement regarding the disclosures of the impact of the TRA as of the Closing Date and as of July 2, 2022.

The Business Combination is accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with QualTek HoldCo treated as the accounting acquirer. Accordingly, our consolidated financial statements represent a continuation of the financial statements of QualTek HoldCo with net assets of QualTek Services Inc. stated at historical cost. Following the closing of the Business Combination, the combined company is organized in an “Up-C”

structure in which QualTek Services Inc. became the sole managing member of QualTek HoldCo and therefore, operates and controls all of the business and affairs of QualTek HoldCo. Accordingly, QualTek Services Inc. consolidates the financial results of QualTek HoldCo, and reports a non-controlling interest in its consolidated financial statements representing the economic interest in QualTek HoldCo owned by the members, other than the Blocker, of QualTek HoldCo referred to as the “Flow-Through Sellers.” As of July 2, 2022, the Company owned an economic interest of approximately 45% in QualTek HoldCo. The remaining approximately 55% economic interest is owned by the Flow-Through Sellers.
Summary of Significant Accounting Policies:   The Company’s significant accounting policies are discussed in Note 1 to BCP QualTek HoldCo’s consolidated financial statements in the Form 8-K/A filed with the SEC on April 1, 2022. There have been no significant changes to these policies which have had a material impact on the Company’s interim unaudited consolidated financial statements and related notes during the three and six months ended July 2, 2022, except as noted below.
Stock-Based Compensation:   The Company provides the QualTek Services Inc. 2022 Long-Term Incentive Plan (the “LTIP”), which was adopted by the board of directors and was approved by the Company’s stockholders on February 14, 2022. The Company measures all stock-based awards granted to employees based on the fair value on the date of grant in accordance with ASC Topic 718, Compensation — Stock Compensation (“ASC 718”). Compensation expense of those awards is recognized over the requisite service period, which is generally the vesting period of the respective award. Generally, the Company issues awards with service-only vesting conditions and records the expense using the straight-line method. The Company accounts for forfeitures as they occur. The Company uses the Black-Scholes option-pricing model to determine the fair value of its option awards at the time of grant. The Company classifies stock-based compensation expense in its unaudited condensed consolidated statements of operations in the same manner in which the award recipient’s payroll costs are classified.
Basis of Presentation:   The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with existing GAAP, under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and on a basis consistent with the audited consolidated financial statements and related notes thereto of QualTek HoldCo and its wholly-owned subsidiaries as of and for the year ended December 31, 2021, except the shares and corresponding equity amounts and loss per share related to QualTek Services Inc.’s Class A Units prior to the Business Combination have been retroactively restated to reflect the post-combination Common Stock capital structure. The consolidated balance sheet of QualTek HoldCo as of December 31, 2021, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. These unaudited condensed consolidated financial statements should be read in conjunction with such audited consolidated financial statements and related notes thereto of QualTek HoldCo and its wholly-owned subsidiaries, which are included in the Company’s Form 8-K/A filed with the SEC on April 1, 2022. As a result of the Business Combination, the shares and corresponding equity amounts and loss per share related to QualTek Services Inc’s Class A Units prior to the Business Combination have been retroactively restated to reflect the post-combination Common Stock capital structure. The retrospective restatement had no effect on the reported results of operations.
These unaudited condensed consolidated financial statements include all adjustments (consisting of normal recurring adjustments) that management considers necessary for a fair statement of the Company’s results of operations, comprehensive loss, financial condition, cash flows and stockholders’ equity for the interim periods presented. Interim results are not necessarily indicative of the results to be expected for the full year.
For the six months ended July 2, 2022, these unaudited condensed consolidated financial statements reflect the consolidated results of operations, comprehensive loss, cash flows and changes in equity of QualTek HoldCo and its wholly-owned subsidiaries for the period of January 1, 2022 through February 14, 2022, the Closing Date of the Business Combination, and the consolidated results of operations, comprehensive loss, cash flows and changes in stockholders’ equity of QualTek Services Inc. for the period of February 14, 2022 through July 2, 2022. The condensed consolidated balance sheet at July 2, 2022 presents the financial condition of QualTek Services Inc. and its consolidated subsidiary, QualTek HoldCo and its wholly-owned subsidiaries, and reflects the initial recording of the assets and liabilities of QualTek Services Inc. at their historical cost. All intercompany balances and transactions of QualTek HoldCo prior to the

Business Combination have been eliminated. All intercompany balances and transactions of QualTek Services Inc. after the Business Combination have been eliminated.
For the three and six months ended July 3, 2021, these unaudited condensed consolidated financial statements present the consolidated results of operations, comprehensive loss, cash flows and changes in equity of QualTek HoldCo. The consolidated balance sheet as of December 31, 2021 presents the financial condition of QualTek HoldCo and its wholly-owned subsidiaries. All intercompany balances and transactions of QualTek HoldCo have been eliminated.
Principles of Consolidation:   For the period of February 14, 2022 through July 2, 2022, the condensed consolidated financial statements comprise the accounts of the Company and its consolidated subsidiaries, including QualTek HoldCo. All intercompany accounts and transactions among the Company and its consolidated subsidiaries have been eliminated. For the periods subsequent to the Business Combination, the Company consolidates QualTek HoldCo and records the profits interests held in QualTek HoldCo that the Company does not own as non-controlling interests (see Note 11 — Equity). All intercompany transactions and balances have been eliminated in consolidation.
For the periods prior to the Business Combination, the consolidated financial statements of the Company comprise the accounts of QualTek HoldCo and its wholly-owned subsidiaries. All intercompany accounts and transactions among QualTek HoldCo and its consolidated subsidiaries were eliminated.
Emerging Growth Company:   The Company is an “emerging growth company (“EGC”),” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(l) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an EGC, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an EGC nor an EGC which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates:   The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relate to the recognition of contract revenues under the cost-to-cost method of progress, fair value estimates, the allowance for doubtful accounts, long-lived assets and intangible assets, asset impairment (including goodwill and other long-lived assets), valuation of assets acquired and liabilities assumed in business combinations, acquisition-related contingent consideration, the valuation of warrants and earnouts, and the fair values of the Company’s liabilities with respect to the TRA (as defined below). These estimates are based on historical experience and various other assumptions that management believes to be reasonable under the current facts and circumstances. Actual results could differ from those estimates.

Noncontrolling Interests:   The Company presents non-controlling interests as a component of equity on its unaudited condensed consolidated balance sheets and reports the portion of its loss for non-controlling interest as net loss attributable to non-controlling interests in the unaudited condensed consolidated statements of operations and comprehensive loss.
Income Taxes:   Prior to the Business Combination, QualTek HoldCo was treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, QualTek HoldCo’s taxable income and losses were passed through to and included in the taxable income of its members. Accordingly, amounts related to income taxes were zero for QualTek HoldCo prior to the Business Combination.
Following the Business Combination, the Company is subject to income taxes at the U.S. federal, state, and local levels for income tax purposes, including with respect to its allocable share of any taxable income and other separately stated items of QualTek HoldCo.
Income taxes are accounted for using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than-not” that some portion or all of the deferred tax assets will not be realized. The realization of the deferred tax assets is dependent on the amount of future taxable income.
Tax Receivable Agreement Liability:   The TRA liability represents amounts payable to the Flow-through Sellers. The TRA liability is carried at a value equal to the undiscounted expected future payments due under the TRA. The Company recorded its initial estimate of future payments as an increase in TRA liability and a decrease to additional paid-in capital in the consolidated financial statements. Subsequent adjustments to the liability for future payments under the TRA related to changes in estimated future tax rates or state income tax apportionment are recognized through current period net loss in the consolidated statements of operations and comprehensive loss.
Basic and Diluted Loss Per Share:   The Company applies the two-class method for calculating and presenting loss per share, and separately presents loss per share for Class A Common Stock. Shares of Class B Common Stock do not participate in the loss of the Company. As a result, the shares of Class B Common Stock are not considered participating securities and are not included in the weighted-average shares outstanding for purposes of loss per share. The Company has issued and outstanding Earnout Shares, including the Blocker Owner Earnout Shares and Earnout Voting Shares, which are subject to forfeiture if the achievement of certain stock price thresholds are not met within five years of the Business Combination. The basic and diluted net loss per share is presented in conformity with the two-class method required for participating securities, as the Blocker Owner Earnout Shares are considered participating securities. Unvested Blocker Owner Earnout Shares will not be included in the denominator of the basic and diluted loss per share calculation until the contingent condition is met. The Earnout Voting Shares are not considered participating securities and are not included in the weighted-average shares outstanding for purposes of calculating loss per share. As a result of the Business Combination, the shares and corresponding equity amounts and loss per share related to the Company’s Class A Units prior to the Business Combination have been retroactively restated to reflect the post-combination Common Stock capital structure.
Warrant Accounting:   The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. The Company recorded the Public Warrants assumed as part of the Business Combination as equity (see Note 11 — Equity). For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the consolidated statements of operations. The Company recorded the Private Placement Warrants assumed as part of the Business Combination as a liability. The fair value of the Private Placement Warrants (see Note 9 — Warrants) was estimated using Black-Scholes call option model (see Note 10 — Fair Value Measurements).
Earnout Shares:   During the five-year period following the closing of the Business Combination (the “Earnout Period”), (i) if the closing sale price per share of Class A Common Stock equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period, 50% of the Earnout Shares will be earned, (ii) if the closing sale price per share of Class A Common Stock equals or exceeds $18.00 per share for 20 trading days of any 30 consecutive trading day period, the remaining 50% of the Earnout Shares will be earned. Once the Earnout Shares are earned, they are no longer subject to the restrictions on transfer and voting.
The Earnout Shares are considered legally issued and outstanding shares of common stock subject to restrictions on transfer and voting and potential forfeiture pending the achievement of the earnout targets described above. The Company evaluated the Earnout Shares and concluded that they meet the criteria for equity classification under ASC 815-40. The Earnout Shares were classified in stockholders’ equity, recognized at fair value upon the closing of the Business Combination and will not be subsequently remeasured.
Convertible Instruments:   In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which is intended to reduce complexity in applying GAAP to certain financial instruments with characteristics of liabilities and equity. The guidance in ASU 2020-06 simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives. In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract. The amendments in ASU 2020-06 further revise the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (“EPS”) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares.
Public business entities should apply the amendments in ASU 2020-06 for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years, with early adoption permitted but no earlier than fiscal years beginning after December 15, 2020. For nonpublic business entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted but no earlier than fiscal years beginning after December 15, 2020. The Company, as an EGC, is allowed the extended transition period offered to nonpublic business entities and is not required to apply this new standard until fiscal years beginning after December 15, 2023. Adoption of the standard requires using either a modified retrospective or a full retrospective approach.
Effective January 1, 2022, the Company early adopted ASU 2020-06 using the modified retrospective method which enables entities to apply the transition requirements in this ASU at the effective date of ASU 2020-06 (rather than as of the earliest comparative period presented) with the effect of initially adopting

ASU 2020-06 recognized as a cumulative-effect adjustment to accumulated deficit on the first day of the period adopted. Therefore, this transition method applies the amendments in ASU 2020-06 to outstanding financial instruments as of the beginning of the fiscal year of adoption (January 1, 2022), with the cumulative effect of the change recognized as an adjustment to the opening balance of accumulated deficit as of the date of adoption.
The Company applied ASU-2020-06 to all outstanding financial instruments as of January 1, 2022 (the date of adoption of ASU 2020-06). The Convertible Notes-June 2021 (see in Note 8-Debt and Capital Lease Obligations) issued on June 16, 2021 was the only outstanding financial instrument affected by this new accounting standard as of January 1, 2022. Therefore the application of ASU-2020-06 to this convertible note payable was used to determine the cumulative effect of the adoption of the new accounting standard (see Note 8 — Debt and Capital Lease Obligations).
Transaction Costs:   The Company incurred $24,999 thousand in direct and incremental costs associated with the Business Combination and PIPE Financing related to the equity issuance, consisting primarily of investment banking, legal, accounting and other professional fees, which were capitalized and charged against the proceeds of the Business Combination and PIPE Financing as a reduction of additional paid-in-capital in the accompanying unaudited condensed consolidated balance sheets in accordance with Staff Accounting Bulletin (“SAB”) Topic 5.A, Expenses of Offering. The Company also incurred $8,594 thousand of costs that were not direct and incremental costs and accordingly, were recorded in transaction expenses in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.
Recent accounting pronouncements:   In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), requiring an entity to recognize assets and liabilities arising from operating leases with terms longer than 12 months. The updated standard will replace most existing lease recognition guidance in GAAP when it becomes effective. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. We have adopted this standard effective January 1, 2022, for non-interim periods, with the impact resulting in the Company recognizing right-of-use assets and operating lease liabilities on our balance sheets upon adoption, which increases our total assets and liabilities.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which requires the measurement and recognition of expected credit losses for certain financial assets, including trade accounts receivable. ASU No. 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of relevant information, including an entity’s historical experience, current conditions and other reasonable and supportable forecasts that affect collectability over the life of a financial asset. The amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. We are currently evaluating the impact that the adoption of this new standard will have on its financial statements.
In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805) — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers to improve the accounting for acquired revenue contracts with customers in business combination by addressing diversity in practice and inconsistency related to (i) the recognition of an acquired contract liability and (ii) payment terms and their effect on subsequent revenue recognized by the acquirer. This amendment requires that, at acquisition date, an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“Topic 606”) as if it had originated the contracts, while also taking into account how the acquiree applied Topic 606. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. We are currently evaluating the effect that the updated standard will have on our financial statements.
Risks and uncertainties:   On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses.

COVID-19 and actions taken to mitigate its spread have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates.
It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the Company.
Note 2.   Earnings Per Share
Prior to the Business Combination, the QualTek HoldCo membership structure included Class A Units, Preferred Class B Units, and Class P Units with only Class A Units outstanding upon the Closing of the Business Combination. The Company analyzed the calculation of net loss per unit for periods prior to the Business Combination and determined that it resulted in values that would not be meaningful to the users of these unaudited condensed consolidated financial statements. Therefore, loss per unit information has not been presented for the three months ended April 3, 2021. The basic and diluted loss per share for the six months ended July 2, 2022 represents only the period from February 14, 2022 to July 2, 2022.
The Company calculated the basic and diluted loss per share for the period following the Business Combination under the two-class method. The Earnout Shares are considered legally issued and outstanding shares of Class A and Class B common stock, subject to restrictions on transfer and voting. The Blocker Owner Earnout Shares are entitled to receive, ratably with the other outstanding Class A common stock, dividends, and other distributions prior to vesting. The Earnout Voting Shares have only voting rights and therefore are not entitled to receive any distributions. The basic and diluted net loss per share is presented in conformity with the two-class method required for participating securities, as the Blocker Owner Earnout Shares are considered participating securities. The net loss per share amounts is the same for Class A common stock and the Blocker Owner Earnout Shares because the holders of each are legally entitled to equal per share earnings, losses, and distributions, whether through dividends or liquidation. Shares of Class B common stock do not participate in the earnings or losses of the Company and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of Class B common stock under the two-class method has not been presented.
The basic loss per share was computed by dividing net loss attributable to common shareholders for the period subsequent to the Business Combination by the weighted average number of shares of Class A common stock outstanding for the same period. Diluted loss per share was computed in a manner consistent with that of basic loss per share while giving effect to all shares of potentially dilutive common stock that were outstanding during the period.
The following tables present the calculation of basic and diluted loss per share for the three months ended July 2, 2022 and for the period from February 14, 2022 to July 2, 2022 following the Business Combination when the Company had Class A common stock outstanding (in thousands, except share and per share data):

Basic:
	Three months ended July 2, 2022	February 14, 2022 through July 2, 2022
Numerator:
Net loss	$(25,649)	$(36,593)
Less: Loss attributable to noncontrolling interests	(13,931)	(19,947)
Net loss attributable to QualTek Services, Inc.	(11,718)	(16,646)
Less: Loss attributable to participating securities	(1,084)	(1,549)
Net loss attributable to Class A common shareholders, basic	$(10,634)	$(15,097)
Denominator:
Weighted average Class A common shares outstanding	24,446,284	24,446,284
Less: weighted average unvested Blocker Owner Earnout Shares outstanding	(2,274,934)	(2,274,934)
Weighted average Class A common shares outstanding, basic	22,171,350	22,171,350
Net loss per share – basic	$(0.48)	$(0.68)
Diluted:
	Three months ended July 2, 2022	February 14, 2022 through July 2, 2022
Numerator:
Net loss	$(25,649)	$(36,593)
Less: Loss attributable to noncontrolling interests	(2,009)	(2,875)
Net loss attributable to Class A and B common shareholders, diluted	(23,640)	(33,718)
Less: Loss attributable to participating securities	(1,134)	(1,622)
Net loss attributable to Class A common shareholders, diluted	$(22,506)	$(32,096)
Denominator:
Weighted average Class A common shares outstanding	24,446,284	24,446,284
Less: weighted average unvested Blocker Owner Earnout Shares outstanding	(2,274,934)	(2,274,934)
Add: Weighted-average Class B common shares if converted to Class A common shares outstanding (excluding Earnout Voting shares)	22,827,398	22,827,398
Weighted average Class A and B common shares outstanding, diluted	44,998,748	44,998,748
Net loss per share – diluted	$(0.50)	$(0.71)
The unaudited condensed consolidated statements of operations and comprehensive loss reflect a net loss in the period presented and therefore the effect of the following securities are not included in the calculation of diluted loss per share as including them would have had an anti-dilutive effect:

	Three months ended July 2, 2022	February 14, 2022 through July 2, 2022
Excluded from the calculation(1)
Stock options	5,161,375	5,161,375
Private Placement Warrants	101,992	101,992
Public Warrants	2,874,979	2,874,979
Convertible Notes	12,468,500	12,468,500
Total potentially dilutive shares excluded from calculation	20,606,846	20,606,846

(1)
This table excludes Earnout Voting Shares as the earnout contingency has not been met at period end.

	Three months ended July 3, 2021	Six months ended July 3, 2021
Numerator
Loss from continuing operations	$(20,090)	$(39,907)
Loss from discontinued operations	(1,740)	(3,129)
Net loss	(21,830)	(43,036)
Less: accrued preferred return	738	1,638
Net loss attributable to Class A common shareholders – basic and diluted	$(22,568)	$(44,674)
Denominator
Weighted average Class A common shares outstanding – basic and diluted	11,923,941	11,797,013
Continuing operations – Class A – basic and diluted	$(1.75)	$(3.52)
Discontinued operations – Class A – basic and diluted	$(0.15)	$(0.27)
Net loss – Class A – basic and diluted	$(1.90)	$(3.79)
	Three months ended July 3, 2021	Six months ended July 3, 2021
Excluded from the calculation
Class B common stock	12,034,098	12,034,098
Pre-PIPE Notes	3,322,361	3,322,361
Total potentially dilutive shares excluded from calculation	15,356,459	15,356,459
Note 3.   Discontinued Operations
At the end of the third quarter of 2021, we suspended all operations associated with our Canadian subsidiary within the Telecom segment and disposed/abandoned the subsidiary, which ceased our foreign operations. The disposition of the Canadian subsidiary was considered a strategic shift that had a major effect on our operations and financial results. As a result of the suspension of operations, any new business with customers was terminated and remaining orders were canceled/settled.
The following table presents the aggregate carrying amounts of the classes of assets and liabilities of discontinued operations in the condensed consolidated balance sheets (in thousands):

	July 2, 2022	December 31, 2021
Carrying amounts of assets included as part of discontinued operations:
Cash	$426	$1,545
Accounts receivable, net of allowance	1,015	1,292
Other current assets	57	1,665
Total current assets of discontinued operations	$1,498	$4,502
Carrying amounts of liabilities included as part of discontinued operations:
Current portion of long-term debt and capital lease obligations	$—	$14
Accounts payable	32	559
Accrued expenses	—	1,475
Total current liabilities of discontinued operations	$32	$2,048
The financial results are presented as loss from discontinued operations on our condensed consolidated statements of operations and comprehensive loss. The following table presents the financial results (in thousands):
	For The Three Months Ended July 3, 2021	For The Six Months Ended July 3, 2021
Revenue	$2,331	$5,396
Costs and expenses:
Cost of revenues	3,481	7,329
General and administrative	63	142
Depreciation and amortization	484	977
Total costs and expenses	4,028	8,448
Loss from operations of discontinued operations	(1,697)	(3,052)
Other expense:
Interest expense	(43)	(77)
Loss from discontinued operations	$(1,740)	$(3,129)
Note 4.   Acquisitions
On January 26, 2021, the Company purchased 100% of the membership interests of Fiber Network Solutions, LLC (“FNS”), a Texas based company that provides new fiber optic construction services, as well as maintenance and repair services to renewable energy, commercial, and utility clientele in the United States. The overall consideration transferred was $20,059 thousand of cash and rollover equity valued at $2,000 thousand. The purchase price is subject to adjustment based upon FNS exceeding pre-determined EBITDA thresholds for the years ending 2021, 2022, 2023, and 2024, as defined in the agreement, subject to a maximum additional payment of $20,000 thousand. As of the acquisition date, the fair value of the contingent consideration was determined to be $8,200 thousand. The cash consideration was funded by the issuance of equity, as well as the issuance of convertible notes with the majority member of HoldCo.
On August 6, 2021, the Company acquired certain assets and liabilities from Broken Arrow Communications, Inc. (“Broken Arrow”), a New Mexico based company that provided a wide variety of services for the installation, construction, and maintenance of wireless communication facilities. The consideration transferred was $5,000 thousand of cash. The purchase price is subject to adjustment based upon Broken Arrow exceeding pre-determined crew count and EBITDA thresholds for certain markets for the 5-month period of August 2021 through December 2021 and for the year ending December 31, 2022, as defined in the agreement, subject to a maximum additional payment of $10,000 thousand. As of the acquisition date, the fair value of the contingent consideration was determined to be $7,552 thousand. The cash consideration was funded by the issuance of convertible notes in June 2021.

On August 30, 2021, the Company purchased 100% of the membership interests of Concurrent Group LLC (“Concurrent”), a Florida based company that provides construction, maintenance, and restoration services for utilities, electric membership co-ops, and municipally owned power providers. The overall consideration transferred was $13,828 thousand of cash, rollover equity valued at $6,000 thousand, and acquisition debt of $14,143 thousand. The purchase price is subject to adjustment based upon Concurrent exceeding pre-determined EBITDA thresholds for LTM periods ending at the closing of the third quarter of 2022, 2023 and 2024, as defined in the agreement, subject to a maximum additional payment of $30,000 thousand. As of the acquisition date, the fair value of the contingent consideration was determined to be $7,000 thousand. The cash consideration was funded by convertible notes issued by the Company in June 2021. Refer to Footnote 8 for more information.
On October 15, 2021, the Company purchased 100% of the membership interests of Urban Cable Technology, LLC (“Urban Cable”), a Pennsylvania based company that provides a range of services, including aerial and underground construction, engineering, multiple dwelling units wiring and rewiring, and fiber placement to broadband and telecom cable operators. The overall consideration transferred was $8,436 thousand of cash and rollover equity valued at $4,000 thousand. The purchase price is subject to adjustment based upon Urban Cable exceeding pre-determined EBITDA for the years ending 2021, 2022, 2023, and 2024, as defined in the agreement. As of the acquisition date, the fair value of the contingent consideration was determined to be $3,450 thousand. The cash consideration was funded by line of credit.
The acquisitions were recognized as business combinations with FNS reporting within our Renewables and Recovery Logistics Segment and Broken Arrow, Concurrent, and Urban Cable reporting within our Telecom Segment. The identifiable assets acquired and liabilities assumed were recorded at their estimated fair values on the acquisition dates. Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.
The working capital amounts for Concurrent and Urban Cable that are provisional are subject to adjustment as the Company obtains additional information. Any adjustments to the purchase price allocation will be made as soon as practicable, but no later than one year from the acquisition date.
The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisitions (in thousands):

	FNS	Broken Arrow	Concurrent	Urban Cable
Purchase consideration:
Cash paid	$20,059	$5,000	$13,828	$8,436
Rollover equity	2,000	—	6,000	4,000
Contingent consideration	8,200	7,552	7,000	3,450
Acquisition debt	—	—	14,143	—
Due from seller	—	—	(510)	(151)
	$30,259	$12,552	$40,461	$15,735
Purchase price allocations:
Cash	$—	$—	$1,289	$185
Accounts receivable	—	5,126	8,458	3,695
Inventories	—	133	25	—
Prepaid expenses	—	94	—	14
Other current assets	—	—	10	28
Property and equipment	9,978	219	5,263	1,361
Other long-term assets	—	32	60	—
Customer relationships	17,370	5,750	22,330	10,910
Trademarks and trade names	270	80	760	340
Goodwill	8,082	5,319	8,552	799
	35,700	16,753	46,747	17,332
Accounts payable	—	(1,987)	(1,938)	(1,184)
Accrued expenses	—	(156)	(799)	(323)
Contract liabilities	—	(2,058)	(367)	—
Capital lease obligations	(5,441)	—	(3,182)	(90)
	$30,259	$12,552	$40,461	$15,735
During the first quarter ended April 2, 2022, the Company adjusted the provisional amounts within the purchase price allocation for Urban Cable, which resulted in an increase in goodwill of $64 thousand. The Company made this measurement period adjustment to reflect facts and circumstances that related to accounts payable. During the second quarter ended July 2, 2022, the Company adjusted the provisional amounts within the purchase price allocation for Broken Arrow, which resulted in an increase in goodwill of $156 thousand. The Company made this measurement period adjustment to reflect facts and circumstances that related to inventory. All changes existed at the acquisition date and did not result from intervening events after such date.

Note 5.   Property and Equipment
Property and equipment consisted of the following (in thousands):
	July 2, 2022	December 31, 2021
Office furniture	$1,966	$1,382
Computers	2,260	1,856
Machinery, equipment and vehicles	25,470	17,331
Land	140	140
Building	340	340
Leasehold improvements	4,711	4,552
Software	2,368	2,320
Assets under capital lease	52,531	50,941
Construction in process	1,605	1,335
	91,391	80,197
Less: accumulated depreciation	(36,662)	(29,515)
Property and equipment, net	$54,729	$50,682
Property and equipment include assets acquired under capital leases of $52,531 thousand and $50,941 thousand and accumulated depreciation of $15,418 thousand and $14,899 thousand as of July 2, 2022 and December 31, 2021, respectively. Depreciation expense was $3,858 thousand and $7,613 thousand for the three and six months ended July 2, 2022, respectively, and was $3,554 thousand and $6,933 for the three and six months ended July 3, 2021, respectively.
Note 6.   Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration
The following provides further details on the condensed consolidated balance sheet accounts of accounts receivable, net and contract liabilities.
(a)
Accounts Receivable, Net of Allowance

Accounts receivable, net classified as current, consisted of the following (in thousands):
	July 2, 2022	December 31, 2021
Trade accounts receivable	$79,633	$74,601
Contract assets	166,329	132,858
	245,962	207,459
Less: allowance for doubtful accounts	(2,827)	(5,614)
Accounts receivable, net	$243,135	$201,845
The Company is party to non-recourse financing arrangements in the ordinary course of business, under which certain receivables are settled with the customer’s bank in return for a nominal fee. Discount charges related to these arrangements, which are included within interest expense, totaled $439 thousand and $645 thousand for the three and six months ended July 2, 2022, respectively, and totaled $266 thousand and $550 thousand for the three and six months ended July 3, 2021, respectively.

Contract Assets and Liabilities
Net contract assets consisted of the following (in thousands):
	July 2, 2022	December 31, 2021
Contract assets	$166,329	$132,858
Contract liabilities	(15,344)	(14,773)
Contract assets, net	$150,985	$118,085
Contract assets represent unbilled receivables for the estimated value of unbilled work for projects with performance obligations recognized over time. The amount of revenue recognized that was previously included in contract liabilities at the beginning of the period was $7,146 thousand and $14,362 thousand during the three-months and six months ended July 2, 2022, respectively, and was $7,381 thousand and $13,507 thousand during the three-months and six months ended July 3, 2021, respectively.
Customer Credit Concentration
Customers whose combined amounts of accounts receivable and contract assets exceeded 10% of total combined accounts receivable and contract assets were as follows (in thousands):
	July 2, 2022		December 31, 2021
	Amounts	% of Total	Amounts	% of Total
AT&T	$69,841	28.4%	$56,280	27.1%
Verizon	59,950	24.4%	35,756	17.2%
T-Mobile	38,249	15.6%	50,218	24.2%
Total	$168,040	68.4%	$142,254	68.5%
Note 7.   Goodwill and Intangible Assets
Goodwill
Changes in the carrying amount of goodwill by reportable segment is as follows (in thousands):
	Renewables and Recovery Logistics	Telecom	Total
Goodwill as of December 31, 2021(a)	$21,680	$7,043	$28,723
Measurement period adjustments, net	—	220	220
Goodwill as of July 2, 2022(a)	$21,680	$7,263	$28,943

(a)
Goodwill is net of accumulated impairment charges of $89,421 thousand as of July 2, 2022 and December 31, 2021 in the Telecom segment. There have been no impairment charges within the Renewables and Recovery Logistics segment.

For the three months and six months ended July 2, 2022 and July 3, 2021, respectively, there were no goodwill impairment charges.

Intangible Assets
Intangible assets consisted of the following (in thousands):
	July 2, 2022
	Weighted Average Remaining Useful Life	Gross Carrying Amount	Accumulated amortization	Net carrying Amount
Customer relationships	9.3	$424,560	$(115,920)	$308,640
Trademarks and trade names	9.5	59,969	(25,557)	34,412
		$484,529	$(141,477)	$343,052
	December 31, 2021
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying Amount
Customer relationships	9.5	$424,560	$(98,307)	$326,253
Trademarks and trade names	9.5	59,969	(22,048)	37,921
		$484,529	$(120,355)	$364,174
Amortization expense of intangible assets was $10,533 thousand and $21,105 thousand for the three and six months ended July 2, 2022, respectively and was $10,650 thousand and $21,110 thousand for the three and six months ended July 3, 2021, respectively.
Note 8.   Debt and Capital Lease Obligations
Convertible notes — related party:   On June 16, 2021, the Company issued a convertible note (“Convertible Note — Related Party — June 2021”) in the aggregate principal amount of $30,568 thousand to BCP QualTek II LLC, an affiliate of its majority member, in exchange for the 25,000 thousand outstanding Preferred Class B Units (Preferred Units) and the associated accumulated preferred return. The Convertible Note — Related Party — June 2021 bears interest at an annual rate of 12.00%, which accrues and is payable together with the principal balance. The Company recorded interest expense of $0 and $489 thousand for the three months and six months ended July 2, 2022, respectively. There was no fixed maturity date, however, cash payments were required, which were to be equal to tax distributions, which the noteholder would be entitled if the Convertible Note — Related Party — June 2021 were a Preferred Unit. The Convertible Note — Related Party — June 2021 converted under its mandatory conversion provision, as defined in the agreement, upon the consummation of the Business Combination on February 14, 2022, as noted in Note 1 — Nature of Business and Summary of Significant Accounting Policies.
Convertible notes — June 2021:   On June 16, 2021, the Company issued convertible promissory notes (the “Convertible Notes — June 2021”) with an aggregate principal amount of $44,400 thousand. The Convertible Notes — June 2021 did not require interest to be accrued or payable and did not have a fixed maturity date. The Convertible Notes — June 2021 converted under its mandatory conversion provision, as defined in the agreement, upon the consummation of the Business Combination on February 14, 2022, as noted in Note 1 — Nature of Business and Summary of Significant Accounting Policies. There was a beneficial conversion feature of $12,270 thousand related to the Convertible Notes — June 2021 that was amortized over the life of the notes, using the effective interest method. The notes are presented net of a discount of $3,409 thousand as of December 31, 2021 on the condensed consolidated balance sheet with accretion of $8,861 thousand for the year ended December 31, 2021.
Effective January 1, 2022, the Company early adopted ASU 2020-06 using the modified retrospective method. As a result of the adoption of ASU 2020-06, previously recognized beneficial conversion feature for the Convertible Notes — June 2021 outstanding as of January 1, 2022 was removed from additional paid-in capital and the debt discount. A cumulative impact adjustment was recorded to account for a reduction in interest expense due to a decrease in the discount, which is recognized as interest expense upon conversion of the convertible debt. Adoption of the new standard resulted in a decrease to additional paid-in capital of $12,270 thousand, an increase to convertible debt, net of $3,409 thousand, and an increase to accumulated deficit of $8,861 thousand.
Line of credit:   The Company has an Asset Based Lending Credit Agreement (“Credit Agreement”) with PNC Bank, National Association (“PNC”). Under the Credit Agreement, the Company has available a revolving credit facility in the amount of $103,500 thousand, for working capital needs and general corporate purposes. The amount the Company may borrow is limited to the lesser of the maximum available amount and the borrowing base. The borrowing base is calculated primarily as a percentage of the Company’s eligible accounts receivable, unbilled revenue and eligible inventory, as defined in the Credit Agreement. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (6.25% at July 2, 2022), or an adjusted Eurodollar rate, plus an applicable margin, as defined in the agreement. On January 28, 2022, the Company executed an amendment to the Credit Agreement to temporarily increase the maximum availability of the revolving credit facility to the amount of $115,000 thousand until February 15, 2022. On February 14, 2022, the maximum availability was automatically reduced to the amount of $103,500 thousand. In connection with the Business Combination, on February 14, 2022, the Company repaid $73,000 thousand of debt associated with the line of credit. There was $25,384 thousand available under this facility as of July 2, 2022. The entire unpaid principal amount of the line of credit together with accrued and unpaid interest thereon, is due on July 17, 2025. Standby letters of credit totaling $5,031 thousand and $3,977 thousand, issued for our insurance carriers and in support of performance under certain contracts, were outstanding under the Credit Agreement as of July 2, 2022 and December 31, 2021, respectively.
On May 13, 2022, the Company executed an amendment to the Credit Agreement that extended the maturity date by two years from July 18, 2023 to July 17, 2025 and clarified certain provisions to exclude the payment of the earn-out obligations made in February 2022 from the proceeds from the Business Combination in the calculation of the Consolidated Fixed Charges Coverage Ratio.
Term loan:   The Company has a Senior Secured Term Credit and Guaranty Agreement (“Term Loan”) with Citibank as the administrative agent for $380,000 thousand. The Term Loan interest is payable either monthly or quarterly, in arrears, based on the Company’s interest election. The Company may elect either a Base Rate plus an applicable rate (10.00% at July 2, 2022), or an adjusted Eurodollar rate, plus an applicable rate (8.54% at July 2, 2022), as defined in the agreement. On a quarterly basis, the Company is required to make principal payments of $2,391 thousand with all unpaid principal and interest due at maturity on July 17, 2025. The Term Loan agreement requires an excess cash calculation, as defined in the agreement, which could result in additional required principal payments on the loan. There were no excess cash principal payments due July 2, 2022.
The obligations of QualTek under the Credit Agreement are secured (a) on a first priority basis, by liens on the ABL Priority Collateral as defined in the ABL Intercreditor Agreement (“Intercreditor Agreement”), dated as of July 18, 2018 between QualTek HoldCo and among PNC Bank and Fifth Third Bank, including accounts receivable and inventory and (b) on a second priority basis, by liens on the Term Priority Collateral, as defined in the Intercreditor Agreement.
As a result of the Intercreditor Agreement, the obligations of QualTek under the Term Loan are secured (a) on a first priority basis, by liens on the Term Priority Collateral and (b) on a second priority basis, by liens on the ABL Priority Collateral. Generally, Term Priority Collateral includes all assets, other than the ABL Priority Collateral, and equity interests of QualTek.
Acquisition debt:   Acquisition debt consists of deferred purchase price due to the sellers from in the Recovery Logistics, Inc., Vertical Limit LLC, Vinculums Services, LLC, and Concurrent acquisitions. The interest rates range between .44% and 3.25%. For the three months ended July 2, 2022 and July 3, 2021, the Company recorded $0 thousand and $270 thousand of interest expense, respectively. The Company recorded $434 thousand and $363 thousand of interest expense for six months ended July 2, 2022, and July 3, 2021, respectively. The acquisition debt was paid in full with proceeds from the Business Combination on February 14, 2022 (see Note 1 — Nature of Business and Summary of Significant Accounting Policies).
Senior Unsecured Convertible Notes:   In connection with the Business Combination, on February 14, 2022, the Company entered into an Indenture with Wilmington Trust, National Association (the “Trustee”)

where the Company has issued senior unsecured convertible notes (the “Convertible Notes”) due February 15, 2027, in an aggregate principal amount of $124,685 thousand, receiving $122,191 thousand in net cash proceeds. The Convertible Notes have an original issue discount of $2,494 thousand. Further, $6,384 thousand in debt issuance costs were incurred. The total of $8,878 thousand recorded as debt discount is being amortized using the effective interest method through the maturity dates of the Convertible Notes. The Convertible Notes provide for an interest rate that is set quarterly based on gross leverage with a minimum interest rate of 9.50% per annum and up to a maximum of 11.75% per annum, with an additional interest of 2% per annum upon the occurrence of an event of default (as defined in the Indenture). Interest is payable on a quarterly basis commencing on June 15, 2022. For the three and six months ended July 2, 2022, the Company recorded interest expense of $3,703 thousand and $5,616 thousand, respectively. As of July 2, 2022, the Convertible Notes are presented net of a debt discount of $8,212 thousand on the condensed consolidated balance sheet with accretion of $444 thousand and $666 thousand for the three and six months ended July 2, 2022, respectively.
Subject to and upon compliance with the provisions of the Indenture, each holder of a Convertible Note is provided with the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1 thousand principal amount or an integral multiple thereof) of such Convertible Note at any time prior to the close of business on the second scheduled trading day immediately preceding February 15, 2027, at an initial conversion rate of 100 shares of the Company’s Class A common stock, which is equal to an initial conversion price of $10 per share (subject to adjustment as provided in the Indenture) per $1 thousand principal amount of the Convertible Note. If a fundamental change (as defined in the Indenture) occurs prior to February 15, 2027, holders of the Convertible Notes will have the right to require the Company to repurchase all or any portion of their Convertible Notes in principal amounts of $1 thousand or an integral multiple thereof, at a repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest.
The Convertible Notes may be converted by the Company any time after the two-year anniversary of the Closing of the Business Combination on February 14, 2022 (the “Company Forced Conversion Date” ) subject to the following conditions: (i) the Company’s share price trading at or above $14 for 20 out of any 30 consecutive trading days after the Company Forced Conversion Date; (ii) the holders receive a make-whole payment in the form of cash or additional shares at the time of such conversion; (iii) the 60-day average daily trading volume ending on the last trading day of the applicable exercise period being greater than or equal to $15,000 thousand; (iv) the conversion of the Convertible Notes being made on a pro-rata basis across all Convertible Note investors; and (v) the conversion of the Convertible Notes, together with all previously converted Convertible Notes, resulting in no more than 20% of the free float of the Company’s Class A Common Stock.
The Company determined that there was no derivative liability associated with the Convertible Notes under ASC 815-15, Derivatives and Hedging. Per ASC 815-10-15-74(a), contracts that are both indexed to its own stock and classified in stockholders’ equity in its statement of financial position are not considered to be derivative instruments. The conversion feature is indexed to the Company’s own stock and is classified in stockholders’ equity in the Company’s statement of financial position. As the conversion features would meet the scope exception as described in paragraphs ASC 815-15-74(a), the conversion features are not required to be separated from the host instrument and accounted for separately. As a result, at July 2, 2022, the conversion feature does not meet derivative classification.
The Convertible Notes have customary anti-dilution protections and customary negative covenants, including limitations on indebtedness, restricted payments, and permitted investments. As of July 2, 2022, the Company was in compliance with the covenants under the Indenture.
Debt outstanding, whose carrying value approximates fair market value due to variable interest rates based on current rates available to the Company for similar instruments, was as follows (in thousands):

	July 2, 2022	December 31, 2021
Current Maturities:
Current maturities of long-term debt	$9,563	$115,224
Current portion of capital lease obligations, net of capital lease interest	13,362	12,151
Current portion of long term debt and capital lease obligations	$22,925	$127,375
Long-term borrowings:
Line of credit	$70,707	$87,633
Term loan	346,698	351,481
Acquisition debt	—	34,718
Convertible notes – related party	—	30,567
Convertible notes – June 2021	—	44,400
Senior unsecured convertible notes	124,685	—
Less: current maturities of long-term debt	(9,563)	(115,224)
Less: unamortized financing fees	(9,195)	(11,354)
Less: convertible debt discount	(8,212)	(3,408)
Long-term debt, net of current portion and deferred financing fees	$515,120	$418,813
Capital lease obligations:
Capital lease obligations	$33,511	$32,002
Less: current portion of capital lease obligations, net of capital lease interest	(13,362)	(12,151)
Capital lease obligations, net of current portion	20,149	19,851
Total long-term borrowings	$535,269	$438,664
Debt issuance costs are presented in the condensed consolidated balance sheets as a direct reduction from the carrying amount of long-term debt and are amortized over the term of the related debt. The Company amortized $1,241 thousands and $2,945 thousand for the three and six months ended July 2, 2022, respectively, and amortized $810 thousand and $1,682 thousand for the three and six months ended July 3, 2021, respectively, which is included in interest expense on the accompanying condensed consolidated statements of operations and comprehensive loss.
Note 9.   Warrants
Prior to the Business Combination, ROCR issued 2,875 thousand Public Warrants and 102 thousand Private Placement Warrants (collectively, the “Warrants”). Upon the closing of the Business Combination, the Company assumed the Warrants. The Public Warrants become exercisable on 30 days after the completion of the Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if there is no effective registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants within 120 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of the Business Combination.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time after the warrants become exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants were not transferable, assignable or saleable until completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are nonredeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Note 10.   Fair Value Measurements
The Company measures and reports certain financial and non-financial assets and liabilities on a fair value basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). GAAP specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e. observable inputs) and the lowest priority to data lacking transparency (i.e. unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant inputs to its valuation. The following is a description of the three hierarchy levels.
Level 1
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Active markets are considered to be those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

Level 3
Unobservable inputs are not corroborated by market data. This category is comprised of financial and non-financial assets and liabilities whose fair value is estimated based on internally developed models or methodologies using significant inputs that are generally less readily observable from objective sources.

Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfers occurred. There were no transfers between any levels during the three and six months ended July 2, 2022 and July 3, 2021, respectively.
The information following is provided to help readers gain an understanding of the relationship between amounts reported in the accompanying financial statements and the related market or fair value. The disclosures include financial instruments.

Acquisition-related contingent consideration is measured at fair value on a recurring basis using unobservable inputs such as projections of financial results and cash flows for the acquired businesses and a discount factor based on the weighted average cost of capital which fall within Level 3 of the fair value hierarchy.
As a result of the Business Combination, the Company has issued and outstanding Private Placement Warrants and Public Warrants. The Private Placement Warrants are substantially similar to the Public Warrants, but not directly traded or quoted on an active market and not subject to the redemption right under certain circumstances (see Note 9 — Warrants). The Private Placement Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the accompanying condensed consolidated balance sheet. As of the Closing Date and July 2, 2022, the Private Placement Warrants were valued using a Black-Scholes call option model. The Black-Scholes call option model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the Public Warrants implied volatility adjusted for the redemption feature, which is considered to be a Level 3 fair value measurement.
In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial liabilities that are required to be measured at fair value on a recurring basis at July 2, 2022 and December 31, 2021 and the related activity for the six months ended July 2, 2022 and July 3, 2021.
	Fair Value at July 2, 2022
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$26,556	$—	$—	$26,556
Warrant liability – private placement warrants	77	—	—	77
	$26,633	$—	$—	$26,633
	Fair Value at December 31, 2021
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$30,756	$—	$—	$30,756
	$30,756	$—	$—	$30,756
The following table sets forth a summary of the changes in fair value of the Company’s financial liabilities:
	Warrant liability	Contingent consideration
January 1, 2022	$—	$30,756
Assumption of private placement warrants in Business Combination	77	—
Accretion	—	800
Reclassification to short term debt	—	(5,000)
July 2, 2022	$77	$26,556
Contingent Consideration
January 1, 2021	$18,129
Acquisition (see Note 4)	8,200
Accretion	440
Reclassification to acquisition debt	(10,000)
July 3, 2021	$16,769

Note 11.   Equity
Immediately prior to the Business Combination, management made a non-cash discretionary distribution to effectively settle all existing Class P Units in exchange for Historical LLC Interests in QualTek HoldCo. In addition, as mentioned in Note 1 — Nature of Business and Summary of Significant Accounting Policies, per the Business Combination Agreement, QualTek HoldCo issued the Convertible Note — Related Party — June 2021 (see in Note 8-Debt and Capital Lease Obligations) in an aggregate principal amount of $30,568 thousand to BCP QualTek II, LLC in exchange for all the Preferred Class B units, which automatically converted into Common Units upon closing of the Business Combination.
QualTek Services Inc. Preferred Stock:   The Company is authorized to issue 1,000 thousand shares of preferred stock with a par value of $0.0001 per share. At July 2, 2022, there were no shares of preferred stock issued or outstanding.
QualTek Services Inc. Class A Common Stock:   The Company is authorized to issue 500,000 thousand shares of Class A Common Stock with a par value of $0.0001 per share. At July 2, 2022, there were 24,446 thousand shares of Class A Common Stock (inclusive of 2,275 thousand shares of Blocker Owner Earnout Shares) issued and outstanding. Holders of Class A Common Stock are entitled to full economic rights, including the right to receive dividends when and if declared by the Board. Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held. Upon liquidation of the Company, holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of debts and other liabilities.
QualTek Services Inc. Class B Common Stock:   The Company is authorized to issue 500,000 thousand shares of Class B Common Stock with a par value of $0.0001 per share. At July 2, 2022, there were 26,664 thousand shares of Class B Common Stock (inclusive of 3,836 thousand shares of Earnout Voting Shares) issued and outstanding. Holders of Class B Common Stock do not have economic rights but are entitled to one vote for each share of Class B Common Stock held. Upon liquidation of the Company, holders are not entitled to receive any assets remaining after payment of debts and other liabilities.
Holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters requiring a shareholder vote.
Non-controlling Interests:   QualTek Services Inc. is the sole managing member of QualTek HoldCo and consolidates the financial results of QualTek HoldCo. The non-controlling interests balance represents the economic interest in QualTek HoldCo held by the Flow-through Sellers. The following table summarizes the ownership of QualTek HoldCo as of July 2, 2022:
	Common Units	Ownership Percentage
Common Units held by QualTek Services Inc.	22,171,350	45%
Common Units held by Flow-through Sellers	26,663,575	55%
Balance at end of period	48,834,925	100%
Each Common Unit corresponds to a share of Class B Common Stock. Common Unit holders share in QualTek HoldCo’s profits or loss and distributions on a pro rata basis. The Flow-through Sellers have the right to exchange their Common Units in QualTek HoldCo for shares of Class A Common Stock of QualTek Services Inc. on a one-to-one basis after the expiration of the Lock-Up Period (as defined in the Third Amended and Restated Third Amended and Restated Limited Liability Company Agreement of Qualtek HoldCo, LLC). In connection with the exercise of the exchange of the Common Units, the Flow-through Sellers will be required to surrender a number of shares of Class B Common Stock, which the Company will cancel for no consideration on a one-for-one basis with the number of Common Units so exchanged. As of July 2, 2022, no exchanges have occurred or been requested.
Public Warrants:   In connection with the Business Combination, the Company assumed the Public Warrants which are recorded as a component of equity. At July 2, 2022, there were 2,875 thousand Public Warrants outstanding. Refer to Note 9 — Warrants for additional information.

Earnout Shares:   As discussed in Note 1 — Nature of Business and Summary of Significant Accounting Policies, the Company issued 2,275 thousand shares of Class A Common Stock (Blocker Owner Earnout Shares) and 3,836 thousand shares of Class B Common Stock (Earnout Voting Shares) that are subject to certain restriction on transfer and voting and potential forfeiture pending the achievement of the earnout targets. Blocker Owner Earnout Shares are entitled to receive, ratably with the other outstanding shares of Class A Common Stock, dividends, and other distributions prior to vesting. Earnout Voting Shares have only voting rights and therefore are not entitled to receive any distributions. Each Earnout Voting Share has a corresponding Common Unit of QualTek HoldCo, LLC which is subject to the same vesting conditions. At July 2, 2022, the earnout targets have not been achieved and all Earnout Shares are unvested.
Note 12.   Stock-Based Compensation
Long-term Incentive Plan
The Company’s LTIP allows for the award of equity incentives, including stock options, restricted shares, performance awards, stock appreciation rights, other share-based awards and other cash-based awards to certain employees, directors, officers, or consultants to the Company or its subsidiaries. As of July 2, 2022, there were 2.3 million shares of Class A Common Stock available for future grant under the Plan. The number of shares of Class A common stock reserved for issuance under the 2022 Plan will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through January 1, 2032, by the lesser of (a) the lesser of (i) two percent (2%) of the total number of shares of the Company’s Class A Common Stock and Class B Common Stock outstanding on December 31st of the immediately preceding calendar year and (ii) such number of shares of Class A Common Stock that would result in the number of shares of Class A Common Stock reserved being equal to 15% of the aggregate number of shares of Class A Common Stock and Class B Common Stock outstanding as of the final day of the immediately preceding calendar year, and (b) a lesser number determined by the Company’s board of directors prior to the applicable January 1st. There was not a similar plan in 2021.
Stock Options
Stock options under the LTIP are granted at the discretion of the Board of Directors or its Committee and expire no more than ten years from the grant date. Outstanding stock options generally vest in equal installments over a four-year period subject to the grantee’s continued service on each applicable vesting. All options under the Plan are exercisable, upon vesting, for shares of Class A Common Stock of the Company. Outstanding stock options expire 10 years from the grant date.
During the six months ended July 2, 2022, the Company granted options for 5.2 million shares of Class A Common Stock under the LTIP, with an aggregate grant date fair value of $7,605 thousand. During the six months ended July 2, 2022, 645,563 stock options vested and the total fair value of stock options vested was $936.1 thousand. There were no stock options exercised during the six months ended July 2, 2022.
As of July 2, 2022, 4.5 million outstanding stock options were unvested, which had a weighted average grant date fair value of $1.45. There were 5.2 million stock options outstanding as of July 2, 2022, with a weighted average exercise price of $1.45. There were no stock options outstanding as of June 30, 2021.
The following table summarizes stock-based compensation expense recognized in the condensed consolidated statements of operations:
	Three Months Ended		Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Cost of revenue	$121	$—	$121	$—
General and administrative expenses	993	—	7,704	—
Total	$1,114	$—	$7,825	$—

As of July 2, 2022, there was $6,370 thousand of total unrecognized compensation cost related to unvested stock options. The unrecognized compensation cost as of July 2, 2022 is expected to be fully amortized over the next 3.9 years. Absent the effect of forfeiture of stock compensation cost for any departures of employees, the following tables summarize the unrecognized compensation cost, the weighted average period the cost is expected to be amortized, and the estimated annual compensation cost for the future periods indicated below (excludes any future award):
	Unrecognized Compensation Cost		Weighted Average Remaining Period to be Recognized
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Stock options	$6,370	$—	3.6	—
	Total Unrecognized Compensation Cost
	Total	2022	2023	2024	2025 and beyond
Stock options	$6,370	$875	$1,755	$1,755	$1,985
Note 13.   Income Taxes
Prior to the Business Combination, QualTek HoldCo was treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, QualTek HoldCo’s is not subject to U.S. federal and certain state and local income taxes. Any taxable income and losses were passed through to and included in the taxable income of its members.
Following the Business Combination, the Company is subject to income taxes at the U.S. federal, state, and local levels for income tax purposes, including with respect to its allocable share of any taxable income of QualTek HoldCo.
The effective tax rate was 0% for three and six months ended July 2, 2022. The Company, based on the consideration of the relevant positive and negative evidence available, maintained a full valuation allowance against its deferred tax assets.
The Company provides for income taxes and related accounts using the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence on differences between the carrying amounts of assets and liabilities and their respective tax basis, using tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when it is “more-likely-than-not” that some portion or all of the deferred tax assets will not be realized. The realization of the deferred tax assets is dependent on the amount of future taxable income.
Note 14.   Tax Receivable Agreement
As part of the Business Combination, the Company entered into the TRA. Under the terms of the TRA, the Company will be required to pay to the TRA Holders 85% of the applicable cash tax savings, if any, in the U.S. federal, state and local tax that the Company realizes or is deemed to realize in certain circumstances as a result of (i) existing tax basis in certain assets of QualTek HoldCo and certain of its direct and indirect Subsidiaries allocable to the Company as a result of the acquisition of Common Units by the Company as part of the Business Combination, (ii) tax basis adjustments resulting from taxable exchanges of Common Units acquired by the Company, (iii) tax deductions in respect to portions of certain payments made under the TRA, and (iv) certain tax attributes of the Company that were acquired directly or indirectly pursuant to the Business Combination. The Company generally retains the benefit of the remaining 15% of the applicable tax savings.
The TRA liability is carried at a value equal to the undiscounted expected future payments due under the TRA. The Company recorded $34,092 thousand as an estimate of future payments as an increase in TRA liability and a decrease to additional paid-in capital in the condensed consolidated financial statements.

The Company estimates it will be able to utilize some, but not all, of the tax attributes based on current tax forecasts. If there was sufficient income to utilize all tax attributes, the TRA liability would be $44,008 thousand. If subsequent adjustments to the liability for future payments occur, those changes would be recognized through current period net income (loss) in the condensed consolidated statements of operations and comprehensive income (loss).
Note 15.   Segments and Related Information
The Company manages its operation under two operating segments, which represent its two reportable segments: (1) Telecom and (2) Renewables and Recovery Logistics.
The Telecom segment performs site acquisition, engineering, project management, installation, testing, last mile installation, and maintenance solutions of communication infrastructure for telecommunication and cable providers, businesses, public venues, government facilities, and residential subscribers. The Renewables and Recovery Logistics segment derives its revenue from providing new fiber optic construction services, maintenance and repair services as well as businesses with continuity and disaster relief services to renewable energy, commercial, telecommunication and utility companies. The segment also provides business-as-usual services such as generator storage and repair and cell maintenance services.
The accounting policies of the reportable segments are the same as those described in Note 1 — Nature of Business and Summary of Significant Accounting Policies. All intercompany transactions and balances are eliminated in consolidation. Intercompany revenue and costs between entities within a reportable segment are eliminated to arrive at segment totals. Corporate results include amounts related to corporate functions such as administrative costs, professional fees, acquisition-related transaction costs and other discrete items.
We present adjusted EBITDA as the key metric used by our management to assess the operating and financial performance of our operations in order to make decisions on allocation of resources. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Summarized financial information for the Company’s reportable segments is presented and reconciled to the Company’s condensed consolidated financial information in the following tables, all of which are presented in thousands. Note the information below excludes amounts from discontinued operations.
	For the Three Months Ended		For The Six Months Ended
Revenue:	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Telecom	$175,173	$117,959	$307,837	$224,439
Renewables and Recovery Logistics	9,049	12,650	24,546	25,283
Total consolidated revenue	$184,222	$130,609	$332,383	$249,722
Total Assets:	July 2, 2022	December 31, 2021
Telecom	$615,135	$570,750
Renewables and Recovery Logistics	81,541	90,638
Corporate(1)	(1,567)	10,371
Total consolidated assets	$695,109	$671,759

(1)
Corporate includes both corporate assets and eliminations

	For The Six Months Ended
Capital Expenditures:	July 2, 2022	July 3, 2021
Telecom	$10,692	$682
Renewables and Recovery Logistics	854	179
Corporate	510	870
Total consolidated capital expenditures	$12,056	$1,731

	For the Three Months Ended		For The Six Months Ended
Amortization and Depreciation:	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Amortization and depreciation
Telecom	$11,705	$9,742	$23,366	$19,562
Renewables and Recovery Logistics	2,885	3,037	5,780	5,604
Corporate	204	244	414	479
Total consolidated amortization and depreciation	$14,794	$13,023	$29,560	$25,645
	For the Three Months Ended		For The Six Months Ended
Adjusted EBITDA Reconciliation:	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Telecom adjusted EBITDA	$17,031	$11,202	$21,843	$16,016
Renewables and Recovery Logistics adjusted EBITDA	(601)	1,141	4,708	4,019
Corporate adjusted EBITDA	(6,276)	(4,720)	(12,366)	(8,649)
Total adjusted EBITDA continuing operations	$10,154	$7,623	$14,185	$11,386
Total adjusted EBITDA – discontinuing operations	—	(1,212)	—	(2,075)
Total adjusted EBITDA	$10,154	$6,411	$14,185	$9,311
Less:
Management fees	—	(124)	(126)	(622)
Transaction expenses	(1,320)	(903)	(10,588)	(1,452)
Share based compensation	(1,114)	—	(7,825)	—
Depreciation and amortization	(14,794)	(13,023)	(29,560)	(25,645)
Interest expense	(13,085)	(11,227)	(25,428)	(21,138)
Loss on extinguishment of convertible notes	—	(2,436)	—	(2,436)
Integration, public company readiness and close out costs	(5,490)	—	(6,854)	—
Net loss from continuing operations	$(25,649)	$(20,090)	$(66,196)	$(39,907)
Net loss from discontinued operations	—	(1,740)	—	(3,129)
Net loss	$(25,649)	$(21,830)	$(66,196)	$(43,036)
Revenue by Service Offerings
Revenue for each of the Company’s end-market services offerings is presented below:
	For the Three Months Ended		For The Six Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Telecom Wireless	$122,693	$91,673	$217,059	$175,646
Telecom Wireline	44,504	26,287	75,935	48,794
Telecom Power	7,976	—	14,843	—
Renewables	5,381	11,238	7,648	13,518
Recovery Logistics	3,668	1,411	16,898	11,764
Total	$184,222	$130,609	$332,383	$249,722
Significant Customers
Revenue concentration information for significant customers as a percentage of total consolidated revenue was as follows (in thousands):

	For the Three Months Ended				For The Six Months Ended
	July 2, 2022		July 3, 2021		July 2, 2022		July 3, 2021
Customers:	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
AT&T	$77,262	41.9%	$62,909	48.2%	$133,245	40.1%	$123,692	49.5%
T-Mobile	24,714	13.4%	19,231	14.7%	41,179	12.4%	36,552	14.6%
Verizon	29,793	16.2%	17,026	13.0%	52,643	15.8%	34,876	14.0%
Total	$131,769	71.5%	$99,166	75.9%	$227,067	68.3%	$195,120	78.1%
Note 16.   Commitments and Contingencies
Litigation:   From time to time, we are subject to certain legal proceedings and claims arising in the ordinary course of business. These matters are subject to many uncertainties, and it is possible that some of these matters ultimately could be decided, resolved or settled in a manner that could have an adverse effect on us. Although the resolution and amount of liability cannot be predicted with certainty, it is the opinion of management, based on information available at this time, that such legal proceedings and claims are not expected to have a material effect on the Company’s financial position, results of operations, and cash flows.
Operating leases:   The Company has entered into non-cancellable operating leases for various vehicles, equipment, office and warehouse facilities, which contain provisions for future rent increases or rent-free periods. The total amount of rental payments due over the lease terms is charged to rent expense on the straight-line method over the respective term of the lease. The leases expire at various dates through the year 2031. In addition, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Rent expense totaled $3,120 thousand and $6,234 thousand for the three and six months ended July 2, 2022, respectively, and totaled $2,475 thousand and $4,959 thousand for the three and six months ended July 3, 2021, respectively.
Note 17.   Related Party Transactions
On July 18, 2018, the Company entered into an Advisory Services Agreement with its majority member. The agreement requires quarterly advisory fees of $125 thousand paid at the beginning of each quarter. For the three months ended July 2, 2022 and July 3, 2021, the Company incurred $0 thousand and $124 thousand in advisory fees, respectively. The Company incurred $126 thousand and $622 thousand in advisory fees for the six months ended July 2, 2022 and July 3, 2021, respectively. Effective as of the date of the Business Combination, the advisory fees were suspended.
The Company has rental agreements for facilities, each of which are owned or partially owned directly or indirectly by various members of Company’s management. The Company incurred $253 thousand and $507 thousand in rental expenses for the three and six months ended July 2, 2022, respectively. The Company incurred $168 thousand and $336 thousand in rental expenses for the three and six months ended July 3, 2021, respectively.
Note 18.   Subsequent Events
The Company has evaluated all events that occurred through the date of this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Class A Common Stock being registered hereby.
Securities and Exchange Commission registration fee	$11,559
Accounting fees and expenses	$50,000
Legal fees and expenses	$100,000
Financial printing and miscellaneous expenses	$50,000
Total	$211,559
Item 14.   Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.
Our certificate of incorporation provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as amended. Our amended and restated bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
QualTek LLC, QualTek Wireline LLC, QualSat, LLC, AdvanTek Electrical Construction, LLC, QualTek Wireless LLC, Site Safe, LLC, QualTek Recovery Logistics LLC, QualTek Fulfillment LLC, QualTek Buyer, LLC, QualTek MidCo, LLC and QualTek Management, LLC are each organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of QualTek LLC, QualTek Wireline LLC, QualSat, LLC, AdvanTek Electrical Construction, LLC, QualTek Wireless LLC, Site Safe, LLC, QualTek Recovery Logistics LLC, QualTek Fulfillment LLC, QualTek Buyer, LLC, QualTek MidCo, LLC and QualTek Management, LLC provide for the indemnification of any member, manager or officer to the fullest extent permitted by the Delaware Limited Liability Company Act, except that neither entity will indemnify a member, manager or officer if the damage, loss or liability arises from such member, manager or officer’s fraud, gross negligence, willful misconduct, intentional and material breach of the respective entity’s limited liability company agreement or any other agreement between such member, manager or officer and the respective entity, or, in the case of a criminal matter, knowingly unlawful action.
QualTek Renewables LLC is organized under the laws of the State of Texas. The Texas Business Organizations Code, or TBOC, provides that a limited liability company shall have the power to indemnify members and managers, officers and other persons, pay in advance or reimburse expenses incurred by such persons and purchase and maintain liability insurance for such persons. The limited liability company agreement of QualTek Renewables LLC provides for the indemnification of its member, its manager or any officer to the fullest extent permitted by Section 8 of the TBOC, whether or not constituting negligence or gross negligence.
NX Utilities ULC is organized under the laws of the Province of British Columbia. The Business Corporations Act (British Columbia) provides that an unlimited liability company must indemnify a director, former director or alternate director, and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and may indemnify any other person. The incorporation agreement of NX Utilities ULC provides that it may purchase and maintain insurance for the benefit of any person who is or was a director, alternate director, officer, employee or agent of NX Utilities ULC against any liability incurred by him or her as such director, alternate director, officer, employee or agent, or person who holds or held such equivalent position.
Concurrent Group LLC is organized under the laws of the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act indemnifies members, managers, managing members, officers, employees, and agents subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement. A limited liability company may, and has the power to, but is not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses should not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee, or agent were material to the cause of action so adjudicated and constitute any of the following: (i) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (ii) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a manager or managing member, a circumstance under which the liability provisions of s. 608.426 are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.
The operating agreements of both of the Florida limited liability company registrants indemnify their officers and managers against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of the occurrence of the claims or causes of action in such suits, made or brought against them as officers or managers of the company, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties. Such indemnification extends to the payment of judgments against such officers and managers and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of the company or amounts paid in settlement to the company. Such indemnification also extends to the payment of counsel fees and expenses of such officers and managers in suits against them where successfully defended by them or where unsuccessfully defended, if there is no finding or judgment that the claim or action arose from the gross negligence or willful misconduct of such officers or managers. Such right of indemnification is not exclusive of any right to which such officer or manager may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and managers.
Item 15.   Recent Sales of Unregistered Securities.
The Company has not sold any securities within the past three years which were not registered under the Securities Act except as follows:
Private Placements in Connection with the ROCR IPO
Simultaneously with the closing of the ROCR IPO, ROCR consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000. These purchases took place on a private placement basis simultaneously with the consummation of the ROCR IPO. The Private Units are identical to the units sold as part of the public units in the ROCR IPO except that the (i) warrants included in the Private Units were non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees, and (ii) the Private Units could not be transferred prior to the close of a business combination (except on the same terms as the Founder Shares would be transferable). ROCR’s stockholders approved the issuance of the Private Units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination.

Because this offer and sale was made to existing stockholders, the sale does not involve a public offering and is being made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to the foregoing sales.
Pre-PIPE Investment
In connection with the Business Combination, accredited investors (each a “Pre-PIPE Investor”) purchased convertible notes of QualTek, as issuer (the “Notes Issuer”), in an aggregate principal amount of $44.4 million (the “Pre-PIPE Notes”) in a private placement, issuable pursuant to Note Purchase Agreements (the “Note Purchase Agreements”), among the Notes Issuer, ROCR and the Pre-PIPE Investors (the “Pre-PIPE Investment”). The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of accretive business targets.
Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre- PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.
Under the initial terms, the Pre-PIPE Notes were to automatically convert into Class A Common Stock at $8.00 per share upon consummation of the Business Combination. Pursuant to an amendment to the Notes Purchase Agreement and Amendment No. 1 to the Note, each effective as of January 14, 2022, the Pre-PIPE Notes, upon consummation of the Business Combination, the Pre-PIPE Notes were to automatically convert into Class A Common Stock at $6.40 per share, subject to certain adjustments.
Pursuant to an amendment to the Notes Purchase Agreement and Amendment No. 1 to the Note, each effective as of January 14, 2022, upon consummation of the Business Combination, the Pre-PIPE Notes would automatically convert into Class A Common Stock at $6.40 per share, subject to certain adjustments. However, the Note Purchase Agreements provide that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock. Accordingly, in connection with the close of the Business Combination, the Notes Purchase Agreement and the Note were further amended such that the Pre-PIPE Notes automatically converted into Common Units (along with a corresponding number of shares of Class B Common Stock). The number of Common Units and Class B Common Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $6.40, subject to certain adjustments.
The shares issued to such institutions and accredited investors in the Pre-PIPE Investment on the closing of the Business Combination were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.
PIPE Investment
In connection with the Business Combination, ROCR obtained commitments from certain accredited investors (each a “Subscriber”) to purchase shares of Class A Common Stock issued in connection with the closing of the Business Combination (the “PIPE Shares”), for an aggregate cash amount of $66.1 million initially at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”). Such commitments are being made by way of the subscription agreements, by and between each Subscriber and ROCR (collectively, the “Subscription Agreements”). The terms of the Subscription Agreements were amended on January 14, 2022, to adjust the cost basis of the per share price from $10.00 per share to $8.00 per share. Additionally, pursuant to the amendment, Subscribers could elect to participate in the Convertible Note Investment in lieu of purchasing shares of Class A Common Stock pursuant to the Subscription Agreements. A total of approximately $24.7 million of the PIPE Investment elected to invest in the Convertible Note Investment in lieu of the PIPE Investment. In connection with the amendment, QualTek, the Sponsor,

Craig-Hallum, Roth, ROCR’s officers and directors and certain affiliates of ROCR’s management waived (i) the right to purchase Convertible Notes in lieu of the PIPE Investment, and (i) the reduced per share price, and accordingly will continue to pay $10.00 per share pursuant to the Subscription Agreements. Such shares in the aggregate are equal to 2,001,500 shares. Following that certain amendment to the PIPE Investment, dated as of January 14, 2022, the aggregate number of shares to be issued pursuant to the Subscription Agreements is 4,676,500 shares of Class A Common Stock for gross proceeds of $41.4 million (or 7,145,000 shares of Class A Common Stock for gross proceeds of $66.1 million including the impact from Subscribers who elected to participate in the Convertible Note Investment in lieu of the PIPE Investment).
The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement. Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth Capital Partners, LLC and Craig-Hallum, aggregating $5,150,000.
The PIPE Investment is anticipated to close immediately prior to the Business Combination on the closing of the Business Combination. The shares issued to such institutions and accredited investors in the PIPE Investment on the closing of the Business Combination will be issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of June 16, 2021, by and among BCP QualTek
HoldCo, LLC, Roth CH Acquisition III Co., Roth CH III Blocker Merger Sub, LLC, BCP
QualTek Investors, LLC, Roth CH III Merger Sub, LLC and BCP QualTek, LLC
(incorporated by reference to Exhibit 2.1 of Roth CH Acquisition III Co.’s Current Report on
Form 8-K filed on June 16, 2021).
2.2†	Waiver and Consent Agreement, dated as of January 14, 2022, by and among Roth CH
Acquisition III Co., Roth CH III Blocker Merger Sub, LLC, BCP QualTek Investors, LLC,
Roth CH III Merger Sub, LLC, BCP QualTek HoldCo, LLC and BCP QualTek, LLC
(incorporated by reference to Exhibit 2.1 of Roth CH Acquisition III Co.’s Current Report on
Form 8-K filed on January 14, 2022).
3.1**
Second Amended and Restated Certificate of Incorporation of QualTek Services Inc.
(incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by QualTek
Services Inc. on February 16, 2022).

3.2**	Bylaws of QualTek Services Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
3.3**	Certificate of Formation of QualTek LLC (f/k/a QualTek USA, LLC), amended by the Certificate of Amendment dated December 18, 2019, changing the entity’s name to QualTek LLC.
3.4**	Fifteenth Amended and Restated Limited Liability Company Agreement of QualTek LLC, dated April 19, 2022.
3.5**	Certificate of Formation of QualTek Wireline LLC (f/k/a NX Utilities, LLC), amended by the Certificate of Amendment dated December 18, 2019, changing the entity’s name to QualTek Wireline LLC.
3.6**	Fourth Amended and Restated Limited Liability Company Agreement of QualTek Wireline LLC, dated April 19, 2022.
3.7**	Certificate of Formation of QualSat, LLC, dated August 15, 2013.
3.8**	Second Amended and Restated Limited Liability Company Agreement of QualSat, LLC, dated April 19, 2022.

Exhibit Number	Description
3.9**	Certificate of Formation of Advantek Electrical Construction, LLC, dated January 19, 2018.
3.10**	Second Amended and Restated Limited Liability Company Agreement of Advantek Electrical Construction, LLC, dated April 19, 2022.
3.11**	Certificate of Formation of QualTek Wireless LLC (f/k/a QualTek Acquisition, LLC and Velocitel, LLC), amended by the Certificate of Amendment dated December 18, 2019, changing the entity’s name to QualTek Wireless LLC, the Certificate of Merger of Vertical Limit Construction, LLC merging with and into QualTek Wireless LLC dated July 16, 2020, and the Certificate of Merger of Empire Telecom USA, LLC merging with and into QualTek Wireless LLC, dated July 23, 2020.
3.12**	Sixth Amended and Restated Limited Liability Company Agreement of QualTek Wireless LLC, dated April 19, 2022.
3.13**	Certificate of Formation of QualTek Recovery Logistics LLC (f/k/a ANS Acquisition, LLC), amended by the Certificate of Amendment dated January 4, 2018, changing the entity’s name to Site Safe, LLC.
3.14**	Second Amended and Restated Limited Liability Company Agreement of Site Safe, LLC, dated April 19, 2022.
3.15**	Certificate of Formation of QualTek Recovery Logistics LLC (f/k/a Recovery Logistics, LLC
and QualTek Recovery LLC), amended by the Certificate of Amendment dated December 18,
2019, changing the entity’s name to QualTek Recovery LLC and amended by the Certificate of
Amendment dated January 15, 2020, changing the entity’s name to QualTek Recovery
Logistics LLC.
3.16**	Second Amended and Restated Limited Liability Company Agreement of QualTek Recovery Logistics LLC, dated April 19, 2022.
3.17**	Certificate of Formation of QualTek Fulfillment LLC (f/k/a ACI USA, LLC), amended by the Certificate of Amendment dated December 18, 2019, changing the entity’s name to QualTek Fulfillment LLC.
3.18**	Second Amended and Restated Limited Liability Company Agreement of QualTek Fulfillment LLC, dated April 19, 2022.
3.19**	Certificate of Formation of QualTek Renewables LLC (f/k/a Fiber Network Solutions, LLC),
amended by the Certificate of Amendment dated June 15, 2021, changing the entity’s name to
QualTek Renewables LLC.
3.20**	Fourth Amended and Restated Limited Liability Company Agreement of QualTek Renewables LLC, dated April 19, 2022.
3.21**	Certificate of Formation of QualTek Buyer, LLC, dated May 15, 2018.
3.22**	Limited Liability Company Agreement of QualTek Buyer, LLC, dated May 15, 2018.
3.23**	Certificate of Formation of QualTek MidCo, LLC, dated June 26, 2014.
3.24**	Fourth Amended and Restated Limited Liability Company Agreement of QualTek MidCo, LLC, dated April 19, 2022.
3.25**	Certificate of Formation of QualTek Management LLC, dated June 26, 2014.
3.26**	Second Amended and Restated Limited Liability Company Agreement of QualTek Management, LLC, dated April 19, 2022.
3.27**	Certificate of Incorporation of NX Utilities LLC, dated July 3, 2018.
3.28**	Incorporation Agreement of NX Utilities ULC, dated June 29, 2018.
3.29**	Articles of Organization of Concurrent Group LLC, dated June 7, 2017.
3.30**	Sixth Amended and Restated Operating Agreement of Concurrent Group LLC, dated April 19, 2022.

Exhibit Number	Description
4.1**	Warrant Agreement, dated as of March 2, 2021, between Continental Stock Transfer & Trust Company and Roth CH Acquisition III Co. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Roth CH Acquisition III Co. on March 8, 2021).
4.2**	Indenture, dated as of February 14, 2022, by and among QualTek Services Inc., the Guarantors (as defined in the Indenture) party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
4.3**	Form of Convertible Notes (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
4.4**	First Supplemental Indenture, dated as of July 28, 2022, by and among QualTek Services Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee
(incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by
QualTek Services Inc. on August 8, 2022).
5.1**	Opinion of Kirkland & Ellis LLP.
5.2**	Opinion of Boughton Law Corporation.
5.3**	Opinion of K&L Gates LLP.
10.1**	Tax Receivable Agreement, dated as of February 14, 2022, by and among QualTek Services Inc., the TRA Holder Representative (as defined in the Tax Receivable Agreement) and the TRA Holders (as defined in the Tax Receivable Agreement) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
10.2**	Investor Rights Agreement, dated February 14, 2022, by and among QualTek Services Inc., the
Equityholder Representative, the Sponsor Representative, the Sponsors, the Sellers and the
Other Holders (each as defined in the Investor Rights Agreement) (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by QualTek Services Inc. on
February 16, 2022).
10.3**	Third Amended and Restated Limited Liability Company Agreement of QualTek HoldCo,
LLC, dated as of February 14, 2022, by and among QualTek Services Inc. and the Members
(as defined therein) set forth on Exhibit A thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
10.4**	QualTek Services Inc. 2022 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
10.5**	Form of Nonqualified Stock Option Agreement pursuant to the QualTek Services Inc. 2022
Long-Term Incentive Plan (incorporated by reference to Exhibit 10.7 to the Current Report on
Form 8-K filed by QualTek Services Inc. on February 16, 2022).
10.6**	QualTek Services Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
10.7**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
10.8*	ABL Credit and Guaranty Agreement, dated as of July 18, 2018, as amended by that Eighth
Amendment dated September 19, 2022, by and among QualTek Buyer, LLC, QualTek LLC, and certain of its subsidiaries, the lenders party thereto, and PNC Bank, National Association, as administrative and collateral agent (conformed copy through Eighth Amendment).

Exhibit Number	Description
10.9**	Term Credit and Guaranty Agreement, dated as of July 18, 2018, as amended by Amendment
No. 2, dated as of February 14, 2022, by and among QualTek Buyer, LLC, QualTek LLC, and certain of its subsidiaries, the lenders party thereto, and Citibank, N.A. as administrative and collateral agent (conformed copy through Amendment No. 2) (incorporated by reference to
Exhibit 10.2 to the Quarterly Report on Form 10-Q filed by QualTek Services Inc. on May 17,
2022).
14.1**	QualTek Services Inc. Code of Ethics (incorporated by reference to Exhibit 14.1 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
16.1**	Letter from Marcum LLP to Securities and Exchange Commission, dated February 16, 2022 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed by QualTek Services Inc. on February 16, 2022).
21.1**	List of subsidiaries of QualTek Services Inc. (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed by QualTek Services Inc. on April 15, 2022).
22.1**	List of Guarantor Subsidiaries.
23.1**	Consent of RSM US LLP.
23.2**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.3**	Consent of Boughton Law Corporation (included in Exhibit 5.2).
23.4**	Consent of K&L Gates LLP (included in Exhibit 5.3).
24.1**	Power of Attorney (included on the signature page).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee.
101.INS**	Inline XBRL Instance Document.
101.SCH**	Inline XBRL Taxonomy Extension Schema Document.
101.CAL**	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF**	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104**	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments).
107**	Filing fee table

*
Filed herewith.

**
Previously filed.

†
Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

Item 17.   Undertakings
The undersigned registrant, hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)
To include any registration statement required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the registration statement any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of registration statement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any “free writing prospectus” relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other “free writing prospectus” relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK SERVICES INC.
By:
/s/ Christopher S. Hisey

Name:   Christopher S. Hisey
Title:   Chief Executive Officer and Director
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Chief Executive Officer and Director (Principal Executive Officer)	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Accounting and Financial Officer)	October 3, 2022
* Andrew Weinberg	Chairman	October 3, 2022
* Matthew Allard	Director	October 3, 2022
* Maha Eltobgy	Director	October 3, 2022
* Daniel Lafond	Director	October 3, 2022
* Sam Totusek	Director	October 3, 2022
*By: /s/ Christopher Hisey Christopher Hisey Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK WIRELINE LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALSAT, LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
ADVANTEK ELECTRICAL CONSTRUCTION, LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK WIRELESS LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
SITE SAFE, LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK RECOVERY LOGISTICS LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK FULFILLMENT LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK RENEWABLES LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK BUYER, LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Chief Executive Officer (Principal Executive Officer)	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
NX UTILITIES ULC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Director	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK MIDCO, LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
QUALTEK MANAGEMENT, LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following person on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on the 3rd day of October, 2022.
CONCURRENT GROUP LLC
By:
/s/ Adam Spittler

Name: Adam Spittler
Title:  Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement, has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
Signature	Position	Date
/s/ Christopher S. Hisey Christopher S. Hisey	Manager	October 3, 2022
/s/ Adam Spittler Adam Spittler	Chief Financial Officer (Principal Executive, Accounting and Financial Officer)	October 3, 2022